Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO

ABL CREDIT AGREEMENT

FIRST AMENDMENT (this “Amendment”), dated as of August 11, 2016, among Veritiv Operating Company (formerly known as Unisource Worldwide, Inc. (as survivor of the Subsidiary Merger)) (“Veritiv” or “Parent Borrower”), Unisource Canada, Inc. (“Canadian Borrower”, and together with Parent Borrower, “Borrowers”), Veritiv Corporation (“Holding”), certain subsidiaries of Parent Borrower (“Subsidiaries”, and together with Holding and Borrowers, “Loan Parties”), the several banks and other financial institutions party hereto as Lenders, Bank of America, N.A., as administrative agent and as collateral agent for Lenders (in such capacities, respectively, “Administrative Agent” and “ABL Collateral Agent”, and collectively, “Agents”), as a U.S. facility issuing lender (“U.S. Facility Issuing Lender”) and as U.S. swing line lender (“U.S. Swing Line Lender”), and Bank of America, N.A. (acting through its Canada branch), as a Canadian facility issuing lender (“Canadian Facility Issuing Lender” and, collectively with U.S. Facility Issuing Lender, “Issuing Lenders”) and as Canadian swing line lender (“Canadian Swing Line Lender”), and the other parties hereto, to the ABL CREDIT AGREEMENT dated as of July 1, 2014 (the “Original Closing Date”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Veritiv, Holding, the other borrowers from time to time party thereto, the Lenders from time to time party thereto, Administrative Agent, ABL Collateral Agent, and the other parties thereto.  Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Veritiv has requested that the Credit Agreement be amended in order to (a) extend the Maturity Date under and as defined therein to a date that is five (5) years after the Effective Date (as defined below) and (b) effect certain other amendments to the Credit Agreement as set forth herein.

WHEREAS, Agents, Issuing Lenders and the Lenders party hereto are willing to enter into this Amendment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Holding, the other Loan Parties, the Lenders, Agents and Issuing Lenders hereby agree as follows:

ARTICLE I

AMENDMENT

Section 1.1                                    Amendments to the Credit Agreement.  Effective as of the Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit I hereto.

Section 1.2                                    Amendments to Schedule A to the Credit Agreement. Effective as of the Effective Date, Schedule A to the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit II hereto.

Section 1.3                                    Amendments to Exhibits to the Credit Agreement. Effective as of the Effective Date (i) Exhibit A to the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit III hereto, (ii) Exhibit H to the Credit Agreement is hereby deleted, and Exhibits H-1 and H-2 are hereby inserted in lieu thereof as set forth in Exhibits IV and V hereto, (iii) Exhibit I-2 to the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit VI hereto and (iv) Exhibit I-3 to the Credit Agreement is hereby inserted as set forth in Exhibit VII hereto.

Section 1.4                                    Amendments to U.S. Guarantee and Collateral Agreement. Effective as of the Effective Date, Section 1.1(b) of the U.S. Guarantee and Collateral Agreement is hereby amended by deleting the words “Swing Line Lender” appearing in the definition of “Lender Secured Parties” therein and inserting the words “Swing Line Lenders” in lieu thereof.

Section 1.5                                    Amendments to Canadian Guarantee and Collateral Agreement. Effective as of the Effective Date, Section 1.1(b) of the Canadian Guarantee and Collateral Agreement Agreement is hereby amended by adding the words “, the Canadian Swing Line Lender” after the words “Canadian Facility Lenders” appearing in the definition of “Lender Secured Parties”.

ARTICLE II

CONDITIONS PRECEDENT TO EFFECTIVENESS

This Amendment shall become effective (the “Effective Date”) on the date each of the following conditions precedent have been satisfied:

Section 2.1                                    Amendment. Each Loan Party, all Lenders listed on Exhibit II hereto, each Issuing Lender and each Agent shall have each delivered a duly executed counterpart of this Amendment to Administrative Agent.

Section 2.2                                    Absence of Default. No Default or Event of Default shall exist on the Effective Date.

Section 2.3                                    Representations and Warranties. The representations and warranties of each Loan Party in the Loan Documents shall be true and correct in all material respects on and as of the Effective Date (although any representations and warranties that expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or the respective period, as the case may be).

Section 2.4                                    Fees and Expenses. The Agents and the Lenders shall have received (i) all fees and expenses that are required to be paid or delivered by the Parent Borrower to them on or prior to the Effective Date in accordance with the terms of any Loan Document and for which invoices have been provided to the Parent Borrower at least three Business Days prior to the Effective Date and (ii) all other amounts due and payable on the Effective Date pursuant to the Engagement Letter, dated as of July 12, 2016 among Veritiv, Holdings, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in each case, which fees and expenses may be offset against the proceeds of the Facilities.

Section 2.5                                    Other Documents. The Agents shall have received the following, each of which shall be originals or pdf copies or other electronic transmission unless otherwise specified, each in form and substance reasonably satisfactory to the Agents:

(a)                       Such certificates of good standing from the applicable Governmental Authority of the jurisdiction of organization (and, solely in respect of the Canadian Borrower, a certificate

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of good standing from the applicable Governmental Authority of the jurisdiction of its chief executive office) of each Loan Party;

(b)                       Secretary’s certificates of each Loan Party, with appropriate insertions and attachments of resolutions or other corporate action, evidence of incumbency and the signature of authorized signatories and organizational documents, executed by a Responsible Officer and the Secretary or any Assistant Secretary or other authorized representative of such Loan Party;

(c)                        PPSA financing change statements as the Agents may reasonably require; and

(d)                       Legal opinions (addressed to the Agents and the Lenders and dated the Effective Date) of Sidley Austin LLP, special counsel to the Loan Parties, and McMillan LLP, special Canadian counsel to the Loan Parties; and reporting letters for the following provinces by the following firms: Manitoba (Filmore Riley LLP), Saskatchewan (McDougall Gauley LLP), and New Brunswick, Newfoundland and Labrador, Nova Scotia (Steward McKelvey); and each Loan Party hereby requests each such counsel to deliver such opinions and reporting letters.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1                                    Representations and Warranties.  To induce each Agent, Issuing Lender and Lender party hereto to enter into this Amendment, the Parent Borrower hereby represents and warrants, on the Effective Date, after giving effect to this Amendment, to the Administrative Agent and each Lender that:

(a)                       Power and Authority. Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform its obligations under this Amendment and the Credit Agreement as amended hereby, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of its obligations under this Amendment and the Credit Agreement as amended hereby.  This Amendment has been duly executed and delivered by each Loan Party. The execution, delivery and performance of this Amendment by the Loan Parties will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect.

(b)                       Enforceability. This Amendment, and the Credit Agreement as amended hereby, constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)                        Governmental Authorization. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except for (i) consents, authorizations, notices and filings that have been obtained or made prior to or on the Effective Date and (ii) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.

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ARTICLE IV

REAFFIRMATION AND CONSENT

Section 4.1                                    Reaffirmation and Consent.

(a)                       Reaffirmation of the Loan Documents.  Each Loan Party hereby consents to the execution, delivery and performance of this Amendment, the Credit Agreement (as amended hereby) and all of the other Loan Documents (if any) to be executed in connection herewith.

(b)                       Reaffirmation of Obligations and Liabilities.  Each Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment on the Effective Date, all of its respective obligations and liabilities under the Credit Agreement (as amended hereby), each of the Security Documents and the other Loan Documents (in each case to which such Loan Party is a party) are reaffirmed, and remain in full force and effect on a continuous basis.

(c)                        Reaffirmation of Liens.  As of the Effective Date, each Loan Party reaffirms each Lien it granted in favor of any Agent for the benefit of the Secured Parties pursuant to the Security Documents, which such Liens shall continue to secure and constitute a security interest for (i) in the case of any Lien granted pursuant to any U.S. Security Document, the Obligations (as defined in such U.S. Security Document) of such Loan Party, and (ii) in the case of any Lien granted pursuant to any Canadian Security Document, the Borrower Obligations or Obligations (as defined in such Canadian Security Document, as the case may be) of such Loan Party, in each case, on and subject to the terms and conditions set forth in the applicable Security Documents.

(d)                       Grant of U.S. Security. Each U.S. Grantor (as defined in the U.S. Guarantee and Collateral Agreement) (other than Holding) hereby grants, subject to existing licenses to use the Copyrights, Patents, Trademarks and Trade Secrets (each as defined in the U.S. Guarantee and Collateral Agreement) granted by such U.S. Grantor in the ordinary course of business, to the ABL Collateral Agent, for the benefit of the Secured Parties (as defined in the U.S. Guarantee and Collateral Agreement), a security interest in all of the Collateral (as defined in the U.S. Guarantee and Collateral Agreement) of such U.S. Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity (as extended by this Amendment), by acceleration or otherwise) of the Obligations (as defined in the U.S. Guarantee and Collateral Agreement) of such U.S. Grantor, except as provided in Section 3.3 of the U.S. Guarantee and Collateral Agreement.

(e)                        Pledged U.S. Collateral. Each U.S. Granting Party (as defined in the U.S. Guarantee and Collateral Agreement) that is a U.S. Pledgor (as defined in the U.S. Guarantee and Collateral Agreement) hereby grants to the ABL Collateral Agent, for the benefit of the Secured Parties (as defined in the U.S. Guarantee and Collateral Agreement), a security interest in all of the Pledged Collateral (as defined in the U.S. Guarantee and Collateral Agreement) of such U.S. Pledgor now owned or at any time hereafter acquired by such U.S. Pledgor, including any Proceeds thereof, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity (as extended by this Amendment), by acceleration or otherwise) of the Obligations (as defined in the U.S. Guarantee and Collateral Agreement) of such U.S. Pledgor, except as provided in subsection 3.3 of the U.S. Guarantee and Collateral Agreement.

(f)                         Intercreditor Relations.  The ABL Collateral Agent acknowledges and agrees that the relative priority of the Liens granted to the ABL Collateral Agent, the Administrative Agent, any Cash Flow Agent (as defined in the U.S. Guarantee and Collateral Agreement) and any Additional Agent (as defined in the U.S. Guarantee and Collateral Agreement) shall be determined solely

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pursuant to the applicable Intercreditor Agreements, and not by priority as a matter of law or otherwise.  Notwithstanding anything herein to the contrary, the Liens and security interest reaffirmed and granted to the ABL Collateral Agent pursuant to this Amendment, the obligations of the U.S. Grantors (including with respect to delivery of any Security Collateral (as defined in the U.S. Guarantee and Collateral Agreement)) and the exercise of any right or remedy by the ABL Collateral Agent hereunder are subject to the provisions of the applicable Intercreditor Agreements.  In the event of any conflict between the terms of any Intercreditor Agreement and this Amendment, the terms of such Intercreditor Agreement shall govern and control as among (i) the ABL Collateral Agent, any Cash Flow Agent and any Additional Agent, in the case of the Base Intercreditor Agreement (as defined in the U.S. Guarantee and Collateral Agreement), and (ii) the ABL Collateral Agent and any other secured creditor (or agent therefor) party thereto, in the case of any Other Intercreditor Agreement.  In the event of any such conflict, each U.S. Grantor may act (or omit to act) in accordance with such Intercreditor Agreement, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

ARTICLE V

MISCELLANEOUS

Section 5.1                                    FATCA. For purposes of determining withholding taxes imposed under FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 5.2                                    Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Agent or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which are ratified and affirmed in all respects, as amended hereby, and shall continue in full force and effect, as amended hereby, except that, on and after the effectiveness of this Amendment, each reference to the Credit Agreement in the Loan Documents shall mean and be a reference to the Credit Agreement as amended by this Amendment. Each Guarantor hereby confirms that it has reviewed this Amendment and hereby expressly consents to this Amendment and the transactions contemplated hereby and ratifies and affirms all of its obligations under the Loan Documents, including, without limitation, the guaranty in Section 2.1 of each of the U.S. Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement, as applicable. Except as expressly set forth herein, nothing herein shall be deemed to entitle Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

Section 5.3                                    Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement, except that (i) other than in accordance with subsection 8.3 of the Credit Agreement, the Loan Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with subsections 4.13(d), 4.17(c), 11.1(f) or 11.6 of the Credit Agreement, as applicable.

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Section 5.4                                    Headings. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Amendment.

Section 5.5                                    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.6                                    Counterparts. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts (including by telecopy or other electronic transmission and each of which shall be effective as delivery of a manually executed counterpart), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 5.7                                    GOVERNING LAW; CONSENT TO FORUM; WAIVER.

(a)                       GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)                       Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(i)                           submits for itself and its property in any legal action or proceeding relating to this Amendment and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii)                        consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(iii)                     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable parties, at the address specified the Loan Documents; and

(iv)                    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

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(c)                        Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 5.8                                    Commitments. On and as of the Effective Date, (i) the Commitment of each Lender that is not a party to this Amendment shall terminate, and each such Lender shall cease to be a Lender under the Credit Agreement (as amended by this Amendment) for all purposes and (ii) the remaining Commitments under the Credit Agreement (as in effect immediately prior to this Amendment) shall be adjusted as necessary such that, on and as of the Effective Date, the Commitments under the Credit Agreement (as amended by this Amendment) shall be as set forth on Exhibit II hereto.  Each of the Lenders party hereto that is a Lender immediately prior to the Effective Date hereby waives advance notice of any termination or reduction of Commitments and prepayment of Loans under the Credit Agreement (as in effect prior to the Effective Date), provided that notice thereof is provided on the Effective Date.

[Remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

VERITIV OPERATING COMPANY

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Senior V.P. and Chief Financial Officer

UNISOURCE CANADA, INC.

By:	/s/ Mark W. Hianik
Name:	Mark. W. Hianik
Title:	Senior V.P., General Counsel and Corp. Sec.

OTHER LOAN PARTIES:

VERITIV CORPORATION

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Senior V.P. and Chief Financial Officer

ALCO REALTY, INC.

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Senior V.P. and Chief Financial Officer

GRAPH COMM HOLDINGS INTERNATIONAL, INC.

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Senior V.P. and Chief Financial Officer

GRAPHIC COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Senior V.P. and Chief Financial Officer

PAPER CORPORATION OF NORTH AMERICA

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Senior V.P. and Chief Financial Officer

UNISOURCE INTERNATIONAL HOLDINGS POLAND, INC.

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Senior V.P. and Chief Financial Officer

UNISOURCE INTERNATIONAL HOLDINGS, INC.

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Senior V.P. and Chief Financial Officer

XPEDX INTERNATIONAL INC.

By:	/s/ Andrew Magley
Name:	Andrew Magley
Title:	Treasurer

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Administrative Agent, ABL Collateral Agent, U.S. Swing Line Lender, U.S. Facility Issuing Lender and a U.S. Facility Lender

By:	/s/ William J. Wilson
	Name:	William J. Wilson
	Title:	Senior Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch),
as Canadian Facility Issuing Lender, Canadian Swing Line Lender and a Canadian Facility Lender

By:	/s/ Sylwia Durkiewicz
	Name:	Sylwia Durkiewicz
	Title:	Vice President

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Tony Leadbetter
		Name:	Tony Leadbetter
		Title:	Duly Authorized Signatory

LENDER:	WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA

	By:	/s/ Carmela Massari
		Name:	Carmela Massari
		Title:	SVP, Portfolio Manager

LENDER:	SUNTRUST BANK

	By:	/s/ Earl Garris
		Name:	Earl Garris
		Title:	Director

LENDER:	REGIONS BANK

	By:	/s/ Stuart A. Hall
		Name:	Stuart A. Hall
		Title:	Senior Vice President

LENDER:	U.S. Bank National Association

	By:	/s/ Deborah Saffie
		Name:	Deborah Saffie
		Title:	Vice President

LENDER:	Bank of Montreal, Chicago
(as a Tranche A U.S. Facility Lender)

	By:	/s/ Kara Goodwin
		Name:	Kara Goodwin
		Title:	Managing Director

LENDER:	Bank of Montreal
(as a Tranche A Canadian Facility Lender)

	By:	/s/ Helen Alvarez
		Name:	Helen Alvarez
		Title:	Director

NYCB SPECIALTY FINANCE COMPANY, LLC, a
Wholly owned subsidiary of New York Community
Bank

By:	/s/ Tara Wrobel
	Name:	Tara Wrobel
	Title:	First Vice President

LENDER:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Gordon Wilkins
		Name:	Gordon Wilkins
		Title:	Vice President

LENDER:	CITIZENS BUSINESS CAPITAL, as a division of
Citizens Asset Finance, Inc.

	By:	/s/ David Slattery
		Name:	David Slattery
		Title:	Vice President

LENDER:	TD Bank, N.A.

	By:	/s/ Jeffrey Saperstein
		Name:	Jeffrey Saperstein
		Title:	Vice President

LENDER:	THE TORONTO-DOMINION BANK

	By:	/s/ Sean Noonan
		Name:	Sean Noonan
		Title:	Director Asset Finance

	By:	/s/ Francois Bienvenue
		Name:	Francois Bienvenue
		Title:	Senior Analyst

LENDER:	The Huntington National Bank

	By:	/s/ Dennis Hatvany
		Name:	Dennis Hatvany
		Title:	Senior Vice President

LENDER:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ Bradley B. Sands
		Name:	Bradley B. Sands
		Title:	Assistant Vice President

LENDER:	City National Bank

	By:	/s/ Todd Nakamoto
		Name:	Todd Nakamoto
		Title:	Vice President

LENDER:	COMPASS BANK

	By:	/s/ Jason Nichols
		Name:	Jason Nichols
		Title:	Senior Vice President

LENDER:	FirstMerit Bank, N.A.

	By:	/s/ Lynn Alan Gruber
		Name:	Lynn Alan Gruber
		Title:	Vice President

LENDER:	Synovus Bank

	By:	/s/ Matthew McKee
		Name:	Matthew McKee
		Title:	Corporate Banker

EXECUTION VERSION

$1,400,000,000

ABL CREDIT AGREEMENT

among

VERITIV CORPORATION,

as Holding,

XPEDX INTERMEDIATE, LLC,

(which on the Effective Date shall be merged with and into Unisource Worldwide, Inc.,

with Unisource Worldwide, Inc. surviving such merger),

as the Parent Borrower,

THE OTHER BORROWERS

FROM TIME TO TIME PARTY HERETO,

THE SEVERAL LENDERS

FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent and ABL Collateral Agent,

WELLS FARGO BANK, N.A.

and

SUNTRUST BANK,

as Co-Syndication Agents,

HSBC BANK USA, NATIONAL ASSOCIATION,

REGIONS BANK,

RBS CITIZENS BUSINESS CAPITAL,

U.S. BANK NATIONAL ASSOCIATION,

UNION BANK, N.A.,

BANK OF MONTREAL

and

NYCB SPECIALTY FINANCE COMPANY, LLC, A WHOLLY-OWNED SUBSIDIARY OF NEW YORK COMMUNITY BANK

as Co-Documentation Agents,

BANK OF AMERICA, N.A.,

as Issuing Lender,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

WELLS FARGO BANK, N.A.

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arrangers

and Joint Bookrunners

and

HSBC BANK USA, NATIONAL ASSOCIATION,

REGIONS BUSINESS CAPITAL, A DIVISION OF REGIONS BANK

and

RBS CITIZENS, NA,

as Joint Bookrunners

Dated as of July 1, 2014

as amended by the First Amendment as of August 11, 2016

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS	2
1.1	Defined Terms	2
1.2	Other Definitional Provisions	~~86~~88
1.3	Accounting Terms	~~88~~90
1.4	Exchange Rates; Currency Equivalents; Borrowing Base	~~89~~91

SECTION 2.	AMOUNT AND TERMS OF COMMITMENTS	~~90~~92
2.1	Commitments	~~90~~92
2.2	Procedure for Revolving Credit Borrowing	~~95~~98
2.3	Termination or Reduction of Commitments	~~96~~99
2.4	Swing Line Commitments	~~99~~102
2.5	Record of Loans	~~103~~108
2.6	Incremental Facility	~~104~~110
2.7	Extension Amendments	~~109~~115

SECTION 3.	LETTERS OF CREDIT	~~113~~119
3.1	L/C Commitment	~~113~~119
3.2	Procedure for Issuance of Letters of Credit	~~115~~121
3.3	Fees, Commissions and Other Charges	~~116~~122
3.4	L/C Participations	~~117~~123
3.5	Reimbursement Obligation of the Borrowers	~~118~~124
3.6	Obligations Absolute	~~119~~125
3.7	Letter of Credit Payments	~~120~~126
3.8	Letter of Credit Request	~~120~~126
3.9	Additional Issuing Lenders	~~120~~126
3.10	Replacement of Issuing Lender	~~121~~127

SECTION 4.	GENERAL PROVISIONS	~~121~~127
4.1	Interest Rates and Payment Dates	~~121~~127
4.2	Conversion and Continuation Options	~~123~~129
4.3	Minimum Amounts of Sets	~~124~~130
4.4	Prepayments	~~124~~130
4.5	Administrative Agent’s Fees; Other Fees	~~128~~134
4.6	Computation of Interest and Fees	~~129~~135
4.7	Inability to Determine Interest Rate	~~129~~135
4.8	Pro Rata Treatment and Payments	~~130~~136
4.9	Illegality	~~132~~138
4.10	Requirements of Law	~~133~~139
4.11	Taxes	~~136~~142
4.12	Indemnity	~~139~~145
4.13	Certain Rules Relating to the Payment of Additional Amounts	~~140~~146
4.14	Controls on Prepayment if Aggregate Outstanding Revolving Credit Exceeds Aggregate Commitments	~~142~~148

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4.15	Canadian Facility Lenders	~~142~~148
4.16	Cash Receipts	~~143~~149
4.17	Defaulting Lenders	~~148~~154

SECTION 5.	REPRESENTATIONS AND WARRANTIES	~~151~~157
5.1	Financial Condition	~~151~~157
5.2	Solvent; No Material Adverse Effect	~~152~~158
5.3	Corporate Existence; Compliance with Law	~~152~~158
5.4	Corporate Power; Authorization; Enforceable Obligations	~~152~~158
5.5	No Legal Bar	~~153~~159
5.6	No Material Litigation	~~153~~159
5.7	No Default	~~153~~160
5.8	Ownership of Property	~~154~~160
5.9	Intellectual Property	~~154~~160
5.10	Taxes	~~154~~160
5.11	Federal Regulations	~~154~~160
5.12	ERISA; Canadian Pension Plans	~~154~~160
5.13	Collateral	~~156~~162
5.14	Investment Company Act	~~156~~163
5.15	Subsidiaries	~~157~~163
5.16	Purpose of Loans	~~157~~163
5.17	Environmental Matters	~~157~~163
5.18	No Material Misstatements	~~158~~164
5.19	Anti-Terrorism	~~158~~164
5.20	Eligibility	~~158~~164

SECTION 6.	CONDITIONS PRECEDENT	~~159~~165
6.1	Conditions to Effectiveness and Initial Extension of Credit	~~159~~165
6.2	Conditions Precedent to Each Other Extension of Credit and Letter of Credit Issuance	~~163~~169

SECTION 7.	AFFIRMATIVE COVENANTS	~~164~~170
7.1	Financial Statements	~~164~~170
7.2	Certificates; Other Information	~~166~~172
7.3	Payment of Taxes	~~168~~174
7.4	Maintenance of Existence	~~168~~174
7.5	Maintenance of Property; Insurance	~~168~~174
7.6	Inspection of Property; Discussions	~~170~~176
7.7	Notices	~~170~~177
7.8	Compliance with Environmental Laws	~~172~~178
7.9	After-Acquired Real Property and Fixtures; Addition of Subsidiaries	~~172~~178
7.10	Maintenance of New York Process Agent	~~176~~182
7.11	Post-Closing Security Perfection	~~176~~182

SECTION 8.	NEGATIVE COVENANTS	~~176~~182

8.1	Limitation on Indebtedness	~~176~~182
8.2	Limitation on Liens	~~183~~189
8.3	Limitation on Fundamental Changes	~~186~~192
8.4	[Reserved	~~187~~193
8.5	Limitation on Dividends, Acquisitions and Other Restricted Payments	~~187~~193
8.6	Limitation on Transactions with Affiliates	~~192~~198
8.7	Limitations on Changes in Nature of Business	~~194~~200
8.8	Limitations on Negative Pledge Clauses	~~194~~201
8.9	Minimum Consolidated Fixed Charge Coverage Ratio Covenant	~~197~~203
8.10	Passive Holding Company Status	~~197~~203
8.11	Canadian Pension Plans	~~198~~205

SECTION 9.	EVENTS OF DEFAULT	~~199~~205

SECTION 10.	THE AGENTS AND THE OTHER REPRESENTATIVES	~~204~~210
10.1	Appointment	~~204~~210
10.2	Delegation of Duties	~~205~~211
10.3	Exculpatory Provisions	~~205~~211
10.4	Reliance by the Administrative Agent	~~206~~212
10.5	Notice of Default	~~206~~212
10.6	Acknowledgement and Representations by Lenders	~~206~~213
10.7	Indemnification	~~207~~213
10.8	The Agents and Other Representatives in Their Individual Capacity	~~208~~214
10.9	Right to Request and Act on Instructions	~~208~~214
10.10	Successor Agent	~~211~~217
10.11	Other Representatives	~~212~~218
10.12	Swing Line Lender	~~212~~218
10.13	Withholding Tax	~~212~~218
10.14	Approved Electronic Communications	~~212~~219
10.15	Appointment of Borrower Representative	~~213~~219
10.16	Reports	~~213~~219
10.17	Application of Proceeds	~~214~~220
10.18	Bank Product Providers	~~216~~222

SECTION 11.	MISCELLANEOUS	~~217~~223
11.1	Amendments and Waivers	~~217~~223
11.2	Notices	~~222~~228
11.3	No Waiver; Cumulative Remedies	~~224~~230
11.4	Survival of Representations and Warranties	~~224~~230
11.5	Payment of Expenses and Taxes	~~224~~230
11.6	Successors and Assigns; Participations and Assignments	~~226~~232
11.7	Adjustments; Set-off; Calculations; Computations	~~232~~238
11.8	Judgment	~~233~~239
11.9	Counterparts	~~234~~240
11.10	Severability	~~234~~240

11.11	Integration	~~234~~240
11.12	GOVERNING LAW	~~234~~240
11.13	Submission to Jurisdiction; Waivers	~~234~~241
11.14	Acknowledgements	~~236~~242
11.15	WAIVER OF JURY TRIAL	~~236~~242
11.16	Confidentiality	~~236~~242
11.17	Incremental Indebtedness; Additional Obligations	~~238~~244
11.18	USA Patriot Act Notice	~~238~~244
11.19	Joint and Several Liability; Postponement of Subrogation	~~238~~244
11.20	Language	~~239~~245
11.21	Canadian Anti-Money Laundering Legislation	~~239~~245
11.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	246

SCHEDULES

A	Commitments and Addresses
1.1C	Credit Card Issuers and Processors
1.1E	Existing Letters of Credit
1.1P	Investments
1.1T	Transaction Agreements
4.16	DDAs
5.4	Consents Required
5.6	Litigation
5.8	Mortgaged Properties
5.12	Canadian Pension Plans
5.15	Subsidiaries
5.17	Environmental Matters
7.2	Website Address for Electronic Reporting
7.11	Security Perfection
8.1	Indebtedness
8.2	Liens
8.6	Affiliate Transactions
8.10	Holding Agreements

EXHIBITS

A	Form of Assignment and Acceptance
B	Form of Joinder Agreement
C	Form of U.S. Guarantee and Collateral Agreement
D-1	Form of Canadian Guarantee and Collateral Agreement
D-2	Form of Quebec Security Documents
E	Form of Base Intercreditor Agreement
F-1	Form of Borrowing Request
F-2	Form of Letter of Credit Request
G	Form of Mortgage
~~H~~H-1	Form of U.S. Swing Line Loan Participation Certificate
H-2	Form of Canadian Swing Line Loan Participation Certificate
I-1	Form of Revolving Note
I-2	Form of U.S. Swing Line Note
I-3	Form of Canadian Swing Line Note
J	Form of U.S. Tax Compliance Certificate
K	Form of Solvency Certificate
L	Form of Officer’s Certificate
M	Form of Secretary’s Certificate
N	Form of Borrowing Base Certificate
O	Form of Lender Joinder Agreement
P	Form of Collateral Access Agreement

v

ABL CREDIT AGREEMENT, dated as of July 1, 2014, among Veritiv Corporation, a Delaware corporation (as further defined in subsection 1.1, “Holding”), xpedx Intermediate, LLC, a Delaware limited liability company (as further defined in subsection 1.1, the “Parent Borrower”), xpedx, LLC, a New York limited liability company and a direct, wholly-owned Subsidiary of International Paper (the “OpCo Borrower”), and each Subsidiary Borrower (as defined in subsection 1.1) from time to time party hereto (together with the Parent Borrower, the OpCo Borrower and the Canadian Borrower (as defined in subsection 1.1), being collectively referred to herein as the “Borrowers” and each being individually referred to as a “Borrower”), the several banks and other financial institutions from time to time party hereto (as further defined in subsection 1.1, the “Lenders”), Bank of America, N.A., as administrative agent and collateral agent for the Lenders hereunder (in such capacities, respectively, the “Administrative Agent” and the “ABL Collateral Agent”), Bank of America, N.A., as a U.S. facility issuing lender and Bank of America, N.A. (acting through its Canada branch), as a Canadian facility issuing lender (in such capacities, respectively, and as further defined in subsection 1.1, a “U.S. Facility Issuing Lender” and a “Canadian Facility Issuing Lender”), Wells Fargo Bank, N.A. and SunTrust Bank, as co-syndication agents, and the institutions set forth on the cover page hereto, as co-documentation agents.

The parties hereto hereby agree as follows:

W I T N E S S E T H:

WHEREAS, each of International Paper Company, a New York corporation (“International Paper”), Veritiv Corporation (formerly known as xpedx Holding Company), a Delaware corporation and a direct, wholly-owned Subsidiary of International Paper (together with any successor in interest thereto, “Spinco”), the Parent Borrower, the OpCo Borrower, UWW Holdings, LLC, a Delaware limited liability company (together with any successor in interest thereto, the “Holding Parent”), UWW Holdings, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of the Holding Parent (together with any successor in interest thereto, “UWWH”), and Unisource Worldwide, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of UWWH (together with any successor in interest thereto, “Unisource”) has entered into that certain Agreement and Plan of Merger, dated as of January 28, 2014 (the “Merger Agreement”), pursuant to which each party has agreed to enter into the Transactions as set forth therein;

WHEREAS, each of International Paper, Spinco, UWWH and the Holding Parent has entered into that certain Contribution and Distribution Agreement, dated as of January 28, 2014 (the “Contribution Agreement”), pursuant to which International Paper will contribute certain assets relating to the xpedx business to Spinco and Spinco will make certain payments to International Paper;

WHEREAS, to finance the payments under the Contribution Agreement, to refinance certain indebtedness of Unisource and for working capital and other general corporate purposes, the parties hereto have requested the Lenders (a) to extend credit in the form of Revolving Credit Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $1,400,000,000 and (b) to issue and participate in the Letters of Credit provided for herein to each of the Borrowers hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.                            DEFINITIONS.

1.1                               Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“10% Trigger”:  an amount equal to the greater of (i) 10% of the Maximum Borrowing Amount and (ii) $90,000,000.

“15% Trigger”:  an amount equal to the greater of (i) 15% of the Maximum Borrowing Amount and (ii) $135,000,000.

“ABL Collateral Agent”:  as defined in the preamble hereto and shall include any successor to the ABL Collateral Agent appointed pursuant to subsection 10.10.

“ABL Commitments”:  at any time, the sum of the U.S. Facility Commitments and the Canadian Facility Commitments, in each case at such time.  The original aggregate ABL Commitment amount is $1,400,000,000.

“ABL Facility”:  the collective reference to the Commitments and the Loans made hereunder, this Agreement, any Loan Documents, any notes and letters of credit issued pursuant hereto and any guarantee and collateral agreements, pledge agreements, intellectual property security agreements, mortgages, letter of credit applications and other guarantees, security agreements, deeds of hypothec and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under this Agreement or one or more other credit agreements, indentures or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not an ABL Facility hereunder).  Without limiting the generality of the foregoing, the term “ABL Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Parent Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“ABL Priority Collateral”:  as defined in the Base Intercreditor Agreement.

“ABR”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.0%) equal to the greatest of (a) the Prime Rate for such day, (b) the Federal Funds Effective

Rate for such day plus 0.50% or (c) the Eurocurrency Rate for a 30-day interest period as of such day, plus 1.0%.  “Prime Rate” shall mean the rate of interest announced by Bank of America, N.A. from time to time as its prime rate.  Such rate is set by Bank of America, N.A. on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate publicly announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the announcement.

“ABR Loans”:  Loans the rate of interest applicable to which is based upon, (a) with respect to U.S. Facility Revolving Credit Loans or U.S. Swing Line Loans denominated in Dollars, the ABR, (b) with respect to Canadian Facility Revolving Credit Loans or Canadian Swing Line Loans denominated in Canadian Dollars, the Canadian Prime Rate, or, (c) with respect to Canadian Facility Revolving Credit Loans or Canadian Swing Line Loans denominated in Dollars, the Canadian Base Rate.

“Acceleration”:  as defined in subsection 9(e).

“Account Debtor”:  “account debtor” as defined in Article 9 of the UCC or (to the extent governed thereby) any similar provision of the PPSA.

“Accounts”:  as defined in the UCC or (to the extent governed thereby) the PPSA as in effect from time to time or (to the extent governed by the Civil Code of Québec) defined as all “claims” for the purposes of the Civil Code of Québec; and, with respect to any Person, all such Accounts of such Person, whether now existing or existing in the future, including (a) all accounts receivable of such Person (whether or not specifically listed on schedules furnished to the Administrative Agent), including all accounts created by or arising from all of such Person’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (d) all reserves and credit balances held by such Person with respect to any such accounts receivable of any Obligors, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing.

“Acquired Indebtedness”:  Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition.  Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Acquisition Consideration”:  the purchase consideration for any acquisition and all other payments by the Parent Borrower or any of its Restricted Subsidiaries in exchange for, or as part of, or in connection with, any acquisition, consisting of cash or by exchange of property (other than Capital Stock of Holding or any Parent) or the assumption of Indebtedness payable at or prior to the consummation of such acquisition or deferred for payment at any future time

(provided that any such future payment is not subject to the occurrence of any contingency unless and until payment is made in respect thereof).  For purposes of the foregoing, any Acquisition Consideration consisting of property shall be valued at the Fair Market Value thereof.

“Additional Lender”:  as defined in subsection 2.6(a).

“Additional Obligations”:  as defined in the applicable Intercreditor Agreement.

“Adjustment Date”:  initially, the first day of the first month beginning after the date that is the three-month anniversary of the Closing Date and, thereafter, the first day of the first month following receipt by the Lenders of the Borrowing Base Certificate required to be delivered pursuant to subsection 7.2(f) for the last month of the most recently completed full fiscal quarter of the Parent Borrower.

“Administrative Agent”:  as defined in the preamble hereto and shall include any successor to the Administrative Agent appointed pursuant to subsection 10.10.

“Affected BA Rate”:  as defined in subsection 4.7.

“Affected Eurocurrency Rate”:  as defined in subsection 4.7.

“Affected Loans”:  as defined in subsection 4.9.

“Affiliate”:  with respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Advance”:  as defined in subsection 2.1(d).

“Agent Advance Period”:  as defined in subsection 2.1(d).

“Agent-Related Distress Event”:  with respect to any Agent (each, for purposes of this definition, a “Distressed Person”), a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, interim receiver, trustee, monitor or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Agent or any person that directly or indirectly controls such Agent by a Governmental Authority or an instrumentality thereof.

“Agents”:  the collective reference to the Administrative Agent and the ABL Collateral Agent.

“Aggregate Canadian Borrower Credit Extensions”:  at any time, an amount equal to the sum of the Aggregate Tranche A Canadian Borrower Credit Extensions and the Aggregate Tranche A-1 Canadian Borrower Credit Extensions, in each case as at such time.

“Aggregate Credit Extensions”:  at any time, an amount equal to the sum of the Aggregate Tranche A U.S. Borrower Credit Extensions, the Aggregate Tranche A-1 U.S. Borrower Credit Extensions, the Aggregate Tranche A Canadian Borrower Credit Extensions and the Aggregate Tranche A-1 Canadian Borrower Credit Extensions, in each case as at such time.

“Aggregate Tranche A Canadian Borrower Credit Extensions”:  at any time, an amount equal to the Dollar Equivalent of the sum of (a) the Canadian Facility L/C Obligations ~~and~~, (b) the outstanding principal amount of Tranche A Canadian Facility Revolving Credit Loans (including Agent Advances, if any, made as Tranche A Canadian Facility Revolving Credit Loans) to the Canadian Borrower and (c) the outstanding principal amount of Canadian Swing Line Loans, in each case as at such time.

“Aggregate Tranche A Canadian Facility Commitment”:  at any time, the aggregate Tranche A Canadian Facility Commitments of all Tranche A Canadian Facility Lenders at such time.  The original amount of the Aggregate Tranche A Canadian Facility Commitments is $140,000,000.

“Aggregate Tranche A Canadian Facility Lender Exposure”:  at any time, an amount equal to the aggregate Tranche A Canadian Facility Lender Exposure of all Tranche A Canadian Facility Lenders at such time.

“Aggregate Tranche A U.S. Borrower Credit Extensions”:  at any time, an amount equal to the sum of (a) the Aggregate Tranche A U.S. Facility Extensions and (b) if greater than zero, the difference between (x) the Aggregate Tranche A Canadian Borrower Credit Extensions to, or for the account of, the Canadian Borrower and (y) the Dollar Equivalent of the Tranche A Canadian Borrowing Base, in each case at such time.

“Aggregate Tranche A U.S. Facility Commitment”:  at any time, the aggregate Tranche A U.S. Facility Commitments of all Tranche A U.S. Facility Lenders at such time.  The original amount of the Aggregate Tranche A U.S. Facility Commitments is $1,180,000,000.

“Aggregate Tranche A U.S. Facility Extensions”:  at any time, an amount equal to the sum of (a) the U.S. Facility L/C Obligations, (b) the outstanding principal amount of Tranche A U.S. Facility Revolving Credit Loans (including Agent Advances, if any, made as Tranche A U.S. Facility Revolving Credit Loans) to the U.S. Borrowers, (c) the outstanding principal amount of Canadian Facility Revolving Credit Loans to the U.S. Borrowers and (d) the outstanding principal amount of U.S. Swing Line Loans, in each case as at such time.

“Aggregate Tranche A U.S. Facility Lender Exposure”:  at any time, the aggregate Tranche A U.S. Facility Lender Exposure of all Tranche A U.S. Facility Lenders at such time.

“Aggregate Tranche A-1 Canadian Borrower Credit Extensions”:  at any time, an amount equal to the Dollar Equivalent of the outstanding principal amount of Tranche A-1 Canadian Facility Revolving Credit Loans to the Canadian Borrower, in each case as at such time.

“Aggregate Tranche A-1 Canadian Facility Commitment”:  at any time, the aggregate Tranche A-1 Canadian Facility Commitments of all Tranche A-1 Canadian Facility Lenders at such time.  The original amount of the Aggregate Tranche A-1 Canadian Facility Commitments is $10,000,000.

“Aggregate Tranche A-1 Canadian Facility Lender Exposure”:  at any time, the aggregate Tranche A-1 Canadian Facility Lender Exposure of all Tranche A-1 Canadian Facility Lenders at such time.

“Aggregate Tranche A-1 U.S. Borrower Credit Extensions”:  at any time, an amount equal to the outstanding principal amount of Tranche A-1 U.S. Facility Revolving Credit Loans to the U.S. Borrowers at such time.

“Aggregate Tranche A-1 U.S. Facility Commitment”:  at any time, the aggregate Tranche A-1 U.S. Facility Commitments of all Tranche A-1 U.S. Facility Lenders at such time.  The original amount of the Aggregate Tranche A-1 U.S. Facility Commitments is $70,000,000.

“Aggregate Tranche A-1 U.S. Facility Lender Exposure”:  at any time, the aggregate Tranche A-1 U.S. Facility Lender Exposure of all Tranche A-1 U.S. Facility Lenders at such time.

“Aggregate U.S. Borrower Credit Extensions”:  at any time, an amount equal to the sum of the Aggregate Tranche A U.S. Borrower Credit Extensions and the Aggregate Tranche A-1 U.S. Borrower Credit Extensions, in each case as at such time.

“Agreement”:  this ABL Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.

“AML Legislation”:  as defined in subsection 11.21.

“Applicable Margin”:  during the period from the Closing Date until the initial Adjustment Date, at the option of the applicable Borrower, (x) in the case of Dollar denominated loans, Eurocurrency Rate, ABR or Canadian Base Rate and (y) in the case of Canadian Dollar denominated loans, the Canadian Prime Rate or the BA Rate, in each case plus the interest margin applicable thereto at Level II set forth below.  From and after the initial Adjustment Date and on each subsequent Adjustment Date, the foregoing interest margins will be subject to a pricing grid based on average daily Excess Availability for the previous fiscal quarter, as set forth below:

Applicable Margin

Level	Excess Availability as a percentage of the Maximum Borrowing Amount	Tranche A ABR, Canadian Base Rate and Canadian Prime Rate	Tranche A Eurocurrency Rate and BA Rate	Tranche A-1 ABR, Canadian Base Rate and Canadian Prime Rate	Tranche A-1 Eurocurrency Rate and BA Rate

I	Greater than ~~66.6~~50.0%	0.25%	1.25%	1.50%	2.50%
II	Less than or equal to ~~66.6~~50.0% but greater than ~~33.3~~25.0%	0.50%	1.50%	1.75%	2.75%
III	Less than or equal to ~~33.3~~25.0%	0.75%	1.75%	2.00%	3.00%

Each change in the Applicable Margin resulting from a change in average daily Excess Availability percentage for the most recent fiscal quarter ended immediately preceding the first day of a fiscal quarter shall be effective with respect to all Loans and Letters of Credit outstanding on and after such first day of such fiscal quarter.

“Approved Electronic Communications”:  each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement, joinder or amendment to the Security Documents and any other written communication delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any financial statement, financial and other report, notice, request, certificate and other information material; provided that “Approved Electronic Communications” shall exclude (i) any notice pursuant to subsection 4.4 and (ii) all notices of any Default.

“Approved Electronic Platform”:  as defined in subsection 10.14.

“Approved Fund”:  as defined in subsection 11.6(b)(iii).

“Assignee”:  as defined in subsection 11.6(b)(i).

“Assignment and Acceptance”:  an Assignment and Acceptance, substantially in the form of Exhibit A.

“Availability Reserves”:  without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, subject to subsection 2.1(c), (a) Bank Product Reserves and (b) such other reserves as the Administrative Agent in its Permitted Discretion determines as being appropriate to reflect any impediments to the realization upon the Collateral consisting of Eligible Accounts, Eligible Credit Card Receivables, Eligible In-Transit Inventory, Eligible Letter of Credit Inventory or Eligible Inventory included in the Tranche A U.S. Borrowing Base or in the Tranche A Canadian Borrowing Base (including claims that the Administrative Agent determines will need to be satisfied in connection with the realization upon such Collateral).

“Available Commitment”:  (A) as to any Tranche A Canadian Facility Lender at any time, an amount (not less than zero) equal to (a) the amount of its Tranche A Canadian Facility Commitment at such time minus (b) its Tranche A Canadian Facility Lender Exposure at such time, (B) as to any Tranche A-1 Canadian Facility Lender at any time, an amount (not less than zero) equal to (a) the amount of its Tranche A-1 Canadian Facility Commitment at such time minus (b) its Tranche A-1 Canadian Facility Lender Exposure at such time, (C) as to any Tranche A U.S. Facility Lender at any time, an amount (not less than zero) equal to (a) the amount of its Tranche A U.S. Facility Commitment at such time minus (b) its Tranche A U.S. Facility Lender Exposure at such time and (D) as to any Tranche A-1 U.S. Facility Lender at any time, an amount (not less than zero) equal to (a) the amount of its Tranche A-1 U.S. Facility Commitment at such time minus (b) its Tranche A-1 U.S. Facility Lender Exposure at such time; collectively, as to all the Lenders, the “Available Commitments.”

“Available Equity Amount”:  as defined in subsection 8.5(a)(3)(B).

“Available Incremental Amount”:  on any date, without duplication, an amount equal to the difference between (i) $400,000,000 and (ii) the sum of the aggregate principal amount of all Incremental ABL Term Loans made plus all New Revolving Commitments and Incremental Revolving Commitments established in each case prior to such date pursuant to subsection 2.6 and that shall be outstanding as of such date (it being understood that any Incremental ABL Term Loans that shall be repaid, and any New Revolving Commitment or Incremental Revolving Commitment that shall be terminated, in connection with any proposed Incremental ABL Term Loans, New Revolving Commitment or Incremental Revolving Commitments shall not be deemed outstanding for purposes of this definition).

“BA Equivalent Loan”:  any Loan in Canadian Dollars bearing interest at a rate determined by reference to the BA Rate in accordance with the provisions of Section 2.

“BA Rate”:  with respect to each Interest Period for a BA Equivalent Loan, the rate of interest per annum equal to the average rate applicable to Canadian Dollar bankers’ acceptances having an identical or comparable term as the proposed BA Equivalent Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day); provided that if such rate does not appear on the CDOR

Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1.0%) as of 10:00 a.m. Toronto time on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by the Administrative Agent in consultation with the Borrower Representative is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term); provided, further, that in no event shall be the BA Rate be less than zero.

“Bail-In Action”:  the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”:  with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bain Capital”:  Bain Capital, LLC and any legal successor thereto.

“Bain Capital Investors”:  the collective reference to (i) Bain Capital, (ii) Bain Capital Fund VII, L. P. and any legal successor thereto, (iii) Bain Capital VII Coinvestment Fund, L.P. and any legal successor thereto and (iv) any Affiliate of any Bain Capital Investor, but not including any portfolio company of any Bain Capital Investor.

“Bank Product”:  products, services or facilities extended to any Borrower or any other Loan Party under Bank Products Agreements, Interest Rate Agreements, Currency Agreements or Commodities Agreements.

“Bank Product Reserve”:  at any time, the sum of (i) with respect to Qualified Secured Bank Product Obligations of the Loan Parties’ an amount equal to the Hedge Termination Value thereunder plus (ii) with respect to any other Secured Bank Product Obligations of the Loan Parties, reserves established by the Administrative Agent in its Permitted Discretion in consultation with the Borrower Representative to reflect the reasonably anticipated liabilities in respect of such other then outstanding Secured Bank Product Obligations of the Loan Parties and their Subsidiaries.

“Bank Products Agreement”:  any agreement pursuant to which a bank or other financial institution agrees to provide (a) treasury services, (b) credit card, merchant card, purchasing card or stored value card services (including, without limitation, processing and other administrative services with respect thereto), (c) cash management services (including, without limitation, controlled disbursements, credit cards, credit card processing services, automated clearinghouse and other electronic funds transfer transactions, return items, netting, overdrafts, depository, lockbox, stop payment, information reporting, wire transfer and interstate depository network services) ~~and~~, (d) supply chain financing services, and (e) other similar banking products or services as may be requested by any Loan Party (for the avoidance of doubt, excluding letters of credit and loans except indebtedness arising from services described in items (a) through (~~c~~d) of this definition).

“Bank Products Obligations”:  of any Person means the Indebtedness and other obligations of a Loan Party pursuant to any Bank Products Agreement.

“Base Intercreditor Agreement”:  an intercreditor agreement, substantially in the form of Exhibit E (with such changes as the Administrative Agent may deem reasonably necessary or advisable due to a change in applicable law), or in such other form as may be agreed between the ABL Collateral Agent and the Borrower Representative (and approved by the Required Lenders), in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.  Prior to execution of the Base Intercreditor Agreement, terms defined by reference to the Base Intercreditor Agreement shall have the meaning given to such term in the form attached hereto as Exhibit E.

“Benefited Lender”:  as defined in subsection 11.7(a).

“Board”:  the Board of Governors of the Federal Reserve System.

“Board of Directors”:  for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors.  Unless otherwise provided, “Board of Directors” means the Board of Directors of the Parent Borrower.

“Borrower”:  as defined in the preamble hereto.

“Borrower Representative”:  as defined in subsection 10.15.

“Borrowing”:  the borrowing of one Type of Loan of a single Tranche by either the U.S. Borrowers (on a joint and several basis) or the Canadian Borrower, from all the Lenders having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date), having in the case of Eurocurrency Loans and BA Equivalent Loans the same Interest Period.

“Borrowing Base”:  at any time, an amount equal to the sum of the Tranche A Canadian Borrowing Base, the Tranche A-1 Canadian Borrowing Base, the Tranche A U.S. Borrowing Base and the Tranche A-1 U.S. Borrowing Base, in each case at such time.

“Borrowing Base Certificate”:  as defined in subsection 7.2(f).

“Borrowing Date”:  any Business Day specified in a notice pursuant to subsection 2.2, 2.4 or 3.2 as a date on which the Borrower Representative requests the Lenders to make Loans hereunder or an Issuing Lender to issue Letters of Credit hereunder.

“Borrowing Request”:  as defined in subsection 2.2.

“Business”:  (i) the distribution and sale of, and services relating to, products and equipment, including paper products, packaging products and equipment, facility supplies products and equipment, packaging design, packaging manufacturing, third-party logistics, distribution consulting, software and electronic marketing services, and (ii) any other operations or activities conducted by Holding, UWWH, or any of their respective Subsidiaries as of the Closing Date.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York (or (x) with respect only to Loans made by a Canadian Facility Lender and Canadian Facility Letters of Credit issued by a Canadian Facility Issuing Lender, Toronto, Canada and (y) with respect only to U.S. Facility Letters of Credit issued by a U.S. Facility Issuing Lender not located in the City of New York, the location of such Issuing Lender) are authorized or required by law to close in the City of New York, except that, when used in connection with a Eurocurrency Loan, “Business Day” shall mean, in the case of any Eurocurrency Loan, any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

“Canadian Base Rate”:  for any day, the greatest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. (acting through its Canada branch) in Toronto, Ontario as its “base rate” (the “base rate” being a rate set by Bank of America, N.A. (acting through its Canada branch) based on various factors including costs and desired return of Bank of America, N.A. (acting through its Canada branch), general economic conditions and other factors, and used as a reference point for pricing loans in Dollars made at its “base rate”, which may be priced at, above or below such announced rate), (b) the Federal Funds Rate for such day, plus 0.50%, or (c) the Eurocurrency Rate for a 30 day interest period as determined on such day, plus 1.00%.  Any change in the “base rate” announced by Bank of America, N.A. (acting through its Canada branch) shall take effect at the opening of business on the day specified in the public announcement of such change.  Each interest rate based upon the Canadian Base Rate shall be adjusted simultaneously with any change in the “base rate”.  In the event that Bank of America, N.A. (acting through its Canada branch) (including any successor or assignee) does not at any time publicly announce a “base rate”, then “Canadian Base Rate” shall mean the “base rate” publicly announced by a Schedule 1 chartered bank in Canada selected by the Administrative Agent.

“Canadian Borrower”:  upon becoming the Canadian Borrower pursuant to a Joinder Agreement, Unisource Canada, Inc., a Canadian amalgamated corporation, together with its successors and assigns.

“Canadian Concentration Account Agreement”:  as defined in subsection 4.16(c).

“Canadian Core Concentration Account”:  as defined in subsection 4.16(d)(ii).

“Canadian Dollars” and “Cdn$”:  the lawful currency of Canada, as in effect from time to time.

“Canadian Extender of Credit”:  as defined in subsection 4.15.

“Canadian Facility”:  the credit facility available to the Canadian Borrower and the U.S. Borrowers hereunder pursuant to the Canadian Facility Commitments.

“Canadian Facility Commitment”:  at any time, the sum of the Tranche A Canadian Facility Commitments and the Tranche A-1 Canadian Facility Commitments, in each case at such time.  The original amount of the aggregate Canadian Facility Commitments is $150,000,000.

“Canadian Facility Issuing Lender”:  as the context may require, (i) Bank of America, N.A. (acting through its Canada branch) or any Affiliate thereof, in its capacity as issuer of any Canadian Facility Letter of Credit, and/or (ii) any other Canadian Facility Lender that may become a Canadian Facility Issuing Lender under subsection 3.9.

“Canadian Facility L/C Obligations”:  at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Canadian Facility Letters of Credit and (b) the aggregate amount of drawings under Canadian Facility Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a), in each case at such time.

“Canadian Facility L/C Participants”:  the Tranche A Canadian Facility Lender.

“Canadian Facility Lender”:  any Tranche A Canadian Facility Lender and/or any Tranche A-1 Canadian Facility Lender, as applicable.

“Canadian Facility Lender Exposure”:  of any Canadian Facility Lender at any time, an amount equal to the sum of its Tranche A Canadian Facility Lender Exposure and its Tranche A-1 Canadian Facility Lender Exposure, in each case at such time.

“Canadian Facility Letters of Credit”:  Letters of Credit (including Existing Letters of Credit) issued by the Canadian Facility Issuing Lender to, or for the account of, the Canadian Borrower, pursuant to subsection 3.1.

“Canadian Facility Revolving Credit Loan”:  as defined in subsection 2.1(b).

“Canadian Guarantee and Collateral Agreement”:  the Canadian Guarantee and Collateral Agreement delivered to the ABL Collateral Agent as of the date hereof, substantially in the form of Exhibit D-1, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Canadian Loan Parties”:  the Canadian Borrower and each Canadian Subsidiary Guarantor.

“Canadian Pension Plan”: each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Canadian Loan Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Prime Rate”:  on any date, the per annum rate of interest equal to the greatest of (a) the rate of interest in effect for such day or so designated from time to time by Bank of America, N.A. (acting through its Canada branch) as its “prime rate” for commercial loans made by it in Canada in Canadian Dollars, such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer; or (b) the ~~Bank of Canada overnight rate, which is the rate of interest charged by the Bank of Canada on one day loans to financial institutions for such day, plus 0.50%; or (c) the Canadian~~ BA Rate for a 30-day interest period as determined on such day plus 1.00%.  Any change in such rate announced by Bank of America (acting through its Canada branch) shall take effect at the opening of business on the day specified in the public announcement thereof.

“Canadian Priority Payables”:  at any time, with respect to the Canadian Borrower and Canadian Subsidiary Guarantors:

(a)                                 the amount past due and owing by such Person, or the accrued amount for which such Person has an obligation to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) pension fund obligations, including all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plans, the Canada Pension Plan or the Quebec Pension Plan, and other pension fund obligations and contributions (including in respect of any wind-up deficiency or solvency deficiency) as required under applicable law, (ii) employment insurance, (iii) goods and services taxes, sales taxes, harmonized sales taxes, employee income taxes and other taxes payable or to be remitted or withheld, (iv) workers’ compensation, (v) wages, vacation pay and severance pay, and other amounts secured by sections 81.3 and 81.4 of the Bankruptcy and Insolvency Act (Canada), (vi) obligations owing to a supplier in respect of which section 81.1 of the Bankruptcy and Insolvency Act (Canada) applies, (vii) all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), (viii) amounts currently or past due and not paid for realty, municipal or similar taxes, and (ix) other like charges and demands; in each case, in respect of which any Governmental Authority or other Person may claim a security interest, lien, trust, hypothec, prior claim or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents; and

(b)                                 the aggregate amount of any other liabilities of such Person (i) in respect of which a trust has been or may be imposed on any Collateral to provide for payment or (ii) which are secured by a security interest, pledge, lien, charge, right, hypothec, prior claim or claim on any Collateral, in each case, pursuant to any applicable law, rule or regulation and which trust, security interest, pledge, lien, charge, right, hypothec, prior claim or claim ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents.

“Canadian Qualified Lender”:  a financial institution that is listed on Schedule I, II, or III of the Bank Act (Canada), has received an approval to have a financial establishment in Canada pursuant to Section 522.21 of the Bank Act (Canada), as amended, or is not a foreign bank or, if a foreign bank, it is not engaging in or carrying on a banking business in Canada in violation of the Bank Act (Canada), and if such financial institution is not resident in Canada or is deemed not to be resident in Canada for purposes of the Income Tax Act (Canada), that financial institution deals at arm’s length with the Canadian Borrower for purposes of the Income Tax Act (Canada).

“Canadian Secured Parties”:  the “Secured Parties” as defined in the Canadian Guarantee and Collateral Agreement.

“Canadian Security Documents”:  the collective reference to the Canadian Guarantee and Collateral Agreement, the Quebec Security Documents and all other similar security documents hereafter delivered to the ABL Collateral Agent granting or perfecting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Canadian Loan Parties hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including any security documents executed and delivered or caused to be delivered to the ABL Collateral Agent pursuant to subsection 7.9(a), 7.9(b) or 7.9(c), in each case, as amended, supplemented, waived or otherwise modified from time to time.

“Canadian Subsidiary”:  each Subsidiary of the Parent Borrower that is incorporated or organized under the laws of Canada or any province or territory thereof.

“Canadian Subsidiary Guarantor”:  each (i) Canadian Subsidiary of the Parent Borrower, other than the Canadian Borrower and (ii) Subsidiary of the Parent Borrower that is organized under the laws of the United States of America or any state thereof or the District of Columbia, all or substantially all of whose assets consist of securities or Indebtedness of one or more Canadian Subsidiaries, intellectual property relating to such Canadian Subsidiaries and other assets relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries, in each case which executes and delivers the Canadian Guarantee and Collateral Agreement or any joinders or supplements thereto, in each case, unless and until such time as the respective Canadian Subsidiary Guarantor ceases to constitute a Canadian Subsidiary of the Parent Borrower or is released from all of its obligations under the Canadian Guarantee and Collateral Agreement in accordance with the terms and provisions hereof and thereof.

“Canadian Swing Line Commitment”:  the Canadian Swing Line Lender’s obligation to make Canadian Swing Line Loans pursuant to subsection 2.4.

“Canadian Swing Line Exposure”:  the participations purchased from the Canadian Swing Line Lender by each Canadian Facility Lender in outstanding Canadian Swing Line Loans in accordance with subsection 2.4(d).

“Canadian Swing Line Lender”:  Bank of America, N.A. (acting through its Canada branch), in its capacity as provider of the Canadian Swing Line Loans.

“Canadian Swing Line Loan Participation Certificate”:  a certificate substantially in the form of Exhibit H-2.

“Canadian Swing Line Loans”:  as defined in subsection 2.4(a).

“Canadian Swing Line Note”:  as defined in subsection 2.4(b).

“capital expenditures”:  with respect to any Person for any period, the aggregate of all expenditures by such Person and its consolidated Subsidiaries during such period (exclusive of expenditures made for Investments not prohibited hereby or for acquisitions permitted by subsection 8.5) which, in accordance with GAAP, are or should be included in “capital expenditures.”

“Capital Stock”:  with respect to any Person, any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation”:  an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP.  The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Captive Insurance Subsidiary”:  any Subsidiary of the Parent Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Dominion Period”:  (a) the period commencing on the date that Specified Availability is less than the 10% Trigger for five consecutive Business Days and continuing until the date that Specified Availability has been at least equal to the 10% Trigger for 20 consecutive calendar days or (b) upon the occurrence of a Specified Default, the period during which such Specified Default shall be continuing.

“Cash Equivalents”:  any of the following:  (a) money, (b) securities issued or fully guaranteed or insured by the United States of America, Canada or a member state of the European Union (other than securities issued by Portugal, Italy, Ireland, Greece, Spain or securities issued by any other member state of the European Union that is not rated at least “A” by S&P or at least “A-1” by Moody’s) or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers’ acceptances of (i) any lender under the ABL Facility or any affiliate thereof, (ii) SunTrust Bank, Wells Fargo National Association, Bank of America, N.A., or any of their respective branches or affiliates or (iii) any commercial bank having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) money market instruments, commercial paper or other short-term obligations rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (e) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended, (f) Canadian Dollars and (g) investments similar to any of the foregoing denominated in Canadian Dollars or any other foreign currencies approved by the Parent Borrower.

“Change in Law”:  as defined in subsection 4.11(a).

“Change of Control”:  (i) (x) the Permitted Holders shall in the aggregate be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of (A) so long as the Parent Borrower is a Subsidiary of any Parent, shares of Voting Stock having less than 35.0% of the total voting power of all outstanding shares of such Parent (other than a Parent that is a Subsidiary of another Parent) and (B) if the Parent Borrower is not a Subsidiary of any Parent, shares of Voting Stock having less than 35.0% of the total voting power of all outstanding shares of the Parent Borrower and (y) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, shall be the “beneficial owner” of (A) so long as the Parent Borrower is a Subsidiary of any Parent, shares of Voting Stock having more than 40.0% of the total voting power of the Voting Stock of such Parent (other than a Parent that is a Subsidiary of another Parent) and (B) if the Parent Borrower is not a Subsidiary of any Parent, shares of Voting Stock having more than 40.0% of the total voting power of the Voting Stock of the Parent Borrower; (ii) Holding shall cease to own, directly or indirectly, 100.0% of the Capital Stock of the Parent Borrower (or any successor to the Parent Borrower permitted pursuant to subsection 8.3); and (iii) the Continuing Directors shall cease to constitute a majority of the members of the Board of Directors of the Parent Borrower.  Notwithstanding anything to the contrary in the foregoing, the Transactions shall not constitute or give rise to a Change of Control.

“Closing Date”:  the date on which all the conditions precedent set forth in subsection 6.1 shall be satisfied or waived.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents”:  the institutions set forth on the cover page hereto as co-documentation agents; provided that no entity shall become a Co-Documentation Agent prior to it or one of its affiliates becoming a Lender.

“Collateral”:  all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Access Agreement”:  a Collateral Access Agreement, substantially in the form of Exhibit P or such other form as is reasonably acceptable to the ABL Collateral Agent.

“Commercial Letter of Credit”:  as defined in subsection 3.1(a).

“Commitment”:  as to any Lender, its U.S. Facility Commitment and its Canadian Facility Commitment (in each case including any Incremental Revolving Commitment in respect thereof) and its New Revolving Commitment to the extent included in this Agreement.  The original amount of the aggregate Commitments of the Lenders is the Dollar Equivalent of $1,400,000,000.

“Commitment Fee Percentage”:  during the period from the Closing Date until the initial Adjustment Date, 0.375% per annum; from and after the initial Adjustment Date and on each subsequent Adjustment Date, the “Commitment Fee Rate” will be as set forth in the below pricing grid based on Average Daily Used Percentage for the previous fiscal quarter.  “Average Daily Used Percentage” for purposes of this definition shall mean, for any period, the percentage derived by dividing (a) the sum of (x) the average daily principal balance of all Loans (other than the principal balance of any Swing Line Loans) during such period plus (y) the average daily undrawn amount of all outstanding Letters of Credit by (b) the average daily amount of the total Commitments during such period.

Level	Average Daily Used Percentage	Commitment Fee Rate

I	Less than 50%	0.375%

II	Greater than or equal to 50%	0.25%

“Commitment Parties”:  Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Bank, N.A., SunTrust Bank, SunTrust Robinson Humphrey, Inc., Regions Bank, HSBC Bank USA, National Association, HSBC Bank Canada and RBS Citizens Business Capital (a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A.).

“Commitment Percentage”:  as to any Lender, its Tranche A Canadian Facility Commitment Percentage, Tranche A-1 Canadian Facility Commitment Percentage, Tranche A U.S. Facility Commitment Percentage and/or Tranche A-1 U.S. Facility Commitment Percentage, as the context may require.

“Commitment Period”:  the period from and including the Closing Date to but not including the Maturity Date, or such earlier date as the Commitments shall terminate as provided herein.

“Commodities Agreement”:  in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, which is under common control with the Parent Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Parent Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.

“Compliance Period”:  means any period beginning on the date that Specified Availability is less than the 10% Trigger and continuing until the date that Specified Availability has been at least equal to the 10% Trigger for 20 consecutive calendar days.

“Concentration Account”:  any concentration account maintained by any Loan Party into which the funds in any DDA are transferred on a periodic basis as provided for in subsection 4.16(b) or 4.16(c).

“Concentration Account Agreement”:  as defined in subsection 4.16(b).

“Conduit Lender”:  any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument delivered to the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Borrower Representative on request); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement, including its obligation to fund a Loan if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to any provision of this Agreement, including subsection 4.10, 4.11, 4.12 or 11.5, than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender if such designating Lender had not designated such Conduit Lender hereunder, (b) be deemed to have any Commitment, (c) be designated if such designation would otherwise increase the costs of the ABL Facility to any Borrower or (d) if relating to any Canadian Facility Lender, not be a Canadian Qualified Lender.

“Consolidated Coverage Ratio”:  as of any date of determination, the ratio of (i) the aggregate amount of Consolidated EBITDA for the Test Period then in effect, to (ii) Consolidated Interest Expense for such four fiscal quarters; provided that

(1)                                 if since the beginning of such period the Parent Borrower or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

(2)                                 if since the beginning of such period the Parent Borrower or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

(3)                                 if since the beginning of such period the Parent Borrower or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business, including any such disposition occurring in connection with a transaction causing a calculation to be made hereunder (any such disposition, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Parent Borrower or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Parent Borrower and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Parent Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

(4)                                 if since the beginning of such period the Parent Borrower or any Restricted Subsidiary (by merger, amalgamation, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related

Indebtedness) as if such Purchase occurred on the first day of such period, and

(5)                                 if since the beginning of such period any Person became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Parent Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Parent Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including in respect of anticipated net cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the chief financial officer or another Responsible Officer of the Parent Borrower; provided that such net cost savings or synergies are reasonably identifiable and factually supportable.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness).  If any Indebtedness bears, at the option of the Parent Borrower or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Parent Borrower or such Restricted Subsidiary may designate.  If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Parent Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated EBITDA”:  for any period, the Consolidated Net Income of the Parent Borrower and its Restricted Subsidiaries for such period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income, without duplication of any other amount under this definition of Consolidated EBITDA,

(i)                                     provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any),

(ii)                                  Consolidated Interest Expense, all items excluded from the definition of Consolidated Interest Expense pursuant to clause (iii) thereof (other than Special Purpose Financing Expense), any Special Purpose Financing Fees and (for purposes of calculating the Consolidated Fixed Charge Coverage Ratio) any Special Purpose Financing Expense,

(iii)                               depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, including last-in, first-out inventory method changes,

(iv)                              any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Agreement (whether or not consummated or incurred, and including any non-consummated sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of the Parent Borrower or any of its Restricted Subsidiaries),

(v)                                 the amount of loss attributable to non-controlling interests, and

(vi)                              any management, monitoring, consulting and advisory fees and related expenses paid to any Investor or any of their respective Affiliates plus

(b)                                 without duplication of any other amount under this definition of Consolidated EBITDA, the amount of net cost savings projected by the Parent Borrower in good faith to be realized as a result of actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such net cost savings are reasonably expected to be realized within 18 months of the date of the calculation of Consolidated EBITDA as evidenced in a certificate of a Responsible Officer dated the date of such calculation and (z) the aggregate amount of cost savings added pursuant to this clause (b) during any consecutive four-quarter period beginning no earlier than the first anniversary of the Closing Date, shall not exceed 20% of Consolidated EBITDA for such period (calculated excluding such net cost savings) (which adjustments may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the proviso to the definition of “Consolidated Coverage Ratio” or “Consolidated Secured Leverage Ratio”),

plus (c) to the extent deducted in calculating such Consolidated Net Income, without duplication of any other amount under this definition of Consolidated EBITDA:

(i)                                     the amount of loss on any Financing Disposition, and

(ii)                                  any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Parent Borrower or an issuance of Capital Stock of the Parent Borrower (other than Disqualified Stock) and excluded from the calculation set forth in subsection 8.5(a)(3), plus (d) solely with respect to determining compliance with subsection 8.9 hereof, any Specified Equity Contribution.

“Consolidated Fixed Charge Coverage Ratio”:  for any Test Period, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) the unfinanced portion of all capital expenditures (excluding (x) any capital expenditure made in an amount equal to all or part of the proceeds, applied within twelve months of receipt thereof, of (i) any casualty insurance, condemnation or eminent domain or (ii) any sale of assets (other than Inventory or Accounts), (y) for the first two years after the Closing Date, capital expenditures in an aggregate amount not to exceed $25,000,000 related to the Transactions and the integration of the xpedx and Unisource businesses and (z) leasehold improvements made by the Parent Borrower or any of its Restricted Subsidiaries on premises leased by such Person but only to the extent reimbursed by the landlord under such leasehold within 45 days of the incurrence by such Person of such expenditure; provided that capital expenditures financed with Revolving Credit Loans, Incremental ABL Term Loans or Swing Line Loans shall not be excluded from the calculation of Consolidated Fixed Charge Coverage Ratio) of the Parent Borrower and its Restricted Subsidiaries during such period, to (b) the sum, without duplication, of (i) Debt Service Charges payable in cash by the Parent Borrower and its Restricted Subsidiaries during such period plus (ii) federal, state and foreign income taxes paid in cash by the Parent Borrower and its Restricted Subsidiaries (net of refunds received) for the period of four full fiscal quarters ending on such date plus (iii) Restricted Payments made in cash paid by the Parent Borrower and its Restricted Subsidiaries during the relevant period pursuant to subsection 8.5(b)(v), (vii)(A), (xii), (xiii), (xiv) or (xv); provided that

(1)                                 if since the beginning of such period the Parent Borrower or any Restricted Subsidiary shall have made any Sale (including any Sale occurring in connection with a transaction causing a calculation to be made hereunder), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Debt Service Charges for such period shall be reduced by an amount equal to (A) the Debt Service Charges attributable to any Indebtedness of the Parent Borrower or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Parent Borrower and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Debt Service Charges for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Parent Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

(2)                                 if since the beginning of such period the Parent Borrower or any Restricted Subsidiary (by merger, amalgamation, consolidation or otherwise) shall have made a Purchase, Consolidated EBITDA and Debt Service Charges for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

(3)                                 if since the beginning of such period any Person became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Parent Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Parent Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Debt Service Charges for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Debt Service Charges associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including in respect of anticipated net cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the chief financial officer or another Responsible Officer of the Parent Borrower; provided that such net cost savings or synergies are reasonably identifiable and factually supportable.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness).  If any Indebtedness bears, at the option of the Parent Borrower or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Parent Borrower or such Restricted Subsidiary may designate.  If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Parent Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Interest Expense”:  for any period,

(i)                                     the total interest expense of the Parent Borrower and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Parent Borrower and its Restricted Subsidiaries, including any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Parent Borrower or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Parent Borrower or any Restricted Subsidiary, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus

(ii)                                  Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Borrower held by Persons other than the Parent Borrower or a Restricted Subsidiary, minus

(iii)                               to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, Special Purpose Financing Expense, accretion or accrual of discounted liabilities not constituting Indebtedness, expense resulting from discounting of Indebtedness in conjunction with recapitalization or purchase accounting, and any “additional interest” in respect of registration rights arrangements for any securities, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Parent Borrower and its Restricted Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income”:  for any period, the net income (loss) of the Parent Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that there shall not be included in such Consolidated Net Income

(i)                                     any net income (loss) of any Person that is not the Parent Borrower or a Restricted Subsidiary, except that the Parent Borrower’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Parent Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below),

(ii)                                  solely for purposes of determining the amount available for Restricted Payments under subsection 8.5(a)(3)(A), any net income (loss) of any Restricted Subsidiary that is not a Borrower or a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted

Subsidiary, directly or indirectly, to the Parent Borrower by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to any of the Loan Documents or any applicable Intercreditor Agreement and (z) restrictions in effect on the Closing Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Lenders than such restrictions in effect on the Closing Date), except that the Parent Borrower’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Parent Borrower or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause),

(iii)                               (x) any gain or loss realized upon the sale, abandonment or other disposition of any asset of the Parent Borrower or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer of the Parent Borrower) or (y) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of the Parent Borrower or any Restricted Subsidiary, and any income (loss) or expense from disposed, abandoned or discontinued operations,

(iv)                              any item classified or disclosed as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the Transactions or any acquisition, merger, amalgamation or consolidation after the Closing Date),

(v)                                 restructuring and integration and other similar costs, expenses and charges including, without limitation, any severance costs, costs associated with office openings or closings and consolidation, relocation or integration costs and other business optimization and restructuring charges and expenses,

(vi)                              the cumulative effect of a change in accounting principles and the implementation thereof,

(vii)                           all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments,

(viii)                        any unrealized gains or losses in respect of Currency Agreements,

(ix)                              any unrealized foreign currency transaction gains or losses in respect of obligations of any Person denominated in a currency other than the functional currency of such Person,

(x)                                 any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards,

(xi)                              to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Parent Borrower or any Restricted Subsidiary owing to the Parent Borrower or any Restricted Subsidiary,

(xii)                           any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments),

(xiii)                        any impairment charge or asset write-off, including any charge or write-off related to intangible assets, long-lived assets or investments in debt and equity securities, and any amortization of intangibles,

(xiv)                       any fees and expenses (or amortization thereof), and any charges or costs, in connection with any acquisition, Investment, asset disposition, issuance of Capital Stock, issuance, repayment or refinancing of Indebtedness, or amendment or modification of any agreement or instrument relating to any Indebtedness (in each case, whether or not completed, and including any such transaction consummated prior to the Closing Date),

(xv)                          any expenses related to accruals and reserves established or adjusted within 18 months after the Closing Date that are established as a result of the Transactions, and any changes as a result of the adoption, modification or implementation of accounting policies and estimates, and

(xvi)                       to the extent covered by insurance and actually reimbursed (or the Parent Borrower has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365-day period)), any expenses with respect to liability or casualty events or business interruption.

Notwithstanding the foregoing, for the purpose of subsection 8.5(a)(3)(A) only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted

Subsidiaries and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Parent Borrower to increase the amount of Restricted Payments permitted under such covenant pursuant to subsection 8.5(a)(3)(C).

“Consolidated Secured Indebtedness”:  as of any date of determination, (i) an amount equal to the Consolidated Total Indebtedness (without regard to clause (ii) of the definition thereof) as of such date that in each case is then secured by Liens on property or assets of the Parent Borrower and its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby) and consists of Loans or Indebtedness secured by a Lien minus (ii) the amount of Unrestricted Cash held by the Parent Borrower and its Restricted Subsidiaries as of the most recent date with respect to which a balance sheet is available.

“Consolidated Secured Leverage Ratio”:  as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (y) the aggregate amount of Consolidated EBITDA for the Test Period then in effect; provided that

(1)                                 if since the beginning of such period the Parent Borrower or any Restricted Subsidiary shall have made a Sale (including any Sale occurring in connection with a transaction causing a calculation to be made hereunder), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period,

(2)                                 if since the beginning of such period the Parent Borrower or any Restricted Subsidiary (by merger, amalgamation, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period, and

(3)                                 if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Parent Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Parent Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including in respect of anticipated net cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the chief financial officer or an authorized officer of the Parent Borrower; provided that such net cost savings or synergies are reasonably identifiable, factually supportable and reasonably expected to be realized within 18 months of the date of such pro forma calculation.

“Consolidated Total Assets”:  as of any date of determination, the total assets reflected on the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Parent Borrower for which such a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Total Indebtedness”:  as of any date of determination, an amount equal to (i) the aggregate principal amount of outstanding Indebtedness of the Parent Borrower and its Restricted Subsidiaries as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts underfunded letters of credit (other than letters of credit in respect of trade payables)), Capitalized Lease Obligations and debt obligations evidenced by bonds, debentures, notes or similar instruments, Disqualified Stock and (in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations), minus (ii) the amount of Unrestricted Cash held by the Parent Borrower and its Restricted Subsidiaries, in each case as of the most recent date for which a balance sheet is available.

“Consolidation”:  the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Parent Borrower in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Parent Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment.  The term “Consolidated” has a correlative meaning.

“Contingent Obligation”:  with respect to any Person, any obligation of such Person guaranteeing any obligation that does not constitute Indebtedness (a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Directors”: the directors of the Board of Directors of the Parent Borrower on the Closing Date, and each other director if, in each case, such other director’s nomination for election to the Board of Directors of the Parent Borrower is recommended by at least a majority of the then Continuing Directors or the election of such other director is approved by one or more Permitted Holders.

“Contractual Obligation”:  as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Agreement”:  as defined in the recitals hereto.

“Credit Card Agreements”:  all agreements now or hereafter entered into by any Loan Party for the benefit of a Loan Party, in each case with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Credit Card Issuer”:  any of the credit card issuers listed on Schedule 1.1C, and any other credit card issuer identified in writing by the Parent Borrower to, and reasonably acceptable to, the Administrative Agent.

“Credit Card Notification”:  collectively, the notices to Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements, which Credit Card Notifications shall require the ACH or wire transfer no less frequently than each Business Day (and whether or not there are then any outstanding Obligations) of all payments due from Credit Card Processors to (i) a DDA or (ii) a Concentration Account.

“Credit Card Processor”:  any of the credit card processors or clearinghouses listed on Schedule 1.1C, and any other credit card processor or clearinghouse identified in writing by the Parent Borrower to, and reasonably acceptable to, the Administrative Agent.

“Credit Card Receivables”:  collectively, (a) all present and future rights of the Loan Parties to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of the Loan Parties to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise, in each case above calculated net of prevailing interchange charges.

“Cure Amount”:  as defined in Section 9.

“Currency Agreement”:  in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Customs Broker Agreement”:  an agreement, in form and substance reasonably satisfactory to the Administrative Agent among a Loan Party, a customs broker, freight forwarder or other carrier (which is not an Affiliate of a Loan Party), and the ABL Collateral Agent, in which the customs broker, freight forwarder or other carrier acknowledges that it has control over and holds the documents evidencing ownership of, or other shipping documents relating to, the subject Inventory or other property for the benefit of the ABL Collateral Agent, and agrees, upon notice from the ABL Collateral Agent (which notice shall be delivered only upon the occurrence and during the continuance of an Event of Default), to hold and dispose of the subject Inventory and other property solely as directed by the ABL Collateral Agent.

“DDAs”:  any checking or other demand deposit account, which checking or other demand deposit account is maintained by the Loan Parties in which cash proceeds of ABL Priority Collateral are located or are expected to be located (and for the avoidance of doubt excluding (i) any account if such account is, or all of the funds and other assets owned by a Loan Party held in such account are, excluded from the Collateral pursuant to any Security Document, including Excluded Assets or (ii) any account that is an Excluded Account).

“Debt Service Charges”:  for any period, the sum of (a) Consolidated Interest Expense plus (b) scheduled principal payments required to be made (after giving effect to any prepayments paid in cash that reduce the amount of such required payments unless such payments are funded with the proceeds of Revolving Credit Loans, Incremental ABL Term Loans or Swing Line Loans) on account of Indebtedness of the Parent Borrower and its Subsidiaries (excluding any payments on Indebtedness required to be made on the final maturity date thereof to the extent such payments are made with the proceeds of refinancing Indebtedness (other than Revolving Credit Loans and Incremental ABL Term Loans) permitted hereunder) during such period plus (c) scheduled mandatory payments on account of Disqualified Stock of the Parent Borrower and its consolidated Restricted Subsidiaries (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined on a Consolidated basis in accordance with GAAP plus (d) cash payments in respect of settlement of multi-employer pension plans.

“Default”:  any of the events specified in Section 9, whether or not any requirement for the giving of notice (other than, in the case of subsection 9(e), a Default Notice), the lapse of time, or both, or any other condition specified in Section 9, has been satisfied.

“Default Notice”:  as defined in subsection 9(e).

“Defaulting Lender”:  any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of Lender Default.

“Designated Jurisdiction”:  a country or territory that is the subject of a Sanction.

“Designated Preferred Stock”:  Preferred Stock of the Parent Borrower (other than Disqualified Stock) or any Parent that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to a certificate executed by a Responsible Officer of the Parent Borrower or the applicable Parent, as the case may be, on the date of issuance thereof.

“Designation Date”:  as defined in subsection 2.7(f).

“Discharge”:  as defined in the definition of “Consolidated Coverage Ratio.”

“Disinterested Director”:  as defined in subsection 8.6.

“Disqualified Lender”:  (i) any competitor of the Parent Borrower and its Restricted Subsidiaries that is in the same or a similar line of business as the Parent Borrower and its Restricted Subsidiaries designated in writing by the Parent Borrower to the Administrative Agent prior to January 28, 2014, (ii) any bank, financial institution or other institutional lender or investor designated in writing by the Parent Borrower to the Administrative Agent prior to January 28, 2014 and reasonably acceptable to the Commitment Parties, (iii) in the case of each of clauses (i) and (ii), any of their affiliates that are designated in writing to the Administrative Agent prior to January 28, 2014, and (iv) any Loan Party or any of their Affiliates.

“Disqualified Stock”:  with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or following the occurrence of a disposition of property or other assets) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or following the occurrence of a disposition of property or other assets), in whole or in part, in each case on or prior to the Maturity Date; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Borrower or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Dollar Equivalent”:  at any time, (a) with respect to any amount denominated in Dollars, such amount in Dollars, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time in accordance with the Spot Rate of Exchange.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“Domestic Subsidiary”:  any Restricted Subsidiary of the Parent Borrower other than a Foreign Subsidiary.

“Dormant Subsidiary”:  any Subsidiary of the Parent Borrower that carries on no operations, had revenues of less than $4,000,000 during the most recently completed period of four consecutive fiscal quarters of the Parent Borrower and has total assets of less than $4,000,000 as of the last day of such period; provided that the assets of all Subsidiaries constituting Dormant Subsidiaries shall at no time exceed $20,000,000 in the aggregate and the revenues of all Subsidiaries constituting Dormant Subsidiaries for any four consecutive fiscal quarters shall at no time exceed $20,000,000 in the aggregate.

“EEA Financial Institution”:  (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

“EEA Member Country”:  any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”:  any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts”:  those Accounts created and owned by any of the Loan Parties in the ordinary course of its business, arising out of its sale, lease or rental of goods or rendition of services, that comply in all material respects with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below.  In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash.  Eligible Accounts shall not include the following:

(a)                                 Accounts with respect to invoices (i) that are more than 60 days past due or (ii) that the Account Debtor has failed to pay within 120 days past the original invoice date;

(b)                                 Accounts owed by an Account Debtor where 50.0% or more of the Dollar Equivalent of the total amount of all Accounts owed by that Account Debtor are deemed ineligible under clause (a) above;

(c)                                  Accounts with respect to which the Account Debtor is (i) an Affiliate of any Loan Party (other than, for the avoidance of doubt, International Paper, Georgia-Pacific, a portfolio company of any of the Investors, or any of their respective Affiliates) unless such Accounts were created pursuant to arms-length transactions on customary commercial terms and the Account Debtor is not the Parent or any of its Subsidiaries or (ii) an employee of any Loan Party or any Affiliate of such Loan Party (other than a portfolio company of any of the Investors or their respective Affiliates);

(d)                                 Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, cash-on-delivery or any other terms by reason of which the payment by the Account Debtor may be conditional (other than, for the avoidance of doubt, a bill and hold, rental or lease basis); provided that Accounts with bill and hold terms included as Eligible Accounts hereunder shall not exceed the Dollar Equivalent of $40,000,000;

(e)                                  Accounts with respect to which the Account Debtor is a Person other than a Governmental Authority unless (i) the Account Debtor (A) is a natural person with a billing address in the United States or Canada, (B) maintains its Chief Executive Office (or domicile, for the purposes of the Civil Code of Québec) in the United States or Canada, or (C) is organized under the laws of the United States or Canada or any state, province, territory or subdivision thereof (including U.S.- and Canadian-organized Subsidiaries of Persons located outside the United States or Canada), (ii) (A) the Account is supported by an irrevocable letter of credit satisfactory to the Administrative Agent in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent at a bank located in the United States or Canada, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Administrative Agent in its Permitted Discretion, or (iii) the Account is otherwise reasonably satisfactory to the Administrative Agent;

(f)                                   Accounts with respect to which the Account Debtor is the government of any country or sovereign state other than the United States and Canada, or of any state, province, territory, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (i) such Accounts are supported by an irrevocable letter of credit satisfactory to the Administrative Agent in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent at a bank located in the United States or Canada, (ii) such Accounts are covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Administrative Agent in its Permitted Discretion, or (iii) such Accounts are otherwise reasonably satisfactory to the Administrative Agent;

(g)                                  Accounts in an aggregate amount in excess of the Dollar Equivalent of (x) $10,000,000 (or such greater amount as the Administrative Agent shall agree in its Permitted Discretion) at any one time with respect to Accounts referred to under clause (i) below and (y) $50,000,000 at any one time with respect to Accounts referred to under clauses (i) and (ii) below, with respect to which the Account Debtor is (i) the federal government of Canada or any department, agency or instrumentality of Canada or (ii) the federal government of the United States or any department, agency or instrumentality of the United States; provided, however, that the following Accounts shall not be ineligible by virtue of this clause (g) or subject to the cap set forth in this clause (g): Accounts with respect to which the applicable Borrower or Subsidiary Guarantor has complied, to the reasonable satisfaction of the Administrative Agent, in the case of clause (i) with the Financial Administration Act (Canada), and, in the case of clause (ii), the Assignment of Claims Act of 1940 (31 USC Section 3727);

(h)                                 (i) Accounts with respect to which the Account Debtor is a creditor of any Borrower or Subsidiary Guarantor, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of such Accounts to the extent of such claim, right of setoff, or dispute, (ii) Accounts which are subject to a rebate that has been earned but not taken or a chargeback, to the extent of such rebate or chargeback, and (iii) Accounts that comprise only service charges or finance charges;

(i)                                     Accounts with respect to an Account Debtor whose total obligations owing to the Loan Parties exceed 15.0% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(j)                                    Accounts with respect to which the Account Debtor is (i) insolvent, is subject to a proceeding related thereto, has gone out of business, or as to which a Loan Party has received notice of an imminent proceeding related to such Account Debtor being or alleged to be insolvent or which proceeding is reasonably likely to result in a material impairment of the financial condition of such Account Debtor unless (~~i~~A) such Account is supported by a letter of credit satisfactory to the Administrative Agent in its Permitted Discretion (as to form, substance and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent or (~~ii~~B) such Account Debtor has received debtor-in-possession financing sufficient as determined by the Administrative Agent or the ABL Collateral Agent in its Permitted Discretion to finance its ongoing business activities or (ii) subject to any Sanction or on any Sanctions List;

(k)                                 Accounts that are not subject to a valid and perfected first priority Lien (subject only to Permitted Prior Liens and, without duplication, Liens for Canadian Priority Payables that are unregistered and that secure amounts that are not yet due and payable) in favor of the ABL Collateral Agent pursuant to a Security Document (as and to the extent provided therein (it being agreed that in no event shall any Excluded Assets be deemed to be Eligible Accounts hereunder));

(l)                                     Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor (other than Accounts with bill and hold terms permitted to be eligible pursuant to clause (d) above), or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor;

(m)                             Accounts of an Obligor that is located in a state requiring the filing of a notice of business activities report or similar report in order to permit a Borrower to seek judicial enforcement in such state of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a notice of business activities report or equivalent report for the then-current year or if such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

(n)                                 Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Loan Party of the subject contract for goods or services (it being understood that this clause (n) shall not apply to payments under rental or lease agreements);

(o)                                 Credit Card Receivables;

(p)                                 Accounts in an aggregate amount in excess of the Dollar Equivalent of $10,000,000 (or such greater amount as the Administrative Agent shall agree in its Permitted Discretion) that are not payable in Dollars, and in the case of Eligible Canadian Accounts, Accounts that are not payable in Dollars or Canadian Dollars;

(q)                                 Accounts with respect to which such Account (or any other Account due from such Account Debtor, whether owing to such Loan Party), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected more than once for any reason;

(r)                                    Accounts, the collection of which the Administrative Agent in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition, upon not less than 10 Business Days’ prior notice thereof to the Borrower Representative; or

(s)                                   Accounts which are evidenced by a promissory note or other instrument or by chattel paper.

Notwithstanding the foregoing, the Administrative Agent may, from time to time, in the exercise of its Permitted Discretion, on not less than 10 Business Days’ prior notice to the Borrower Representative, change the criteria for Eligible Accounts as reflected on the Borrowing Base Certificate based on either (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent the Administrative Agent had no knowledge thereof on or prior to the Closing Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, Eligible Accounts in any material respect as determined by the Administrative Agent in the exercise of its Permitted Discretion.  Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change.  Upon delivery of the notice of such change pursuant to the foregoing sentence, the Administrative Agent shall be available to discuss the proposed change, and the applicable Loan Party may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion.

“Eligible Canadian Accounts”:  the Eligible Accounts owned by the Canadian Borrower and the Canadian Subsidiary Guarantors.

“Eligible Canadian Credit Card Receivables”:  the Eligible Credit Card Receivables owned by the Canadian Borrower and the Canadian Subsidiary Guarantors.

“Eligible Canadian In-Transit Inventory”:  the Eligible In-Transit Inventory owned by the Canadian Borrower and the Canadian Subsidiary Guarantors.

“Eligible Canadian Inventory”:  the Eligible Inventory owned by the Canadian Borrower and the Canadian Subsidiary Guarantors.

“Eligible Canadian Letter of Credit Inventory”:  the Eligible Letter of Credit Inventory owned by the Canadian Borrower and the Canadian Subsidiary Guarantors.

“Eligible Credit Card Receivables”:  all Credit Card Receivables of the Loan Parties which satisfy the criteria set forth below:

(a)                                 such Credit Card Receivables arise from the actual and bona fide sale and delivery of goods or rendition of services by such Loan Party in the ordinary course of the business of such Loan Party;

(b)                                 such Credit Card Receivables are not past due for more than five Business Days past the date such Credit Card Receivables were created;

(c)                                  such Credit Card Receivables are not unpaid more than five Business Days after they are created;

(d)                                 the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivable has not failed to remit any monthly payment in respect of such Credit Card Receivable;

(e)                                  the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute against such Credit Card Receivables (other than customary set-offs to fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Person from time to time), but the portion of the Credit Card Receivables owing by such Credit Card Issuer or Credit Card Processor in excess of the amount owing by such Person to such Credit Card Issuer or Credit Card Processor pursuant to such fees and chargebacks shall be deemed Eligible Credit Card Receivables;

(f)                                   the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not set off against amounts otherwise payable by such Credit Card

Issuer or Credit Card Processor to such Person for the purpose of establishing a reserve or collateral for obligations of such Person to such Credit Card Issuer or Credit Card Processor (other than customary set-offs and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor from time to time) but the portion of the Credit Card Receivables owing by such Credit Card Issuer or Credit Card Processor in excess of the set-off amounts shall be deemed Eligible Credit Card Receivables;

(g)                                  such Credit Card Receivables (x) are owned by a Loan Party and such Loan Party has a good, valid and marketable title to such Credit Card Receivables and (y) are subject to a valid and perfected first priority Lien (subject only to Permitted Prior Liens and, without duplication, Liens for Canadian Priority Payables that are unregistered and that secure amounts that are not yet due and payable, and subsections 8.2(d) and 8.2(i)) in favor of the ABL Collateral Agent pursuant to a Security Document;

(h)                                 the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables is not subject to an event of the type described in subsection 9(f);

(i)                                     no event of default has occurred under the Credit Card Agreement of such Loan Party with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables which event of default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to such Loan Party;

(j)                                    the customer using the credit card or debit card giving rise to such Credit Card Receivable shall not have returned the merchandise purchased giving rise to such Credit Card Receivable;

(k)                                 to the extent required by subsection 4.16(b), the Credit Card Receivables are subject to Credit Card Notifications;

(l)                                     the Credit Card Processor is organized and has its principal offices or assets within the United States or Canada or is otherwise acceptable to the Administrative Agent in its Permitted Discretion;

(m)                             such Credit Card Receivables are not evidenced by chattel paper or an instrument of any kind, and have not been reduced to judgment;

(n)                                 except as otherwise approved by the Administrative Agent, Credit Card Receivables due from Credit Card Processors as to which and solely to the extent the Credit Card Processor has not exercised a right to require a Loan Party to repurchase the Credit Card Receivables from such Credit Card Processor; and

(o)                                 the portion of such Credit Card Receivables that does not include a billing for interest, fees or late charges.

Notwithstanding the foregoing, the Administrative Agent may, from time to time, in the exercise of its Permitted Discretion, on not less than 10 Business Days’ prior notice to the Borrower Representative, change the criteria for Eligible Credit Card Receivables as reflected on the Borrowing Base Certificate based on either (i) an event, condition or other circumstance arising after the Closing Date or (ii) an event, condition or other circumstance existing on the Closing Date to the extent the Administrative Agent had no knowledge thereof on or prior to the Closing Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, Eligible Credit Card Receivables in any material respect as determined by the Administrative Agent in the exercise of its Permitted Discretion.  Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change.  Upon delivery of the notice of such change pursuant to the foregoing sentence, the Administrative Agent shall be available to discuss the proposed change, and the applicable Loan Party may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion.

“Eligible In-Transit Inventory”:  as of any date of determination, without duplication of other Eligible Inventory or Eligible Letter of Credit Inventory, Inventory of the Loan Parties which meets the following criteria:

(a)                                 such Inventory has been shipped from any foreign location to a United States location (with respect to Eligible U.S. In-Transit Inventory for receipt by a U.S. Loan Party) or to a Canadian location (with respect to Eligible Canadian In-Transit Inventory for receipt by a Canadian Loan Party) within 60 days of the date of determination and has not yet been received by a Loan Party;

(b)                                 the purchase order for such Inventory is in the name of a Loan Party and title has passed to such Loan Party;

(c)                                  such Inventory is subject to a negotiable document of title, in form reasonably satisfactory to the Administrative Agent, which shall, except as otherwise agreed by the Administrative Agent in its Permitted Discretion, have been endorsed to the Administrative Agent or an agent acting on its behalf;

(d)                                 with respect to (x) In-Transit Inventory owned by the U.S. Loan Parties with a Net Orderly Liquidation Value or Value as applicable for purposes of calculating the relevant Borrowing Base in excess of $30,000,000 in the aggregate and (y) In-Transit Inventory owned by the Canadian Borrower and the Canadian Subsidiary Guarantors with a Net Orderly Liquidation Value or Value as applicable for purposes of calculating the relevant Borrowing Base in excess of the Dollar Equivalent of $15,000,000 in the aggregate, in each case (i) each relevant freight carrier, freight forwarder, customs broker, shipping company or other Person in possession of such Inventory and/or the documents relating to such Inventory, in each case, as reasonably requested by the Administrative Agent shall have entered into a Customs Broker Agreement and (ii) as reasonably requested by the Administrative Agent, the documents relating to such Inventory shall be in the possession of the Administrative Agent or an agent (or sub-agent) (which is not an Affiliate of a Loan Party) acting on its behalf;

(e)                                  such Inventory (i) is insured in accordance with the provisions of this Agreement and the other Loan Documents, including marine cargo insurance and (ii) is not shipped by a common carrier that is subject to any Sanction or on any Sanctions List;

(f)                                   such Inventory is subject, to the reasonable satisfaction of the Administrative Agent to a valid and perfected first priority Lien (subject only to Permitted Prior Liens and, without duplication, Liens for Canadian Priority Payables that are unregistered and that secure amounts that are not yet due and payable) in favor of the ABL Collateral Agent pursuant to the relevant Security Document (as and to the extent provided therein); and

(g)                                  such Inventory is not excluded from the definition of “Eligible Inventory” (except solely pursuant to clause (l) or (m) thereof or, to the extent they would exclude In-Transit Inventory otherwise eligible under clause (d) hereof for reasons relating to creation, perfection or priority of Liens, clause (c) or clause (i) thereof).

Eligible In-Transit Inventory shall not include Inventory accounted for as “in transit” by the applicable Loan Party by virtue of such Inventory’s being in transit between the Loan Parties’ locations or in storage trailers at Loan Parties’ locations; rather, such Inventory shall be treated as “Eligible Inventory” if it satisfies the conditions therefor.

Notwithstanding the foregoing, the Administrative Agent may, from time to time, in the exercise of its Permitted Discretion, on not less than 10 Business Days’ prior notice to the Borrower Representative, change the criteria for Eligible In-Transit Inventory as reflected on the Borrowing Base Certificate based on either (i) an event, condition or other circumstance arising after the Closing Date or (ii) an event, condition or other circumstance existing on the Closing Date to the extent the Administrative Agent had no knowledge thereof on or prior to the Closing Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, Eligible In-Transit Inventory in any material respect as determined by the Administrative Agent in the exercise of its Permitted Discretion.  Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change.  Upon delivery of the notice of such change pursuant to the foregoing sentence, the Administrative Agent shall be available to discuss the proposed change, and the applicable Loan Party may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion.

“Eligible Inventory”:  all Inventory of the Loan Parties, except for any Inventory:

(a)                                 that is obsolete, damaged, work-in-progress, unfit for sale or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, regarding their use or sale;

(b)                                 that is not of a type held for sale by any of the Loan Parties in the ordinary course of business as is being conducted by each such party;

(c)                                  that is not subject to a valid and perfected first priority Lien (subject only to Permitted Prior Liens and, without duplication, Liens for Canadian Priority Payables that are unregistered and that secure amounts that are not yet due and payable) in favor of the ABL Collateral Agent pursuant to a Security Document (as and to the extent provided therein (it being agreed that in no event shall any Excluded Assets be deemed to be Eligible Inventory hereunder));

(d)                                 that is not owned by any of the Loan Parties (including, without limitation, any Inventory consigned to such Loan Party that is included in the books and records of such Loan Party as Inventory of such Loan Party);

(e)                                  that is placed on consignment (including with customers, but excluding arrangements described under clause (f) below); provided that consigned Inventory shall not be excluded by virtue of this clause (e) if (i) such Loan Party has a perfected purchase money security interest in such Inventory and such security interest is assigned to the Administrative Agent and (ii) such Inventory is segregated at the consignee’s location; provided, further, that (x) the conditions set forth in clause (i) of this clause (e) shall not be required to be satisfied with respect to consigned Inventory (A) not in excess of the Dollar Equivalent of $3,000,000 at any one location and (B) not in excess of $35,000,000 in the aggregate for all locations described in the immediately preceding clause (A) and (y) the conditions set forth in clause (i) of this clause (e) shall be waived for the first 120 days following the Closing Date (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion); provided that Inventory included as Eligible Inventory pursuant to this clause (e) shall not exceed the Dollar Equivalent of $100,000,000 at any one time;

(f)                                   that is held at a processor, converter or printer; provided that Inventory held at a processor, converter or printer shall not be excluded by virtue of this clause (f) if (i) such Inventory is segregated at such processor, converter or printer and (ii) such processor, converter or printer has executed and delivered to the Administrative Agent a Collateral Access Agreement; provided, further, that (x) the condition set forth in clause (ii) of this clause (f) shall not be required to be satisfied with respect to Inventory held at a processor, converter or printer not in excess of the Dollar Equivalent of $1,500,000 at any one location and (y) the condition set forth in clause (ii) of this clause (f) shall be waived for the first 120 days following the Closing Date (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion); provided, further, that Inventory deemed to be Eligible Inventory pursuant to this clause (f) shall not exceed the Dollar Equivalent of $50,000,000 at any one time;

(g)                                  that consists of work-in-progress, raw materials, display items, samples, prototypes or packing or shipping materials, packaging, manufacturing supplies,

chemicals not held for resale, or replacement or spare parts not considered for sale in the ordinary course of business;

(h)                                 that consists of goods which have been returned by the buyer, other than goods that are undamaged or that are resaleable in the ordinary course of business;

(i)                                     that does not comply in all material respects with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents;

(j)                                    that is covered by negotiable document of title, unless such document has been delivered to the Administrative Agent;

(k)                                 that is bill and hold Inventory;

(l)                                     that is located outside the United States of America (with respect to the Eligible U.S. Inventory) or Canada (with respect to the Eligible Canadian Inventory);

(m)                             that is In-Transit Inventory or Letter of Credit Inventory;

(n)                                 that is located in a public warehouse or in possession of a bailee or in a facility leased by a Loan Party, provided that no Inventory shall be excluded by virtue of this clause (n) (i) if (x) the warehouseman, or the bailee or the lessor has delivered to the Administrative Agent a Collateral Access Agreement in form and substance reasonably satisfactory to the Administrative Agent or (y) an Availability Reserve for rents or storage charges (in an amount for any location not to exceed at any time 3 months’ rent or storage charges plus any then unpaid rent or storage charges owing with respect to such location or such lower amount as the Administrative Agent deems appropriate in its reasonable commercial judgment exercised in good faith) has been established for Inventory at that location, or (ii) if the Administrative Agent has requested neither a collateral access agreement nor a rent reserve for Inventory at that location; provided, further, that the condition set forth in clause (i) of this clause (n) shall be waived for the first 120 days following the Closing Date (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion);

(o)                                 that contains or bears any other Intellectual Property rights licensed to a Loan Party by any Person pursuant to a royalty-bearing license, if the Administrative Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the applicable Security Agreement and this Agreement without infringing the rights of the licensor of such Intellectual Property rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which such Loan Party has not delivered to the Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Administrative Agent if requested;

(p)                                 that is not reflected in the details of a current perpetual inventory report or a detailed inventory listing;

(q)                                 that is a mill return; or

(r)                                    that (i) consists of Materials of Environmental Concern that can be transported or sold only with licenses that are not readily available or (ii) has been acquired from a Person subject to any Sanction or on any Sanctions List.

Notwithstanding the foregoing, the Administrative Agent may, from time to time, in the exercise of its Permitted Discretion, on not less than 10 Business Days’ prior notice to the Borrower Representative, change the criteria for Eligible Inventory as reflected on the Borrowing Base Certificate based on either (i) an event, condition or other circumstance arising after the Closing Date or (ii) an event, condition or other circumstance existing on the Closing Date to the extent the Administrative Agent had no knowledge thereof on or prior to the Closing Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, Eligible Inventory in any material respect as determined by the Administrative Agent in the exercise of its Permitted Discretion.  Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change.  Upon delivery of the notice of such change pursuant to the foregoing sentence, the Administrative Agent shall be available to discuss the proposed change, and the applicable Loan Party may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion.

“Eligible Letter of Credit Inventory”:  Letter of Credit Inventory owned or to be owned by a Loan Party and which is (a) when applicable, fully insured and subject to a valid and perfected first priority Lien (subject only to Permitted Prior Liens and, without duplication, Liens for Canadian Priority Payables that are unregistered and that secure amounts that are not yet due and payable) in favor of the ABL Collateral Agent pursuant to a Security Document (as and to the extent provided therein), (b) subject to a Letter of Credit with an expiry date that is not more than 60 days from the date of the most recently delivered Borrowing Base Certificate and (c) Inventory that, when received, would otherwise satisfy all of the requirements of Eligible Inventory hereunder.  For the avoidance of doubt, Eligible Letter of Credit Inventory is without duplication of Eligible In-Transit Inventory.

“Eligible U.S. Accounts”:  the Eligible Accounts owned by the U.S. Borrowers and the U.S. Subsidiary Guarantors.

“Eligible U.S. Credit Card Receivables”:  the Eligible Credit Card Receivables owned by the U.S. Borrowers and the U.S. Subsidiary Guarantors.

“Eligible U.S. In-Transit Inventory”:  the Eligible In-Transit Inventory owned by the U.S. Borrowers and the U.S. Subsidiary Guarantors.

“Eligible U.S. Inventory”:  the Eligible Inventory owned by the U.S. Borrowers and the U.S. Subsidiary Guarantors.

“Eligible U.S. Letter of Credit Inventory”:  the Eligible Letter of Credit Inventory owned by the U.S. Borrowers and the U.S. Subsidiary Guarantors.

“Environmental Costs”:  any and all costs or expenses (including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any actual or alleged violation of, noncompliance with or liability under any Environmental Laws.  Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

“Environmental Laws”:  any and all U.S., Canadian or foreign federal, state, provincial, territorial, local or municipal laws, rules, orders, enforceable guidelines, orders-in-council, regulations, statutes, ordinances, codes, decrees and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as it relates to exposure to Materials of Environmental Concern) or the environment, including those relating to the Release or threatened Release of Materials of Environmental Concern, as have been, or now or at any relevant time hereafter are, in effect.

“Environmental Permits”:  any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

“Equity Offering”:  a sale of Capital Stock (x) that is a sale of Capital Stock of the Parent Borrower (other than Disqualified Stock) or (y) the proceeds of which are contributed to the equity capital of the Parent Borrower or any of its Restricted Subsidiaries.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule”:  the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

“Eurocurrency Base Rate”:  the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1.0%) determined by the Administrative Agent at or about 11:00 a.m. (London time) two Business Days prior to an Interest Period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by the Administrative Agent from time to time); provided that any such comparable or successor rate shall be applied by the Administrative Agent, if administratively feasible, in a manner consistent with market practice; provided, further, that in no event shall the Eurocurrency Base Rate be less than zero.

“Eurocurrency Loans”:  Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

“Eurocurrency Rate”:  with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1.0%):

Eurocurrency Base Rate
1.00 – Eurocurrency Reserve Requirements

“Eurocurrency Reserve Requirements”:  for any day as applied to a Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against “Eurocurrency liabilities” (as such term is used in Regulation D).  Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Event of Default”:  any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Excess Availability”:  at the date of determination thereof by the Administrative Agent, (x) the Maximum Borrowing Amount minus (y) the Aggregate Credit Extensions.

“Exchange Act”:  the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Accounts”:  (a) deposit accounts the balance of which consists exclusively of and used exclusively for (i) withheld income taxes and federal, provincial, territorial, state or local employment taxes in such amounts as are required in the reasonable judgment of the Parent Borrower to be paid to the Internal Revenue Service or state or local government agencies or the Canada Revenue Agency or provincial, territorial or local government agencies within the following two months with respect to employees of any of the Loan Parties and (ii) amounts required to be paid over to a Plan pursuant to Department of Labor Regulation Section 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties, (b) deposit accounts constituting (and the balance of which consists solely of funds set aside to be used in connection with) taxes accounts and payroll accounts and (c) petty cash accounts established (or otherwise maintained) by the Parent Borrower and its Subsidiaries that do not have cash balances at any time exceeding $1,000,000 in the aggregate for all such petty cash accounts.

“Excluded Assets”:  as defined in the U.S. Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement.

“Excluded Subsidiary”:  any (a) Special Purpose Subsidiary, (b) Subsidiary of a Foreign Subsidiary other than any Canadian or U.S. Subsidiary of a Canadian Subsidiary, (c)

Unrestricted Subsidiary, (d) Immaterial Subsidiary, (e) Dormant Subsidiary, (f) Captive Insurance Subsidiary, (g) Domestic Subsidiary or Canadian Subsidiary that, at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), is prohibited by any applicable Contractual Obligation or Requirement of Law from guaranteeing or granting Liens to secure the Obligations hereunder or if guaranteeing, or granting Liens to secure the Obligations hereunder would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (h) joint venture or Subsidiary that is not a Wholly-Owned Subsidiary, (i) Subsidiary formed solely for the purpose of (x) becoming a Parent, or (y) merging with the Parent Borrower or the OpCo Borrower in connection with another Subsidiary becoming a Parent, in each case to the extent such entity becomes a Parent or is merged with the Parent Borrower or the OpCo Borrower or any Parent within 60 days of the formation thereof, or otherwise creating or forming a Parent or (j) Domestic Subsidiary or Canadian Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower Representative), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee of the Obligations hereunder shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that any Subsidiary that fails to meet the requirement in clause (d) as of the last day of the most recent four consecutive fiscal quarters for which consolidated financial statements of the Parent Borrower are available shall continue to be deemed an Excluded Subsidiary hereunder until the date that is 60 days following the date on which such financial statements were required to be delivered pursuant to subsection 7.1 with respect to such period.

“Excluded Taxes”:  any (a) Taxes measured by or imposed upon the net income of any Agent, Issuing Lender, or Lender or its applicable lending office, or any branch or affiliate thereof, (b) franchise Taxes, branch Taxes, Taxes on doing business or Taxes measured by or imposed upon the overall capital or net worth of any Agent, Issuing Lender or Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed by the jurisdiction under the laws of which such Agent, Issuing Lender, or Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof, (c) Taxes imposed by reason of any connection between the jurisdiction imposing such Tax and any Agent, Issuing Lender, or Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Agent, Issuing Lender, or Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any other Loan Document and (d) Taxes imposed under FATCA.

“Existing Commitment”:  as defined in subsection 2.7(a).

“Existing Letters of Credit”:  Letters of Credit issued prior to, and outstanding on, the Closing Date and disclosed on Schedule 1.1E.

“Existing Loans”:  as defined in subsection 2.7(a).

“Existing Tranche”:  as defined in subsection 2.7(a).

“Extended Commitments”:  as defined in subsection 2.7(a).

“Extended Loans”:  as defined in subsection 2.7(a).

“Extending Lender”:  as defined in subsection 2.7(b).

“Extension Amendment”:  as defined in subsection 2.7(c).

“Extension Date”:  as defined in subsection 2.7(d).

“Extension Election”:  as defined in subsection 2.7(b).

“Extension of Credit”:  as to any Lender, the making of, or, in the case of subsection 2.4(d)(ii), participation in, a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

“Extension Request”:  as defined in subsection 2.7(a).

“Facility”:  each of the ABL Facility (including the Commitments and the Extensions of Credit made hereunder) and any other committed facility hereunder.

“Fair Market Value”:  with respect to any asset or property, the fair market value of such asset or property as determined in good faith by a Responsible Officer of the Parent Borrower, whose determination will be conclusive.

“FATCA”:  means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.

“Federal Funds Effective Rate”:  (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System ~~arranged by federal funds brokers~~ on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to the Administrative Agent on the applicable day on such transactions, as determined by the Administrative Agent; provided, that in no event shall such rate be less than zero.

“FILO Tranche”:  as defined in subsection 2.6(d)(ii).

“Financing Disposition”:  any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets that are not ABL Priority Collateral (i) by the Parent Borrower or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets or (ii) by the Parent Borrower or any Subsidiary thereof to or in favor of any Special Purpose Entity that is not a Special Purpose Subsidiary.

“FIRREA”:  the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“First Amendment Effective Date”:  August 11, 2016.

“First Draw”:  the initial draw under this facility all or part of which will be used to finance the Special Payment.

“Flood Program”:  shall mean the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone”:  shall mean areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“Foreign DDAs”:  any DDAs that are (i) maintained by a U.S. Loan Party in a currency other than Dollars or (ii) maintained by a Canadian Loan Party in a currency other than Dollars or Canadian Dollars.

“Foreign Pension Plan”:  a registered pension plan, other than a Canadian Pension Plan, which is subject to applicable pension legislation other than ERISA or the Code, which a Subsidiary of the Parent Borrower sponsors or maintains, or to which it makes or is obligated to make contributions.

“Foreign Plan”:  each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America or Canada, by the Parent Borrower or any of its Subsidiaries, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.

“Foreign Subsidiary”:  (i) any Restricted Subsidiary of the Parent Borrower that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary and (ii) any Foreign Subsidiary Holdco.

“Foreign Subsidiary Holdco”:  any Restricted Subsidiary of the Parent Borrower all or substantially all of whose assets consist of securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries.

“GAAP”:  generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to subsection 1.3 and the following:  If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Borrower may elect by written notice to the Administrative Agent to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition.  All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“Georgia-Pacific”:  Georgia-Pacific LLC, or any successor in interest thereto.

“Governmental Authority”:  any nation or government, any state, province, territory or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

“Guarantee”:  any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower Representative in good faith.

“Guarantors”:  the collective reference to Holding, each Canadian Subsidiary Guarantor (solely with respect to the obligations of the Canadian Borrower hereunder and under each other Loan Document) and each U.S. Subsidiary Guarantor, in each case that is from time to time party to the U.S. Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, as applicable; individually, a “Guarantor.”

“Hedge Termination Value”: in respect of any one or more Qualified Secured Bank Product Obligations, after taking into account the effect of any legally enforceable netting agreement relating to such Qualified Secured Bank Product Obligations, (a) for any date on or after the date such Qualified Secured Bank Product Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s) to the extent not yet paid, and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Qualified Secured Bank Product Obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Qualified Secured Bank Product Obligations (which may include a Lender or any Affiliate or branch of a Lender).

“Hedging Obligations”:  with respect to any Loan Party, the Indebtedness and other obligations of such Loan Party pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“Holding”:  (i) prior to the Parent Merger, SpinCo and (ii) following the Parent Merger, SpinCo as surviving corporation of the Parent Merger, and in each case any successor in interest thereto.

“Holding Parent”:  as defined in the recitals hereto.

“IFRS”:  International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiary”:  (i) any Subsidiary of the Parent Borrower existing on the Closing Date with the consent of the Administrative Agent and (ii) any Subsidiary of the Parent Borrower organized or acquired after the Closing Date, in the case of each of (i) and (ii) designated by the Parent Borrower to the Administrative Agent in writing that had (a) total consolidated revenues of less than 2.5% of the total consolidated revenues of the Parent Borrower and its Subsidiaries during the most recently completed period of four consecutive fiscal quarters of the Parent Borrower and (b) total consolidated assets of less than 2.5% of the total consolidated assets of the Parent Borrower and its Subsidiaries as of the last day of such period; provided that (x) for purposes of subsection 7.9, any Special Purpose Subsidiary shall be deemed to be an “Immaterial Subsidiary,” and (y) Immaterial Subsidiaries (other than any Special Purpose Subsidiary) shall not, in the aggregate, (1) have had revenues in excess of 10% of the total consolidated revenues of the Parent Borrower and its Subsidiaries during the most recently completed period of four consecutive fiscal quarters or (2) have had total assets in excess of 10% of the total consolidated assets of the Parent Borrower and its Subsidiaries as of the last day of such period.  Any Subsidiary so designated as an Immaterial Subsidiary that fails to meet the foregoing as of the last day of any such four consecutive fiscal quarter period shall continue to be deemed an “Immaterial Subsidiary” hereunder until the date that is 60 days following the delivery of annual or quarterly financial statements pursuant to subsection 7.1 with respect to the last quarter of such four consecutive fiscal quarter period.

“Incremental ABL Term Loans”:  as defined in subsection 2.6(a).

“Incremental Commitment Amendment”:  as defined in subsection 2.6(f)(ii).

“Incremental Facility” and “Incremental Facilities”:  as defined in subsection 2.6(a).

“Incremental Facility Increase”:  as defined in subsection 2.6(a).

“Incremental Indebtedness”:  Indebtedness incurred by any Borrower pursuant to and in accordance with subsection 2.6.

“Incremental Revolving Commitment Effective Date”:  as defined in subsection 2.6(f)(i).

“Incremental Revolving Commitments”:  as defined in subsection 2.6(a).

“Incur”:  issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have correlative meanings; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.  Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will not be deemed to be an Incurrence of Indebtedness.  Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed

Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness”:  with respect to any Person on any date of determination (without duplication):

(i)                                     the principal of indebtedness of such Person for borrowed money,

(ii)                                  the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(iii)                               all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

(iv)                              all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

(v)                                 all Capitalized Lease Obligations of such Person,

(vi)                              the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Parent Borrower other than a Subsidiary Borrower or a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be the Fair Market Value or the fair market value as determined in good faith by the board of directors or other governing body of the issuer of such Capital Stock),

(vii)                           all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

(viii)                        all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person, and

(ix)                              to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time);

provided that Indebtedness shall not include Contingent Obligations Incurred in the ordinary course of business.

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Agreement, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Indemnified Liabilities”:  as defined in subsection 11.5.

“Indemnitee”:  as defined in subsection 11.5.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property”:  as defined in subsection 5.9.

“Intercreditor Agreement”:  the Base Intercreditor Agreement or any Other Intercreditor Agreement, as applicable.

“Interest Payment Date”:  (a) as to any ABR Loan, the first day of each January, April, July and October to occur while such Loan is outstanding, and the final maturity date of such Loan, (b) as to any Eurocurrency Loan or BA Equivalent Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurocurrency Loan or BA Equivalent Loan having an Interest Period longer than three months, (i) each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period.

“Interest Period”:  with respect to any Eurocurrency Loan or BA Equivalent Loan:

(a)                                 initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan or BA Equivalent Loan and ending ~~two weeks (in the case of BA Equivalent Loans),~~ one month, two months, three months or six months, or, if available to all relevant Lenders, one week, two weeks (in the case of BA Equivalent Loans), nine months or 12 months, as selected by the Borrower Representative in their respective notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b)                                 thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan or BA Equivalent Loan and ending ~~two weeks (in the case of BA Equivalent Loans),~~ one month, two months, three months or six months, or, if available to all relevant Lenders, one week, two weeks (in the case of BA Equivalent Loans), nine months or 12 months, as selected by the Borrower Representative by irrevocable notice to the Administrative Agent, not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)                                     if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)                                  any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date;

(iii)                               any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv)                              the Borrower Representative shall select Interest Periods so as not to require a scheduled payment of any Eurocurrency Loan or BA Equivalent Loan during an Interest Period for such Loan.

“Interest Rate Agreement”:  with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

“International Paper”:  as defined in the recitals hereto.

“In-Transit Inventory”:  Inventory located outside of (with respect to Eligible U.S. In-Transit Inventory) the United States or (with respect to Eligible Canadian In-Transit Inventory) Canada or in transit from a location outside of the United States or Canada, as applicable, to a Loan Party from vendors and suppliers that has not yet been received into a distribution center or store of such Person.

“Inventory”:  inventory (as such term is defined in Article 9 of the UCC) or (to the extent governed thereby) the PPSA as in effect from time to time.

“Investment”:  with respect to any Person by any other Person, any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person.  For purposes of the definition of “Unrestricted Subsidiary” and subsection 8.5 only,

(i)                                     “Investment” shall include the portion (proportionate to the Parent Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Parent Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Parent Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Parent Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation,

(ii)                                  any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, and

(iii)                               for purposes of subsection 8.5(a)(3)(C) the amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of such redesignation (excluding the amount of such Investment then outstanding pursuant to clause (q) or (u) of the definition of the term “Permitted Investments” or clause (iv) or (vii) of subsection 8.5(b).

Guarantees shall not be deemed to be Investments.  The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Parent Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that, to the extent that the amount of Restricted Payments outstanding at any time pursuant to subsection 8.5(a) is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to subsection 8.5(a).

“Investment Company Act”:  the Investment Company Act of 1940, as amended from time to time.

“Investment Grade Rating”:  a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any other Rating Agency.

“Investment Grade Securities”:  (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than

Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Parent Borrower and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investors”:  (i) Bain Capital Investors and Georgia-Pacific and (ii) any of their respective legal successors.

“ISP”:  the International Standby Practices (1998), International Chamber of Commerce Publication No. 590.

“Issuing Lender”:  any Canadian Facility Issuing Lender or any U.S. Facility Issuing Lender.

“Joinder Agreement”:  a joinder in substantially the form of Exhibit B hereto, to be executed by each Borrower designated as such after the Closing Date.

“Judgment Conversion Date”:  as defined in subsection 11.8(a).

“Judgment Currency”:  as defined in subsection 11.8(a).

“L/C Facing Fee”:  as defined in subsection 3.3(a).

“L/C Fee”:  as defined in subsection 3.3(a).

“L/C Fee Payment Date”:  with respect to any Letter of Credit, the first day of each January, April, July and October to occur after the date of issuance thereof to and including the first such day to occur on or after the date of expiry thereof.

“L/C Obligations”:  the U.S. Facility L/C Obligations and the Canadian Facility L/C Obligations, collectively.

“L/C Participants”:  the U.S. Facility L/C Participants and the Canadian Facility L/C Participants.

“Lead Arrangers”:  Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Bank, N.A., and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners under this Agreement.

“Lender Default”:  (a) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender (including any Agent in its capacity as Lender) to make available its portion of any incurrence of Loans or reimbursement obligations, which refusal or failure is not cured within one Business Day after the date of such refusal or failure, (b) the failure of any Lender (including any Agent in its capacity as Lender) to pay over to the

Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) a Lender (including any Agent in its capacity as Lender) has notified the Parent Borrower or the Administrative Agent, verbally or in writing, that it does not intend to comply with its funding obligations hereunder, (d) a Lender (including any Agent in its capacity as Lender) has failed, within 10 Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations hereunder or (e) an Agent or a Lender has admitted in writing that it is insolvent or such Agent or Lender becomes subject to a Lender-Related Distress Event.

“Lender Joinder Agreement”:  as defined in subsection 2.6(e)(i).

“Lender-Related Distress Event”:  with respect to any Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), a voluntary or involuntary case or proceeding with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, interim receiver, trustee, monitor or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt, or a Bail-In Action with respect to such Distressed Person; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Lenders”:  the several banks and other financial institutions from time to time party to this Agreement acting in their capacity as lenders, together with, in each case, any affiliate or branch of any such bank or financial institution through which such bank or financial institution elects, by written notice to the Administrative Agent and the Borrower Representative, to make any Loans or Swing Line Loans available to any Borrower or issue Letters of Credit; provided that for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any of the requirements of any Loan Document or any Default or Event of Default and its consequences or (c) any other matter as to which a Lender may vote or consent pursuant to subsection 11.1, the bank or financial institution making such election shall be deemed the “Lender” rather than such affiliate or branch, which shall not be entitled to so vote or consent.

“Letter of Credit Inventory”:  Inventory the purchase of which is financed with Letters of Credit hereunder, (a) which Inventory does not constitute Eligible Inventory or Eligible In-Transit Inventory and for which no document of title has been issued and (b) which Inventory, when purchased, would otherwise constitute Eligible Inventory or Eligible In-Transit Inventory.

“Letter of Credit Request”:  a letter of credit request substantially in the form of Exhibit F-2 or in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit, and accompanied by an application and agreement for the issuance or amendment of a Letter of Credit in such form as the Issuing Lender may reasonably specify from time to time consistent with the terms hereof (it being understood that in the event of any express conflict, the terms hereof shall control).

“Letters of Credit” or “L/Cs”:  the U.S. Facility Letters of Credit and the Canadian Facility Letters of Credit.

“Liabilities”:  collectively, any and all claims, obligations, liabilities, causes of actions, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

“Lien”:  any mortgage, pledge, security interest, hypothec, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Limited Condition Acquisition”:  any acquisition of any assets, business or Person permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan”:  a Revolving Credit Loan, an Agent Advance or a Swing Line Loan, as the context shall require; collectively, the “Loans.”

“Loan Documents”:  collectively, this Agreement, any Notes, the Base Intercreditor Agreement (if entered into), the U.S. Guarantee and Collateral Agreement, the Canadian Guarantee and Collateral Agreement, any other Security Documents and any other document to which a Loan Party is a party which expressly states that it is to be treated as a “Loan Document” hereunder, each as amended, supplemented, waived or otherwise modified from time to time.

“Loan Parties”:  Holding, the Parent Borrower, any other Borrower hereunder and each Subsidiary Guarantor that is a party to a Loan Document as a Guarantor or pledgor under any of the Security Documents; individually, a “Loan Party.”  No Excluded Subsidiary shall be a Loan Party.

“Management Advances”:  (1) loans or advances made to directors, officers, employees or consultants of any Parent, the Parent Borrower or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $15,000,000 in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under subsection 8.1.

“Management Agreements”:  collectively, any agreements primarily providing for indemnification and/or contribution for the benefit of any Permitted Holder in respect of Liabilities resulting from, arising out of or in connection with, based upon or relating to (a) any management, consulting, financial advisory, financing, underwriting or placement services or other investment banking activities, (b) any offering of securities or other financing activity or arrangement of or by any Parent or any of its Subsidiaries or (c) any action or failure to act of or by any Parent or any of its Subsidiaries (or any of their respective predecessors); in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

“Management Guarantees”:  guarantees (x) of up to an aggregate principal amount outstanding at any time of $25,000,000 of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of any Parent, the Parent Borrower or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $10,000,000 in the aggregate outstanding at any time.

“Management Indebtedness”:  Indebtedness Incurred to any Management Investor to finance the repurchase or other acquisition of Capital Stock of the Parent Borrower or any Parent (including any options, warrants or other rights in respect thereof) from any Management Investor, which repurchase or other acquisition of Capital Stock is permitted by subsection 8.5.

“Management Investors”:  the officers, directors, employees and other members of the management of any Parent, the Parent Borrower or any of their respective Subsidiaries, or family members or relatives thereof (provided that, solely for purposes of the definition of “Permitted Holders,” such family members or relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Parent Borrower, which determination shall be conclusive), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Parent Borrower or any Parent.

“Management Stock”:  Capital Stock of the Parent Borrower or any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Mandatory Canadian Revolving Loan Borrowing”:  as defined in subsection 2.4(c).

“Mandatory U.S. Revolving Loan Borrowing”:  as defined in subsection 2.4(c).

“Market Capitalization”:  for any fiscal year, an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of Holding or any Parent on the last day of such fiscal year multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the last 30 trading days of such fiscal year.

“Material Adverse Effect”:  any event, circumstance or condition that has had or would reasonably be expected to have a material and adverse effect on (a) the business or financial condition of the Parent Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrowers and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, taken as a whole.

“Material Restricted Subsidiary”:  any Restricted Subsidiary other than one or more Restricted Subsidiaries designated by the Parent Borrower that in the aggregate do not constitute Material Subsidiaries.

“Material Subsidiary”:  any Subsidiary of the Parent Borrower that is not an Immaterial Subsidiary.

“Materials of Environmental Concern”:  any chemicals, substances, materials, wastes, pollutants, contaminants or compounds in any form or regulated under, or which may give rise to liability under, any applicable Environmental Law, including gasoline, petroleum (including crude oil or any fraction thereof), petroleum products or by-products, asbestos, toxic mold, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date”:  ~~July 1~~August 11, ~~2019~~2021.

“Maximum Borrowing Amount”:  at any time of determination, the lesser of (1) the Borrowing Base and (2) the aggregate Commitments hereunder, at such time.

“Merger Agreement”:  as defined in the recitals hereto.

“Mergers”:  the collective reference to the Parent Merger and the Subsidiary Merger.

“Minimum Extension Condition”:  as defined in subsection 2.7(g).

“Moody’s”:  Moody’s Investors Service, Inc. and its successors.

“Mortgaged Properties”:  the collective reference to the Real Properties owned in fee by the Loan Parties described on Schedule 5.8 or required to be mortgaged as Collateral pursuant to subsection 7.9(a), including all buildings, improvements, structures and fixtures now or subsequently located thereon and owned by any such Loan Party.

“Mortgages”:  collectively, the mortgages, charges and deeds of trust, if any, for the Mortgaged Properties, executed and delivered by any Loan Party to the Administrative Agent and the ABL Collateral Agent, as applicable, substantially in the form of Exhibit G, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Multiemployer Plan”:  a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”:  with respect to any issuance or sale of any securities or Indebtedness of the Parent Borrower or any Subsidiary by the Parent Borrower or any Subsidiary, or any capital contribution, the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

“Net Orderly Liquidation Value”:  the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of the Loan Parties’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory expressed as a percentage of the net book value thereof, such percentage to be as determined from time to time by reference to the most recent Inventory appraisal completed by a qualified third-party appraisal company (approved by the Administrative Agent in its Permitted Discretion) delivered to the Administrative Agent.

“New Revolving Commitments”:  as defined in subsection 2.6(a).

“New York Process Agent”:  as defined in subsection 11.13(f).

“Non-ABL Priority Collateral”:  as defined in the Base Intercreditor Agreement.

“Non-Consenting Lender”:  as defined in subsection 11.1(f).

“Non-Defaulting Lender”:  any Lender other than a Defaulting Lender.

“Non-Excluded Taxes”:  all Taxes other than Excluded Taxes.

“Non-Extended Commitments”: as defined in subsection 2.7(a).

“Non-Extended Loans”: as defined in subsection 2.7(a).

“Non-Extending Lender”:  as defined in subsection 2.7(e).

“Non-Loan Party”:  each Subsidiary of the Parent Borrower that is not a Loan Party.

“Notes”:  the collective reference to the Revolving Notes and the Swing Line ~~Note~~Notes.

“Not Otherwise Applied”:  the Available Equity Amount that was not previously applied pursuant to subsections 8.5(a) and 8.5(b)(iv), clause (c)(y) of the definition of “Permitted Acquisition” and clause (t) of the definition of “Permitted Investments”.

“Obligation Currency”:  as defined in subsection 11.8(a).

“Obligations”:  with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Parent Borrower or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof; provided that, when used with respect to the Facility hereunder, “Obligations” shall include Secured Bank Product Obligations.

“Obligor”:  any purchaser of goods or services or other Person obligated to make payment to the Parent Borrower or any of its Subsidiaries (other than to any Special Purpose Subsidiaries and the Foreign Subsidiaries (other than Canadian Subsidiaries)) in respect of a purchase of such goods or services.

“OFAC”:  as defined in subsection 5.19.

“OpCo Borrower”:  as defined in the preamble hereto and shall include any successor in interest thereto.

“Other Intercreditor Agreement”:  an intercreditor agreement in form and substance reasonably satisfactory to the Borrower Representative and the ABL Collateral Agent (and approved by the Required Lenders).

“Other Representatives”:  each of the Lead Arrangers and each other institution set forth on the cover page hereto as a Joint Bookrunner in its capacity as such hereunder.

“Overdraft Loan”:  as defined in subsection 2.1(i).

“Parent”:  any of Holding or any Other Parent and any other Person that is a Subsidiary of Holding or any Other Parent and of which the Parent Borrower is a Subsidiary.  As used herein, “Other Parent” means a Person of which the Parent Borrower becomes a Subsidiary after the Closing Date; provided that either (x) immediately after the Parent Borrower first becomes a Subsidiary of such Person, more than 50.0% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50.0% of the Voting Stock of a Parent of the Parent Borrower immediately prior to the Parent Borrower first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Parent Borrower first becoming a Subsidiary of such Person.

“Parent Borrower”:  initially, xpedx Intermediate, LLC, and, on and after the consummation of the Subsidiary Merger, Unisource Worldwide, Inc. and in each case shall include any successor in interest thereto.

“Parent Expenses”:  (i) costs (including all professional fees and expenses) incurred by any Parent in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the Parent Borrower or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Parent Borrower or any Subsidiary thereof, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with or for the benefit of any such Person (including the Management Agreements), or obligations in respect of director and officer insurance (including premiums therefor), (iv) other administrative and operational expenses of any Parent incurred in the ordinary course of business, and (v) fees and expenses incurred by any Parent in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Parent Borrower or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Parent Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Parent Merger”:  the merger of UWWH with and into Spinco, with Spinco being the surviving corporation.

“Participant”:  as defined in subsection 11.6(c).

“Participant Register”:  as defined in subsection 11.6(c)(iv).

“Patriot Act”:  as defined in subsection 11.18.

“Payment Condition”:  at any time of determination, with respect to a Specified Payment, means that (a) no Specified Default has occurred and is continuing or would exist as a result of making the subject Specified Payment and (b) either (x) after giving pro forma effect to the subject Specified Payment (as if such Specified Payment, if applicable to such calculation, had been made as of the first day of the period taken into account to determine whether or not a 10% Liquidity Event has occurred and is continuing), no 10% Liquidity Event has occurred and is continuing and the Parent Borrower is in compliance with the covenant set forth in subsection 8.9 for the then applicable Test Period after giving pro forma effect to such Specified Payment (as if such Specified Payment, if applicable to such calculation, had been made as of the first day of such period), whether or not such covenant is otherwise then applicable to the Parent Borrower under such subsection at such time or (y) after giving pro forma effect to the subject Specified Payment (as if such Specified Payment, if applicable to such calculation, had been made as of the first day of the period taken into account to determine whether or not a 15%

Liquidity Event has occurred and is continuing), no 15% Liquidity Event has occurred and is continuing.  For purposes hereof:

(i)                                     a 10% Liquidity Event shall have occurred if Specified Availability is less than the 10% Trigger for two consecutive Business Days and shall continue until Specified Availability exceeds or is equal to the 10% Trigger for 30 consecutive days; and

(ii)                                  a 15% Liquidity Event shall have occurred if Specified Availability is less than the 15% Trigger for two consecutive Business Days and shall continue until Specified Availability exceeds or is equal to the 15% Trigger for 30 consecutive days.

“Payment Office”:  initially, the office of the Administrative Agent as set forth in subsection 11.2, or any other office as the Administrative Agent shall designate from time to time.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Pension Event”:  solely with respect to Canadian Pension Plans, (a) the whole or partial withdrawal of a Loan Party or any of its Subsidiaries from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of proposal to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the issuance of a notice of proposal by any Governmental Authority to terminate in whole or in part or have an administrator or like body appointed to administer a Canadian Pension Plan; or (d) any other event or condition which would reasonably be expected to result in the termination of, winding up or partial termination or winding up of or the appointment of a trustee to administer, any Canadian Pension Plan.

“Permitted Acquisition”:  any acquisition in a transaction that satisfies each of the following requirements:

(a)                                 the business of the acquired company shall be substantially similar to, or ancillary, complementary or related to the Business, or the assets so acquired shall be used or useful in or otherwise relate to, the Business; provided that up to 20% of the gross sales revenue of an acquired company may be from lines of business that are not similar, ancillary, complementary or related to the Business;

(b)                                 the acquired company and its Subsidiaries will become Guarantors or Borrowers and pledge their Collateral to the Administrative Agent to the extent required by subsections 7.9(b) and 7.9(c); and

(c)                                  in the case of an acquisition by a Loan Party of an acquired company that will not become a Loan Party, the Acquisition Consideration consists solely of any combination of (x) Capital Stock of any Parent or Holding, and/or (y) amounts not to exceed the Available Equity Amount Not Otherwise Applied, and/or (z) additional cash and other property (excluding cash and other property covered in subclauses (x) and (y) of this clause (c)) and Indebtedness (whether incurred or assumed); provided, unless the Payment Condition is satisfied at the time of such Permitted Acquisition (or, at the option of the Borrower Representative if such Permitted Acquisition is a Limited Condition Acquisition, as of the date definitive agreements for such Limited Condition Acquisition are entered into), that the aggregate amount of such cash consideration paid pursuant to this clause (c)(z) and all other cash consideration paid for Permitted Acquisitions consummated during any fiscal year in reliance on this clause (c)(z) is less than or equal to $50,000,000 during any fiscal year, provided, further, that amounts unused in any fiscal year may be carried forward and used to make Permitted Acquisitions in succeeding fiscal years.

“Permitted Cure Securities”:  common equity securities of any Parent or other equity securities of any Parent on terms and conditions reasonably satisfactory to the Administrative Agent that do not constitute Disqualified Stock.

“Permitted Discretion”:  the commercially reasonable judgment of the Administrative Agent, exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions, as to any factor which such Agent reasonably determines:  (a) will or reasonably could be expected to adversely affect in any material respect the value of any Eligible Inventory, Eligible In-Transit Inventory, Eligible Letter of Credit Inventory, Eligible Credit Card Receivables or Eligible Accounts, the enforceability or priority of the applicable Agent’s Liens thereon or the amount which any Agent, the Lenders or any Issuing Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Eligible Inventory, Eligible In-Transit Inventory, Eligible Letter of Credit Inventory, Eligible Credit Card Receivables or Eligible Accounts; or (b) is evidence that any collateral report or financial information delivered to such Agent by any Person on behalf of the applicable Borrower is incomplete, inaccurate or misleading in any material respect.  In exercising such judgment, such Agent may consider, without duplication, such factors already included in or tested by the definition of Eligible Inventory, Eligible In-Transit Inventory, Eligible Letter of Credit Inventory, Eligible Credit Card Receivables or Eligible Accounts as well as any of the following:  (i) changes after the Closing Date in any material respect in demand for, pricing of, or product mix of Inventory; (ii) changes after the Closing Date in any material respect in any concentration of risk with respect to Accounts; and (iii) any other factors arising after the Closing Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Eligible Inventory, Eligible In-Transit Inventory, Eligible Letter of Credit Inventory, Eligible Credit Card Receivables or Eligible Accounts.

“Permitted Holder”:  any of the following:  (i) any of the Investors or Management Investors, and any of their respective Affiliates; (ii) any investment fund or vehicle managed or sponsored by Bain Capital or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (iii) any limited or general partners of, or other investors in, any Bain Capital Investor or any Affiliate thereof, or any such investment fund or vehicle (as to any such limited partner or other investor, solely to the extent of any Capital Stock of the Parent Borrower or any Parent actually received by way of dividend or distribution from any such Investor, Affiliate, or investment fund or vehicle); (iv) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of which any of the Persons specified in clause (i), (ii) or (iii) above is a member (provided that (without giving effect to the existence of such “group” or any other “group”) one or more of such Persons collectively have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent Borrower or any Parent held by such “group”), and any other Person that is a member of such “group”, and (v) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Parent Borrower.

“Permitted Investments”:  (a) Investments in accounts, payment intangibles and chattel paper (each as defined in the UCC or, if applicable, the PPSA), notes receivable, extensions of trade credit and similar items arising or acquired in the ordinary course of business of the Parent Borrower and its Restricted Subsidiaries;

(~~b~~a)                          Investments in cash, Cash Equivalents, Temporary Cash Investments and Investment Grade Securities;

(~~c~~b)                           Investments in existence on the Closing Date and set forth on Schedule 1.1P;

(~~d~~c)                           (i) Investments by any Loan Party in any other Loan Party (other than Holding) or in any Captive Insurance Subsidiary; provided, however, that if any such Investment is in the form of intercompany Indebtedness, such Indebtedness shall not be secured by any Lien and (ii) Investments in Holding in amounts and for purposes for which dividends are permitted under subsection 8.5;

(~~e~~d)                           Investments received in settlement amounts due to the Parent Borrower or any Restricted Subsidiary of the Parent Borrower effected in the ordinary course of business;

(~~f~~e)                             Investments by any Non-Loan Party in any other Non-Loan Party;

(~~g~~f)                             Investments by Loan Parties in any Non-Loan Parties; provided, however, that the aggregate outstanding amount at any time of all intercompany Investments made pursuant to this clause (g) shall not exceed, at the time of incurrence thereof and after giving pro forma effect thereto, the greater of $50,000,000 and 33.0% of Consolidated EBITDA for the previous fiscal year;

(~~h~~g)                           Investments by any Non-Loan Party in any Loan Party (other than Holding); provided, however, that if any such Investment is in the form of intercompany Indebtedness, such Indebtedness shall not be secured by any Lien;

(~~i~~h)                              (1) Investments by any Loan Party in any Restricted Subsidiary to the extent that, substantially concurrent with such Investment, a corresponding cash Investment or Restricted Payment in the same amount is made from such Restricted

Subsidiary, directly or indirectly, to a Loan Party within 10 Business Days of the initiation of such transaction, (2) Investments by Loan Parties in Restricted Subsidiaries so long as such Investments are part of a series of transactions that result in the proceeds of such intercompany Investments ultimately being invested in (or distributed to) a Loan Party within 10 Business Days of the initiation of such transaction, (3) intercompany Investments, reorganizations and related activities related to tax planning and reorganization (i) contemplated as of the Closing Date and set forth on Schedule 1.1P or (ii) so long as after giving effect thereto, the security interest of the Lenders in the Collateral, taken as a whole, is not impaired in any material respect (it being understood that the contribution of the equity interests of one or more “first-tier” foreign subsidiaries to a newly created “first-tier” foreign subsidiary shall be permitted) and (4) Investments by the Parent Borrower or any of its Subsidiaries in the Parent Borrower or any of its Subsidiaries constituting intercompany loans, advances, or Indebtedness having a term not exceeding 364 days, inclusive of any rollover or extensions of terms (and made in the ordinary course of business) in an amount not to exceed the greater of $20,000,000 and 1.00% of Consolidated Total Assets at any time; provided that the transactions described in clauses (1) and (2) above shall only be permitted to the extent that (x) after giving effect thereto, the validity, perfection and priority of the security interest of the Lenders in the Collateral is not impaired by or in connection with such transaction and (y) five Business Days prior to giving effect to such transaction (or such shorter period as the Administrative Agent shall agree), the Administrative Agent shall have received a reasonably detailed description of such transaction and drafts of the documentation relating thereto as the Administrative Agent may reasonably request;

(~~j~~i)                                 any Investment constituting, or acquired in connection with, a Permitted Acquisition, including any Investment in the form of a capital contribution or intercompany Indebtedness among Holding, the Parent Borrower and their respective Subsidiaries for the purpose of consummating a Permitted Acquisition, so long as (a) the Payment Condition is satisfied at the time of such Permitted Acquisition (or, at the option of the Borrower Representative if such Permitted Acquisition is a Limited Condition Acquisition, as of the date definitive agreements for such Limited Condition Acquisition are entered into) or (b) the aggregate amount of such Investments outstanding pursuant to this clause (j)(b), taken together with the aggregate outstanding amount of Investments in joint ventures made pursuant to clause (q) below, Investments made pursuant to clause (u) below and Guarantee Obligations incurred pursuant to subsection 8.1(c)(xi) do not exceed the greater of $75,000,000 and 3.00% of Consolidated Total Assets;

(~~k~~j)                             Investments made in connection with the Transactions;

(~~l~~k)                              loans and advances (and guarantees of loans and advances by third parties) made to officers, directors or employees of any Parent or Holding, the Parent Borrower or any of its Restricted Subsidiaries, and Guarantee Obligations of the Parent Borrower or any of its Restricted Subsidiaries in respect of obligations of officers, directors or employees of any Parent, Holding, the Parent Borrower or any of its Restricted Subsidiaries, in each case (i) in the ordinary course of business, (ii) existing on the

Closing Date and described on Schedule 1.1P, (iii) made for other purposes in an aggregate principal amount not to exceed $15,000,000 at any time, (iv) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or (v) made to sales representatives in connection with changes to sales commission procedures; provided, however, that with respect to any employee of any Parent, no such loans or advances shall be permitted unless the activities of such employee relate primarily to the Parent Borrower and its Restricted Subsidiaries;

(~~m~~l)         loans and advances (and guarantees of loans and advances by third parties) made to Management Investors in connection with the purchase by such Management Investors of Capital Stock of Holding or any Parent (so long as, in the case of any purchase of Capital Stock of Holding or any Parent, Holding or such Parent, as applicable, applies an amount equal to the net cash proceeds of such purchases to, directly or indirectly, make capital contributions to, or purchase Capital Stock of, the Parent Borrower or applies such proceeds to pay Holding or Parent Expenses) of up to $15,000,000 outstanding at any one time and promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors;

(~~n~~m)       (i) Investments of the Parent Borrower and its Restricted Subsidiaries under Interest Rate Agreements, Currency Agreements or Commodities Agreements permitted hereunder and (ii) any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Parent Borrower or any of its Subsidiaries which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(~~o~~n)         (i) Investments in the nature of pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Prior Liens” or (ii) Investments in the nature of or resulting from Liens permitted under subsection 8.2;

(~~p~~o)         Investments representing non-cash consideration received by the Parent Borrower or any of its Restricted Subsidiaries in connection with any asset disposition, provided that any such non-cash consideration received by the Parent Borrower or any other Loan Party is pledged to the ABL Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents as and to the extent provided for therein;

(~~q~~p)         Investments by the Parent Borrower or any of its Restricted Subsidiaries in a Person in connection with a joint venture or similar arrangement; provided that (i) the aggregate amount of such Investments outstanding pursuant to this clause (q) do not exceed $75,000,000, when taken together with the aggregate outstanding amount of Permitted Acquisitions made pursuant to clause (j)(b) above, Investments made pursuant to clause (u) below and Guarantee Obligations incurred pursuant to subsection 8.1(c)(xi) at any time and (ii) the Parent Borrower or such Restricted Subsidiary complies with the provisions of subsections 7.9(b) and 7.9(c) hereof, if applicable, with respect to such ownership interest;

(~~r~~q)          Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by the Parent Borrower or any of its Restricted Subsidiaries that were issued in connection with the financing of such assets, so long as the Parent Borrower or any such Restricted Subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;

(~~s~~r)          Investments representing evidences of Indebtedness, securities or other property received from another Person by the Parent Borrower or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Parent Borrower or any of its Restricted Subsidiaries; provided that any such securities or other property received by the Parent Borrower or any other Loan Party is pledged to the ABL Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents as and to the extent required thereby;

(~~t~~s)          any Investment to the extent not exceeding the Available Equity Amount Not Otherwise Applied;

(~~u~~t)          Investments by the Parent Borrower and its Restricted Subsidiaries in an aggregate amount outstanding at any time, when taken together with the aggregate outstanding amount of Permitted Acquisitions made pursuant to clause (j)(b) above, Investments in joint ventures made pursuant to clause (q) above and Guarantee Obligations incurred pursuant to subsection 8.1(c)(xi), not to exceed the greater of $75,000,000 and 3.00% of Consolidated Total Assets; and

(~~v~~u)         any Investment to the extent made using Capital Stock of Holding (other than Disqualified Stock) as consideration.

For purposes of determining compliance with subsection 8.5, (i) in the event that any Investment meets the criteria of more than one of the types of Investments described in clauses (a) through (v) above, the Parent Borrower, in its sole discretion, shall classify such item of Investment and may include the amount and type of such Investment in one or more of such clauses (including in part under one such clause and in part under another such clause) and (ii) the amount of any Investment made or outstanding at any time under clauses (g), (j), (l), (m), (q) and (u) shall be the original cost of such Investment, reduced (at the Parent Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Permitted Liens”:  as defined in subsection 8.2.

“Permitted Payment”:  as defined in subsection 8.5(b).

“Permitted Prior Liens”:

(a)           Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Parent Borrower and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Parent Borrower or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(b)           carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(c)           pledges, deposits or Liens in connection with workers’ compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(d)           pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(e)           easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole;

(f)            (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on real property over which the Parent Borrower or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(g)           Liens arising out of judgments, decrees, orders or awards (other than judgments, decrees or awards constituting Events of Default under subsection 9(h)) in respect of which the Parent Borrower or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated or if the period within which such appeal or proceedings may be initiated shall not have expired; and

(h)           Liens (i) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (ii) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (iii) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (iv) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (v) Liens in favor of any Borrower or any Subsidiary Guarantor, (vi) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (vii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (viii) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business or (ix) arising in connection with repurchase agreements permitted under subsection 8.1.

“Person”:  any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan”:  at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Parent Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“PPSA”:  the Personal Property Security Act (Ontario) (or any successor statute) or similar legislation of any other Canadian jurisdiction, including the Civil Code of Québec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests.

“Preferred Stock”:  as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Prime Rate”:  as defined in the definition of “ABR.”

“Purchase”:  as defined in the definition of “Consolidated Coverage Ratio.”

“Purchase Money Obligations”:  any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Holding Company Debt”:  unsecured Indebtedness of Holding (a) that is not subject to any Guarantee Obligation by any Restricted Subsidiary of Holding (including any Borrower), (b) that will not mature prior to the date that is six (6) months after the Maturity Date in effect on the date of issuance or incurrence thereof, (c) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (e) below), (d) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (i) the date that is four (4) years from the date of the issuance or incurrence thereof and (ii) the date that is six (6) months after the Maturity Date in effect on the date of such issuance or incurrence, and (e) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior discount notes of a holding company); provided that any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualified Secured Bank Product Obligations”:  those Secured Bank Product Obligations that are Hedging Obligations.

“Quebec Security Documents”:  collectively, each movable hypothec executed and delivered to the ABL Collateral Agent, substantially in the form of Exhibit D-2, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Rating Agency”:  Moody’s or S&P, or, if Moody’s or S&P or both shall not make a rating of the Facilities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Parent Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.

“Real Property”:  land, buildings, structures and other improvements located thereon, fixtures attached thereto, and rights, privileges, easements and appurtenances related thereto, and related property interests.

“Receivable”:  a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

“refinance”:  refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Agreement shall have correlative meanings.

“Refinancing Indebtedness”:  Indebtedness that is Incurred to refinance any Indebtedness existing on the Closing Date or Incurred in compliance with this Agreement (including Indebtedness of the Parent Borrower that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Parent Borrower or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided that

(1)           if the Indebtedness being refinanced is Subordinated Obligations, the Refinancing Indebtedness shall have a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Loans);

(2)           such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness; and

(3)           Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Borrower or Subsidiary Guarantor that refinances Indebtedness of a Borrower or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to subsection 8.1 or (y) Indebtedness of the Parent Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Refunded Canadian Swing Line Loans”:  as defined in subsection 2.4(c).

“Refunded U.S. Swing Line Loans”:  as defined in subsection 2.4(c).

“Refunding Capital Stock”:  as defined in subsection 8.5(b)(i).

“Register”:  as defined in subsection 11.6(b)(v).

“Regulation S-X”:  Regulation S-X promulgated by the SEC, as in effect on the Closing Date.

“Regulation T”:  Regulation T of the Board as in effect from time to time.

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Regulation X”:  Regulation X of the Board as in effect from time to time.

“Reimbursement Obligations”:  the obligation of the applicable Borrower to reimburse the applicable Issuing Lender pursuant to subsection 3.5(a) for amounts drawn under the applicable Letters of Credit.

“Related Parties”:  with respect to any Person, such Person’s affiliates and the partners, officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons of such person and of such person’s affiliates and “Related Party” shall mean any of them.

“Related Taxes”:  (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state, foreign, provincial or local taxes measured by income, and federal, state, foreign, provincial or local withholding imposed by any government or other taxing authority on payments made by any Parent other than to another Parent), required to be paid by any Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Parent Borrower, any of its Subsidiaries or any Parent), or being a holding company of the Parent Borrower, any of its Subsidiaries or any Parent or receiving dividends from or other distributions in respect of the Capital Stock of the Parent Borrower, any of its Subsidiaries or any Parent, or having guaranteed any obligations of the Parent Borrower or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Parent Borrower or any of its Subsidiaries is permitted to make payments to any Parent pursuant to the covenant described under subsection 8.5, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Parent Borrower or any Subsidiary thereof, (y) any taxes of a Parent attributable to any taxable period (or portion thereof) ending on or prior to the Closing Date, incurred in connection with the Transactions or attributable to any Parent’s receipt of (or entitlement to) any payment in connection with the Transactions, including any payment received after the Closing Date pursuant to any agreement related to the Transactions or (z) any other federal, state, foreign, provincial or local taxes measured by income for which any Parent is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Parent Borrower had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, foreign, provincial or local law) of which it were the common parent, or with respect to state, foreign, provincial or local taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a combined basis as if the Parent Borrower had filed a combined return on behalf of an affiliated group consisting only of the Parent Borrower and its Subsidiaries (in each case, reduced by any such taxes paid directly by the Parent Borrower or its Subsidiaries).  Related Taxes include all interest, penalties and additions relating thereto.

“Release”:  any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Materials of Environmental Concern in, into, onto or through the environment.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043 or any successor regulation thereto.

“Reports”:  as defined in subsection 10.16.

“Repurchase Debt”:  unsecured Indebtedness issued by the Parent Borrower or any of its Restricted Subsidiaries to finance all or any part of a repurchase, redemption, acquisition, cancellation or other retirement for value of its Capital Stock permitted under subsection 8.5(b)(v).

“Required Lenders”:  Non-Defaulting Lenders the Total Credit Percentages of which aggregate greater than 50.0%.

“Requirement of Law”:  as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Responsible Officer”:  as to any Person, any of the following officers of such Person:  (a) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person, (c) with respect to subsection 7.7 and without limiting the foregoing, the general counsel of such Person, (d) with respect to ERISA matters, the senior vice president—human resources (or substantial equivalent) of such Person and (e) any other individual designated as a “Responsible Officer” for the purposes of this Agreement by the Board of Directors or equivalent body of such Person.

“Restricted Payment”:  as defined in subsection 8.5(a).

“Restricted Payment Transaction”:  any Restricted Payment permitted pursuant to subsection 8.5, any Permitted Payment, any Permitted Investment or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

“Restricted Subsidiary”:  any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary.

“Retained Amount”:  an amount not to exceed $25,000 on deposit in any DDA and, when aggregated with all other amounts remaining on deposit in all DDAs at any time, not exceeding $1,000,000.

“Revolving Credit Loan”:  each U.S. Facility Revolving Credit Loan and each Canadian Facility Revolving Credit Loan.

“Revolving Lender”:  any Lender having a Commitment hereunder and/or a Revolving Credit Loan outstanding hereunder.

“Revolving Note”:  as defined in subsection 2.1(h).

“S&P”:  Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale”:  as defined in the definition of “Consolidated Coverage Ratio.”

“Sale and Leaseback Transaction”:  any arrangement with any Person providing for the leasing by the Parent Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Parent Borrower or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent Borrower or such Subsidiary.

“Sanction”:  any sanction administered or enforced by the U.S. Government (including OFAC), the Government of Canada, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority of any jurisdiction in which the Borrower or any of its Subsidiaries conduct business.

“Sanctions List”:  any Sanctions related list of designated persons maintained by (a) OFAC or (b) the Government of Canada pursuant to the United Nations Act, Special Economic Measures Act, Export and Import Permits Act, Freezing Assets of Corrupt Foreign Officials Act, Criminal Code, Defense Production Act, Proceeds of Crime (Money Laundering) and Terrorist Financing Act, Anti-Terrorism Act, 2015, or any other similar Canadian statute or regulation.

“SEC”:  the Securities and Exchange Commission.

“Secured Bank Product Obligations”:  Bank Product Obligations and Hedging Obligations owing to a Secured Bank Product Provider and evidenced by one or more Bank Products Agreements, Interest Rate Agreements, Currency Agreements or Commodities Agreements that the Borrower Representative on behalf of any Loan Party, in a written notice to the Administrative Agent, has expressly requested be treated as Secured Bank Product Obligations and/or a Qualified Secured Bank Product Obligation for purposes hereof, it being understood that such Bank Product Obligations or Hedging Obligations shall only constitute Secured Bank Product Obligations up to the maximum amount (or, in the case of Qualified Secured Bank Product Obligations, the Hedge Termination Value thereunder) specified by such provider and the Borrower Representative in writing to the Administrative Agent, which amount may be established and increased or decreased by further written notice from such provider to the Administrative Agent from time to time.

“Secured Bank Product Provider”: (a) Bank of America, N.A. or any of its Affiliates or branches; and (b) any other Person that is providing a Bank Product and that, when the written notice set forth below is delivered to the Administrative Agent, is a Lender or Affiliate or branch of a Lender; provided that such provider and the Borrower Representative shall deliver a written notice to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, by the later of the Closing Date or 10 Business Days (or such later time as the Administrative Agent and the Borrower Representative may agree in their reasonable discretion) following the later of the creation of the Bank Product or such Secured Bank Product Provider (or its Affiliate or branch) becoming a Lender hereunder, (i) describing the Bank Product and setting forth the maximum amount of the related Secured Bank Product Obligations (and, if all or any portion of such Secured Bank Product Obligations are to constitute Qualified Secured Bank Product Obligations, the Hedge Termination Value of such Qualified Secured Bank Product Obligations) that are to be secured by the Collateral (which amount may be increased or decreased by further written notice from such provider from time to time) and the methodology to be used in calculating such amount(s) (if applicable) and (ii) if such provider is not a Lender, agreeing to be bound by subsection 10.18.

“Secured Parties”:  the reference to the Canadian Secured Parties, the U.S. Secured Parties, or the collective reference thereto, as applicable.

“Securities Act”:  the Securities Act of 1933, as amended from time to time.

“Security Documents”:  the collective reference to the Canadian Security Documents and the U.S. Security Documents.

“Set”:  the collective reference to Eurocurrency Loans or BA Equivalent Loans, as applicable, of a single Tranche, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Settlement Service”:  as defined in subsection 11.6(b).

“Single Employer Plan”:  any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent” and “Solvency”:  with respect to the Parent Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date:  (i) the Fair Value and Present Fair Salable Value of the assets of the Parent Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities, (ii) the Parent Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital and (iii) the Parent Borrower and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature (all capitalized terms used in this definition (other than “Parent Borrower” and “Subsidiary”, which have the meanings set forth in this Agreement) shall have the meaning assigned to such terms in the form of solvency certificate attached hereto as Exhibit K).

“Special Payment”:  as defined in the Contribution Agreement.

“Special Purpose Entity”:  (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code or the PPSA, as applicable, as in effect in any jurisdiction from time to time), other accounts and/or other receivables and/or related assets and/or (ii) acquiring, selling, leasing, financing or refinancing Real Property acquired after the Closing Date and/or related rights (including under leases and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets).

“Special Purpose Financing”:  any financing or refinancing of assets consisting of or including Receivables (other than ABL Priority Collateral of the Loan Parties) and/or Real Property (in the case of Real Property acquired after the Closing Date) of the Parent Borrower or any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition (including any financing or refinancing in respect of Capital Stock of a Special Purpose Subsidiary held by another Special Purpose Subsidiary).

“Special Purpose Financing Expense”:  for any period, (a) the aggregate interest expense for such period on any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary, which Indebtedness is not recourse to the Parent Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), and (b) Special Purpose Financing Fees.

“Special Purpose Financing Fees”:  distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

“Special Purpose Financing Undertakings”:  representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Parent Borrower or any of its

Restricted Subsidiaries that the Parent Borrower determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes, (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the Parent Borrower or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition or (iii) any Guarantee in respect of customary recourse obligations (as determined in good faith by the Parent Borrower) in connection with any collateralized mortgage backed securitization or any other Special Purpose Financing or Financing Disposition in respect of Real Property acquired after the Closing Date, including in respect of Liabilities in the event of any involuntary case commenced with the collusion of any Special Purpose Subsidiary or any Affiliate thereof, or any voluntary case commenced by any Special Purpose Subsidiary, under any applicable Bankruptcy Law, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Parent Borrower or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

“Special Purpose Subsidiary”:  (a) (i) a Subsidiary of the Parent Borrower (other than a U.S. or Canadian Subsidiary) that is engaged solely in (x) the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code or the PPSA, as applicable, as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, in each case other than ABL Priority Collateral of the Loan Parties and (y) any business or activities incidental or related to such business, and (ii) a Subsidiary of the Parent Borrower that is engaged solely in (x) the business of (A) acquiring, selling, leasing, financing or refinancing Real Property acquired after the Closing Date and/or related rights (including under leases and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets), all proceeds thereof and all rights (contractual and other), collateral and/or other assets relating thereto, and/or (B) owning or holding Capital Stock of any Special Purpose Subsidiary and/or engaging in any financing or refinancing in respect thereof and (y) any business or activities incidental or related to such business, and (b) in each case, such Subsidiary is designated in writing to the Administrative Agent as a “Special Purpose Subsidiary” by the Parent Borrower.

“Specified Availability”:  as of any date of determination, without duplication of amounts calculated thereunder, the sum of the Excess Availability plus Specified Unrestricted Cash (but excluding therefrom the cash proceeds of any Specified Equity Contribution) (determined as a the date as of which the Borrowing Base component of Excess Availability is determined for purposes of this calculation of Specified Availability) plus Specified Suppressed Availability as at such date.  For purposes of the definition of “Payment Condition”, the Specified Availability shall be calculated on a pro forma basis to include the borrowing or repayment of any Loans or issuance or cancellation of any Letters of Credit in connection with the proposed transaction;

provided that Unrestricted Cash deposited in accounts in Canada shall not constitute Specified Unrestricted Cash to the extent such Unrestricted Cash is not subject to a valid and perfected first priority Lien (subject only to Liens that constitute Permitted Prior Liens under clause (a), (g), (h)(i), (h)(iv), (h)(v), (h)(vii) or (h)(viii) of the definition thereof and, without duplication, Liens for Canadian Priority Payables that are unregistered and that secure amounts that are not yet due and payable) in favor of the ABL Collateral Agent.

“Specified Default”:  the occurrence of any Event of Default specified in subsection 9(a), (solely with respect to an Event of Default arising as result of the inaccuracy in a material respect of a representation or warranty in a Borrowing Base Certificate) subsection 9(b), (solely with respect to an Event of Default arising as a result of the failure of the Parent Borrower to comply with the terms of subsections 4.16(b) and 4.16(c) or with subsection 7.2(f)) subsection 9(c) or subsection 9(f).

“Specified Equity Contribution”:  any cash contribution made to any Parent or the Parent Borrower in exchange for Permitted Cure Securities, which cash contribution, if made to such Parent, is contributed to the Parent Borrower; provided that (a) (i) such cash contribution is made to any Parent or the Parent Borrower and (ii) to the extent required by the foregoing, the contribution of any proceeds therefrom to the Parent Borrower occurs, in each case, (x) after the Closing Date and on or prior to the date that is 10 Business Days after the later of (1) the first day of the applicable Compliance Period and (2) the date on which financial statements are required to be delivered for the applicable fiscal quarter (or year) as of the end of which compliance with subsection 8.9 is desired to be effected through the use of such contribution or (y) on the date a Borrowing Base Certificate is delivered in accordance with subsection 7.2(f), (b) the Parent Borrower identifies such contribution as a “Specified Equity Contribution”, (c) in each four consecutive fiscal quarter period, there shall be no more than two Specified Equity Contributions, (d) the amount of any Specified Equity Contribution included in the calculation of Consolidated EBITDA hereunder shall be limited to the amount required to effect or continue compliance with subsection 8.9 hereof, whether or not a Compliance Period is in effect, and such amount shall be added to Consolidated EBITDA solely when calculating Consolidated EBITDA for purposes of determining compliance with subsection 8.9, (e) during the term of the ABL Facility, there shall be no more than five Specified Equity Contributions, (f) Consolidated Total Indebtedness shall be decreased for purposes of determining compliance with subsection 8.9 solely to the extent proceeds of the Specified Equity Contribution are actually applied to prepay any Indebtedness, and such reduction in Consolidated Total Indebtedness shall not be given pro forma effect; provided that actual reduction in interest expense incurred shall be reflected in determining compliance with the Consolidated Fixed Charge Coverage Ratio in subsequent fiscal quarters, and (g) except as set forth in clause (f) above, all proceeds of Specified Equity Contributions shall be disregarded for purposes of determining the Applicable Margin, satisfaction of the Payment Condition, and any baskets or ratios with respect to the other covenants contained in the Loan Documents (including for purposes of determining whether any Specified Payment, incurrence of Indebtedness, or other action or transaction is permitted hereunder).

“Specified Existing Commitment”:  as defined in subsection 2.7(a).

“Specified Payment”:  (i) any incurrence of Indebtedness pursuant to subsection 8.1, (ii) any merger, consolidation or amalgamation permitted pursuant to subsection 8.3(a), (iii) any termination or reduction of Commitments pursuant to subsection 2.3(b), (iv) any Restricted Payment pursuant to subsection 8.5 or (v) any designation of a Restricted Subsidiary as an “Unrestricted Subsidiary” or the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary.”

“Specified Representations”:  the representations set forth in subsections 5.2(a), 5.3(a), 5.3(b), 5.4, 5.5 (only with respect to organizational documents), 5.11, 5.13, 5.14, and 5.19.

“Specified Suppressed Availability”:  as of any date of determination, an amount, if positive, by which (i) the Borrowing Base exceeds (ii) the Commitments hereunder; provided that if Excess Availability is less than the lesser of (1) 5% of the Maximum Borrowing Amount and (2) $50,000,000, such Specified Suppressed Availability shall be zero.

“Specified Unrestricted Cash”:  as of any date of determination, an amount equal to all Unrestricted Cash of the Loan Parties that (in the case of cash) is deposited in (i) DDAs, (ii) Concentration Accounts, or (iii) other accounts in the United States or Canada, with respect to which a control agreement is in place between the applicable Loan Party, the applicable depositary institution and the Administrative Agent or the ABL Collateral Agent (or over which any such Agent has “control” whether or not pursuant to a control agreement) or that (in the case of Cash Equivalents) (a) are in a securities account in respect of which the applicable Loan Party has entered into a “control agreement” with the applicable broker or securities intermediary for purposes of perfecting a security interest in favor of the ABL Collateral Agent and (b) are subject to the laws of any state, commonwealth, province or territory of the United States of America or Canada; provided that Unrestricted Cash deposited in accounts in Canada shall not constitute Specified Unrestricted Cash to the extent such Unrestricted Cash is not subject to a valid and perfected first priority Lien (subject only to Liens that constitute Permitted Prior Liens under clause (a), (g), (h)(i), (h)(iv), (h)(v), (h)(vii) or (h)(viii) of the definition thereof and, without duplication, Liens for Canadian Priority Payables that are unregistered and that secure amounts that are not yet due and payable) in favor of the ABL Collateral Agent.

“Spinco”:  as defined in the recitals hereto.

“Spinco Material Adverse Effect”:  as defined in the Merger Agreement, it being understood that the determination as to whether or not a Spinco Material Adverse Effect has occurred shall be governed by the law governing the Merger Agreement.

“Spot Rate of Exchange”:  means the exchange rate, as determined by the Administrative Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by the Administrative Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in the Administrative Agent’s principal foreign exchange trading office for the first currency.

“Standby Letter of Credit”:  as defined in subsection 3.1(a).

“Stated Maturity”:  with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

“Subordinated Obligations”:  any Indebtedness of a Loan Party (whether outstanding on the Closing Date or thereafter Incurred) that is expressly subordinated in right of payment to the Obligations hereunder and under the Loan Documents pursuant to a written agreement.

“Subsection 2.7 Additional Amendment”:  as defined in subsection 2.7(c).

“Subsidiary”:  with regard to any Person, any corporation, association, partnership, or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly by (i) such Person or (ii) one or more Subsidiaries of such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Subsidiary Borrower”:  any Subsidiary (other than the Canadian Borrower or a Canadian Subsidiary) that becomes a Borrower pursuant to a Joinder Agreement, together with their respective successors and assigns.

“Subsidiary Guarantee”:  the guarantee of the obligations of the Borrowers under the Loan Document provided pursuant to the U.S. Guarantee and Collateral Agreement or Canadian Guarantee and Collateral Agreement.

“Subsidiary Guarantor”:  any U.S. Subsidiary Guarantor or Canadian Subsidiary Guarantor.

“Subsidiary Merger”:  the merger of xpedx Intermediate with and into Unisource with Unisource being the surviving corporation.

“Successor Company”:  as defined in subsection 8.3(a)(i).

“Supermajority Lenders”:  Non-Defaulting Lenders the Total Credit Percentages of which aggregate at least 66 2/3%.

“Swing Line Commitment”:  the U.S. Swing Line ~~Lender’s obligation to make~~Commitment and the Canadian Swing Line ~~Loans pursuant to subsection 2.4~~Commitment, collectively.

“Swing Line Exposure”:  the U.S. Swing Line Exposure and the Canadian Swing Line Exposure, collectively.

“~~Swing Line Exposure”:  the participations purchased from the~~ Swing Line Lender ~~by each~~”:  any U.S. ~~Facility Lender in outstanding~~ Swing Line ~~Loans in accordance with subsection 2.4(d)~~Lender or any Canadian Swing Line Lender.

“~~Swing Line Lender”:  Bank of America, N.A., in its capacity as provider of the~~ Swing Line Loans”:  the U.S. Swing Line Loans and the Canadian Swing Line Loans, collectively.

~~“Swing Line Loan Participation Certificate”:  a certificate substantially in the form of Exhibit H.~~

~~“Swing Line Loans”:  as defined in subsection 2.4(a).~~

“Swing Line Note”:  ~~as defined in subsection 2.4(b~~any U.S. Swing Line Note (if any) or any Canadian Swing Line Note (if any).

“Syndication Agent”:  the institution set forth on the cover page hereto as the syndication agent; provided that no entity shall become a Syndication Agent prior to it or one of its affiliates becoming a Lender.

“Taxes”:  any and all present or future income, stamp or other taxes, levies, imposts, duties, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Tax Matters Agreement”:  the Tax Matters Agreement, dated as of January 28, 2014, among International Paper, SpinCo and UWWH, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Tax Receivable Agreement”:  the Tax Receivable Agreement, dated as of January 28, 2014, among Holding and UWWH, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Temporary Cash Investments”:  any of the following:  (i) any investment in (x) direct obligations of the United States of America, Canada, a member state of the European Union (other than direct obligations of Portugal, Italy, Ireland, Greece, Spain or direct obligations of any other member state of the European Union that are not rated at least “A” by S&P or at least “A-1” by Moody’s) or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Parent Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America, Canada or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Parent Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof, (y) Bank of America, N.A., or any of its affiliates or branches or (z) a bank or trust company that is organized under the laws of the United States of America, any state thereof, Canada, any province or territory thereof, or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 24 months after the date of acquisition, issued by a Person (other than that of the Parent Borrower or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than 24 months after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, any province or territory of Canada, or by any political subdivision or taxing authority of any thereof, and rated at least “BBB-” by S&P or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Indebtedness or Preferred Stock (other than of the Parent Borrower or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i) through (vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America or Canada, in each case, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Parent Borrower in the ordinary course of business.

“Test Period”:  at any date of determination, the most recently completed four consecutive fiscal quarters of the Parent Borrower ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to subsection

7.1(a) or 7.1(b); provided that prior to the first date financial statements have been delivered pursuant to subsection 7.1(a) or 7.1(b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Company ended March 31, 2014.

“Total Credit Percentage”:  as to any Lender at any time, the percentage of the aggregate Incremental ABL Term Loans and Commitments (or, in the case of the termination or expiration of the Commitments, the Aggregate Credit Extension) then constituted by such Lender’s Incremental ABL Term Loans and Commitments (or, in the case of the termination or expiration of the Commitments, such Lender’s Canadian Facility Lender Exposure and/or U.S. Facility Lender Exposure).

“Trade Payables”:  with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Tranche”:  with respect to Loans or commitments, whether such Loans or commitments are (i) Loans or Commitments, (ii) Incremental ABL Term Loans or Incremental Revolving Commitments or New Revolving Commitments with the same terms and conditions made on the same day, or (iii) Extended Loans or Extended Commitments.

“Tranche A Canadian Borrowing Base”:  at any time, the sum of (a) 85.0% of the lesser of (i) Net Orderly Liquidation Value of Eligible Canadian Inventory and (ii) Value of Eligible Canadian Inventory, in each case at such time, plus (b) 85.0% of the lesser of (i) Net Orderly Liquidation Value of Eligible Canadian In-Transit Inventory and (ii) Value of Eligible Canadian In-Transit Inventory, plus (c) 85.0% of the lesser of (i) Net Orderly Liquidation Value of Eligible Canadian Letter of Credit Inventory and (ii) Value of Eligible Canadian Letter of Credit Inventory, in each case at such time, plus (d) 85.0% of Eligible Canadian Accounts at such time, plus (e) 90.0% of Eligible Canadian Credit Card Receivables, minus (f) the amount of all applicable Availability Reserves, in each case at such time.

“Tranche A Canadian Facility Commitment”:  as to any Tranche A Canadian Facility Lender, its obligation to make Loans to, and/or make Canadian Swing Line Loans to, and/or participate in Letters of Credit issued on behalf of, and/or participate in Agent Advances made to, in each case the Borrowers in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name in Schedule A under the heading “Tranche A Canadian Facility Commitment” or, in the case of any Lender that is an Assignee, the amount of the assigning Lender’s Tranche A Canadian Facility Commitment assigned to such Assignee pursuant to subsection 11.6(b) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Canadian Facility Lenders, the “Tranche A Canadian Facility Commitments.”

“Tranche A Canadian Facility Commitment Percentage”:  of any Tranche A Canadian Facility Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Tranche A Canadian Facility Commitment of such Tranche A Canadian Facility Lender at such time and the denominator of which is the aggregate Tranche A Canadian Facility Commitment of the Tranche A Canadian Facility Lenders at such time; provided that for purposes of subsection 4.17, “Tranche A Canadian Facility Commitment Percentage” shall mean the percentage of the Aggregate Tranche A Canadian Facility Commitment (disregarding the Tranche A Canadian Facility Commitment of any Defaulting Lender) represented by such Tranche A Canadian Facility Lender’s Tranche A Canadian Facility Commitment; provided, further, that if any such determination is to be made after the termination of the Tranche A Canadian Facility Commitments, the determination of such percentages shall be made immediately before giving effect to such termination.

“Tranche A Canadian Facility Lender”:  each financial institution or combination of financial institutions which has a Tranche A Canadian Facility Commitment (without giving effect to any termination thereof if there are any outstanding Canadian Facility L/C Obligations or Canadian Swing Line Loans) or which has any outstanding Tranche A Canadian Facility Revolving Credit Loans (or a Tranche A Canadian Facility Commitment Percentage in any then outstanding Canadian Facility L/C Obligations); provided that each Tranche A Canadian Facility Lender shall be both (a) a Canadian Qualified Lender, unless an Event of Default under subsection 9(a) or 9(f) shall have occurred and be continuing and (b) a Person with capacity to lend to (i) the Canadian Borrower in Dollars and Canadian Dollars and (ii) the U.S. Borrowers in Dollars such that all payments from the U.S. Borrowers to such Person or its applicable lending office for the U.S. Borrowers shall be made free and clear of U.S. withholding tax.

“Tranche A Canadian Facility Lender Exposure”:  of any Tranche A Canadian Facility Lender at any time shall be an amount equal to its Tranche A Canadian Facility Commitment Percentage of the Dollar Equivalent of the sum of (a) the Canadian Facility L/C Obligations then outstanding ~~and~~, (b) the outstanding Tranche A Canadian Facility Revolving Credit Loans (including Agent Advances, if any, made as Tranche A Canadian Facility Revolving Credit Loans) and (c) the outstanding Canadian Swing Line Loans, in each case as at such time.

“Tranche A Canadian Facility Revolving Credit Loan”:  as defined in subsection 2.1(b).

“Tranche A U.S. Borrowing Base”:  the sum of, at any time, (a) 85.0% of the lesser of (i) Net Orderly Liquidation Value of Eligible U.S. Inventory and (ii) Value of Eligible U.S. Inventory, in each case at such time, plus (b) 85.0% of the lesser of (i) Net Orderly Liquidation Value of Eligible U.S. In-Transit Inventory and (ii) Value of Eligible U.S. In-Transit Inventory, plus (c) 85.0% of the lesser of (i) Net Orderly Liquidation Value of Eligible U.S. Letter of Credit Inventory and (ii) Value of Eligible U.S. Letter of Credit Inventory, in each case at such time, plus (d) 85.0% of Eligible U.S. Accounts at such time, plus (e) 90.0% of Eligible U.S. Credit Card Receivables, minus (f) the amount of all applicable Availability Reserves, in each case at such time.

“Tranche A U.S. Facility Commitment”:  as to any Tranche A U.S. Facility Lender, its obligation to make Loans to, and/or make U.S. Swing Line Loans made to, and/or participate in Letters of Credit issued on behalf of, and/or participate in Agent Advances made to, in each case the U.S. Borrowers in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name in Schedule A under the heading “Tranche A U.S. Facility Commitment” or, in the case of any Lender that is an Assignee, the amount of the assigning

Lender’s Tranche A U.S. Facility Commitment assigned to such Assignee pursuant to subsection 11.6(b) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Tranche A U.S. Facility Lenders, the “Tranche A U.S. Facility Commitments.”

“Tranche A U.S. Facility Commitment Percentage”:  of any Tranche A U.S. Facility Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Tranche A U.S. Facility Commitment of such Tranche A U.S. Facility Lender at such time and the denominator of which is the aggregate Tranche A U.S. Facility Commitments of the Tranche A U.S. Facility Lenders at such time; provided that for purposes of subsection 4.17, “Tranche A U.S. Facility Commitment Percentage” shall mean the percentage of the aggregate Tranche A U.S. Facility Commitments (disregarding the Tranche A U.S. Facility Commitment of any Defaulting Lender) represented by such Tranche A U.S. Facility Commitment; provided, further, that if any such determination is to be made after the termination of the Tranche A U.S. Facility Commitments, the determination of such percentages shall be made immediately before giving effect to such termination.

“Tranche A U.S. Facility Lender”:  each Lender which has a Tranche A U.S. Facility Commitment (without giving effect to any termination thereof if there are any outstanding U.S. Facility L/C Obligations or U.S. Swing Line Loans) or which has any outstanding Tranche A U.S. Facility Revolving Credit Loans (or a Tranche A U.S. Facility Commitment Percentage in any then outstanding U.S. Facility L/C Obligations).

“Tranche A U.S. Facility Lender Exposure”:  of any Tranche A U.S. Facility Lender at any time shall be an amount equal to its Tranche A U.S. Facility Commitment Percentage of the sum of (a) the U.S. Facility L/C Obligations then outstanding, (b) the outstanding Tranche A U.S. Facility Revolving Credit Loans (including Agent Advances, if any, made as Tranche A U.S. Facility Revolving Credit Loans) and (c) the outstanding U.S. Swing Line Loans, in each case as at such time.

“Tranche A U.S. Facility Revolving Credit Loan”:  as provided in subsection 2.1(a).

“Tranche A-1 Canadian Borrowing Base”:  the sum of, at any time, (a) 5.0% of the lesser of (i) Net Orderly Liquidation Value of Eligible Canadian Inventory and (ii) Value of Eligible Canadian Inventory, in each case at such time, plus (b) 5.0% of the lesser of (i) Net Orderly Liquidation Value of Eligible Canadian In-Transit Inventory and (ii) Value of Eligible Canadian In-Transit Inventory, in each case at such time, plus (c) 5.0% of the lesser of (i) Net Orderly Liquidation Value of Eligible Canadian Letter of Credit Inventory and (ii) Value of Eligible Canadian Letter of Credit Inventory, in each case at such time, plus (d) 5.0% of Eligible Canadian Accounts at such time, plus (e) 5.0% of Eligible Canadian Credit Card Receivables at such time.

“Tranche A-1 Canadian Facility Commitment”:  as to any Tranche A-1 Canadian Facility Lender, its obligation to make Loans to the Borrowers in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name in Schedule A under the heading “Tranche A-1 Canadian Facility Commitment” or, in the case of any Lender that is an Assignee, the amount of the assigning Lender’s Tranche A-1 Canadian Facility Commitment assigned to such Assignee pursuant to subsection 11.6(b) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Canadian Facility Lenders, the “Tranche A-1 Canadian Facility Commitments.”

“Tranche A-1 Canadian Facility Commitment Percentage”:  of any Tranche A-1 Canadian Facility Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Tranche A-1 Canadian Facility Commitment of such Tranche A-1 Canadian Facility Lender at such time and the denominator of which is the aggregate Tranche A-1 Canadian Facility Commitment of the Tranche A-1 Canadian Facility Lenders at such time; provided that if any such determination is to be made after the termination of the Tranche A-1 Canadian Facility Commitments, the determination of such percentages shall be made immediately before giving effect to such termination.

“Tranche A-1 Canadian Facility Lender”:  each financial institution or combination of financial institutions which has a Tranche A-1 Canadian Facility Commitment or which has any outstanding Tranche A-1 Canadian Facility Revolving Credit Loans; provided that each Tranche A-1 Canadian Facility Lender shall be both (a) a Canadian Qualified Lender, unless an Event of Default under subsection 9(a) or 9(f) shall have occurred and be continuing and (b) a Person with capacity to lend to (i) the Canadian Borrower in Dollars and Canadian Dollars and (ii) the U.S. Borrowers in Dollars such that all payments from the U.S. Borrowers to such Person or its applicable lending office for the U.S. Borrowers shall be made free and clear of U.S. withholding tax.

“Tranche A-1 Canadian Facility Lender Exposure”:  of any Tranche A-1 Canadian Facility Lender at any time shall be an amount equal to its Tranche A-1 Canadian Facility Commitment Percentage of the Dollar Equivalent of the outstanding Tranche A-1 Canadian Facility Revolving Credit Loans, in each case as at such time.

“Tranche A-1 Canadian Facility Revolving Credit Loan”:  as defined in subsection 2.1(b).

“Tranche A-1 U.S. Borrowing Base”:  the sum of, at any time, (a) 5.0% of the lesser of (i) Net Orderly Liquidation Value of Eligible U.S. Inventory and (ii) Value of Eligible U.S. Inventory, in each case at such time, plus (b) 5.0% of the lesser of (i) Net Orderly Liquidation Value of Eligible U.S. In-Transit Inventory and (ii) Value of Eligible U.S. In-Transit Inventory, in each case at such time, plus (c) 5.0% of the lesser of (i) Net Orderly Liquidation Value of Eligible U.S. Letter of Credit Inventory and (ii) Value of Eligible U.S. Letter of Credit Inventory, in each case at such time, plus (d) 5.0% of Eligible U.S. Accounts at such time, plus (e) 5.0% of Eligible U.S. Credit Card Receivables at such time.

“Tranche A-1 U.S. Facility Commitment”:  as to any Tranche A-1 U.S. Facility Lender, its obligation to make Loans to the U.S. Borrowers in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name in Schedule A under the heading “Tranche A-1 U.S. Facility Commitment” or, in the case of any Lender that is an Assignee, the amount of the assigning Lender’s Tranche A-1 U.S. Facility Commitment assigned to such Assignee pursuant to subsection 11.6(b) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Tranche A-1 U.S. Facility Lenders, the “Tranche A-1 U.S. Facility Commitments.”

“Tranche A-1 U.S. Facility Commitment Percentage”:  of any Tranche A-1 U.S. Facility Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Tranche A-1 U.S. Facility Commitment of such Tranche A-1 U.S. Facility Lender at such time and the denominator of which is the aggregate Tranche A-1 U.S. Facility Commitments of the Tranche A-1 U.S. Facility Lenders at such time; provided that if any such determination is to be made after the termination of the Tranche A-1 U.S. Facility Commitments, the determination of such percentages shall be made immediately before giving effect to such termination.

“Tranche A-1 U.S. Facility Lender”:  each Lender which has a Tranche A-1 U.S. Facility Commitment or which has any outstanding Tranche A-1 U.S. Facility Revolving Credit Loans.

“Tranche A-1 U.S. Facility Lender Exposure”:  of any Tranche A-1 U.S. Facility Lender at any time shall be an amount equal to its Tranche A-1 U.S. Facility Commitment Percentage of the outstanding Tranche A-1 U.S. Facility Revolving Credit Loans, in each case as at such time.

“Tranche A-1 U.S. Facility Revolving Credit Loan”:  as provided in subsection 2.1(a).

“Transaction Agreement”:  each agreement listed on Schedule 1.1T.

“Transactions”:  collectively, the transactions contemplated by the Merger Agreement, the Contribution Agreement and the other Transaction Agreements, including (i) the Parent Merger and the Subsidiary Merger, (ii) the making of the Special Payment (as defined in the Contribution Agreement) to International Paper, (iii) the entry into this Agreement and the incurrence of Indebtedness hereunder and (iv) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

“Transferee”:  any Participant or Assignee.

“Treasury Capital Stock”:  as defined in subsection 8.5(b)(i).

“Type”:  the type of Loan determined based on the interest option applicable thereto, with there being two Types of Loans hereunder, namely ABR Loans and Eurocurrency Loans.

“UCC”:  the Uniform Commercial Code as in effect in the State of New York from time to time.

“Underfunding”: the excess of the present value of all accrued benefits under a Single Employer Plan (based on those assumptions used to fund such Single Employer Plan), determined as of the most recent annual valuation date, over the value of the assets of such Single Employer Plan allocable to such accrued benefits.

“Uniform Customs”:  the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, as the same may be amended from time to time.

“Unisource”:  as defined in the recitals hereto.

“Unrestricted Cash”:  cash, Cash Equivalents and Temporary Cash Investments, other than (i) as disclosed in the consolidated financial statements of the Parent Borrower as a line item on the balance sheet as “restricted cash” and (ii) cash, Cash Equivalents and Temporary Cash Investments of a Captive Insurance Subsidiary to the extent such cash, Cash Equivalents and Temporary Cash Investments are not permitted by applicable law or regulation to be dividended, distributed or otherwise transferred to the Borrower or any Restricted Subsidiary that is not a Captive Insurance Subsidiary.

“Unrestricted Subsidiary”:  (i) any Subsidiary of the Parent Borrower that at the time of determination is an Unrestricted Subsidiary, as designated by the Parent Borrower in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary.  The Parent Borrower may designate any Subsidiary of the Parent Borrower (including any newly acquired or newly formed Subsidiary of the Parent Borrower) to be an Unrestricted Subsidiary or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that either (A) the Subsidiary to be so designated has total assets of the Dollar Equivalent of $1,000 or less or (B) (x) immediately before and after such designation, no Event of Default shall have occurred and be continuing and (y) the Payment Condition shall be satisfied.  Any such designation by the Parent Borrower shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent a certificate signed by a Responsible Officer of the Parent Borrower certifying that such designation complied with the foregoing provisions.

“U.S. Borrowers”:  the Parent Borrower and the Subsidiary Borrowers.

“U.S. Core Concentration Account”:  as defined in subsection 4.16(d)(i).

“U.S. Facility Commitment”:  as to any Lender, its Tranche A U.S. Facility Commitment and its Tranche A-1 U.S. Facility Commitment.  The original amount of the aggregate U.S. Facility Commitments of the U.S. Facility Lenders is $1,250,000,000.

“U.S. Facility Issuing Lender”:  as the context may require, (i) Bank of America, N.A., or any Affiliate thereof, in its capacity as issuer of any Letter of Credit and/or (ii) any other U.S. Facility Lender that may become a U.S. Facility Issuing Lender under subsection 3.9.

“U.S. Facility L/C Obligations”:  at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding U.S. Facility Letters of Credit (including in the case of outstanding U.S. Facility Letters of Credit in Canadian Dollars, the Dollar Equivalent of the aggregate then undrawn and unexpired amount thereof) and (b) the aggregate amount of drawings under U.S. Facility Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a) (including in the case of U.S. Facility Letters of Credit in Canadian Dollars, the Dollar Equivalent of the unreimbursed aggregate amount of drawings thereunder, to the extent that such amount has not been converted into Dollars in accordance with subsection 3.5(a)).

“U.S. Facility L/C Participants”:  the Tranche A U.S. Facility Lenders.

“U.S. Facility Lender”:  any Tranche A U.S. Facility Lender and/or any Tranche A-1 U.S. Facility Lender, as applicable.

“U.S. Facility Lender Exposure”:  of any U.S. Facility Lender at any time shall be an amount equal to the sum of its Tranche A U.S. Facility Lender Exposure and its Tranche A-1 U.S. Facility Lender Exposure.

“U.S. Facility Letters of Credit”:  Letters of Credit (including Existing Letters of Credit) issued by the U.S. Facility Issuing Lender to, or for the account of, the U.S. Borrowers, pursuant to subsection 3.1.

“U.S. Facility Revolving Credit Loan”:  as defined in subsection 2.1(a).

“U.S. Guarantee and Collateral Agreement”:  the U.S. Guarantee and Collateral Agreement delivered to the ABL Collateral Agent as of the date hereof, substantially in the form of Exhibit C, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“U.S. Loan Party”:  each U.S. Borrower and each U.S. Subsidiary Guarantor.

“U.S. Secured Parties”:  the “Secured Parties” as defined in the U.S. Guarantee and Collateral Agreement.

“U.S. Security Documents”:  the collective reference to each Mortgage related to any Mortgaged Property, the U.S. Guarantee and Collateral Agreement and all other similar security documents hereafter delivered to the ABL Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Loan Parties hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including any security documents executed and delivered or caused to be delivered to the ABL Collateral Agent pursuant to subsection 7.9, in each case, as amended, supplemented, waived or otherwise modified from time to time.

“U.S. Subsidiary Guarantor”:  any Domestic Subsidiary (other than any Excluded Subsidiary) of the Parent Borrower that executes and delivers a Subsidiary Guarantee, in each case, unless and until such time as the respective Subsidiary Guarantor ceases to constitute a Domestic Subsidiary of the Borrower or is released from all of its obligations under the Subsidiary Guarantee in accordance with the terms and provisions thereof.

“U.S. Swing Line Commitment”:  the U.S. Swing Line Lender’s obligation to make U.S. Swing Line Loans pursuant to subsection 2.4.

“U.S. Swing Line Exposure”:  the participations purchased from the U.S. Swing Line Lender by each U.S. Facility Lender in outstanding U.S. Swing Line Loans in accordance with subsection 2.4(d).

“U.S. Swing Line Lender”:  Bank of America, N.A., in its capacity as provider of the U.S. Swing Line Loans.

“U.S. Swing Line Loan Participation Certificate”:  a certificate substantially in the form of Exhibit H-1.

“U.S. Swing Line Loans”:  as defined in subsection 2.4(a).

“U.S. Swing Line Note”:  as defined in subsection 2.4(b).

“U.S. Tax Compliance Certificate”:  as defined in subsection 4.11(a).

“UWWH”:  as defined in the recitals hereto.

“UWWH Material Adverse Effect”:  as defined in the Merger Agreement, it being understood that the determination as to whether or not a UWWH Material Adverse Effect has occurred shall be governed by the law governing the Merger Agreement.

“Value”:  with reference to the value of Inventory, value determined on the basis of the cost of such Inventory, with such cost calculated on a first-in, first-out basis, determined in accordance with GAAP.

“Voting Stock”:  shares of Capital Stock entitled to vote generally in the election of directors.

“Wholly-Owned Subsidiary”:  as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly, through one or more Wholly-Owned Subsidiaries, all of the Capital Stock of such Subsidiary, other than directors, qualifying shares or shares held by nominees.

“Write-Down and Conversion Powers”:  the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule.

“xpedx”:  xpedx, LLC, and any successor in interest thereto.

“xpedx Business”:  the Spinco Business (as defined in the Contribution Agreement).

“xpedx Intermediate”:  xpedx Intermediate, LLC, and any successor in interest thereto.

1.2                               Other Definitional Provisions.

(a)                                 Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

(b)                                 As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)                                  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to.”

(d)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)                                  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:  (i) “or” is not exclusive; and (ii) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

(f)                                   For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property,” (b) “real property” shall be deemed to include “immovable property,” (c) “tangible property” shall be deemed to include “corporeal property,” (d) “intangible property” shall be deemed to include “incorporeal property,” (e) “security interest,” “mortgage” and “lien” shall be deemed to include a “hypothec,” “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Lien as against third parties, (h) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation,” (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs,” (l) “joint and several” shall be deemed to include “solidary,” (m) “gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault,” (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary,” (o) “easement” shall be deemed to include “servitude,” (p) “priority” shall be deemed to include “prior claim,” (q) “survey” shall be deemed to include “certificate of location and plan,” and (r) “fee simple title” shall be deemed to include “absolute ownership.”

(g)                                  In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default, Specified Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower Representative, be deemed satisfied, so long as no Default, Event of Default, Specified Default or specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Acquisition are entered into.  For the avoidance of doubt, if the Borrower Representative has exercised its option under the first sentence of this clause (g), and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.

(h)                                 In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of:

(i)                                     determining compliance with any provision of this Agreement which requires the calculation of the Consolidated Coverage Ratio and the Consolidated Secured Leverage Ratio; or

(ii)                                  testing baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Total Assets or Consolidated EBITDA);

in each case, at the option of the Borrower Representative (the Borrower Representative’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCA Test Date for which consolidated financial statements of the Borrower Representative are available, the Borrower Representative could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.  For the avoidance of doubt, if the Borrower Representative has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Borrower Representative or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations.

(i)                                     For purposes of determining any financial ratio or making any financial calculation for any period that includes a fiscal quarter (or portion thereof) commencing prior to the Closing Date, the components of such financial ratio or financial calculation shall be determined on a pro forma basis to give effect to the Transactions as if the Transactions had occurred at the beginning of such period; and each Person that is a Restricted Subsidiary upon giving effect to the Transactions shall be deemed to be a Restricted Subsidiary for purposes of the components of such financial ratio or financial calculation as of the beginning of such four fiscal quarter period.

1.3                               Accounting Terms.

(a)                                 All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.

(b)                                 If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either a Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower Representative shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendment); provided that, until so amended, (i) (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) the Borrower Representative shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Borrower Representative may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.

(c)                                  Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

1.4                               Exchange Rates; Currency Equivalents; Borrowing Base.

(a)                                 The Administrative Agent shall determine the Spot Rate of Exchange as of each applicable date of determination for components of the Borrowing Base or credit exposure to be used for calculating the Dollar Equivalent of each component of the Borrowing Base or credit exposure not originally stated in Dollars.  Such Spot Rates of Exchange shall become effective as of such date and shall be the Spot Rate of Exchange employed in converting any amounts between the applicable currencies until the next applicable date of determination.  Where the permissibility of a transaction or a representation, warranty or covenant depends upon compliance with, or is determined by reference to, amounts stated in Dollars, any amount stated in another currency shall be translated to the Dollar Equivalent of such amount at the applicable time of determination hereunder and the permissibility of actions taken under Section 8 shall not be affected by subsequent fluctuations in exchange rates.  Further, if Indebtedness is incurred to refinance Indebtedness in a transaction otherwise permitted hereunder and such refinanced Indebtedness is denominated in a currency that is different from the currency of the Indebtedness being incurred, such refinancing shall be deemed not to have exceeded the principal amount of the refinanced Indebtedness so long as the principal amount of such refinancing Indebtedness incurred does not exceed (i) the outstanding committed or principal amount (whichever is higher) of such Indebtedness being refinanced determined at the Spot Rate of Exchange as of the applicable date of determination plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

(b)                                 At any given time, the Borrowing Base, the Tranche A U.S. Borrowing Base, the Tranche A-1 U.S. Borrowing Base, the Tranche A Canadian Borrowing Base and the Tranche A-1 Canadian Borrowing Base shall be determined based on the Borrowing Base Certificate last delivered.

SECTION 2.                            AMOUNT AND TERMS OF COMMITMENTS.

2.1                               Commitments.

(a)                                 Subject to the terms and conditions hereof, (A) each Tranche A U.S. Facility Lender with a Tranche A U.S. Facility Commitment severally agrees to make to the U.S. Borrowers (on a joint and several basis as between the U.S. Borrowers), at any time and from time to time during the Commitment Period, a revolving credit loan or revolving credit loans (each a “Tranche A U.S. Facility Revolving Credit Loan” and, collectively, the “Tranche A U.S. Facility Revolving Credit Loans”) in an aggregate principal amount equal to such Tranche A U.S. Facility Lender’s Tranche A U.S. Facility Commitment and (B) each Tranche A-1 U.S. Facility Lender with a Tranche A-1 U.S. Facility Commitment severally agrees to make to the U.S. Borrowers (on a joint and several basis as between the U.S. Borrowers), at any time and from time to time during the Commitment Period, a revolving credit loan or revolving credit loans (each a “Tranche A-1 U.S. Facility Revolving Credit Loan” and, collectively, the “Tranche A-1 U.S. Facility Revolving Credit Loans”, and together with the Tranche A U.S. Facility Revolving Credit Loans, the “U.S. Facility Revolving Credit Loans”) in an aggregate principal amount equal to such Tranche A-1 U.S. Facility Lender’s Tranche A-1 U.S. Facility Commitment; provided that:

(i)                                     no Tranche A U.S. Facility Lender shall have any obligations to make a Tranche A U.S. Facility Revolving Credit Loan to the extent that such Tranche A U.S. Facility Revolving Credit Loan would result in (A) the Tranche A U.S. Facility Lender Exposure of such Tranche A U.S. Facility Lender exceeding its Tranche A U.S. Facility Commitment or (B) the Aggregate Tranche A U.S. Borrower Credit Extensions exceeding the Tranche A U.S. Borrowing Base;

(ii)                                  no Tranche A-1 U.S. Facility Lender shall have any obligations to make a Tranche A-1 U.S. Facility Revolving Credit Loan to the extent that such Tranche A-1 U.S. Facility Revolving Credit Loan would result in (A) the Tranche A-1 U.S. Facility Lender Exposure of such Tranche A-1 U.S. Facility Lender exceeding its Tranche A-1 U.S. Facility Commitment or (B) the Aggregate Tranche A-1 U.S. Borrower Credit Extensions exceeding the Tranche A-1 U.S. Borrowing Base; and

(iii)                               except for Agent Advances pursuant to subsection 2.1(d) and Mandatory U.S. Revolving Loan Borrowings pursuant to subsection 2.4(c), all U.S. Facility Revolving Credit Loans made hereunder (x) shall be made as Tranche A-1 U.S. Facility Revolving Credit Loans unless and until the aggregate outstanding principal amount of U.S. Facility Revolving Credit Loans equals the lesser of (1) the Tranche A-1 U.S. Facility Commitments and (2) the Tranche A-1 U.S. Borrowing Base, and (y) thereafter, shall be made as Tranche A U.S. Facility Revolving Credit Loans.

A single Borrowing Request may consist of both Tranche A U.S. Facility Revolving Credit Loans and Tranche A-1 U.S. Facility Revolving Credit Loans.  Such U.S. Facility Revolving Credit Loans shall be made in Dollars and may from time to time be (i) ABR Loans, (ii) Eurocurrency Loans or (iii) a combination thereof, as determined by the applicable Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 4.2; provided that no Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Maturity Date.

(b)                                 Subject to the terms and conditions hereof, (A) each Tranche A Canadian Facility Lender with a Tranche A Canadian Facility Commitment severally agrees to make to (i) the Canadian Borrower and (ii) the U.S. Borrowers (on a joint and several basis as between the U.S. Borrowers with respect to such revolving credit loans made to the U.S. Borrowers), at any time and from time to time during the Commitment Period, a revolving credit loan or revolving credit loans (each a “Tranche A Canadian Facility

Revolving Credit Loan” and, collectively, the “Tranche A Canadian Facility Revolving Credit Loans”) in an aggregate principal amount equal to such Tranche A Canadian Facility Lender’s Tranche A Canadian Facility Commitment and (B) each Tranche A-1 Canadian Facility Lender with a Tranche A-1 Canadian Facility Commitment severally agrees to make to the Canadian Borrower, at any time and from time to time during the Commitment Period, a revolving credit loan or revolving credit loans (each a “Tranche A-1 Canadian Facility Revolving Credit Loan” and, collectively, the “Tranche A-1 Canadian Facility Revolving Credit Loans”, and together with the Tranche A Canadian Facility Revolving Credit Loans, the “Canadian Facility Revolving Credit Loans”) in an aggregate principal amount equal to such Tranche A-1 Canadian Facility Lender’s Tranche A-1 Canadian Facility Commitment; provided that:

(i)                                     no Tranche A Canadian Facility Lender shall have any obligations to make a Tranche A Canadian Facility Revolving Credit Loan to the extent that such Tranche A Canadian Facility Revolving Credit Loan would result in (A) the Tranche A Canadian Facility Lender Exposure of such Tranche A Canadian Facility Lender exceeding the Dollar Equivalent of its Tranche A Canadian Facility Commitment, (B) in the case of Tranche A Canadian Facility Revolving Credit Loans made to the Canadian Borrower, the Aggregate Tranche A Canadian Borrower Credit Extensions exceeding the sum of (a) the Dollar Equivalent of the Tranche A Canadian Borrowing Base plus (b) the difference, if positive, between the Tranche A U.S. Borrowing Base and the Aggregate Tranche A U.S. Facility Extensions or (C) in the case of Tranche A Canadian Facility Revolving Credit Loans made to the U.S. Borrowers, the Aggregate Tranche A U.S. Borrower Credit Extensions exceeding the Tranche A U.S. Borrowing Base;

(ii)                                  no Tranche A-1 Canadian Facility Lender shall have any obligations to make a Tranche A-1 Canadian Facility Revolving Credit Loan to the extent that such Tranche A-1 Canadian Facility Revolving Credit Loan would result in (A) the Tranche A-1 Canadian Facility Lender Exposure of such Tranche A-1 Canadian Facility Lender exceeding the Dollar Equivalent of its Tranche A-1 Canadian Facility Commitment or (B) the Aggregate Tranche A-1 Canadian Borrower Credit Extensions exceeding the Dollar Equivalent of the Tranche A-1 Canadian Borrowing Base; and

(iii)                               except for Agent Advances pursuant to subsection 2.1(d), all Canadian Facility Revolving Credit Loans hereunder made to the Canadian Borrower (x) shall be made as Tranche A-1 Canadian Facility Revolving Credit Loans unless and until the aggregate outstanding principal amount of Canadian Facility Revolving Credit Loans equals the lesser of (1) the Tranche A-1 Canadian Facility Commitments and (2) the Tranche A-1 Canadian Borrowing Base, and (y) thereafter, shall be made as Tranche A Canadian Facility Revolving Credit Loans.  Canadian Facility Revolving Credit Loans made under subsection 2.1(b)(A)(ii) shall be made as Tranche A Canadian Facility Revolving Credit Loans.

A single Borrowing Request may consist of both Tranche A Canadian Facility Revolving Credit Loans and Tranche A-1 Canadian Facility Revolving Credit Loans.  Such Canadian Facility Revolving Credit Loans shall be denominated in Canadian Dollars or in Dollars (in the case of the Canadian Borrower) and in Dollars (in the case of the U.S. Borrowers), and may from time to time be (x) in the case of the Canadian Facility Revolving Credit Loans denominated in Canadian Dollars, (i) ABR Loans, (ii) BA Equivalent Loans or (iii) a combination thereof, and (y) in the case of the Canadian Facility Revolving Credit Loans denominated in Dollars, (i) ABR Loans, (ii) Eurocurrency Loans or (iii) a combination thereof, in each case as determined by the applicable Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 4.2; provided that no Loan shall be made as a Eurocurrency Loan or BA Equivalent Loan after the day that is one month prior to the Maturity Date.

(c)                                  Notwithstanding anything to the contrary in subsection 2.1(a) or 2.1(b) or elsewhere in this Agreement, the Administrative Agent shall have the right to establish Availability Reserves in such amounts, and with respect to such matters, as the Administrative Agent in its Permitted Discretion shall deem necessary or appropriate, against the Tranche A U.S. Borrowing Base and/or the Tranche A Canadian Borrowing Base, as applicable, including reserves with respect to (i) sums that the respective Borrowers are or will be required to pay (such as taxes (including payroll and sales taxes), assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have not yet paid and (ii) amounts owing by the respective Borrowers or, without duplication, their respective Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the ABL Priority Collateral, which Lien or trust, in the Permitted Discretion of the Administrative Agent is capable of ranking senior in priority to or pari passu with one or more of the Liens granted in the Security Documents (such as Canadian Priority Payables, Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral; provided that the Administrative Agent shall have provided the Borrower Representative at least five Business Days’ prior written notice of any such establishment and provided, further, that the Administrative Agent may only establish an Availability Reserve after the date hereof based on an event, condition or other circumstance arising after the Closing Date or based on facts not known to the Administrative Agent as of the Closing Date.  The amount of any Availability Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the Availability Reserve.  Upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed Availability Reserve, and the applicable Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion.  In no event shall such notice and opportunity limit the right of the Administrative Agent to establish such Availability Reserve, unless the Administrative Agent shall have determined in its Permitted Discretion that the event, condition or other matter that is the basis for such new Availability Reserve no longer exists or has otherwise been adequately addressed by the applicable Borrower.  Notwithstanding anything herein to the contrary, Availability Reserves shall not duplicate eligibility criteria contained in the definition of “Eligible Accounts,” “Eligible Credit Card Receivables,” “Eligible Inventory,” “Eligible In-Transit Inventory,” or “Eligible Letter of Credit Inventory,” as the case may be, and vice versa, or reserves or criteria deducted in computing the Value of Eligible Inventory, Eligible In-Transit Inventory or Eligible Letter of Credit Inventory, as the case may be, or the Net Orderly Liquidation Value of Eligible Inventory, Eligible In-Transit Inventory or Eligible Letter of Credit Inventory, as the case may be, and vice versa.  In addition to the foregoing, the Administrative Agent shall have the right, subject to subsection 7.6, to have the Loan Parties’ Inventory reappraised by a qualified appraisal company selected by the Administrative Agent from time to time after the Closing Date for the purpose of redetermining the Net Orderly Liquidation Value of the Eligible Inventory, Eligible In-Transit Inventory and Eligible Letter of Credit Inventory and, as a result, redetermining the Tranche A U.S. Borrowing Base, the Tranche A-1 U.S. Borrowing Base, the Tranche A Canadian Borrowing Base or the Tranche A-1 Canadian Borrowing Base.

(d)                                 In the event the U.S. Borrowers are, or the Canadian Borrower is, as applicable, unable to comply with (i) the borrowing base limitations set forth in subsection 2.1(a) or 2.1(b), as applicable, or (ii) the conditions precedent to the making of Loans or the issuance of Letters of Credit set forth in Section 6, (x) the U.S. Facility Lenders authorize the Administrative Agent, for the account of the U.S. Facility Lenders, to make U.S. Facility Revolving Credit Loans to the U.S. Borrowers and (y) the Canadian Facility Lenders authorize the Administrative Agent (acting through its Canada branch), for the account of the Canadian Facility Lenders, to make Canadian Facility Revolving Credit Loans to the Canadian Borrower, which, in each case, shall be made (1) in the case of any U.S. Facility Revolving Credit Loan to the U.S. Borrowers, as Tranche A U.S. Facility Revolving Credit Loans and (2) in the case of any Canadian Facility Revolving Credit Loan to the Canadian Borrower, as Tranche A Canadian Facility Revolving Credit Loans, and which, in each case, may only be made as ABR Loans (each, an “Agent Advance”) for a period commencing on the date the Administrative Agent first receives a Borrowing Request requesting an Agent Advance until the earliest of (i) the 30th Business Day after such date, (ii) the date the respective Borrowers or Borrower is again able to comply with the limitations in the Borrowing Base and the conditions precedent to the making of Loans and issuance of Letters of Credit, or obtains an amendment or waiver with respect thereto and (iii) the date the Required Lenders instruct the Administrative Agent to cease making Agent Advances (in each case, the “Agent Advance Period”).

(e)                                  The Administrative Agent shall not make any Agent Advance (A) in the case of Agent Advances made to the Canadian Borrower, (I) to the extent that at such time the amount of such Agent Advance, when added to the aggregate outstanding amount of all other Agent Advances made to the Canadian Borrower at such time, would exceed 5.0% of the Tranche A Canadian Borrowing Base as then in effect or (II) to the extent that at such time the amount of such Agent Advance when added to the Aggregate Tranche A Canadian Facility Lender Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the Aggregate Tranche A Canadian Facility Commitment at such time, or (B) in the case of Agent Advances made to the U.S. Borrowers, (I) when added to the aggregate outstanding amount of all other Agent Advances made to the U.S. Borrowers at such time, would exceed 5.0% of the Tranche A U.S. Borrowing Base at such time or (II) to the extent that at such time the amount of such Agent Advance when added to the Aggregate Tranche A U.S. Facility Lender Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the Aggregate Tranche A U.S. Facility Commitment at such time.  It is understood and agreed that, subject to the requirements set forth above, Agent Advances may be made by the Administrative Agent in its discretion to the extent the Administrative Agent deems such Agent Advances necessary or desirable (x) to preserve and protect the applicable Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other obligations of the Loan Parties hereunder and under the other Loan Documents or (z) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of any Loan Document, including payments of reimbursable expenses and other sums payable under the Loan Documents, and that the Borrowers shall have no right to require that any Agent Advances be made.  At any time that the conditions precedent set forth in subsection 6.2 have been satisfied or waived, the Administrative Agent may request the applicable Lenders to make a Loan to repay an Agent Advance.  At any other time, the Administrative Agent may require the applicable Lenders to fund their risk participations described in subsection 2.1(f) or 2.1(g) below.

(f)                                   Upon the making of an Agent Advance by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default), each Tranche A U.S. Facility Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Agent Advance in proportion to its Tranche A U.S. Facility Commitment Percentage.  From and after the date, if any, on which any Tranche A U.S. Facility Lender is required to fund its participation in any Agent Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Tranche A U.S. Facility Lender its Tranche A U.S. Facility Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Agent Advance.

(g)                                  Upon the making of an Agent Advance by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default), each Tranche A Canadian Facility Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Agent Advance in proportion to its Tranche A Canadian Facility Commitment Percentage.  From and after the date, if any, on which any Tranche A Canadian Facility

Lender is required to fund its participation in any Agent Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Canadian Facility Lender its Tranche A Canadian Facility Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Agent Advance.

(h)                                 Each Borrower agrees that, upon the request to the Administrative Agent by any Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6(b), in order to evidence such Lender’s Loans, such Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit I-1 with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Revolving Note”), payable to such Lender and representing the obligation of such Borrower to pay the amount of the Commitment of such Lender or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to such Borrower.  Each Note shall (i) be dated the Closing Date (or~~,~~ (x) in the case of  a Canadian Swing Line Note, the First Amendment Effective Date or (y) in the case of an assignment pursuant to subsection 11.6(b), as of the date of such assignment), (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of interest in accordance with subsection 4.1.

(i)                                     Without limiting the other conditions to making Canadian Facility Revolving Credit Loans hereunder, in the event that any account of the Canadian Borrower is opened and maintained with Bank of America, N.A. (acting through its Canada branch), for so long as Bank of America, N.A. (acting through its Canada branch) it is a Canadian Facility Lender hereunder, whenever a check or other item is presented for payment against such account in an amount greater than the then available balance in such account (such greater amount, an “Overdraft Loan”), such presentation shall be deemed to constitute a Borrowing Request by the Canadian Borrower for a Borrowing of Canadian Facility Revolving Credit Loans that are ABR Loans in like currency in the amount of such Overdraft Loan.

(j)                                    Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that the Canadian Borrower shall not be jointly or jointly and severally liable with the U.S. Borrowers for any liabilities or obligations of the U.S. Borrowers hereunder.

(k)                                 Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person that, at the time of issuance of such Letter of Credit or funding of such Loan, is the subject of any Sanction, or in any Designated Jurisdiction that, at the time of issuance of such Letter of Credit or funding of such Loan, is the subject of any Sanction; or (ii) in any manner that would result in a violation of a

Sanction by any Person party to any Loan Document (including any Secured Party or Participant).

2.2                               Procedure for Revolving Credit Borrowing.  Each of the Borrowers may borrow under the Commitments during the Commitment Period on any Business Day; provided that the Borrower Representative shall give the Administrative Agent irrevocable (in the case of any notice except notice with respect to the initial Extension of Credit hereunder, which shall be irrevocable after the funding) notice in substantially the form of Exhibit F-1 or in such other form as may be agreed between the Borrower Representative and the Administrative Agent (each, a “Borrowing Request”) (which notice must be received by the Administrative Agent prior to (a) 11:00 A.M., New York City time, at least three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurocurrency Loans or BA Equivalent Loans or (b) 11:00 A.M., New York City time, on the requested Borrowing Date, for ABR Loans (or in the case of the initial borrowing hereunder, in each case, 10:00 A.M. one Business Day prior to the date of the initial borrowing hereunder)) specifying (i) the identity of a Borrower, (ii) the amount to be borrowed, (iii) the requested Borrowing Date, (iv) whether the borrowing is to be of Eurocurrency Loans or BA Equivalent Loans, ABR Loans or a combination thereof, (v) in the case of the Canadian Facility Revolving Credit Loans, if the borrowing is to be entirely or partly of ABR Loans, whether such Loans shall be denominated in Canadian Dollars or Dollars and (vi) if the borrowing is to be entirely or partly of Eurocurrency Loans or BA Equivalent Loans, the respective amounts of each such Type of Loan, the respective lengths of the initial Interest Periods therefor.  Each borrowing shall be in an amount equal to (x) in the case of ABR Loans, except any ABR Loan to be used solely to pay a like amount of outstanding Reimbursement Obligations or Swing Line Loans, and except any ABR Loan constituting an Overdraft Loan, in multiples of $1,000,000.00 (or, in the case of Loans denominated in Canadian Dollars, Cdn$1,000,000.00) (or, if the Commitments then available (as calculated in accordance with subsections 2.1(a) and 2.1(b)) are less than $1,000,000.00 or Cdn$1,000,000.00, respectively, such lesser amount) and (y) in the case of Eurocurrency Loans or BA Equivalent Loans, an amount equal to $5,000,000.00 (or, in the case of Loans denominated in Canadian Dollars, Cdn$5,000,000.00) or a whole multiple of $1,000,000.00 (or, in the case of Loans denominated in Canadian Dollars, Cdn$1,000,000.00) in excess thereof.  Upon receipt of any such notice from the Borrower Representative, the Administrative Agent shall promptly notify each applicable Revolving Lender thereof.  Subject to the satisfaction of the conditions precedent specified in subsection 6.2, each applicable Revolving Lender will make the amount of its pro rata share of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower identified in such notice at the office of the Administrative Agent specified in subsection 11.2 prior to 3:00 P.M. (or 10:00 A.M., in the case of the initial borrowing hereunder), New York City time, or at such other office of the Administrative Agent or at such other time as to which the Administrative Agent shall notify such Borrower Representative reasonably in advance of the Borrowing Date with respect thereto, on the Borrowing Date requested by such Borrower in Dollars or Canadian Dollars and in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Canadian Borrower by the Administrative Agent, crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

2.3                               Termination or Reduction of Commitments.

(a)                                 The Borrower Representative (on behalf of any Borrower) shall have the right, upon not less than one Business Day’s notice to the Administrative Agent (which will promptly notify the Lenders thereof), to terminate the Tranche A U.S. Facility Commitments or the Tranche A Canadian Facility Commitments, respectively, or, from time to time, to reduce the amount of the Tranche A U.S. Facility Commitments or Tranche A Canadian Facility Commitments, respectively; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Aggregate Tranche A U.S. Facility Lender Exposure or the Aggregate Tranche A Canadian Facility Lender Exposure, as the case may be, would exceed the applicable Commitments then in effect.  Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the applicable Commitments then in effect.

(b)                                 The Borrower Representative (on behalf of any Borrower) shall have the right, upon not less than one Business Day’s notice to the Administrative Agent (which will promptly notify the Lenders thereof), to terminate the Tranche A-1 U.S. Facility Commitments or the Tranche A-1 Canadian Facility Commitments, respectively, or, from time to time, to reduce the amount of the Tranche A-1 U.S. Facility Commitments or Tranche A-1 Canadian Facility Commitments, respectively, and, notwithstanding anything in this Agreement to the contrary, in connection with such termination or reduction, to prepay the Tranche A-1 U.S. Facility Revolving Credit Loans and the Tranche A-1 Canadian Facility Revolving Credit Loans without first repaying the Tranche A U.S. Facility Revolving Credit Loans and the Tranche A Canadian Facility Revolving Credit Loans; provided that (x) no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Aggregate Tranche A-1 Canadian Facility Lender Exposure or the Aggregate Tranche A-1 U.S. Facility Lender Exposure, as the case may be, would exceed the applicable Commitments then in effect and (y) after giving pro forma effect to such termination or reduction and prepayment and any reallocation pursuant to clause (c) of this subsection 2.3, the Payment Condition is satisfied.  Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and shall, except as provided in clause (c) of this subsection 2.3, reduce permanently the applicable Commitments then in effect.

(c)                                  (i) At the time of any termination or reduction of the Tranche A-1 U.S. Facility Commitments or the Tranche A-1 Canadian Facility Commitments as set forth in clause (b) of this subsection 2.3, but without duplication of any increase permitted pursuant to subsection 2.6, the Tranche A-1 U.S. Facility Commitments or the Tranche A-1 Canadian Facility Commitments so terminated or reduced may be added, in whole or in part, at the Parent Borrower’s option, to the then outstanding Tranche A U.S. Facility Commitments or Tranche A Canadian Facility Commitments, as applicable, in the manner set forth in clause (ii) below.

(ii)                                  (x) In the case of Lenders that, as of immediately prior to any such termination or reduction, have (within the same branch and legal entity, as applicable) both Tranche A U.S. Facility Commitments and Tranche A-1 U.S. Facility Commitments and/or both Tranche A Canadian Facility Commitments and Tranche A-1 Canadian Facility Commitments, the Tranche A U.S. Facility Commitments or Tranche A Canadian Facility Commitments, as applicable, of such Lenders whose Tranche A-1 U.S. Facility Commitments or Tranche A-1 Canadian Facility Commitments are being so terminated or reduced shall be automatically increased by the amount so terminated or reduced, and (y) in the case of any Tranche A-1 U.S. Facility Commitments or Tranche A-1 Canadian Facility Commitments being so terminated or reduced that are not automatically reallocated pursuant to the immediately preceding clause (x), the Parent Borrower may seek to obtain like amounts of such Commitments in the form of Tranche A U.S. Facility Commitments or Tranche A Canadian Facility Commitments, as applicable, from existing Lenders or any other Persons; provided, however, that (1) no Lender shall be obligated to provide any such Commitments as a result of any such request by the Parent Borrower, and (2) any Additional Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent, ~~the~~each Swing Line Lender, each Issuing Lender and the Borrowers (each such approval not to be unreasonably withheld).

(d)                                 (i) At the time of any termination or reduction of the Tranche A Canadian Facility Commitments as set forth in clause (a) of this subsection 2.3, but without duplication of any increase permitted pursuant to subsection 2.6, the Tranche A Canadian Facility Commitments so terminated or reduced may be added, in whole or in part, at the Parent Borrower’s option, to the then outstanding Tranche A U.S. Facility Commitments, in the manner set forth in clause (ii) below.

(ii)                                  (x) In the case of Tranche A Canadian Facility Lenders that, as of immediately prior to any such termination or reduction, have (within the same branch and legal entity, as applicable) both Tranche A Canadian Facility Commitments and Tranche A U.S. Facility Commitments, the Tranche A U.S. Facility Commitments of such Tranche A Canadian Facility Lenders whose Tranche A Canadian Facility Commitments are being so terminated or reduced shall be automatically increased by the amount so terminated or reduced, and (y) in the case of Tranche A Canadian Facility Lenders that, as of immediately prior to any such termination or reduction, do not have Tranche A U.S. Facility Commitments, the Parent Borrower may seek to obtain like amounts of such Commitments in the form of Tranche A U.S. Facility Commitments from existing Lenders or any other Persons; provided, however, that (1) no Lender shall be obligated to provide any such Commitments as a result of any such request by the

Parent Borrower, and (2) any Additional Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent, ~~the~~each Swing Line Lender, each Issuing Lender and the Borrowers (each such approval not to be unreasonably withheld).

(e)                                  (i) At the time of any termination or reduction of the Tranche A U.S. Facility Commitments as set forth in clause (a) of this subsection 2.3, but without duplication of any increase permitted pursuant to subsection 2.6, the Tranche A U.S. Facility Commitments so terminated or reduced may be added, in whole or in part, at the Parent Borrower’s option, to the then outstanding Tranche A Canadian Facility Commitments, in the manner set forth in clause (ii) below; provided that no increase to the Tranche A Canadian Facility Commitments pursuant to this clause (e) shall result in the Canadian Facility Commitments exceeding 35% of the aggregate Commitments.

(ii)                                  (x) In the case of Tranche A U.S. Facility Lenders that, as of immediately prior to any such termination or reduction, have (within the same branch and legal entity, as applicable) both Tranche A U.S. Facility Commitments and Tranche A Canadian Facility Commitments, the Tranche A Canadian Facility Commitments of such Tranche A U.S. Facility Lenders whose Tranche A U.S. Facility Commitments are being so terminated or reduced shall be automatically increased by the amount so terminated or reduced, and (y) in the case of any Tranche A U.S. Facility Commitments being so terminated or reduced that are not automatically reallocated pursuant to the immediately preceding clause (x), the Parent Borrower may seek to obtain like amounts of such Commitments in the form of Tranche A Canadian Facility Commitments from existing Canadian Facility Lenders or any other Persons; provided, however, that (1) no Canadian Facility Lender shall be obligated to provide any such Commitments as a result of any such request by the Parent Borrower, and (2) any Additional Lender which is not an existing Canadian Facility Lender shall be subject to the approval of the Administrative Agent, each Canadian Facility Issuing Lender and the Borrowers (each such approval not to be unreasonably withheld).

(f)                                   Any notice of termination delivered by the Borrower Representative pursuant to clauses (a) or (b) of this subsection 2.3 may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case, subject to subsection 4.12, such notice may be revoked by the Borrower Representative (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(g)                                  No more than one reallocation of Commitments pursuant to clause (c), (d) or (e) of this subsection 2.3 may be effected in any fiscal quarter.

(h)                                 All outstanding Commitments shall terminate on the Maturity Date.

2.4                               Swing Line Commitments.

(a)                                 Subject to the terms and conditions hereof, the U.S. Swing Line Lender agrees to make swing line loans (individually, a “U.S. Swing Line Loan”; collectively, the “U.S. Swing Line Loans”) to any U.S. Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $75,000,000; provided that the U.S. Swing Line Lender shall not make any U.S. Swing Line Loans if, after doing so, the Aggregate Tranche A U.S. Facility Lender Exposure would exceed the Aggregate Tranche A U.S. Facility Commitment or the Aggregate Tranche A U.S. Borrower Credit Extensions would exceed the applicable limitation set forth in subsection 2.1(a)(i)(B).  Subject to the terms and conditions hereof, the Canadian Swing Line Lender agrees to make swing line loans (individually, a “Canadian Swing Line Loan”; collectively, the “Canadian Swing Line Loans”) to the Canadian Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Dollar Equivalent of $15,000,000; provided that the Canadian Swing Line Lender shall not make any Canadian Swing Line Loans if, after doing so, (i) the Aggregate Tranche A Canadian Facility Lender Exposure would exceed the Aggregate Tranche A Canadian Facility Commitment or (ii) the Aggregate Tranche A Canadian Borrower Credit Extensions would exceed the applicable limitation set forth in subsection 2.1(b)(i)(B).  Amounts borrowed by any ~~U.S.~~ Borrower under this subsection 2.4 may be repaid and, through but excluding the Maturity Date, reborrowed.  All Swing Line Loans (x) made to any U.S. Borrower shall be made in Dollars and (y) made to Canadian Borrower shall be made in Canadian Dollars or in Dollars as ABR Loans ~~and~~. Swing Line Loans shall not be entitled to be converted into Eurocurrency Loans~~.  The~~ or BA Equivalent Loans.  In the case of U.S. Swing Line Loans, the Borrower Representative (on behalf of any U.S. Borrower) shall give the U.S. Swing Line Lender irrevocable notice (which notice must be received by the U.S. Swing Line Lender prior to 3:00 P.M., New York City time) on the requested Borrowing Date specifying (1) the identity of the U.S. Borrower and (2) the amount of the requested U.S. Swing Line Loan, which shall be in a minimum amount of $100,000.00 or whole multiples of $50,000.00 in excess thereof.  ~~The~~In the case of Canadian Swing Line Loans, the Borrower Representative (on behalf of the Canadian Borrower) shall give the Canadian Swing Line Lender irrevocable notice (which notice must be received by the Canadian Swing Line Lender prior to 12:30 P.M., New York City time) on the requested Borrowing Date specifying the amount of the requested Canadian Swing Line Loan, which shall be in a minimum amount of $100,000.00 or whole multiples of $50,000.00 in excess thereof  (or, in the case of Canadian Swing Line Loans denominated in Canadian Dollars, a minimum amount of Cdn$100,000.00 or whole multiples of Cdn$50,000.00 in excess thereof).  In each case, the proceeds of the Swing Line Loan will be made available by the applicable Swing Line Lender to the ~~U.S.~~ Borrower identified in such notice at an office of the applicable Swing Line Lender by wire transfer to the account of such ~~U.S.~~ Borrower specified in such notice.

(b)                                 Each of the U.S. Borrowers agrees that, upon the request to the Administrative Agent by the U.S. Swing Line Lender made on or prior to the Closing

Date or in connection with any assignment pursuant to subsection 11.6(b), in order to evidence the U.S. Swing Line Loans such Borrower will execute and deliver to the U.S. Swing Line Lender a promissory note substantially in the form of Exhibit I-2, with appropriate insertions (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “U.S. Swing Line Note”), payable to the U.S. Swing Line Lender and representing the obligation of such Borrower to pay the amount of the U.S. Swing Line Commitment or, if less, the unpaid principal amount of the U.S. Swing Line Loans made to such Borrower, with interest thereon as prescribed in subsection 4.1.  The ~~Swing Line~~Canadian Borrower agrees that, upon the request to the Administrative Agent by the Canadian Swing Line Lender made on or prior to the First Amendment Effective Date or in connection with any assignment pursuant to subsection 11.6(b), in order to evidence the Canadian Swing Line Loans the Canadian Borrower will execute and deliver to the Canadian Swing Line Lender a promissory note substantially in the form of Exhibit I-3, with appropriate insertions (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Canadian Swing Line Note”), payable to the Canadian Swing Line Lender and representing the obligation of the Canadian Borrower to pay the amount of the Canadian Swing Line Commitment or, if less, the unpaid principal amount of the Canadian Swing Line Loans made to the Canadian Borrower, with interest thereon as prescribed in subsection 4.1.  Each Swing Line Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of interest in accordance with subsection 4.1.

(c)                                  ~~The~~Each Swing Line Lender, at any time in its sole and absolute discretion, may, and, at any time as there shall be a Swing Line Loan outstanding for more than five Business Days, ~~the~~each Swing Line Lender shall, on behalf of the Borrower to which the Swing Line Loan has been made (which hereby irrevocably directs and authorizes the applicable Swing Line Lender to act on its behalf), request (provided that such request shall be deemed to have been automatically made upon the occurrence of an Event of Default under subsection 9(f)) (1) in the case of a U.S. Swing Line Loan, each Tranche A U.S. Facility Lender, including the U.S. Swing Line Lender, to make a Tranche A U.S. Facility Revolving Credit Loan as an ABR Loan (a “Mandatory U.S. Revolving Loan Borrowing”) in an amount equal to such Tranche A U.S. Facility Lender’s Tranche A U.S. Facility Commitment Percentage of the principal amount of all of the U.S. Swing Line Loans (collectively, the “Refunded U.S. Swing Line Loans”) outstanding on the date such notice is given or (2) in the case of a Canadian Swing Line Loan, each Tranche A Canadian Facility Lender, including the Canadian Swing Line Lender, to make a Tranche A Canadian Facility Revolving Credit Loan as an ABR Loan (a “Mandatory Canadian Revolving Loan Borrowing”) in an amount equal to such Tranche A Canadian Facility Lender’s Tranche A Canadian Facility Commitment Percentage of the principal amount of all of the Canadian Swing Line Loans (collectively, the “Refunded Canadian Swing Line Loans”) outstanding on the date such notice is given; provided that the provisions of this subsection 2.4(c) shall not affect the obligations of any ~~U.S.~~ Borrower to prepay Swing Line Loans in accordance with the provisions of subsection 4.4(b).  Unless the Tranche A U.S. Facility Commitments shall have expired or terminated (in which event the procedures of paragraph (d) of this subsection 2.4 shall apply), each Tranche A U.S. Facility Lender hereby agrees to make the proceeds of its Tranche A U.S. Facility Revolving Credit Loan (including any Eurocurrency Loan) available to the Administrative Agent for the account of the U.S. Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given notwithstanding (i) that the amount of the Mandatory U.S. Revolving Loan Borrowing may not comply with the minimum amount for Revolving Credit Loans otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory U.S. Revolving Loan Borrowing and (v) the amount of the Tranche A U.S. Facility Commitment of such, or any other, Tranche A U.S. Facility Lender at such time.  The proceeds of such Tranche A U.S. Facility Revolving Credit Loans (including, any Eurocurrency Loan) shall be immediately applied to repay the Refunded U.S. Swing Line Loans.  Unless the Tranche A Canadian Facility Commitments shall have expired or terminated (in which event the procedures of paragraph (d) of this subsection 2.4 shall apply), each Tranche A Canadian Facility Lender hereby agrees to make the proceeds of its Tranche A Canadian Facility Revolving Credit Loan available to the Administrative Agent for the account of the Canadian Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given notwithstanding (i) that the amount of the Mandatory Canadian Revolving Loan Borrowing may not comply with the minimum amount for Revolving Credit Loans otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Canadian Revolving Loan Borrowing and (v) the amount of the Tranche A Canadian Facility Commitment of such, or any other, Tranche A Canadian Facility Lender at such time.  The proceeds of such Tranche A Canadian Facility Revolving Credit Loans (including, any BA Equivalent Loan) shall be immediately applied to repay the Refunded Canadian Swing Line Loans.

(d)                                 (i) If the Tranche A U.S. Facility Commitments shall expire or terminate at any time while U.S. Swing Line Loans are outstanding, each Tranche A U.S. Facility Lender shall, at the option of the U.S. Swing Line Lender, exercised reasonably, either (~~i~~A) notwithstanding the expiration or termination of the Tranche A U.S. Facility Commitments, make a Tranche A U.S. Facility Revolving Credit Loan as an ABR Loan (which Tranche A U.S. Facility Revolving Credit Loan shall be deemed a “Tranche A U.S. Facility Revolving Credit Loan” for all purposes of this Agreement and the other Loan Documents) or (~~ii~~B) purchase an undivided participating interest in such U.S. Swing Line Loans, in either case in an amount equal to such Tranche A U.S. Facility Lender’s Tranche A U.S. Facility Commitment Percentage determined on the date of, and immediately prior to, expiration or termination of the Tranche A U.S. Facility Commitments of the aggregate principal amount of such U.S. Swing Line Loans; provided that, in the event that any Mandatory U.S. Revolving Loan Borrowing cannot for any reason be made on the date otherwise required above (including, as a result of the commencement of a proceeding under any bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to any Borrower), then each Tranche A U.S. Facility Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory U.S. Revolving Loan Borrowing would otherwise have occurred, but adjusted for any payments received from such Borrower on or after such date and prior to such purchase) from the U.S. Swing Line Lender such participations in such outstanding U.S. Swing Line Loans as shall be necessary to cause such Tranche A U.S. Facility Lenders to share in such U.S. Swing Line Loans ratably based upon their respective Tranche A U.S. Facility Commitment Percentages; provided, further, that (x) all interest payable on the U.S. Swing Line Loans shall be for the account of the U.S. Swing Line Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Tranche A U.S. Facility Lender shall be required to pay the U.S. Swing Line Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory U.S. Revolving Loan Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Tranche A U.S. Facility Revolving Credit Loans made as ABR Loans.  In the event that the Tranche A U.S. Facility Commitments shall expire or terminate in part (and not in full) at any time while U.S. Swing Line Loans are outstanding, the applicable Borrower shall repay U.S. Swing Line Loans in the amount by which the outstanding U.S. Swing Line Loans exceed the continuing Tranche A U.S. Facility Commitments; and in the event that such Borrower fails to do so, the obligations of each Tranche A U.S. Facility Lender pursuant to the prior sentence shall apply with respect to such Lender’s Tranche A U.S. Facility Commitment Percentage (calculated immediately prior to such expiration or termination) of the amount by which the outstanding U.S. Swing Line Loans in excess of the continuing Tranche A U.S. Facility Commitments not so repaid.  Each Tranche A U.S. Facility Lender will make the proceeds of any Tranche A U.S. Facility Revolving Credit Loan made pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the U.S. Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date on which the Tranche A U.S. Facility Commitments expire or terminate and in the currency in which such U.S. Swing Line Loans were made.  The proceeds of such Tranche A U.S. Facility Revolving Credit Loans shall be immediately applied to repay the U.S. Swing Line Loans outstanding on the date of termination or expiration of the Tranche A U.S. Facility Commitments.  In the event that the Tranche A U.S. Facility Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (d)(i), each Tranche A U.S. Facility Lender shall immediately transfer to the U.S. Swing Line Lender, in immediately available funds and in the currency in which such U.S. Swing Line Loans were made, the amount of its participation and upon receipt thereof the U.S. Swing Line Lender will deliver to such Tranche A U.S. Facility Lender a U.S. Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(ii)                                  If the Tranche A Canadian Facility Commitments shall expire or terminate at any time while Canadian Swing Line Loans are outstanding, each Tranche A Canadian Facility Lender shall, at the option of the Canadian Swing Line Lender, exercised reasonably, either (A) notwithstanding the expiration or termination of the Tranche A Canadian Facility Commitments, make a Tranche A Canadian Facility Revolving Credit Loan as an ABR Loan (which Tranche A Canadian Facility Revolving Credit Loan shall be deemed a “Tranche A Canadian Facility Revolving Credit Loan” for all purposes of this Agreement and the other Loan Documents) or (B) purchase an undivided participating interest in such Canadian Swing Line Loans, in either case in an amount equal to such Tranche A Canadian Facility Lender’s Tranche A Canadian Facility Commitment Percentage determined on the date of, and immediately prior to, expiration or termination of the Tranche A Canadian Facility Commitments of the aggregate principal amount of such Canadian Swing Line Loans; provided that, in the event that any Mandatory Canadian Revolving Loan Borrowing cannot for any reason be made on the date otherwise required above (including, as a result of the commencement of a proceeding under any bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to any Borrower), then each Tranche A Canadian Facility Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Canadian Revolving Loan Borrowing would otherwise have occurred, but adjusted for any payments received from the Canadian Borrower on or after such date and prior to such purchase) from the Canadian Swing Line Lender such participations in such outstanding Canadian Swing Line Loans as shall be necessary to cause such Tranche A Canadian Facility Lenders to share in such Canadian Swing Line Loans ratably based upon their respective Tranche A Canadian Facility Commitment Percentages; provided, further, that (x) all interest payable on the Canadian Swing Line Loans shall be for the account of the Canadian Swing Line Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Tranche A Canadian Facility Lender shall be required to pay the Canadian Swing Line Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Canadian Revolving Loan Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Tranche A Canadian Facility Revolving Credit Loans made as ABR Loans.  In the event that the Tranche A Canadian Facility Commitments shall expire or terminate in part (and not in full) at any time while Canadian Swing Line Loans are outstanding, the Canadian Borrower shall repay Canadian Swing Line Loans in the amount by which the outstanding Canadian Swing Line Loans exceed the continuing Tranche A Canadian Facility Commitments; and in the event that the Canadian Borrower fails to do so, the obligations of each Tranche A Canadian Facility Lender pursuant to the prior sentence shall apply with respect to such Lender’s Tranche A Canadian Facility Commitment Percentage (calculated immediately prior to such expiration or termination) of the amount by which the outstanding Canadian Swing Line Loans in excess of the continuing Tranche A Canadian Facility Commitments not so repaid.  Each Tranche A Canadian Facility Lender will make the proceeds of any Tranche A Canadian Facility Revolving Credit Loan made pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Canadian Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date on which the Tranche A Canadian Facility Commitments expire or terminate and in the currency in which such Canadian Swing Line Loans were made.  The proceeds of such Tranche A Canadian Facility Revolving Credit Loans shall be immediately applied to repay the Canadian Swing Line Loans outstanding on the date of termination or expiration of the Tranche A Canadian Facility Commitments.  In the event that the Tranche A Canadian Facility Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (d)(ii), each Tranche A Canadian Facility Lender shall immediately transfer to the Canadian Swing Line Lender, in immediately available funds and in the currency in which such Canadian Swing Line Loans were made, the amount of its participation and upon receipt thereof the Canadian Swing Line Lender will deliver to such Tranche A Canadian Facility Lender a Canadian Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(e)                                  (i) Whenever, at any time after the U.S. Swing Line Lender has received from any Tranche A U.S. Facility Lender such Tranche A U.S. Facility Lender’s participating interest in a U.S. Swing Line Loan, the U.S. Swing Line Lender receives any payment on account thereof (whether directly from any Borrower in respect of such U.S. Swing Line Loan or otherwise, including proceeds of Collateral applied thereto by the U.S. Swing Line Lender), or any payment of interest on account thereof, the U.S. Swing Line Lender will, if such payment is received prior to 1:00 P.M., New York City time, on a Business Day, distribute to such Tranche A U.S. Facility Lender its pro rata share thereof prior to the end of such Business Day and otherwise, the U.S. Swing Line Lender will distribute such payment on the next succeeding Business Day (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Tranche A U.S. Facility Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the U.S. Swing Line Lender is required to be returned, such Lender will return to the U.S. Swing Line Lender any portion thereof previously distributed by the U.S. Swing Line Lender to it.

(ii)                                  Whenever, at any time after the Canadian Swing Line Lender has received from any Tranche A Canadian Facility Lender such Tranche A Canadian Facility Lender’s participating interest in a Canadian Swing Line Loan, the Canadian Swing Line Lender receives any payment on account thereof (whether directly from the Canadian Borrower in respect of such Canadian Swing Line

Loan or otherwise, including proceeds of Collateral applied thereto by the Canadian Swing Line Lender), or any payment of interest on account thereof, the Canadian Swing Line Lender will, if such payment is received prior to 1:00 P.M., New York City time, on a Business Day, distribute to such Tranche A Canadian Facility Lender its pro rata share thereof prior to the end of such Business Day and otherwise, the Canadian Swing Line Lender will distribute such payment on the next succeeding Business Day (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Tranche A Canadian Facility Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Canadian Swing Line Lender is required to be returned, such Lender will return to the Canadian Swing Line Lender any portion thereof previously distributed by the Canadian Swing Line Lender to it.

(f)                                   (i) Each Tranche A U.S. Facility Lender’s obligation to make the Tranche A U.S. Facility Revolving Credit Loans and to purchase participating interests with respect to U.S. Swing Line Loans in accordance with subsections 2.4(c) and 2.4(d)(i) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Tranche A U.S. Facility Lender or any of the Borrowers may have against the U.S. Swing Line Lender, any of the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in condition (financial or otherwise) of any of the Borrowers; (iv) any breach of this Agreement or any other Loan Document by any of the Borrowers, any other Loan Party or any other Tranche A U.S. Facility Lender; (v) any inability of any of the Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Tranche A U.S. Facility Revolving Credit Loan is to be made or participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(ii)                                  Each Tranche A Canadian Facility Lender’s obligation to make the Tranche A Canadian Facility Revolving Credit Loans and to purchase participating interests with respect to Canadian Swing Line Loans in accordance with subsections 2.4(c) and 2.4(d)(ii) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Tranche A Canadian Facility Lender or the Canadian Borrower may have against the Canadian Swing Line Lender, the Canadian Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in condition (financial or otherwise) of the Canadian Borrower; (iv) any breach of this Agreement or any other Loan Document by the Canadian Borrower, any other Loan Party or any other Tranche A Canadian Facility Lender; (v) any inability of the Canadian Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Tranche A Canadian Facility Revolving Credit Loan is to be made or participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.5                               Record of Loans.

(a)                                 Each U.S. Borrower hereby unconditionally promises to pay to the Administrative Agent (in the currency in which such Loan is denominated) for the account of:  (i) each U.S. Facility Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender made to such Borrower, on the Maturity Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9); (ii) each Canadian Facility Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender made to such Borrower, on the Maturity Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9); (iii) the Administrative Agent, the then unpaid and principal amount of each Agent Advance made to such Borrower on the Maturity Date (or such earlier date on which the Agent Advances become due and payable pursuant to Section 9) and (iv) the U.S. Swing Line Lender, the then unpaid principal amount of the U.S. Swing Line Loans made to such Borrower, on the Maturity Date (or such earlier date on which the U.S. Swing Line Loans become due and payable pursuant to Section 9).  Each U.S. Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to such Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

(b)                                 The Canadian Borrower hereby unconditionally promises to pay to the Administrative Agent (in the currency in which such Loan is denominated) for the account of: (i) each Canadian Facility Lender, the then unpaid principal amount of each Canadian Facility Revolving Credit Loan of such Lender made to the Canadian Borrower, on the Maturity Date (or such earlier date on which the Canadian Facility Revolving Credit Loans became due and payable pursuant to Section 9) and (ii) the Canadian Swing Line Lender, the then unpaid principal amount of the Canadian Swing Line Loans made to the Canadian Borrower, on the Maturity Date (or such earlier date on which the Canadian Swing Line Loans become due and payable pursuant to Section 9).  The Canadian Borrower hereby further agrees to pay interest (which payments shall be in the same currency in which the respective Loan referred to above is denominated) on the unpaid principal amount of such Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

(c)                                  Each Lender (including ~~the~~each Swing Line Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(d)                                 The Administrative Agent shall maintain the Register pursuant to subsection 11.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof, and each Interest Period, if any, applicable thereto and whether such Loans are Tranche A U.S. Facility Revolving Credit Loans, Tranche A-1 U.S. Facility Revolving Credit Loans, Tranche A Canadian Facility Revolving Credit Loans, Tranche A-1 Canadian Facility Revolving Credit Loans ~~or~~, U.S. Swing Line Loans or Canadian Swing Line Loans, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof.

(e)                                  The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.5(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

2.6                               Incremental Facility.

(a)                                 So long as no Specified Default exists or would arise therefrom, the Borrowers shall have the right, at any time and from time to time after the Closing Date, to request (i) an increase of the aggregate amount of the then outstanding Commitments (the “Incremental Revolving Commitments”), (ii) commitments under a new revolving facility in favor of the Borrowers or any of their Restricted Subsidiaries, consisting of either (A) a FILO Tranche to be included in this Agreement or (B) revolving commitments extended to a Subsidiary that is not a Domestic Subsidiary or a Canadian Subsidiary (the “New Revolving Commitments”) or (iii) one or more term loans (the “Incremental ABL Term Loans” and together with the Incremental Revolving Commitments and the New Revolving Commitments, collectively, the “Incremental Facilities” and each, an “Incremental Facility”).  Any request under this subsection 2.6 shall specify (x) in the case of a request for Incremental Revolving Commitments, whether the Tranche A Canadian Facility Commitments, the Tranche A-1 Canadian Facility Commitments, the Tranche A U.S. Facility Commitments or the Tranche A-1 U.S. Facility Commitments (or a combination of the above) are requested to be increased, (y) in the case of a request for New Revolving Commitments, the identity of the borrower thereunder, and whether such New Revolving Commitments will consist of a FILO Tranche or revolving commitments extended to a Subsidiary that is not a Domestic Subsidiary or a Canadian Subsidiary and (z) in the case of a request for Incremental ABL Term Loans, whether such loans will count as Aggregate Tranche A Canadian Borrower Credit Extensions, Aggregate Tranche A-1 Canadian Borrower Credit Extensions, Aggregate Tranche A U.S. Borrower Credit Extensions or Aggregate Tranche A-1 U.S. Borrower Credit Extensions (or a combination of the above).  Notwithstanding anything to the contrary herein, after giving effect to any new Incremental Facility, the aggregate principal amount of any Incremental ABL Term Loans, New Revolving Commitments or Incremental Revolving Commitments shall not exceed the Available Incremental Amount at such time, and the aggregate principal amount of the Facilities plus (without duplication) the aggregate outstanding amount of all Incremental Facilities shall not exceed $1,800,000,000 at such time.  The Parent Borrower may seek to obtain Incremental Revolving Commitments, New Revolving Commitments or Incremental ABL Term Loans from existing Lenders or any other Persons, as applicable (each an “Incremental Facility Increase,” and each Person extending, or Lender extending, Incremental Revolving Commitments or Incremental ABL Term Loans, an “Additional Lender”), provided, however, that (i) no Lender shall be obligated to provide an Incremental Facility Increase as a result of any such request by the Borrowers, and (ii) any Additional Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent, ~~the~~each Swing Line Lender, each Issuing Lender and the Borrowers (each such approval not to be unreasonably withheld).

(b)                                 Any Incremental ABL Term Loans (unless such Incremental ABL Term Loans are extended to a Subsidiary that is not a Domestic Subsidiary or a Canadian Subsidiary) (A) may not be guaranteed by any Subsidiaries of the Parent Borrower other than the Guarantors and shall rank pari passu (or, at the option of the Parent Borrower (but subject to the class protection set forth in subsection 11.1(a)(xii)), junior) in right of (x) priority with respect to the Collateral and (y) payment with respect to the Obligations in respect of the corresponding Tranche A Canadian Facility Commitments, Tranche A-1 Canadian Facility Commitments, Tranche A U.S. Facility Commitments or Tranche A-1 U.S. Facility Commitments and any corresponding existing Incremental ABL Term Loans, (B) shall count against the Borrowing Base, (C) shall not have a final maturity that is earlier than the Maturity Date (or, if later, the latest final maturity of any Extended Loans or any then-existing Incremental Facility), (D) shall not amortize at a rate greater than 2.5% per annum, (E) may not be secured by any Collateral or other assets of any Loan Party that do not also secure the Loans and (F) shall otherwise be on terms as are reasonably satisfactory to the Administrative Agent.  Any Incremental ABL Term Loans extended to a Subsidiary that is not a Domestic Subsidiary or a Canadian Subsidiary (A) shall have pricing to be agreed upon (which, for the avoidance of doubt, shall not require any adjustment to the Applicable Margin of other Loans) among the Parent Borrower and the Lenders providing such Incremental ABL Term Loans, (B) shall be subject to such collateral and guaranty arrangements as may be agreed among the Parent Borrower and the Lenders providing such Incremental ABL Term Loans, and are reasonably satisfactory to the Administrative Agent (but may not be guaranteed by any Guarantors or secured by any Collateral), (C) shall be subject to such borrowing base arrangements as may be agreed among the Parent Borrower and the Lenders providing such Incremental ABL Term Loans, and are reasonably satisfactory to the Administrative Agent, (D) shall be in such jurisdictions and currencies as may be agreed among the Parent Borrower and the Lenders providing such Incremental ABL Term Loans, and are reasonably satisfactory to the Administrative Agent, (E) shall not amortize at a rate greater than 2.5% per annum and (F) shall otherwise be on terms as may be agreed among the Parent Borrower and the Lenders providing such Incremental ABL Term Loans.

(c)                                  Any Incremental Revolving Commitments (A) shall be guaranteed by the Guarantors and shall rank pari passu in right of (x) priority with respect to the Collateral and (y) payment with respect to the Obligations in respect of the corresponding Tranche A Canadian Facility Commitments, Tranche A-1 Canadian Facility Commitments, Tranche A U.S. Facility Commitments or Tranche A-1 U.S. Facility Commitments in effect prior to the Incremental Revolving Commitment Effective Date, (B) may not be secured by any Collateral or other assets of any Loan Party that do not also secure the Loans, (C) may provide for commitment, arrangement, upfront or similar fees that may be agreed among the Parent Borrower and the Lenders providing such Incremental Revolving Commitments and (D) shall otherwise be on terms and pursuant to the documentation applicable to the existing Commitments; provided that the Applicable Margin relating to the Incremental Revolving Commitments may exceed the Applicable Margin relating to the Commitments in effect prior to the Incremental Revolving Commitment Effective Date so long as the Applicable Margins relating to all Revolving Credit Loans shall be adjusted to be equal to not more than ~~25~~50 basis points less than the Applicable Margin payable to the Lenders providing such Incremental Revolving Commitments.

(d)

(i)                                     Unless such New Revolving Commitments are extended to a Subsidiary that is not a Domestic Subsidiary or a Canadian Subsidiary, any New Revolving Commitments (A) shall be guaranteed by the Guarantors and shall rank pari passu in right of priority with respect to the Collateral, (B) may not be guaranteed by any Subsidiaries of the Parent Borrower other than the Guarantors, or secured by any Collateral or other assets of any Loan Party that do not also secure the Loans, (C) shall be in the form of a FILO Tranche and (D) shall otherwise be on terms as agreed upon among the Parent Borrower and the Lenders providing the New Revolving Commitment, which terms shall be reasonably satisfactory to the Administrative Agent.  Any New Revolving Commitments extended to a Subsidiary that is not a Domestic Subsidiary or a Canadian Subsidiary (A) shall have pricing to be agreed upon (which, for the avoidance of doubt, shall not require any adjustment to the Applicable Margin of other Loans) among the Parent Borrower and the Lenders providing such New Revolving Commitments, (B) shall be subject to such collateral and guaranty arrangements as may be agreed among the Parent Borrower and the Lenders providing such New Revolving Commitments, and are reasonably satisfactory to the Administrative Agent (but may not be guaranteed by any Guarantors or secured by any Collateral), (C) shall be subject to such borrowing base arrangements as may be agreed among the Parent Borrower and the Lenders providing such New Revolving Commitments, and are reasonably satisfactory to the Administrative Agent, (D) shall be in such jurisdictions and currencies as may be agreed among the Parent Borrower and the Lenders providing such New Revolving Commitments, and are reasonably satisfactory to the Administrative Agent and (E) shall otherwise be on terms as may be agreed among the Parent Borrower and the Lenders providing such New Revolving Commitments.

(ii)                                  Any Incremental Facilities consisting of New Revolving Commitments extended to a Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary shall, and any Incremental ABL Term Loans (unless extended to a Subsidiary that is not a Domestic Subsidiary or a Canadian Subsidiary) may, be in the form of a separate “first-in, last out” tranche (the “FILO Tranche”) with a separate borrowing base against the ABL Priority Collateral and interest rate margins in each case to be agreed upon (which, for the avoidance of doubt, shall not require any adjustment to the Applicable Margin of other Loans pursuant to clause (i) above) among the Parent Borrower, the Administrative Agent and the Lenders providing the FILO Tranche so long as (1) any loans under the FILO Tranche may not be guaranteed by any Subsidiaries of the Parent Borrower other than the Guarantors, or secured by any Collateral or other assets of any Loan Party that do not also secure the Loans; (2) if the FILO Tranche availability exceeds $0, any Extension of Credit under the Facility thereafter requested shall be made under the FILO Tranche until the FILO Tranche availability no longer exceeds $0; (3) as between (x) the Facility (other than the FILO Tranche) and the Incremental ABL Term Loans, on the one hand and (y) the FILO Tranche, on the other hand, all proceeds from the liquidation or other realization of the Collateral (including ABL Priority Collateral) shall be applied, first to obligations owing under, or with respect to, the Facility (other than the FILO Tranche) and the Incremental ABL Term Loans (unless extended to a Subsidiary that is not a Domestic Subsidiary or a Canadian Subsidiary) and second to the FILO Tranche; (4) no Borrower may prepay Revolving Credit Loans under the FILO Tranche or terminate or reduce the commitments in respect thereof at any time that other Loans and/or Reimbursement Obligations (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent) or Incremental ABL Term Loans (unless extended to a Subsidiary that is not a Domestic Subsidiary or a Canadian Subsidiary) are outstanding; (5) the Required Lenders (calculated as including Lenders under any Incremental Facilities that rank pari passu with the existing Commitments) shall, subject to the terms of the Base Intercreditor Agreement, control exercise of remedies in respect of the Collateral and (6) no changes affecting the priority status of the Facility (other than the FILO Tranche) or the Incremental ABL Term Loans, on the one hand, vis-à-vis the FILO Tranche, on the other hand, may be made without the consent of the Supermajority Lenders (calculated as including Lenders under any Incremental Facility that ranks pari passu with the existing Commitments) under the Facility (and such other Lenders who consent may be required under subsection 11.1(b)(xii)), other than such changes which affect only the FILO Tranche, or only the Incremental ABL Term Loans, as the case may be.

(e)                                  No Incremental Facility Increase shall become effective unless and until each of the following conditions has been satisfied:

(i)                                     The Borrowers, the Administrative Agent, and any Additional Lender shall have executed and delivered a joinder to the Loan Documents (“Lender Joinder Agreement”) in substantially the form of Exhibit O;

(ii)                                  The Borrowers shall have paid such fees and other compensation to the Additional Lenders and to the Administrative Agent as the applicable Borrowers, the Administrative Agent and such Additional Lenders shall agree;

(iii)                               The applicable Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent from counsel to the applicable Borrowers and dated such date;

(iv)                              A Revolving Note (to the extent requested) will be issued at the applicable Borrowers’ expense, to each such Additional Lender, to be in conformity with requirements of subsection 2.1(h) (with appropriate modification) to the extent necessary to reflect the new Commitment of each Additional Lender;

(v)                                 The Parent Borrower shall deliver on the Incremental Facility Closing Date a certificate certifying that (A) (other than with respect to an Incremental Facility Increase in connection with a Permitted Acquisition permitted hereunder or any other Investment not prohibited by the terms of this Agreement, unless required by the Lenders providing such Incremental Facility Increase) the representations and warranties made by the Parent Borrower and its Restricted Subsidiaries contained herein and in the other Loan Documents are true and correct in all material respects on and as of the Incremental Facility Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date; provided that for this purpose only, the representation and warranty contained in the second sentence of Section 5.7 shall be deemed to be a representation and warranty that, at such time, no Specified Default has occurred and is continuing, and (B) no Specified Default has occurred and is continuing; and

(vi)                              The applicable Borrowers and Additional Lenders shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested in order to effectuate the documentation of the foregoing.

(f)                                   (i)  In the case of any Incremental Facility Increase constituting Incremental Revolving Commitments, the Administrative Agent shall promptly notify each Lender as to the effectiveness of such Incremental Facility Increase (with each date of such effectiveness being referred to herein as an “Incremental Revolving Commitment Effective Date”), and at such time (i) the Tranche A U.S. Facility Commitments, the Tranche A-1 U.S. Facility Commitments, the Tranche A Canadian Facility Commitments and the Tranche A-1 Canadian Facility Commitments, as applicable, under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Revolving Commitments, (ii) Schedule A shall be deemed modified, without further action, to reflect the revised Commitments and Commitment Percentages of the Lenders and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect any such Incremental Revolving Commitments.

(ii)                                  In the case of any Incremental Facility Increase, the Administrative Agent, the Additional Lenders and the Borrowers agree to enter into any amendment required to incorporate the addition of the Incremental Revolving Commitments, the New Revolving Commitments and the Incremental ABL Term Loans, the pricing of the Incremental Revolving Commitments, the New Revolving Commitments and the Incremental ABL Term Loans, the maturity date of the Incremental Revolving Commitments, the New Revolving Commitments and the Incremental ABL Term Loans and such other amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection therewith, including amendments to provide for the inclusion, as appropriate, of Additional Lenders in any required vote or action of the Required Lenders, the Supermajority Lenders or of the Lenders of each Facility hereunder and may provide class protection for any additional credit facilities in a manner consistent with those provided the original Facilities pursuant to the provisions of subsection 11.1(a) as originally in effect (each an “Incremental Commitment Amendment”).  The Lenders hereby irrevocably authorize the Administrative Agent to enter into such amendments.

(g)                                  In connection with the Incremental Facility Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the applicable Borrowers shall, in coordination with the Administrative Agent, (x) repay applicable outstanding Revolving Credit Loans of certain Lenders, and obtain applicable Revolving Credit Loans from certain other Lenders (including the Additional Lenders), or (y) take such other actions as reasonably may be required by the Administrative Agent to the extent necessary so that the Lenders effectively participate in each of the outstanding Loans, as applicable, pro rata on the basis of their respective Commitment Percentages (determined after giving effect to any increase in the applicable Commitments pursuant to this subsection 2.6), and (ii) the applicable Borrowers shall pay to the applicable Lenders any costs of the type referred to in subsection 4.12 in connection with any repayment and/or Revolving Credit Loans required pursuant to the preceding clause (i).  Without limiting the obligations of the Borrowers provided for in this subsection 2.6, the Administrative Agent and the Lenders agree that they will use commercially reasonable efforts to attempt to minimize the costs of the type referred to in subsection 4.12 which the Borrowers would otherwise incur in connection with the implementation of an increase in the Commitments.

2.7                               Extension Amendments.

(a)                                 The Parent Borrower may at any time and from time to time request that all or a portion, including one or more Tranches, of the Commitments (including any Extended Commitments), each existing at the time of such request (each, an “Existing Commitment” and any related Loans thereunder, “Existing Loans”; each Existing Commitment and related Existing Loans together being referred to as an “Existing Tranche”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Loans related to such Existing Commitments (any such Existing Commitments which have been so extended, “Extended Commitments” and any related Existing Loans, “Extended Loans”, with the commitments of the Existing Tranche not so extended and any related Loans thereunder being referred to as “Non-Extended Commitments” and “Non-Extended Loans”, respectively) and to provide for other terms consistent with this subsection 2.7; provided that (i) any such request shall be made by the Parent Borrower to all Lenders with Existing Commitments with a like maturity date (whether under one or more Tranches) on a pro rata basis, and (ii) any Minimum Extension Condition shall be satisfied unless waived by the Parent Borrower.  In order to establish any Extended Commitments, the Parent Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Commitments to be established, which Extension Request may be modified, revoked, or revoked and reissued by the Parent Borrower at any time prior to the effectiveness of the Extension Amendment.  The terms of the Extended Commitments to be established pursuant to an Extension Request shall be identical to those applicable to the Existing Commitments from which they are to be extended (the “Specified Existing Commitment”) except (x) all or any of the final maturity dates of such Extended Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Commitments, (y) (A) the interest margins with respect to the Extended Commitments may be higher or lower than the interest margins for the Specified Existing Commitments and/or (B) additional fees may be payable to the Lenders providing such Extended Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (z) the applicable Commitment Fee Percentage with respect to the Extended Commitments may be higher or lower than the applicable Commitment Fee Percentage for the Specified Existing Commitment, in each case to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this subsection 2.7, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Extended Commitments and Non-Extended Commitments shall be made on a pro rata basis with all such other outstanding Extended Commitments and Non-Extended Commitments, (2) assignments and participations of Extended Commitments and Extended Loans shall be governed by the same assignment and participation provisions applicable to Commitments and the Revolving Credit Loans related to such Commitments set forth in subsection 11.6, and (3) no termination of Extended Commitments and no repayment of Extended Loans accompanied by a corresponding permanent reduction in Extended Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by an at least pro rata termination or permanent repayment (and corresponding permanent reduction), as applicable, of all earlier maturing corresponding Non-Extended Commitments and Revolving Credit Loans related to such earlier maturing corresponding Non-Extended Commitments (or all earlier maturing corresponding Non-Extended Commitments and Revolving Credit Loans related to such corresponding Non-Extended Commitments shall otherwise be or have been terminated and repaid in full).  No Lender shall have any obligation to agree to have any of its Existing Loans or Existing Commitments of any Existing Tranche converted into Extended Loans or Extended Commitments pursuant to any Extension Request.  Any Extended Commitments shall constitute a separate Tranche of Commitments from the Specified Existing Commitments and from any other Existing Commitments (together with any other Extended Commitments so established on such date); provided that any Extended Commitments or Extended Loans may, to the extent provided in the applicable Extension Amendment, be designated as part of any Tranche of Commitments or Loans, as applicable, established on or prior to the date of such Extension Amendment.

(b)                                 The Parent Borrower shall provide the applicable Extension Request at least 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond.  Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Commitments converted into Extended Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Commitments that it has elected to convert into Extended Commitments.  In the event that the aggregate amount of Specified Existing Commitments subject to Extension Elections exceeds the amount of Extended Commitments requested pursuant to the Extension Request, the Specified Existing Commitments subject to Extension Elections shall be converted to Extended Commitments on a pro rata basis based on the amount of Specified Existing Commitments included in each such Extension Election.  Notwithstanding the conversion of any Existing Commitment into an Extended Commitment, such Extended Commitment shall be treated identically to all Commitments for purposes of the obligations of a Lender in respect of Letters of Credit under Section 3 and Swing Line Loans under subsection 2.4, except that the applicable Extension Amendment may provide that the maturity date for Swing Line Loans and/or Letters of Credit may be extended and the related obligations to make Swing Line Loans and issue Letters of Credit may be continued so long as the applicable Swing Line Lender and/or the applicable Issuing Lender, as applicable, have consented to such extensions in their sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c)                                  Extended Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in subsection 2.7(a)

clauses (x) to (z) and which, except to the extent expressly contemplated by the penultimate sentence of this subsection 2.7(c) and notwithstanding anything to the contrary set forth in subsection 11.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Commitments established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Lenders.  Notwithstanding anything to the contrary in this Agreement and without limiting the generality or applicability of subsection 11.1 to any Subsection 2.7 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Subsection 2.7 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Subsection 2.7 Additional Amendments do not become effective prior to the time that such Subsection 2.7 Additional Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Commitments provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Subsection 2.7 Additional Amendments to become effective in accordance with subsection 11.1; provided, further, that no Extension Amendment may provide for (a) any Extended Commitment or Extended Loans to be secured by any Collateral or other assets of any Loan Party that does not also secure the Existing Tranches and (b) so long as any Existing Tranches are outstanding, any mandatory or voluntary prepayment provisions that do not also apply to the Existing Tranches (other than Existing Tranches secured on a junior basis by the Collateral or ranking junior in right of payment, which may be subject to junior prepayment provisions) on a pro rata basis (or otherwise provide for more favorable prepayment treatment for Existing Tranches than such Extended Commitments or Extended Loans).  It is understood and agreed that each Lender has consented for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this subsection 2.7 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Subsection 2.7 Additional Amendment.  In connection with any Extension Amendment, the Parent Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby.

(d)                                 Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Commitments so converted by such Lender on such date, and such Extended Commitments shall, unless otherwise provided by the Extension Amendment, be established as a separate Tranche of Commitments from the Specified Existing Commitments and from any other Existing

Commitments (together with any other Extended Commitments so established on such date) and (B) if, on any Extension Date, any Revolving Credit Loans of any Extending Lender are outstanding under the applicable Specified Existing Commitments, such Revolving Credit Loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) and Existing Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Commitments to Extended Commitments so converted by such Lender on such date.

(e)                                  If, in connection with any proposed Extension Amendment, any Lender declines to consent to the extension of its Commitment on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Parent Borrower may, on notice to the Administrative Agent and the Non-Extending Lender, (A) replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to subsection 11.6 (with the assignment fee and any other costs and expenses to be paid by the Parent Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Parent Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide a Commitment on the terms set forth in such Extension Amendment; and provided, further, that all obligations of the Borrowers owing to the Non-Extending Lender relating to the Revolving Credit Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Acceptance or (B) upon notice to the Administrative Agent, to prepay the Loans and, at the Parent Borrower’s option, terminate the Commitments of such Non-Extending Lender, in whole or in part, subject to subsection 4.12, without premium or penalty.  In connection with any such replacement under this subsection 2.7, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrowers owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the applicable Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Extending Lender.

(f)                                   Following any Extension Date, with the written consent of the Parent Borrower, any Non-Extending Lender may elect to have all or a portion of its Existing Commitment deemed to be an Extended Commitment under the applicable Extended Commitment Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Commitments; provided that (i) such Lender shall have provided written notice to the Parent Borrower and the Administrative Agent at least 10 Business

Days (or such shorter period as may be agreed to by the Administrative Agent) prior to such Designation Date and (ii) no more than three Designation Dates may occur in any one year period without the written consent of the Administrative Agent.  Following a Designation Date, the Existing Commitments held by such Lender so elected to be extended will be deemed to be Extended Commitments of the applicable Extended Commitment Tranche, and any Existing Commitments held by such Lender not elected to be extended, if any, shall continue to be “Existing Commitments.”

(g)                                  With respect to all extensions consummated by the Borrowers pursuant to this subsection 2.7, (i) such extensions shall not constitute payments or prepayments for purposes of subsection 4.4 and (ii) no Extension Request is required to be in any minimum amount or any minimum increment, provided that the Parent Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Parent Borrower’s discretion and may be waived by the Parent Borrower) of Existing Commitments of any or all applicable Tranches be extended.  The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this subsection 2.7 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Commitments on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including, without limitation, subsections 4.4 and 4.8) or any other Loan Document that may otherwise prohibit any such extension or any other transaction contemplated by this subsection 2.7.

SECTION 3.                            LETTERS OF CREDIT.

3.1                               L/C Commitment.

(a)                                 Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to continue under this Agreement for the account of the applicable Borrower the Existing Letters of Credit issued by it and to issue letters of credit (the letters of credit issued on and after the Closing Date pursuant to this Section 3, together with the Existing Letters of Credit, the “Letters of Credit”) for the account of the Borrowers on any Business Day during the Commitment Period but in no event later than the fifth Business Day prior to the Maturity Date in such form as may be approved from time to time by such Issuing Lender; provided that such Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (i) the Aggregate Tranche A Canadian Borrower Credit Extensions, or Aggregate Tranche A U.S. Borrower Credit Extensions, as the case may be, would exceed the applicable limitations set forth in subsection 2.1 (it being understood and agreed that the Administrative Agent shall calculate the Dollar Equivalent of the then outstanding Revolving Credit Loans in Canadian Dollars on the date on which the Borrower Representative has requested that the applicable Issuing Lender issue a Letter of Credit for purposes of determining compliance with this clause (i)) or (ii) (x) the L/C Obligations in respect of U.S. Facility Letters of Credit would exceed $100,000,000 or (y) the L/C Obligations in respect of Canadian Facility Letters of Credit would exceed $25,000,000.  Each Letter of Credit shall (i) be denominated in Dollars or Canadian Dollars (in the case of the Canadian Facility Letters of Credit only), requested by the Borrower Representative and shall be either (A) a standby letter of credit issued to support obligations of the Parent Borrower or any of its Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Parent Borrower and its Subsidiaries incurred in the ordinary course of business (a “Standby Letter of Credit”) or (B) a commercial letter of credit in respect of the purchase of goods or services by the Parent Borrower or any of its Subsidiaries in the ordinary course of business (a “Commercial Letter of Credit”), and (ii) unless otherwise agreed by the Issuing Lender, mature not more than twelve months after the date of issuance (automatically renewable annually thereafter or for such longer period of time as may be agreed by the relevant Issuing Lender) and, in any event no later than the fifth Business Day prior to the Maturity Date (except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the relevant Issuing Lender).  Each Letter of Credit issued by the U.S. Facility Issuing Lender shall be deemed to constitute a utilization of the U.S. Facility Commitments and each Letter of Credit issued by the Canadian Facility Issuing Lender shall be deemed to constitute a utilization of the Canadian Facility Commitments, and shall be participated in (as more fully described in the following subsection 3.4) by the Tranche A U.S. Facility Lenders or the Tranche A Canadian Facility Lenders, as applicable, in accordance with their respective Tranche A U.S. Facility Commitment Percentages or Tranche A Canadian Facility Commitment Percentages, as applicable.  All Letters of Credit issued under the U.S. Facility shall be denominated in Dollars and shall be issued for the account of the applicable U.S. Borrower.  All Letters of Credit issued under the Canadian Facility shall be denominated in Dollars or Canadian Dollars and shall be issued for the account of the Canadian Borrower.  For greater certainty, no Letters of Credit shall be issued under the Canadian Facility on account of a U.S. Borrower. For the avoidance of doubt, any Letters of Credit that remain outstanding and undrawn on the Maturity Date shall be either cash collateralized, backstopped or otherwise provided for pursuant to arrangements reasonably acceptable to the relevant Issuing Lender.

(b)                                 Unless otherwise agreed to by the applicable Issuing Lender and the Borrower Representative on behalf of the applicable Borrower at the time of issuance, each Letter of Credit shall be governed by, and shall be construed in accordance with, the laws of the State of New York, and to the extent not prohibited by such laws, the ISP or (at the option of the Borrower Representative) the Uniform Customs shall apply to each standby Letter of Credit, and the Uniform Customs shall apply to each commercial Letter of Credit.  The ISP shall not in any event apply to this Agreement.

(c)                                  No Issuing Lender shall at any time issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2                               Procedure for Issuance of Letters of Credit.

(a)                                 The Borrower Representative may from time to time request during the Commitment Period but in no event later than the fifth day prior to the Maturity Date that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender and the Administrative Agent, at their respective addresses for notices specified herein, a Letter of Credit Request therefor (completed to the reasonable satisfaction of such Issuing Lender), and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request.  Each Letter of Credit Request shall specify the applicable Borrower and that the requested Letter of Credit is to be denominated in Dollars or Canadian Dollars in the case of the Canadian Borrower.  Upon receipt of any Letter of Credit Request, the applicable Issuing Lender shall (i) confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from the Borrower Representative and, if not so received, such Issuing Lender shall provide the Administrative Agent with a copy thereof and (ii) process such Letter of Credit Request and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, unless notified by the Administrative Agent, any Lender or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in subsection 6.2 shall not then be satisfied, shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Request therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the applicable Issuing Lender and the Borrower Representative.  The applicable Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower Representative promptly following the issuance thereof.  Promptly after the issuance or amendment of any Standby Letter of Credit, the applicable Issuing Lender shall notify the Borrower Representative and the Administrative Agent in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment.  Upon receipt of such notice, the Administrative Agent shall promptly notify the Tranche A U.S. Facility Lenders or the Tranche A Canadian Facility Lenders, as the case may be, in writing, of such issuance or amendment, and, if so requested by a Lender, the Administrative Agent shall provide to such Lender copies of such issuance or amendment.  With regard to Commercial Letters of Credit, each Issuing Lender shall on the first Business Day of each week provide the Administrative Agent by facsimile, with a report detailing the aggregate daily outstanding Commercial Letters of Credit during the previous week.

(b)                                 The making of each request for a Letter of Credit by the Borrower Representative shall be deemed to be a representation and warranty by the Borrower Representative that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, subsection 3.1.  Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate subsection 3.1, then such Issuing Lender may issue the requested Letter of Credit for the account of the applicable Borrower in accordance with the Issuing Lender’s usual and customary practices.

3.3                               Fees, Commissions and Other Charges.

(a)                                 The applicable Borrower agrees to pay to the Administrative Agent for the account of the relevant Issuing Lender and the L/C Participants, a letter of credit commission (the “L/C Fee,” and collectively, the “L/C Fees”) with respect to each Letter of Credit issued by such Issuing Lender, computed for the period from and including the date of issuance of such Letter of Credit through to the expiration date of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Eurocurrency Loans that are Loans calculated on the basis of a 360-day year for the actual days elapsed, of the maximum amount available to be drawn under such Letter of Credit, payable on the first day of each January, April, July and October in arrears on each L/C Fee Payment Date with respect to such Letter of Credit and on the Maturity Date or such earlier date as the Commitments shall terminate as provided herein.  Such L/C Fee shall be payable to the Administrative Agent for the account of the Lenders to be shared ratably among them in accordance with their respective Tranche A U.S. Facility Commitment Percentages or Tranche A Canadian Facility Commitment Percentages.  The applicable Borrower shall pay to the Administrative Agent for the account of the relevant Issuing Lender a facing fee equal to 1/8 of 1.0% per annum for each Letter of Credit of the maximum amount available to be drawn under such Letter of Credit (the “L/C Facing Fee”), payable quarterly in arrears on each L/C Fee Payment Date with respect to such Letter of Credit, on the Maturity Date or such other date as the Commitments shall terminate and upon termination of such Letter of Credit.  Such commissions and fees shall be nonrefundable.  Such fees and commissions shall be payable in Dollars (or Canadian Dollars, in the case of the Canadian Borrower), notwithstanding that a Letter of Credit may be denominated in Dollars or Canadian Dollars.

(b)                                 In addition to the foregoing commissions and fees, each applicable Borrower agrees to pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Lender.

(c)                                  The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the applicable L/C Participants all commissions and fees received by the Administrative Agent for their respective accounts pursuant to this subsection 3.3.

3.4                               L/C Participations.

(a)                                 Each Issuing Lender irrevocably agrees to grant and hereby grants to each U.S. Facility L/C Participant or Canadian Facility L/C Participant, as applicable, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the applicable Issuing Lender, without recourse or warranty, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Tranche A U.S. Facility Commitment Percentage or Tranche A Canadian Facility Commitment Percentage, as applicable (determined on the date of issuance of the relevant Letter of Credit) in such Issuing Lender’s obligations and rights under each Letter of Credit issued or continued hereunder (including, without limitation, each Letter of Credit outstanding on the Maturity Date), the amount of each draft paid by such Issuing Lender thereunder and the obligations of the Loan Parties under this Agreement with respect thereto (although Letter of Credit fees and commissions, including the L/C Fees, shall be payable directly to the Administrative Agent for the account of such Issuing Lender and L/C Participants, as provided in subsection 3.3, and the L/C Participants shall have no right to receive any portion of any facing fees with respect to any such Letters of Credit) and any security therefor or guaranty pertaining thereto.  Each L/C Participant unconditionally and irrevocably agrees with the applicable Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the applicable Borrower in respect of such Letter of Credit in accordance with subsection 3.5(a), such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender upon demand at the Administrative Agent’s address for notices specified herein an amount equal to such L/C Participant’s Tranche A U.S. Facility Commitment Percentage or Tranche A Canadian Facility Commitment Percentage, as applicable, of the amount of such draft, or any part thereof, which is not so reimbursed; provided that nothing in this paragraph shall relieve such Issuing Lender of any liability resulting from the gross negligence or willful misconduct of such Issuing Lender, or otherwise affect any defense or other right that any L/C Participant may have as a result of such gross negligence or willful misconduct.  All calculations of the L/C Participants’ Tranche A U.S. Facility Commitment Percentages and Tranche A Canadian Facility Commitment Percentages shall be made from time to time by the Administrative Agent, which calculations shall be conclusive absent manifest error.

(b)                                 If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of such Issuing Lender on demand by such Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of such Issuing Lender within three Business Days after the date such demand is made, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender on demand an amount equal to the product of such amount, times the daily average Federal Funds Effective Rate (or, in the case of a Tranche A Canadian Facility Lender, the interbank rate customarily charged by the Bank of Canada for overnight loans) during the period from and including the date such payment is required to the date on which such payment is immediately available to the Administrative Agent for the account of such Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Administrative Agent for the account of such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon (with interest based on the Dollar Equivalent of any amounts denominated in Canadian Dollars) calculated from such due date at the rate per annum applicable to Tranche A U.S. Facility Revolving Credit Loans and Tranche A Canadian Facility Revolving Credit Loans, as applicable, maintained as ABR Loans accruing interest at the ABR hereunder.  A certificate of such Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection 3.4 (which shall include calculations of any such amounts in reasonable detail) shall be conclusive in the absence of manifest error.

(c)                                  Whenever, at any time after the applicable Issuing Lender has made payment under any Letter of Credit and has received through the Administrative Agent from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), such Issuing Lender receives through the Administrative Agent, any payment related to such Letter of Credit (whether directly from the applicable Borrower in respect of such Letter of Credit or otherwise, including proceeds of Collateral applied thereto by the Administrative Agent or by such Issuing Lender), or any payment of interest on account thereof, the Administrative Agent will, if such payment is received prior to 1:00 P.M., New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender through the Administrative Agent shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender through the Administrative Agent the portion thereof previously distributed by the Administrative Agent to it.

3.5                               Reimbursement Obligation of the Borrowers.

(a)                                 Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Lender shall notify the Borrower Representative and the Administrative Agent thereof.  Each U.S. Borrower hereby agrees to reimburse each U.S. Facility Issuing Lender (through the Administrative Agent) upon receipt by the Borrower Representative of notice from such U.S. Facility Issuing Lender of the date and amount of a draft presented under any Letter of Credit issued on its behalf and paid by such Issuing Lender, for the amount of such draft so paid and any taxes, fees, charges or other costs or expenses reasonably incurred by each U.S.

Facility Issuing Lender in connection with such payment.  The Canadian Borrower hereby agrees to reimburse each Canadian Facility Issuing Lender (through the Administrative Agent) upon receipt by the Borrower Representative of notice from such Canadian Facility Issuing Lender of the date and amount of a draft presented under any Letter of Credit issued on its behalf and paid by such Canadian Facility Issuing Lender, for the amount of such draft so paid and any taxes, fees, charges or other costs or expenses reasonably incurred by each Canadian Facility Issuing Lender in connection with such payment.  Each such payment shall be made to the Administrative Agent for the account of the applicable Issuing Lender at its address for notices specified herein and in immediately available funds, on the date which is one Business Day (or such longer period as may be agreed to by the Administrative Agent and the applicable Issuing Lender) after the Borrower Representative receives such notice.

(b)                                 Interest shall be payable on any and all amounts remaining unpaid by the applicable Borrower (or by the Borrower Representative on behalf of the applicable Borrower) under this subsection 3.5(b) from the date the draft presented under the affected Letter of Credit is paid to the date on which the applicable Borrower is required to pay such amounts pursuant to paragraph (a) above at the rate which would then be payable on any outstanding ABR Loans that are Tranche A U.S. Facility Revolving Credit Loans or Tranche A Canadian Facility Revolving Credit Loans, as applicable, and thereafter until payment in full at the rate which would be payable on any outstanding ABR Loans that are Tranche A U.S. Facility Revolving Credit Loans and Tranche A Canadian Facility Revolving Credit Loans, as applicable, which were then overdue.

3.6                               Obligations Absolute.

(a)                                 The applicable Loan Parties’ obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any of them may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit; provided that this paragraph shall not relieve the Issuing Lender or any L/C Participant of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender or such L/C Participant, or otherwise affect any defense or other right that the Loan Parties may have as a result of any such gross negligence or willful misconduct.

(b)                                 Each Borrower agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrowers’ Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee; provided that this paragraph shall not relieve the Issuing Lender or any L/C Participant of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender or such L/C Participant, or otherwise affect any defense or other right that the Loan Parties may have as a result of any such gross negligence or willful misconduct.

(c)                                  Neither the Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except with respect to errors or omissions caused by such Person’s gross negligence or willful misconduct.

(d)                                 Each Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC or other applicable law, shall be binding on such Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to any such Borrower.

3.7                               Letter of Credit Payments.  If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower Representative of the date and amount thereof.  The responsibility of the Issuing Lender to the applicable Borrower in respect of any Letter of Credit in connection with any draft presented for payment under such Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit; provided that this paragraph shall not relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that the Loan Parties may have as a result of any such gross negligence or willful misconduct.

3.8                               Letter of Credit Request.  To the extent that any provision of any Letter of Credit Request related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9                               Additional Issuing Lenders.  The Borrower Representative may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), and such Lender, designate one or more additional Canadian Facility Lenders (that are Canadian Qualified Lenders) or U.S. Facility Lenders, as applicable, to act as an issuing lender under the terms of this Agreement.  Any Lender designated as an issuing lender pursuant to this subsection 3.9 shall be deemed to be a “U.S. Facility Issuing Lender” (in addition to being a U.S. Facility Lender) or a “Canadian Facility Issuing Lender” (in addition to being a Canadian Facility Lender), as the case may be, and an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender or Issuing Lenders and such Lender.  Any such additional Issuing Lender may resign as Issuing Lender (with respect to any future issuances, including renewals) upon 10 Business Days’ notice to the Lenders.

3.10                        Replacement of Issuing Lender.  Any Issuing Lender may be replaced at any time (x) by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender or (y) by the Borrower Representative (on behalf of the Borrowers), for any reason, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld).  The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Lender.  At the time any such replacement shall become effective, the applicable Borrowers shall pay all unpaid fees accrued for the account of such replaced Issuing Lender pursuant to subsection 3.3(a).  From and after the effective date of any such replacement, (1) the successor Issuing Lender shall have all the rights and obligations of such replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (2) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.  After the replacement of any Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of any Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or to amend or extend any previously issued Letters of Credit.

SECTION 4.                            GENERAL PROVISIONS.

4.1                               Interest Rates and Payment Dates.

(a)                                 Each (i) Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin in effect for such day with respect to such Loan and (ii) BA Equivalent Loans shall bear interest at a rate per annum that shall be equal to the BA Rate, plus the Applicable Margin for BA Equivalent Loans.

(b)                                 Each ABR Loan that is a U.S. Facility Revolving Credit Loan denominated in Dollars shall bear interest for each day that it is outstanding at a rate per annum equal to the ABR in effect for such day plus the Applicable Margin in effect for such day with respect to such Loan.  Each ABR Loan that is a Canadian Facility Revolving Credit Loan denominated in Dollars shall bear interest for each day that it is outstanding at a rate per annum equal to the Canadian Base Rate in effect for such day plus the Applicable Margin in effect for such day with respect to such Loan.  Each ABR Loan denominated in Canadian Dollars shall bear interest for each day that it is outstanding at a rate per annum equal to the Canadian Prime Rate in effect for such day plus the Applicable Margin in effect for such day with respect to such Loan.

(c)                                  If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee, letter of credit commission, letter of credit fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (y) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of this subsection 4.1 plus 2.00%, and (z) in the case of other amounts, including overdue interest and Reimbursement Obligations, the rate described in paragraph (b) of this subsection 4.1 for ABR Loans that are Revolving Credit Loans accruing interest at the ABR (or (A) the Canadian Base Rate in the case of Canadian Facility Revolving Credit Loans denominated in Dollars and (B) the Canadian Prime Rate in the case of Canadian Facility Revolving Credit Loans denominated in Canadian Dollars) plus 2.00%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(d)                                 Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this subsection 4.1 shall be payable from time to time on demand.

(e)                                  It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

(f)                                   Any provision of this Agreement that would oblige a Canadian Loan Party to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to such Canadian Loan Party, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears.

(g)                                  If any provision of this Agreement would oblige a Canadian Loan Party to make any payment of interest or other amount payable to any Secured Party in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Canadian Loan Party of “interest” at a “criminal rate,” such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i)                                     first, by reducing the amount or rate of interest; and

(ii)                                  thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

(iii)                               Whenever interest or fees payable by a Canadian Loan Party is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest and fee determined pursuant to such calculation is, for the purpose of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation.  The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

4.2                               Conversion and Continuation Options.

(a)                                 The Borrower Representative (on behalf of the applicable Borrower) may elect from time to time to convert outstanding Loans (i) from Eurocurrency Loans to ABR Loans outstanding in Dollars, or (ii) BA Equivalent Loans to ABR Loans denominated in Canadian Dollars, by the Borrower Representative giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election; provided that any such conversion of Eurocurrency Loans or BA Equivalent Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower Representative (on behalf of the applicable Borrower) may elect from time to time to convert outstanding Loans (x) from ABR Loans outstanding in Dollars to Eurocurrency Loans or (y) from ABR Loans outstanding in Canadian Dollars to BA Equivalent Loans, by the Borrower Representative giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election.  Any such notice of conversion to Eurocurrency Loans or BA Equivalent Loans shall specify the length of the initial Interest Period or Interest Periods therefor.  Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof.  All or any part of outstanding Eurocurrency Loans, BA Equivalent Loans and ABR Loans may be converted as provided herein, provided that (i) (unless the Required Lenders otherwise consent) no Loan may be converted into a Eurocurrency Loan or BA Equivalent Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent has given notice to the Borrower Representative that no such conversions may be made, and (ii) no Loan may be converted into a Eurocurrency Loan or a BA Equivalent Loan after the date that is one month prior to the Maturity Date.

(b)                                 Any Eurocurrency Loan or BA Equivalent Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower Representative (on behalf of the applicable Borrower), giving notice to the Administrative Agent of the length of the next Interest Period to be applicable to such Loan, determined in accordance with the applicable provisions of the term “Interest Period” set forth in subsection 1.1; provided that no Eurocurrency Loan or BA Equivalent Loan may be continued as such (i) (unless the Required Lenders otherwise consent) when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have given notice to the Borrower Representative that no such continuations may be made or (ii) after the date that is one month prior to the Maturity Date, and provided, further, that in the case of Eurocurrency Loans made or outstanding in Dollars or BA Equivalent Loans, if the Borrower Representative shall fail to give any required notice as described above in this subsection 4.2(b) or if such continuation is not permitted pursuant to the preceding proviso, such Eurocurrency Loans or BA Equivalent Loans shall be automatically converted to ABR Loans denominated in Dollars with respect to Eurocurrency Loans and denominated in Canadian Dollars with respect to BA Equivalent Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice of continuation pursuant to this subsection 4.2(b), the Administrative Agent shall promptly notify each affected Lender thereof.

4.3                               Minimum Amounts of Sets. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Set shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and the aggregate principal amount of the BA Equivalent Loans comprising each Set shall be equal to Cdn$5,000,000 or a whole multiple of Cdn$1,000,000 in excess thereof and so that there shall not be more than 15 Sets at any one time outstanding.

4.4                               Prepayments.

(a)                                 Each of the Borrowers may at any time and from time to time prepay the Loans made to it and the Reimbursement Obligations in respect of Letters of Credit issued for its account, in whole or in part, subject to subsection 4.12, without premium or penalty, upon at least three Business Days’ (or such shorter period as may be agreed to by the Administrative Agent) irrevocable notice by the Borrower Representative to the Administrative Agent (in the case of Eurocurrency Loans outstanding in Dollars or BA Equivalent Loans and Reimbursement Obligations outstanding in any Canadian Dollars) or same day irrevocable notice by the Borrower Representative to the Administrative Agent (in the case of (x) ABR Loans and (y) Reimbursement Obligations outstanding in Dollars or Canadian Dollars); provided that if any such notice of prepayment is given in connection with a conditional notice of termination of Commitments as contemplated by subsection 2.3 then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with subsection 2.3.  Such notice shall specify, in the case of any prepayment of Loans, the identity of the prepaying Borrower, the date and amount of prepayment and whether the prepayment is (i) of Revolving Credit Loans or Swing Line Loans, or a combination thereof, and (ii) of Eurocurrency Loans, BA Equivalent Loans or ABR Loans or a combination thereof and, in each case if a combination thereof, the principal amount allocable to each and, in the case of any prepayment of Reimbursement Obligations, the date and amount of prepayment, the identity of the applicable Letter of Credit or Letters of Credit and the amount allocable to each of such Reimbursement Obligations.  Upon the receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurocurrency Loan or BA Equivalent Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to subsection 4.12 and accrued interest to such date on the amount prepaid.  Partial prepayments of the Loans and the Reimbursement Obligations pursuant to this subsection 4.4(a) shall (unless the Borrower Representative otherwise directs) be applied, first, to payment of any Agent Advances then outstanding, second, to the payment of the U.S. Swing Line Loans or Canadian Swing Line Loans, as applicable, then outstanding, third, to the payment of any Revolving Credit Loans that are Tranche A U.S. Facility Revolving Credit Loans or Tranche A Canadian Facility Revolving Credit Loans, as applicable, then outstanding, fourth, to the payment of any Revolving Credit Loans that are Tranche A-1 U.S. Facility Revolving Credit Loans or Tranche A-1 Canadian Facility Revolving Credit Loans, as applicable, then outstanding, fifth, to the payment of any Reimbursement Obligations then outstanding and, last, to cash collateralize any outstanding L/C Obligation on terms reasonably satisfactory to the Administrative Agent; provided, further, that any pro rata calculations required to be made pursuant to this subsection 4.4(a) in respect of any Loan denominated in Canadian Dollars shall be made on a Dollar Equivalent basis.  Partial prepayments pursuant to this subsection 4.4(a) shall be in multiples of $1,000,000; provided that, notwithstanding the foregoing, any Loan may be prepaid in its entirety.

(b)                                 The U.S. Borrowers shall prepay all U.S. Swing Line Loans then outstanding, and the Canadian Borrower shall prepay all Canadian Swing Line Loans then outstanding, simultaneously with each borrowing of Revolving Credit Loans.

(c)                                  (i)  On any day (other than during an Agent Advance Period) on which the Aggregate Tranche A U.S. Borrower Credit Extensions (disregarding any Agent Advances to the U.S. Borrowers) exceeds the Tranche A U.S. Borrowing Base at such time, the U.S. Borrowers shall prepay on such day (x) first, the principal of outstanding Tranche A Canadian Facility Revolving Credit Loans made to the U.S. Borrowers and (y) second, the principal of outstanding Tranche A U.S. Facility Revolving Credit Loan, in each case to the extent required and in an aggregate amount equal to such excess.  If, after giving effect to the prepayment of all outstanding Tranche A Canadian Facility Revolving Credit Loans made to the U.S. Borrowers and Tranche A U.S. Facility Revolving Credit Loans, the aggregate amount of the U.S. Facility L/C Obligations exceeds the Tranche A U.S. Borrowing Base at such time, the U.S. Borrowers shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to such L/C Obligations at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the U.S. Borrowers to the Issuing Lenders, the Canadian Facility Lenders and the U.S. Facility Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.

(ii)                                  Without duplication of any mandatory prepayment required under clause (i) of subsection 4.4(c) above, on any day (other than during an Agent Advance Period) on which the Aggregate Tranche A-1 U.S. Borrower Credit

Extensions exceeds the Tranche A-1 U.S. Borrowing Base at such time, the U.S. Borrowers shall prepay on such day the principal of outstanding Tranche A-1 U.S. Facility Revolving Credit Loans, in each case to the extent required and in an aggregate amount equal to such excess.  To the extent that, at such time, the Tranche A U.S. Borrowing Base exceeds the Aggregate Tranche A U.S. Borrower Credit Extensions, such prepayment shall be made (subject to satisfaction of the conditions set forth in subsection 6.2(d)) by refinancing such Tranche A-1 U.S. Facility Revolving Credit Loan with an equivalent amount of Tranche A U.S. Facility Revolving Credit Loans.

(iii)                               Without duplication of any mandatory prepayment required under clause (i) or (ii) of subsection 4.4(c) above, on any day (other than during an Agent Advance Period) on which the Aggregate Tranche A Canadian Borrower Credit Extensions (disregarding any Agent Advances to the Canadian Borrower) exceeds the sum of (A) the Dollar Equivalent of the Tranche A Canadian Borrowing Base at such time plus (B) the difference between (1) the Tranche A U.S. Borrowing Base at such time minus (2) the Aggregate Tranche A U.S. Facility Extension at such time, the Canadian Borrower shall prepay on such day the principal of outstanding Tranche A Canadian Facility Revolving Credit Loans made to the Canadian Borrower in an aggregate amount equal to such excess.  If, after giving effect to the prepayment of all outstanding Tranche A Canadian Facility Revolving Credit Loans made to the Canadian Borrower, the aggregate amount of the Canadian Facility L/C Obligations exceeds the limit set forth in the previous sentence, the Canadian Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to such Canadian L/C Obligations at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Canadian Borrower to the Canadian Facility Issuing Lenders and the Canadian Facility Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.

(iv)                              Without duplication of any mandatory prepayment required under clause (i), (ii) or (iii) of subsection 4.4(c) above, on any day (other than during an Agent Advance Period) on which the Aggregate Tranche A-1 Canadian Borrower Credit Extensions exceeds the Dollar Equivalent of the Tranche A-1 Canadian Borrowing Base at such time, the Canadian Borrower shall prepay on such day the principal of outstanding Tranche A-1 Canadian Facility Revolving Credit Loan, in each case to the extent required and in an aggregate amount equal to such excess.  To the extent that, at such time, the sum of (A) the Dollar Equivalent of the Tranche A Canadian Borrowing Base plus (B) the difference between (1) the Tranche A U.S. Borrowing Base minus (2) the Aggregate Tranche A U.S. Facility Extensions exceeds the Aggregate Tranche A Canadian Borrower Credit Extensions, such prepayment shall be made (subject to satisfaction of the conditions set forth in subsection 6.2(d)) by refinancing such Tranche A-1

Canadian Facility Revolving Credit Loan with an equivalent amount of Tranche A Canadian Facility Revolving Credit Loans.

(v)                                 On any day on which the Aggregate Tranche A Canadian Facility Lender Exposure exceeds the Dollar Equivalent of the Aggregate Tranche A Canadian Facility Commitment at such time, the Canadian Borrower and, with respect to Tranche A Canadian Facility Revolving Credit Loans made to U.S. Borrowers, the U.S. Borrowers, shall prepay on such day first the Agent Advances (if any) made as Tranche A Canadian Facility Revolving Credit Loans then outstanding to them and thereafter the principal of Tranche A Canadian Facility Revolving Credit Loans made to them in an amount equal to such excess.  If, after giving effect to the prepayment of all outstanding Tranche A Canadian Facility Revolving Credit Loans, the aggregate amount of the Canadian Facility L/C Obligations exceeds the Aggregate Tranche A Canadian Facility Commitment at such time, the Canadian Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Canadian Facility L/C Obligations at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Canadian Borrower to the Canadian Facility Issuing Lenders and the Tranche A Canadian Facility Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.

(vi)                              On any day on which the Aggregate Tranche A-1 Canadian Facility Lender Exposure exceeds the Dollar Equivalent of the Aggregate Tranche A-1 Canadian Facility Commitment at such time, the Canadian Borrower shall prepay on such day the principal of Tranche A-1 Canadian Facility Revolving Credit Loans made to them in an amount equal to such excess.

(vii)                           On any day on which the Aggregate Tranche A U.S. Facility Lender Exposure exceeds the Aggregate Tranche A U.S. Facility Commitment at such time, the U.S. Borrowers shall prepay on such day first the Agent Advances (if any) made as Tranche A U.S. Facility Revolving Credit Loans then outstanding to them and thereafter the principal of Tranche A U.S. Facility Revolving Credit Loans in an amount equal to such excess.  If, after giving effect to the prepayment of all outstanding Tranche A U.S. Facility Revolving Credit Loans, the aggregate amount of the U.S. Facility L/C Obligations exceeds the Tranche A U.S. Facility Commitment at such time, the U.S. Borrowers shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the U.S. Facility L/C Obligations at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the U.S. Borrowers to the applicable U.S. Facility Issuing Lenders and the Tranche A U.S. Facility Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.

(viii)                        On any day on which the Aggregate Tranche A-1 U.S. Facility Lender Exposure exceeds the Tranche A-1 U.S. Facility Commitment at such time, the U.S. Borrowers shall prepay on such day the principal of Tranche A-1 U.S. Facility Revolving Credit Loans in an amount equal to such excess.

(d)                                 Notwithstanding the foregoing provisions of this subsection 4.4, if at any time any prepayment of any Eurocurrency Loans or BA Equivalent Loans pursuant to subsection 4.4(a) would result, after giving effect to the procedures set forth in this Agreement, in the relevant Borrower incurring breakage costs under subsection 4.12 as a result of Eurocurrency Loans or BA Equivalent Loans being prepaid other than on the last day of an Interest Period with respect thereto, then, the relevant Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially (i) deposit a portion (up to 100.0%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans or BA Equivalent Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurocurrency Loans or BA Equivalent Loans not immediately prepaid), to be held as security for the obligations of the applicable Borrowers to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurocurrency Loans or BA Equivalent Loans (or such earlier date or dates as shall be requested by the Borrower Representative) or (ii) make a prepayment of the Revolving Credit Loans in accordance with subsection 4.4(a) with an amount equal to a portion (up to 100.0%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans or BA Equivalent Loans (which prepayment, together with any deposits pursuant to clause (i) above, must be equal in amount to the amount of such Eurocurrency Loans or BA Equivalent Loans not immediately prepaid); provided that, notwithstanding anything in this Agreement to the contrary, none of the Borrowers may request any Extension of Credit under the Commitments that would reduce the aggregate amount of the Available Commitments to an amount that is less than the amount of such prepayment until the related portion of such Eurocurrency Loans or BA Equivalent Loans have been prepaid upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurocurrency Loans or BA Equivalent Loans; provided that, in the case of either clause (i) or (ii), such unpaid Eurocurrency Loans or BA Equivalent Loans shall continue to bear interest in accordance with subsection 4.1 until such unpaid Eurocurrency Loans or BA Equivalent Loans or the related portion of such Eurocurrency Loans or BA Equivalent Loans, as the case may be, have or has been prepaid.

(e)                                  For avoidance of doubt, the Commitments shall not be correspondingly reduced by the amount of any prepayments of Revolving Credit Loans, payments of Reimbursement Obligations and cash collateralizations of L/C Obligations, in each case, made under subsection 4.4(a), 4.4(b) or 4.4(c).

(f)                                   Notwithstanding anything to the contrary herein, this subsection 4.4 may be amended (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of loans added pursuant to subsection 2.6 or 2.7, as applicable.

4.5                               Administrative Agent’s Fees; Other Fees.

(a)                                 Each U.S. Borrower agrees to pay, or cause to be paid, to the Administrative Agent, for the account of each U.S. Facility Lender, a commitment fee for the period from and including the first day of the Commitment Period to the Maturity Date, computed based on the Commitment Fee Percentage on the average daily amount of the Available Commitment of such U.S. Facility Lender during the period for which payment is made, payable quarterly in arrears on the first day of each January, April, July and October and on the Maturity Date or such earlier date as the Commitments shall terminate as provided herein, commencing on October 1, 2014.

(b)                                 The Canadian Borrower agrees to pay, or cause to be paid, to the Administrative Agent, for the account of each Canadian Facility Lender, a commitment fee for the period from and including the first day of the Commitment Period to the Maturity Date, computed based on the Commitment Fee Percentage on the average daily amount of the Available Commitment of such Canadian Facility Lender during the period for which payment is made, payable in arrears on the first day of each January, April, July and October and on the Maturity Date or such earlier date as the Commitments shall terminate as provided herein, commencing on October 1, 2014.

(c)                                  Each Borrower agrees to pay, or cause to be paid, to the Administrative Agent and the Other Representatives any fees in the amounts and on the dates previously agreed to in writing by any Loan Party, the Other Representatives and the Administrative Agent in connection with this Agreement.

4.6                               Computation of Interest and Fees.

(a)                                 Interest (other than interest based on the Prime Rate, Canadian Prime Rate or BA Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed; and commitment fees and any other fees, discount proceeds and interest based on the Prime Rate, Canadian Prime Rate or BA Rate shall be calculated on the basis of a 365-day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower Representative and the affected Lenders of each determination of a Eurocurrency Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR, the Canadian Base Rate, the Canadian Prime Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower Representative and the affected Lenders of the effective date and the amount of each such change in interest rate.

(b)                                 Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each

Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower Representative or any Lender, deliver to the Borrower Representative or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1, excluding any Eurocurrency Base Rate which is based upon the Telerate British Bankers Assoc. Interest Settlement Rates Page and any ABR Loan which is based upon the Prime Rate, the Canadian Base Rate or the Canadian Prime Rate.

4.7                               Inability to Determine Interest Rate.  If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon each of the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate with respect to any Eurocurrency Loan (the “Affected Eurocurrency Rate”) or the BA Rate (the “Affected BA Rate”) with respect to any BA Equivalent Loans for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower Representative and the Lenders as soon as practicable thereafter.  If such notice is given, (a) any Eurocurrency Loans or BA Equivalent Loans the rate of interest applicable to which is based on the Affected Eurocurrency Rate or the Affected BA Rate, as applicable, requested to be made on the first day of such Interest Period shall be made as ABR Loans in the applicable currency, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Loans or BA Equivalent Loans the rate of interest applicable to which is based on the Affected Eurocurrency Rate or the Affected BA Rate, as applicable, shall be converted to or continued as ABR Loans in the applicable currency, (c) as to the U.S. Swing Line Lender or the Canadian Swing Line Lender, as the case may be, such Lender’s cost of funding such Eurocurrency Loans or BA Equivalent Loans, as applicable, or as reasonably determined by such Lender, plus the Applicable Margin hereunder and (d) any outstanding Eurocurrency Loans or BA Equivalent Loans that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Loans or BA Equivalent Loans the rate of interest applicable to which is based upon the Affected Eurocurrency Rate or Affected BA Rate and that are not otherwise permitted to be converted to or continued as ABR Loans in the applicable currency by subsection 4.2 shall, upon demand by the Lenders the Commitment Percentage of which aggregate greater than 50.0% of such U.S. Facility Revolving Credit Loan or Canadian Facility Revolving Credit Loan, as applicable, be immediately repaid by the applicable Borrower on the last day of the then current Interest Period with respect thereto together with accrued interest thereon or otherwise, at the option of the Borrower Representative, shall remain outstanding and bear interest at a rate which reflects, as to each of the Lenders, such Lender’s cost of funding such Eurocurrency Loans or BA Equivalent Loans as reasonably determined by such Lender, plus the Applicable Margin hereunder.  If any such repayment occurs on a day which is not the last day of the then current Interest Period with respect to such affected Eurocurrency Loan or BA Equivalent Loan, the applicable Borrower shall pay to each of the Lenders such amounts, if any, as may be required pursuant to subsection 4.12.  Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans or BA Equivalent Loans the rate of interest applicable to which is based upon the Affected Eurocurrency Rate or Affected BA Rate shall be made or continued as such, nor shall any of the Borrowers have the right to convert ABR Loans to Eurocurrency Loans or BA Equivalent Loans

the rate of interest applicable to which is based upon the Affected Eurocurrency Rate or Affected BA Rate.

4.8                               Pro Rata Treatment and Payments.

(a)                                 Except as expressly otherwise provided for herein, each borrowing of Tranche A U.S. Facility Revolving Credit Loans, Tranche A-1 U.S. Facility Revolving Credit Loans, Tranche A Canadian Facility Revolving Credit Loans or Tranche A-1 Canadian Facility Revolving Credit Loans, as applicable (other than Swing Line Loans), by any of the applicable Borrowers from the Lenders hereunder shall be made, each payment by any of the Borrowers on account of any commitment fee in respect of the Tranche A U.S. Facility Commitments, Tranche A-1 U.S. Facility Commitments, Tranche A Canadian Facility Commitments or Tranche A-1 Canadian Facility Commitments, as applicable, hereunder shall be allocated by the Administrative Agent, and any reduction of the Tranche A U.S. Facility Commitments, Tranche A-1 U.S. Facility Commitments, Tranche A Canadian Facility Commitments or Tranche A-1 Canadian Facility Commitments of the Lenders, as applicable, shall be allocated by the Administrative Agent, in each case pro rata according to the Tranche A U.S. Facility Commitment Percentage, Tranche A-1 U.S. Facility Commitment Percentage, Tranche A Canadian Facility Commitment Percentage or Tranche A-1 Canadian Facility Commitment Percentage, as applicable, of the applicable Lenders.  Except as expressly otherwise provided for herein, each payment (including each prepayment (but excluding payments made pursuant to subsection 2.6, 2.7, 4.5(c), 4.9, 4.10, 4.11, 4.12, 4.13(d), 4.17(c) or 11.1(f))) by any of the applicable Borrowers on account of principal of and interest on any Tranche A U.S. Facility Revolving Credit Loans, Tranche A-1 U.S. Facility Revolving Credit Loans, Tranche A Canadian Facility Revolving Credit Loans or Tranche A-1 Canadian Facility Revolving Credit Loans, as applicable, shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the relevant Revolving Lenders, and each payment on account of principal of and interest on any loans made pursuant to any Tranche established after the date of this Agreement shall be allocated pro rata (or as may otherwise be provided for in the applicable amendment to this Agreement relating to such Tranche) among the Lenders with commitments under any Incremental Facility in respect thereof or with participations in such Tranche (in each case subject to any limitations on non-pro rata payments otherwise provided for in subsection 2.6(b)).  All payments (including prepayments) to be made by any of the Borrowers hereunder, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent for the account of the Lenders holding the relevant Loans or the L/C Participants, as the case may be, at the Administrative Agent’s office specified in subsection 11.2, in Dollars or Canadian Dollars, as applicable and, whether in Dollars or Canadian Dollars, in immediately available funds.  Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day.  The Administrative Agent shall distribute such payments to such Lenders, if any such payment is received prior to

1:00 P.M., New York City time (or such later time as may be agreed to by the Administrative Agent), on a Business Day, in like funds as received prior to the end of such Business Day, and otherwise the Administrative Agent shall distribute such payment to such Lenders on the next succeeding Business Day.  If any payment hereunder (other than payments on the Eurocurrency Loans or BA Equivalent Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Eurocurrency Loan or BA Equivalent Loans becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  This subsection 4.8(a) may be amended in accordance with subsection 11.1(g) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of loans added pursuant to subsections 2.6, 2.7 and 11.1(d), as applicable.  Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Administrative Agent for the account of the Lenders, the relevant Swing Line Lender or the relevant Issuing Lender hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at a rate equal to the daily average Federal Funds Effective Rate or the rate set by the Bank of Canada for settlement of Canadian Dollar interbank obligations, as applicable, and as quoted by the Administrative Agent.

(b)                                 Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to such Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent and the Administrative Agent may, in reliance upon such assumption, make available to any Borrower in respect of such borrowing a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate or the rate set by the Bank of Canada for settlement of Canadian Dollar interbank obligations, as applicable, and as quoted by the Administrative Agent, in each case for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 4.8(b) shall be conclusive in the absence of manifest error.  If such Lender’s Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Borrower Representative of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to such Loans pursuant to subsection 4.1 on demand, from such Borrower and (y) then such Borrower may, without waiving or limiting any rights or remedies it may have against such Lender hereunder or under applicable law or otherwise, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available; provided that at the time such borrowing is made and at all times while such amount is outstanding such Borrower would be permitted to borrow such amount pursuant to subsection 2.1.

4.9                               Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurocurrency Loans or BA Equivalent Loans as contemplated by this Agreement (“Affected Loans”), (a) such Lender shall promptly give written notice of such circumstances to the Borrower Representative and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Affected Loans, continue Affected Loans as such and convert an ABR Loan to an Affected Loan shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Loans, such Lender shall then have a commitment only to make an ABR Loan (or a Swing Line Loan) when an Affected Loan is requested (to the extent otherwise permitted by subsection 4.2), (c) such Lender’s Loans then outstanding as Affected Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law (to the extent otherwise permitted by subsection 4.2) and (d) such Lender’s Loans then outstanding as Affected Loans, if any, not otherwise permitted to be converted to ABR Loans by subsection 4.2 (whether because such Loans are denominated in Canadian Dollars or otherwise), shall upon notice to the Parent Borrower be prepaid with accrued interest thereon on the last of the then current Interest Period with respect thereto (or such earlier date as may be required by such Requirement of Law).  If any such conversion or prepayment of an Affected Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.12.

4.10                        Requirements of Law.

(a)                                 If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender or Issuing Lender, or compliance by any Lender or Issuing Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender or such Issuing Lender becomes an Issuing Lender):

(i)                                     shall subject such Lender or Issuing Lender to any tax of any kind whatsoever with respect to any Letter of Credit Request, any Eurocurrency Loans or any BA Equivalent Loans made or maintained by it or its obligation to make or maintain Eurocurrency Loans or BA Equivalent Loans, or change the basis of taxation of payments to such Lender or Issuing Lender in respect thereof, in each case except for Non-Excluded Taxes, Taxes imposed under FATCA and taxes measured by or imposed upon the overall net income, or franchise taxes, or taxes measured by or imposed upon overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of such net income tax), of such Lender or Issuing Lender or its applicable lending office, branch, or any affiliate thereof;

(ii)                                  shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Issuing Lender which is not otherwise included in the determination of the Eurocurrency Rate or BA Rate, as the case may be, hereunder; or

(iii)                               shall impose on such Lender or Issuing Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender or Issuing Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or BA Equivalent Loans or issuing or participating in Letters of Credit or the cost to an Issuing Lender of issuing or maintaining Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower Representative from such Lender or Issuing Lender through the Administrative Agent in accordance herewith, the applicable Borrower shall promptly pay such Lender or Issuing Lender upon its demand, any additional amounts necessary to compensate such Lender or Issuing Lender for such increased cost or reduced amount receivable with respect to such Eurocurrency Loans, BA Equivalent Loans or Letters of Credit, provided that, in any such case, such Borrower may elect to convert the Eurocurrency Loans and/or BA Equivalent Loans made by such Lender hereunder to ABR Loans in the applicable currency by giving the Administrative Agent at least one Business Day’s (or such shorter period as may be agreed to by the Administrative Agent) notice of such election, in which case the applicable Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this subsection 4.10(a) and such amounts, if any, as may be required pursuant to subsection 4.12.  If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower Representative, through the Administrative Agent certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender or Issuing Lender and a reasonably detailed explanation of the calculation thereof.  Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender or Issuing Lender through the Administrative Agent to the Borrower Representative shall be conclusive in the absence of manifest error.  Notwithstanding anything to the contrary in this subsection 4.10(a), the Borrowers shall not be required to compensate a Lender (i) pursuant to this subsection 4.10(a) for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower Representative of such Lender’s intention to claim compensation therefor (except that, if the adoption of or change in any Requirement of Law or in the interpretation or application thereof giving rise to such increased costs or reductions is retroactive, then provided such Lender shall, within six months of such adoption, change, interpretation or application, have notified the Borrower Representative of such Lender’s intention to claim compensation therefor, the six-month period first referred to in this sentence shall be extended to include the period of retroactive effect thereof) and (ii) for any increased costs, if such Lender is applying this provision to the Borrowers in a manner that is inconsistent with its application of “increased cost” or other similar provisions under other credit agreements to similarly situated borrowers.  This subsection 4.10(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b)                                 If any Lender or Issuing Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or Issuing Lender or any corporation controlling such Lender or Issuing Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Closing Date, does or shall have the effect of reducing the rate of return on such Lender’s, Issuing Lender’s or corporation’s capital as a consequence of such Lender’s or Issuing Lender’s obligations hereunder or in respect of any Letter of Credit to a level below that which such Lender, Issuing Lender, or corporation could have achieved but for such change or compliance (taking into consideration such Lender’s, Issuing Lender’s or corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time, within 10 Business Days after submission by such Lender or Issuing Lender to the Borrower Representative (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender, Issuing Lender or corporation and a reasonably detailed explanation of the calculation thereof, the applicable Borrower shall pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender, Issuing Lender or corporation for such reduction.  Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender or Issuing Lender through the Administrative Agent to the Borrower Representative shall be conclusive in the absence of manifest error.  Notwithstanding anything to the contrary in this subsection 4.10(b), the Borrowers shall not be required to compensate a Lender (i) pursuant to this subsection 4.10(b) for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower Representative of such Lender’s intention to claim compensation therefor (except that, if the adoption of or change in any Requirement of Law or in the interpretation or application thereof giving rise to such increased costs or reductions is retroactive, then provided such Lender shall, within six months of such adoption, change, interpretation or application, have notified the Borrower Representative of such Lender’s intention to claim compensation therefor, the six-month period first referred to in this sentence shall be extended to include the period of retroactive effect thereof) and (ii) for any increased costs, if such Lender is applying this provision to the Borrowers in a manner that is inconsistent with its application of “increased cost” or other similar provisions under other credit agreements to similarly situated borrowers.  This subsection 4.10(b) shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

(c)                                  Notwithstanding anything to the contrary in this subsection 4.10, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, regulations, guidelines and directives promulgated thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to have been enacted, adopted or issued, as applicable, subsequent to the Closing Date for all purposes herein.  This subsection 4.10(c) shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

4.11                        Taxes.

(a)                                 Except as provided below in this subsection or as required by law (which, for purposes of this subsection 4.11, shall include FATCA), all payments made by each of the Loan Parties under this Agreement, any other Loan Document and any Notes shall be made free and clear of, and without deduction or withholding for or on account of any Taxes; provided that if any Non-Excluded Taxes are required to be withheld from any amounts payable by any Loan Party or the Administrative Agent to the Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable by such Loan Party shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that each Loan Party shall be entitled to deduct and withhold, and such Loan Party shall not be required to indemnify for, any Non-Excluded Taxes, and any such amounts payable by such Loan Party or the Administrative Agent to or for the account of any Agent or Lender, shall not be increased (x) if such Agent or Lender fails to comply with the requirements of paragraph (b) of this subsection 4.11 or subsection 4.13 or 4.15, or (y) with respect to any Non-Excluded Taxes imposed in connection with the payment of any fees paid under this Agreement or with respect to any Non-Excluded Taxes imposed by the United States or any state or political subdivision thereof or the government of Canada or any province thereof, unless such Non-Excluded Taxes are imposed (1) as a result of a change in treaty, law or regulation that occurred after such Agent became an Agent hereunder or such Lender became a Lender hereunder (or, if such Agent or Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Agent or Lender became such a beneficiary or member, if later) (any such change, at such time, a “Change in Law”) or (2) on a Person that is an assignee whose assignor was entitled to receive additional amounts with respect to payments made by such Loan Party, at the time such assignment was effective, as a result of Change in Law that occurred after the Closing Date and such assignee is subject to the same Change in Law with respect to payments from such Loan Party; provided that in no event shall such additional amounts under this clause (2) exceed the additional amounts that the assignor was entitled to receive at the time such assignment was effective.  Whenever any Non-Excluded Taxes are payable by any Loan Party, as promptly as possible thereafter such Loan Party shall send to the Administrative Agent for its own account or for the account of such Lender or Agent, as the case may be, a certified copy of an original official receipt (or other documentary evidence of such payment reasonably acceptable to the Administrative Agent) received by such Loan Party showing payment thereof.  If any Loan Party fails to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority in accordance with applicable law or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Loan Party shall indemnify the Administrative Agent, the Lenders and the Agents for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender or Agent as a result of any such failure.  The agreements in this subsection 4.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(1)                                 Each Agent and each Lender that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the Borrower Representative and the Administrative Agent on or prior to the Closing Date or, in the case of an Agent or Lender that is an assignee or transferee of an interest under this Agreement pursuant to subsection 11.6, on the date of such assignment or transfer to such Agent or Lender, two accurate and complete original signed copies of Internal Revenue Service Form W-9 (or successor form), in each case certifying that such Agent or Lender is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and to such Agent’s or Lender’s entitlement as of such date to a complete exemption from United States federal backup withholding Tax with respect to payments to be made under this Agreement and under any Note.  Each Agent and each Lender that is not a “United States person” (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the Borrower Representative and the Administrative Agent on or prior to the Closing Date or, in the case of an Agent or Lender that is an assignee or transferee of an interest under this Agreement pursuant to subsection 11.6, on the date of such assignment or transfer to such Agent or Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN-E or Form W-8BEN, as applicable (claiming the benefits of an income tax treaty) (or successor forms), in each case certifying to such Agent’s or Lender’s entitlement as of such date to a complete exemption from United States federal withholding tax with respect to payments to be made under this Agreement and under any Note, (ii) if such Agent or Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver ~~either~~ Internal Revenue Service Form W-8ECI, Form W-8BEN-E or Form W-8BEN, as applicable (claiming the benefits of an income tax treaty) (or successor forms), pursuant to clause (i) above, (x) two certificates substantially in the form of Exhibit J (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable (claiming the benefits of the portfolio interest exemption) (or successor form), certifying to such Agent’s or Lender’s entitlement as of such date to a complete exemption from United States federal withholding tax with respect to payments of interest to be made under this Agreement and under any Note or (iii) if such Agent or Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, two accurate and complete signed copies of Internal Revenue Service Form W-8IMY (and all necessary attachments, including to the extent applicable, U.S. Tax Compliance Certificates) certifying to such Agent’s or Lender’s entitlement as of such date to a complete exemption from United States federal withholding tax with respect to payments to be made under this Agreement and under any Note (or, to the extent the beneficial owners of such non-U.S. intermediary or flow-through entity are (A) non-U.S. persons claiming portfolio interest treatment, a complete exemption from United States withholding tax with respect to interest payments or (B) United States persons, a complete exemption from United States federal backup withholding tax), unless, in each case, such Person is an assignee whose assignor was entitled to receive additional amounts with respect to payments made by the applicable Loan Party, at the time such assignment was effective, as a result of a Change in Law that occurred after the Closing Date and such assignee is subject to the same Change in Law with respect to payments from the applicable Loan Party; provided that in no event shall such additional amounts exceed the additional amounts that the assignor was entitled to receive at the time such assignment was effective.  In addition, each Agent and Lender agrees that from time to time after the Closing Date, when the passage of time or a change in circumstances renders the previous certification obsolete or inaccurate, such Agent or Lender shall deliver to the Borrower Representative and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-9, ~~Internal Revenue Service~~ Form W-8ECI, Form W-8BEN-E or Form W-8BEN, as applicable (claiming the benefits of an income tax treaty~~), or Form W-8BEN (claiming the benefits of~~ or the portfolio interest exemption), and a U.S. Tax Compliance Certificate, or Form W-8IMY (with respect to a non-U.S. intermediary or flow-through entity), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Agent or Lender to a continued exemption from United States federal withholding tax with respect to payments under this Agreement and any Note (or, to the extent the beneficial owners of such non-U.S. intermediary or flow-through entity are (A) non-U.S. persons claiming portfolio interest treatment, a complete exemption from United States withholding tax with respect to interest payments or (B) United States persons, a complete exemption from United States federal backup withholding tax), unless, in each case (1) there has been a Change in Law that occurs after the date such Agent or Lender becomes an Agent or Lender hereunder (or after the date the relevant beneficiary or member in the case of a Lender that is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes becomes a beneficiary or member, if later) which renders all such forms inapplicable or which would prevent such Agent or Lender from duly completing and delivering any such form with respect to it, in which case such Agent or Lender shall promptly notify the Borrower Representative and the Administrative Agent of its inability to deliver any such form or (2) such Person is an assignee whose assignor was entitled to receive additional amounts with respect to payments made by a Loan Party, at the time such assignment was effective, as a result of a Change in Law that occurred after the Closing Date and such assignee is subject to the same Change in Law with respect to payments from a Loan Party; provided that in no event shall such additional amounts under this clause (2) exceed the additional amounts that the assignor was entitled to receive at the time such assignment was effective.

(b)                                 Each Agent and Lender shall, upon request by the Borrower Representative, deliver to the Borrower Representative or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by any Loan Party under this Agreement or any Note to such Agent or Lender may be made free and clear of, and without deduction or withholding for or on account of any Taxes (including any United States withholding taxes under FATCA) (or to allow any such deduction or withholding to be at a reduced rate); provided that such Agent or Lender is legally entitled to complete, execute and deliver such form or certificate.  Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements pursuant to this subsection 4.11; provided that in the case of a Participant the obligations of such Participant pursuant to paragraph (b) or (c) of this subsection 4.11 shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

4.12                        Indemnity.  Each U.S. Borrower agrees to indemnify each U.S. Facility Lender in respect of Extensions of Credit made, or requested to be made, to the U.S. Borrowers, each U.S. Borrower agrees to indemnify each Canadian Facility Lender in respect of Extensions of Credit made, or requested to be made, by the Canadian Facility Lenders to the U.S. Borrowers, and the Canadian Borrower agrees to indemnify each Canadian Facility Lender in respect of Extensions of Credit made, or requested to be made, to the Canadian Borrower, and in each case, to hold each such Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender’s gross negligence or willful misconduct) as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans or BA Equivalent Loans after the Borrower Representative has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment or conversion of Eurocurrency Loans or BA Equivalent Loans after the Borrower Representative has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment of Eurocurrency Loans or BA Equivalent Loans or the conversion of Eurocurrency Loans or BA Equivalent Loans on a day which is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans or BA Equivalent Loans, as applicable, provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market or the Canadian interbank market, as applicable.  If any Lender becomes entitled to claim any amounts under the indemnity contained in this subsection 4.12, it shall provide prompt notice thereof to the Borrower Representative, through the Administrative Agent certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof.  Such a certificate as to any indemnification pursuant to this subsection submitted by such Lender, through the Administrative Agent to the Borrower Representative shall be conclusive in the absence of manifest error.  This subsection 4.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.13                        Certain Rules Relating to the Payment of Additional Amounts.

(a)                                 Upon the request, and at the expense, of the applicable Borrower, each Agent, Lender and Issuing Lender to which any Borrower is required to pay any additional amount pursuant to subsection 4.10 or 4.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford such Borrower the opportunity to contest, and reasonably cooperate with such Borrower in contesting, the imposition of any Non-Excluded Taxes giving rise to such payment; provided that (i) such Agent, Lender or Issuing Lender shall not be required to afford such Borrower the opportunity to so contest unless such Borrower shall have confirmed in writing to such Agent, Lender or Issuing Lender its obligation to pay such amounts pursuant to this Agreement and (ii) such Borrower shall reimburse such Agent, Lender or Issuing Lender for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with such Borrower in contesting the imposition of such Non-Excluded Taxes; provided, however, that notwithstanding the foregoing no Agent, Lender or Issuing Lender shall be required to afford such Borrower the opportunity to contest, or cooperate with such Borrower in contesting, the imposition of any Non-Excluded Taxes, if such Agent, Lender or Issuing Lender in its sole discretion in good faith determines that to do so would have an adverse effect on it.

(b)                                 If a Lender or Issuing Lender changes its applicable lending office (other than (i) pursuant to paragraph (c) below or (ii) after an Event of Default under subsection 9(a) or 9(f) has occurred and is continuing) and the effect of such change, as of the date of such change, would be to cause any Borrower to become obligated to pay any additional amount under subsection 4.10 or 4.11, such Borrower shall not be obligated to pay such additional amount.

(c)                                  If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender or Issuing Lender by any Borrower pursuant to subsection 4.10 or 4.11, such Lender or Issuing Lender shall promptly after becoming aware of such event or condition notify the Borrower Representative and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans or issued Letters of Credit, as the case may be, held by such Lender or Issuing Lender at another lending office, or through another branch or an affiliate, of such Lender or Issuing Lender); provided that such Lender or Issuing Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless such Borrower agrees to reimburse such Lender or Issuing Lender for the reasonable incremental out-of-pocket costs thereof).

(d)                                 If any of the Borrowers shall become obligated to pay additional amounts pursuant to subsection 4.10 or 4.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under subsection 4.10 or 4.11, the applicable Borrower shall have the right, for so long as such obligation remains, (i) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent, and such Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan’s principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (ii) so long as no Default or Event of Default then exists or will exist immediately after giving effect to the respective prepayment, upon at least four Business Days’ (or such shorter period as may be agreed to by the Administrative Agent) irrevocable notice to the Administrative Agent to prepay the affected Loan, in whole or in part, subject to subsection 4.12, without premium or penalty.  In the case of the substitution of a Lender, then, the Parent Borrower, any other applicable Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to subsection 11.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by subsection 11.6(b) in connection with such assignment shall be paid by the Parent Borrower or the substitute Lender.  In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid.  In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the applicable Borrower shall first pay the affected Lender any additional amounts owing under subsections 4.10 and 4.11 (as well as any commitment fees and other amounts then due and owing to such Lender, including any amounts under this subsection 4.13) prior to such substitution or prepayment.

(e)                                  If any Agent, Lender or any Issuing Lender receives a refund directly attributable to taxes for which any Borrower has made additional payments pursuant to subsection 4.10(a) or 4.11(a), such Agent, such Lender or such Issuing Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority, but net of any reasonable cost incurred in connection therewith) to such Borrower; provided, however, that the applicable Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to such Agent, Issuing Lender or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.

(f)                                   The obligations of any Agent, Lender, Issuing Lender or Participant under this subsection 4.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.14                        Controls on Prepayment if Aggregate Outstanding Revolving Credit Exceeds Aggregate Commitments.

(a)                                 The Borrower Representatives will implement and maintain internal controls to monitor the borrowings and repayments of Loans by the Borrowers and the issuance of and drawings under Letters of Credit, with the object of preventing any request for an Extension of Credit that would result in the Aggregate Credit Extensions with respect to all of the Lenders (including the Swing Line ~~Lender~~Lenders) being in excess of the aggregate Commitments then in effect and of promptly identifying any circumstance where, by reason of changes in exchange rates, the Aggregate Credit Extensions with respect to all of the Lenders (including the Swing Line ~~Lender~~Lenders) exceeds the aggregate Commitments then in effect.

(b)                                 The Administrative Agent will calculate each Tranche A Canadian Facility Lender Exposure, Tranche A-1 Canadian Facility Lender Exposure, Tranche A U.S. Facility Lender Exposure and Tranche A-1 U.S. Facility Lender Exposure from time to time, and in any event not less frequently than once during each calendar month.  In making such calculations, the Administrative Agent will rely on the information most recently received by it from the Swing Line ~~Lender~~Lenders in respect of outstanding Swing Line Loans and from the Issuing Lenders in respect of outstanding L/C Obligations.

4.15                        Canadian Facility Lenders.

(a)                                 Any Lender that holds any commitment or makes or holds any Extension of Credit to the Canadian Borrower (such Lender, a “Canadian Extender of Credit”) will at all times be a Canadian Qualified Lender, unless an Event of Default has occurred and is continuing.  To the extent legally entitled to do so, the Administrative Agent and each Canadian Extender of Credit shall, upon written request by the Borrower Representative, deliver to it or the applicable governmental or taxing authority, any form or certificate required in order that any payment by the Canadian Borrower under this Agreement or any Notes to, or for the account of, such Person may be made free and clear of, and without deduction or withholding for or on account of, any Non-Excluded Taxes; provided that in determining the reasonableness of such a request such Person shall be entitled to consider the cost (to the extent unreimbursed by a Borrower) which would be imposed on such Person of complying with such request.

(b)                                 A Canadian Facility Lender may change its Affiliates or branches acting as Canadian Facility Lender hereunder but only pursuant to an assignment in form and substance reasonably satisfactory to the Administrative Agent (with the consent of the Canadian Borrower), where the respective assignee represents and warrants that it is an Affiliate or branch of the respective Canadian Facility Lender and represents and warrants that it is a Canadian Qualified Lender and will act directly as a Canadian Facility Lender with respect to the Canadian Facility Commitment of the respective Canadian Facility Lender.

4.16                        Cash Receipts.

(a)                                 Schedule 4.16 lists as of the Closing Date (after giving effect to the Transactions) with respect to each depository where a DDA or Concentration Account is located (i) the name and address of such depository, (ii) the account number(s) maintained with such depository and (iii) a contact person at such depository.

(b)                                 Each Loan Party that is a U.S. Borrower or U.S. Subsidiary Guarantor shall (i) enter into a concentration account control agreement (each, a “Concentration Account Agreement”) with respect to each Concentration Account maintained by such Loan Party, in form reasonably satisfactory to the Administrative Agent, and instruct each depository institution for a DDA of such Loan Party to cause all amounts on deposit in excess of the Retained Amount and available at the close of each Business Day in such DDA to be swept to a Concentration Account no less frequently than on a daily basis, (ii) either (A) instruct all Account Debtors of such Loan Party that remit payments of Accounts of such Account Debtors regularly by check pursuant to arrangements with such Loan Party to remit all such payments to the applicable “P.O. Boxes” or “Lockbox Addresses” with respect to the applicable DDA or Concentration Account, which remittances shall be collected by the applicable bank and deposited in the applicable DDA or Concentration Account, (B) cause the checks of any such Account Debtor in payment of any Account to be deposited in the applicable DDA or Concentration Account within two Business Days after such check is received by such Loan Party, or (C) cause amounts constituting payments on Accounts that are deposited in other accounts (including any accounts where they are commingled with other funds), to the extent that the balance in any such other account exceeds the Retained Amount, to be swept within one Business Day of becoming available to a Concentration Account, and (iii) deliver to the Administrative Agent Credit Card Notifications executed on behalf of each such Loan Party and delivered to each applicable Credit Card Issuer and Credit Card Processor, in form reasonably satisfactory to the Administrative Agent; provided, however, that the U.S. Loan Parties shall not be required to comply with the foregoing requirements of this clause (b) with respect to any Foreign DDA so long as none of the ABL Priority Collateral located in such Foreign DDA is included in the calculation of the Borrowing Base.  All amounts received by a U.S. Borrower or a U.S. Subsidiary Guarantor in respect of any Account, in addition to all other cash received from any other source, shall upon receipt of such amount or cash (other than (x) any such amount to be deposited in Excluded Accounts and (y) Accounts or payment thereof excluded from the Collateral pursuant to any Security Document, including Excluded Assets) be deposited into a DDA or a Concentration Account.  Each Loan Party agrees that it will not cause proceeds of such DDAs to be directed other than as set forth in clause (ii) of this paragraph (b) (in the case of Foreign DDAs, to the extent the requirements of clause (ii) of this paragraph (b) are applicable thereto), unless such proceeds are swept within one Business Day of becoming available to a Concentration Account.

(c)                                  Each Canadian Loan Party shall (i) enter into a concentration account control agreement (each, a “Canadian Concentration Account Agreement”) with respect to each Concentration Account maintained by a Canadian Loan Party, in form reasonably satisfactory to the Administrative Agent, and instruct each depository institution for a DDA of such Canadian Loan Party to cause all amounts on deposit in excess of the Retained Amount and available at the close of each Business Day in such DDA to be swept to a Concentration Account of a Canadian Loan Party no less frequently than on a daily basis, (ii) either (A) instruct all Account Debtors of such Canadian Loan Party that remit payments of Accounts of such Account Debtors regularly by check pursuant to arrangements with such Canadian Loan Party to remit all such payments to the applicable “P.O. Boxes” or “Lockbox Addresses” with respect to the applicable DDA or Concentration Account, which remittances shall be collected by the applicable bank and deposited in the applicable DDA or Concentration Account, (B) cause the checks of any such Account Debtor in payment of any Account to be deposited in the applicable DDA or Concentration Account within two Business Days after such check is received by such Canadian Loan Party, or (C) cause amounts constituting payments on Accounts that are deposited in other accounts (including any accounts where they are commingled with other funds), to the extent that the balance in any such other account exceeds the Retained Amount, to be swept within one Business Day of becoming available to a Concentration Account of such Canadian Loan Party, and (iii) deliver to the Administrative Agent Credit Card Notifications executed on behalf of each such Canadian Loan Party and delivered to each applicable Credit Card Issuer and Credit Card Processor, in form reasonably satisfactory to the Administrative Agent; provided, however, that the Canadian Loan Parties shall not be required to comply with the foregoing requirements of this clause (c) with respect to any Foreign DDA so long as none of the ABL Priority Collateral located in such Foreign DDA is included in the calculation of the Borrowing Base.  All amounts received by a Canadian Loan Party in respect of any Account, in addition to all other cash received from any other source, shall upon receipt of such amount or cash (other than (x) any such amount to be deposited in Excluded Accounts and (y) Accounts or payments thereof excluded from the Collateral pursuant to any Security Document, including Excluded Assets) be deposited into a DDA or Concentration Account of a Canadian Loan Party.  Each Loan Party agrees that it will not cause proceeds of such DDAs to be directed other than as set forth in clause (ii) of this paragraph (c) (in the case of Foreign DDAs, to the extent the requirements of clause (ii) of this paragraph (c) are applicable thereto), unless such proceeds are swept within one Business Day of becoming available to a Concentration Account of a Canadian Loan Party.

(d)                                 (i)  Each Concentration Account Agreement shall require, during the continuance of a Cash Dominion Period and following delivery of notice of commencement thereof from the Administrative Agent to the Parent Borrower, the ACH or wire transfer no less frequently than once per Business Day (unless the U.S. Facility Commitments have been terminated and the monetary obligations then due and owing hereunder and under the other Loan Documents have been paid in full and all U.S. Facility Letters of Credit have either been terminated or expired (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent)), of all available cash balances and cash receipts, including the then contents or then entire available ledger balance of each Concentration Account subject to such Concentration Account Agreement, net of such minimum balance, if any, required by the bank at which such Concentration Account is maintained to an account maintained by the Administrative Agent at Bank of America, N.A. (or another bank of recognized standing reasonably selected by the Administrative Agent with the reasonable consent of the Borrower Representative) (the “U.S. Core Concentration Account”).  Each Loan Party agrees that it will not cause proceeds of any Concentration Account subject to a Concentration Account Agreement to be otherwise redirected.

(ii)                                  Each Canadian Concentration Account Agreement shall require, during the continuance of a Cash Dominion Period and following delivery of notice of commencement thereof from the Administrative Agent to the Parent Borrower, the ACH or wire transfer no less frequently than once per Business Day (unless the Canadian Facility Commitments have been terminated and the monetary obligations then due and owing hereunder and under the other Loan Documents have been paid in full and all Canadian Facility Letters of Credit have either been terminated or expired (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent)), of all available cash balances and cash receipts, including the then contents or then entire available ledger balance of each Concentration Account subject to such Canadian Concentration Account Agreement, net of such minimum balance, if any, required by the bank at which such Concentration Account is maintained to an account maintained by the Administrative Agent at Bank of America, N.A. (acting through its Canada branch) (or another bank of recognized standing reasonably selected by the Administrative Agent with the reasonable consent of the Borrower Representative) (the “Canadian Core Concentration Account”).  Each Loan Party agrees that it will not cause proceeds of any Concentration Account subject to a Canadian Concentration Account Agreement to be otherwise redirected.

(e)                                  (i)  At any time other than during the continuance of an Event of Default, all collected amounts received in the U.S. Core Concentration Account shall be distributed and applied on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below and any applications otherwise described in following clauses (x) and (y), and after giving effect to the application of any such amounts (x) otherwise required pursuant to subsection 4.4(b), (y) constituting proceeds from any Collateral otherwise required pursuant to the terms of the respective Security Document or (z) otherwise required by any applicable Intercreditor Agreement):  (1) first, to the payment (on a ratable basis) of any outstanding expenses actually due and payable to the Administrative Agent and/or the ABL Collateral Agent under any of the Loan Documents and to repay or prepay outstanding U.S. Swing Line Loans and Agent Advances made as Tranche A U.S. Facility Revolving Credit Loans (with accrued interest); (2) second, to pay (on a ratable basis) all outstanding expenses actually due and payable to each U.S. Facility Issuing Lender under any of the Loan Documents and to repay all outstanding U.S. Borrower unreimbursed outstanding drawn amounts under Letters of Credit and all interest thereon; (3) third, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Tranche A U.S. Facility Revolving Credit Loans and Tranche A Canadian Facility Revolving Credit Loans made to the U.S. Borrowers and all accrued and unpaid fees actually due and payable to the Administrative Agent, the U.S. Issuing Lenders and the Revolving Credit Lenders under any of the Loan Documents; (4) fourth, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Tranche A-1 U.S. Facility Revolving Credit Loans; (5) fifth, to repay (on a ratable basis) the outstanding principal of Tranche A U.S. Facility Revolving Credit Loans and Tranche A Canadian Facility Revolving Credit Loans made to the U.S. Borrowers (whether or not then due and payable); (6) sixth, to repay (on a ratable basis) the outstanding principal of Tranche A-1 U.S. Facility Revolving Credit Loans made to the U.S. Borrowers (whether or not then due and payable); and (7) seventh, to pay (on a ratable basis) all outstanding obligations of the U.S. Borrowers then due and payable to the Administrative Agent, the ABL Collateral Agent and the Revolving Credit Lenders under this Agreement and the other Loan Documents.

(ii)                                  At any time other than during the continuance of an Event of Default, all collected amounts held in the Canadian Core Concentration Account shall be distributed and applied on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below and any applications otherwise described in following clauses (x) and (y), and after giving effect to the application of any such amounts (x) otherwise required pursuant to subsection 4.4(b), (y) constituting proceeds from any Collateral otherwise required pursuant to the terms of the respective Security Document or (z) otherwise required by any applicable Intercreditor Agreement):  (1) first, to the payment (on a ratable basis) of any outstanding expenses actually due and payable by the Canadian Borrower to the Administrative Agent and/or the ABL Collateral Agent under any of the Loan Documents and to repay or prepay outstanding Canadian Swing Line Loans and Agent Advances made as Tranche A Canadian Facility Revolving Credit Loans (with accrued interest); (2) second, to pay (on a ratable basis) all outstanding expenses actually due and payable by the Canadian Borrower to each Canadian Issuing Lender under any of the Loan Documents and to repay all outstanding Canadian Borrower unreimbursed outstanding drawn amounts under Letters of Credit and interest thereon; (3) third, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Tranche A Canadian Facility Revolving Credit Loans made to the Canadian Borrower and all accrued and unpaid Fees actually due and payable by the Canadian Borrower to the Administrative Agent, the Canadian Issuing Lenders and the Canadian Facility Lenders under any of the Loan Documents; (4) fourth, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Tranche A-1 Canadian Facility Revolving Credit Loans made to the Canadian Borrower; (5) fifth, to repay (on a ratable basis) the outstanding principal of Tranche A Canadian Facility Revolving Credit Loans made to the Canadian Borrower (whether or not then due and payable); (6) sixth, to repay (on a ratable basis) the outstanding principal of Tranche A-1 Canadian Facility Revolving Credit Loans made to the Canadian Borrower (whether or not then due and payable); and (7) seventh, to pay (on a ratable basis) all outstanding obligations of the Canadian Borrower then due and payable to the Administrative Agent, the ABL Collateral Agent and the Canadian Facility Lenders under this Agreement and the other Loan Documents.

(f)                                   (i)  The Loan Parties respectively may close DDAs or Concentration Accounts and/or open new DDAs or new Concentration Accounts, subject to, in the case of any new Concentration Account, (x) the contemporaneous execution and delivery to the Administrative Agent of a Concentration Account Agreement or Canadian Concentration Account Agreement, as applicable consistent with the provisions of this subsection 4.16 with respect to each such new Concentration Account or (y) other arrangements reasonably satisfactory to the Administrative Agent and (ii) as part of the Compliance Certificate to be delivered concurrently with the delivery of financial statements and reports referred to in subsections 7.1(a) and 7.1(b) the Borrower Representative will provide a list to the Administrative Agent of any new opened or acquired DDAs or Concentration Accounts during the preceding fiscal quarter.

(g)                                  (i)  The U.S. Core Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent.  Each Loan Party hereby acknowledges and agrees that, except to the extent otherwise provided in the U.S. Guarantee and Collateral Agreement (x) such Loan Party has no right of withdrawal from the U.S. Core Concentration Account, (y) the funds on deposit in the U.S. Core Concentration Account shall at all times continue to be collateral security for all of the obligations of the Loan Parties hereunder and under the other Loan Documents, and (z) the funds on deposit in the U.S. Core Concentration Account shall be applied as provided in this Agreement.  In the event that, notwithstanding the provisions of this subsection 4.16, any Loan Party receives or otherwise has dominion and control of any proceeds or collections required to be transferred to the U.S. Core Concentration Account pursuant to subsection 4.16(d)(i), such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party (other than any account by which such Loan Party received or acquired dominion or control over such proceeds and collections, or with any funds in such account) and shall promptly be deposited into the U.S. Core Concentration Account or dealt with in such other fashion as such Loan Party may be reasonably instructed by the Administrative Agent.

(ii)                                  The Canadian Core Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent.  Each Loan Party hereby acknowledges and agrees that, except to the extent otherwise provided in the Canadian Guarantee and Collateral Agreement (x) such Loan Party has no right of withdrawal from the Canadian Core Concentration Account, (y) the funds on deposit in the Canadian Core Concentration Account shall at all times continue to be collateral security for all of the obligations of the Canadian Loan Parties hereunder and under the other Loan Documents, and (z) the funds on deposit in the Canadian Core Concentration Account shall be applied as provided in this Agreement.  In the event that, notwithstanding the provisions of this subsection 4.16, any Loan Party receives or otherwise has dominion and control of any proceeds or collections required to be transferred to the Canadian Core Concentration Account pursuant to subsection 4.16(d)(ii), such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party (other than any account by which such Loan Party received or acquired dominion or control over such proceeds and collections, or with any funds in such account) and shall promptly be deposited into the Canadian Core Concentration Account or dealt with in such other fashion as such Loan Party may be reasonably instructed by the Administrative Agent.

(h)                                 In the event that a Loan Party acquires new DDAs in connection with an acquisition, the Borrower Representative will procure that such Loan Party shall within 90 days of the date of such acquisition (or such longer period as may be agreed by the Administrative Agent) cause such new DDAs so acquired to comply with the applicable requirements of subsection 4.16(b) (including, with respect to any new DDA that is to become a Concentration Account, by entering into a Concentration Account Agreement or Canadian Concentration Account Agreement, as applicable, or entering into other arrangements consistent with the provisions of this subsection 4.16 and otherwise reasonably satisfactory to the Administrative Agent).

(i)                                     So long as no Cash Dominion Period is continuing, the Loan Parties may direct the manner of disposition of funds in the DDAs and the Concentration Accounts.

(j)                                    Any amounts held or received in the U.S. Core Concentration Account or the Canadian Core Concentration Account (including all interest and other earnings with respect hereto, if any) at any time (x) when all of the monetary obligations due and owing hereunder and under the other Loan Documents have been satisfied or (y) no Cash Dominion Period is continuing, shall (subject in the case of clause (x) to the provisions of any applicable Intercreditor Agreement) be remitted to the operating account of the applicable Borrower.

(k)                                 The Loan Parties shall use commercially reasonable efforts to obtain Concentration Account Agreements or Canadian Concentration Account Agreements, as applicable, with respect to their primary Concentration Accounts.  Notwithstanding anything herein to the contrary (i) the Loan Parties shall be deemed to be in compliance with the requirements set forth in this subsection 4.16 during the initial 120 day period commencing on the Closing Date to the extent that the arrangements described above are established and effective not later than the date that is 120 days following the Closing Date or such later date as the Administrative Agent, in its sole discretion, may agree; and (ii) if such arrangements are not obtained within such 120 day period (or such later date as the Administrative Agent may agree), the Loan Parties shall use commercially reasonable efforts to move the relevant Concentration Accounts to the Administrative Agent or another bank reasonably acceptable to the Administrative Agent that is willing to enter into such arrangements and shall be deemed to be in compliance with the requirements set forth in this subsection 4.16 so long as they comply with this obligation.

4.17                        Defaulting Lenders.  Notwithstanding anything contained in this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 no commitment fee shall accrue for the account of a Defaulting Lender so long as such Lender shall be a Defaulting Lender (except to the extent it is payable to the Issuing Lender pursuant to clause (d)(v) below);

(b)                                 in determining the Required Lenders or Supermajority Lenders, any Lender that at the time is a Defaulting Lender (and the Loans and/or Commitment of such Defaulting Lender) shall be excluded and disregarded;

(c)                                  the Parent Borrower shall have the right, at its sole expense and effort, (i) to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Parent Borrower to each become a substitute Lender and assume all or part of the Commitment of any Defaulting Lender and the Parent Borrower, the Administrative Agent and any such substitute Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Acceptance to effect such substitution or (ii) upon notice to the Administrative Agent, to prepay the Loans and, at the Parent Borrower’s option, terminate the Commitments of such Defaulting Lender, in whole or in part, without premium or penalty;

(d)                                 if any Swing Line Exposure exists or any L/C Obligations exist at the time a Tranche A U.S. Facility Lender or Tranche A Canadian Facility Lender becomes a Defaulting Lender then:

(i)                                     all or any part of such Swing Line Exposure and L/C Obligations shall be re-allocated among the Non-Defaulting Lenders that are Tranche A U.S. Facility Lenders or Tranche A Canadian Facility Lenders, as the case may be in accordance with their respective Commitment Percentages but only to the extent the sum of all such Non-Defaulting Lenders’ Tranche A U.S. Facility Lender Exposure and Tranche A Canadian Facility Lender Exposure (in each case before giving effect to each reallocation) plus such Defaulting Lender’s Swing Line Exposure and L/C Obligations (or in the case of Canadian Swing Line Loans and Canadian Facility L/C Obligations, the Dollar Equivalent thereof) does not exceed the total of all Non-Defaulting Lenders’ Tranche A U.S. Facility Commitments or Dollar Equivalent Tranche A Canadian Facility Commitments, as applicable;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrowers shall within one Business Day (or such longer period as may be agreed to by the Administrative Agent) following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swing Line Exposure and (y) second, cash collateralize with cash and/or Cash Equivalents such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) on terms reasonably satisfactory to the Administrative Agent for so long as such L/C Obligations are outstanding;

(iii)                               if any portion of such Defaulting Lender’s L/C Obligations is cash collateralized pursuant to clause (ii) above, the Borrowers shall not be required to pay the L/C Fee for participation with respect to such portion of such Defaulting Lender’s L/C Obligations so long as it is cash collateralized;

(iv)                              if any portion of such Defaulting Lender’s L/C Obligations is re-allocated to the Non-Defaulting Lenders pursuant to clause (i) above, then the letter of credit commission with respect to such portion shall be allocated among the Non-Defaulting Lenders in accordance with their Commitment Percentages; or

(v)                                 if any portion of such Defaulting Lender’s L/C Obligations is neither cash collateralized nor re-allocated pursuant to this subsection 4.17(d), then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, the commitment fee that otherwise would have been payable to such Defaulting Lender (with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such L/C Obligations) and the letter of credit commission payable with respect to such Defaulting Lender’s L/C Obligations shall be payable to the Issuing Lender until such L/C Obligations are cash collateralized and/or re-allocated;

(e)                                  so long as (i) any Tranche A U.S. Facility Lender is a Defaulting Lender, the U.S. Swing Line Lender shall not be required to fund any U.S. Swing Line Loan and no U.S. Facility Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless they are respectively satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateralized on terms reasonably satisfactory to the Administrative Agent, and participations in any such newly issued or increased Letter of Credit or newly made U.S. Swing Line Loan shall be allocated among Non-Defaulting Lenders in accordance with their respective Commitment Percentages (and Defaulting Lenders shall not participate therein) and (ii) any Tranche A Canadian Facility Lender is a Defaulting Lender, the Canadian Swing Line Lender shall not be required to fund any Canadian Swing Line Loan and no Canadian Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateralized on terms reasonably satisfactory to the Administrative Agent, and participations in any such newly issued or increased Letter of Credit or newly made Canadian Swing Line Loan shall be allocated among Non-Defaulting Lenders in accordance with their respective Commitment Percentages (and Defaulting Lenders shall not participate therein);

(f)                                   any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to subsection 11.7) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable Requirement of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to ~~the~~any Issuing Lender or any Swing Line Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participation in any Swing Line Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Parent Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by a Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of which a Defaulting Lender has funded its participation obligations, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender; and

(g)                                  in the event that the Administrative Agent, the Borrower Representative, each applicable Issuing Lender or ~~the~~each applicable Swing Line Lender, as the case may be, each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage.  The rights and remedies against a Defaulting Lender under this subsection 4.17 are in addition to other rights and remedies that the Borrowers, the Administrative Agent, the Issuing Lenders, the Swing Line ~~Lender~~Lenders and the Non-Defaulting Lenders may have against such Defaulting Lender.  The arrangements permitted or required by this subsection 4.17 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

SECTION 5.                            REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent, the Issuing Lender and each Lender to make the Extensions of Credit requested to be made by it on the Closing Date and on each Borrowing Date thereafter, the Parent Borrower hereby represents and warrants, on the Closing Date, after giving effect to the Transactions, and on each Borrowing Date thereafter, to the Administrative Agent and each Lender that:

5.1                               Financial Condition.  The (i) audited combined balance sheet of the xpedx Business as of December 31, 2013, and the related audited combined statements of operations and comprehensive income, cash flows and changes in parent company equity for the fiscal year ended December 31, 2013, including the notes thereto, in each case, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, (ii) the unaudited combined balance sheet of the xpedx Business as of March 31, 2014, and the related unaudited combined statements of operations and comprehensive income and cash flows for the 3 months ended March 31, 2014, (iii) the audited consolidated balance sheet of UWWH as of December 31, 2013, and the related audited consolidated statements of operations, comprehensive income/(loss), changes in redeemable preferred stock and stockholders’ equity and cash flows for the fiscal year ended December 31, 2013, including the notes thereto, in each case, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP and (iv) the unaudited consolidated balance sheet of UWWH as of March 31, 2014, and the related unaudited consolidated statements of operations, comprehensive income/(loss) and cash flows for the 3 months ended March 31, 2014, in each case present fairly, in all material respects, the combined or consolidated, as applicable, financial condition as at such date and the combined results of operations for the respective periods then ended, of (in the case of the financial statements referred to in clauses (i) and (ii) above) the xpedx Business and (in the case of the financial statements referred to in clauses (iii) and (iv) above) UWWH.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer of the Parent Borrower or Holding, as applicable, and disclosed in any such schedules and notes, and subject to the omission of footnotes from such unaudited financial statements).

5.2                               Solvent; No Material Adverse Effect.

(a)                                 As of the Closing Date, after giving effect to the consummation of the Transactions occurring on the Closing Date, the Parent Borrower, together with its Subsidiaries on a consolidated basis, is Solvent.

(b)                                 Since the Closing Date, there has not been any event, change, circumstance or development which, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.

5.3                               Corporate Existence; Compliance with Law.  Each of the Loan Parties (a) is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation or formation, other than, solely in the case of Loan Parties that are not Borrowers, in such jurisdictions where the failure to be so in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or a limited liability company or an unlimited company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.  No Loan Party is an EEA Financial Institution.

5.4                               Corporate Power; Authorization; Enforceable Obligations.  Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to obtain Extensions of Credit hereunder, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents, Notes and Letter of Credit Requests to which it is a party and, in the case of each Borrower, to authorize the Extensions of Credit to it, if any, on the terms and conditions of this Agreement, and any Notes.  No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of each Borrower, with the Extensions of Credit to it, if any, hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made prior to or on the Closing Date, (b) filings to perfect the Liens created by the Security Documents, (c) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), in respect of Accounts of the Parent Borrower and its Restricted Subsidiaries, the Obligor in respect of which is the United States of America or any department, agency or instrumentality thereof, (d) filings and other required formalities pursuant to the Financial Administration Act (Canada) in respect of accounts of the Parent Borrower and its Subsidiaries, the Obligor in respect of which is Her Majesty the Queen in the right of Canada or any department, agency or instrumentality thereof and (e) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.  This Agreement has been duly executed and delivered by each Borrower, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party.  This Agreement constitutes a legal, valid and binding obligation of each Borrower, and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.5                               No Legal Bar.  The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the Extensions of Credit hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

5.6                               No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent Borrower, threatened by or against the Parent Borrower or any of its Restricted Subsidiaries or against any of their respective properties or revenues, except as described on Schedule 5.6, (a) which is so pending or threatened at any time on or prior to the Closing Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which would be reasonably expected to have a Material Adverse Effect.

5.7                               No Default.  Since the Closing Date, neither the Parent Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect.  Since the Closing Date, no Default or Event of Default has occurred and is continuing.

5.8                               Ownership of Property.  Each of the Parent Borrower and its Restricted Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, except where the failure to have such good title or such leasehold interest would not reasonably be expected to have a Material Adverse Effect.

5.9                               Intellectual Property.  The Parent Borrower and each of its Restricted Subsidiaries owns, or has the legal right to use, all United States and Canadian patents, patent applications, industrial designs, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for each of them to conduct its business substantially as currently conducted (the “Intellectual Property”) except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect.

5.10                        Taxes.  To the knowledge of the Parent Borrower, each of the Parent Borrower and its Restricted Subsidiaries has filed or caused to be filed all United States and Canadian federal and provincial income tax returns and all other material tax returns that are required to be filed by it and has paid (a) all Taxes shown to be due and payable on such returns and (b) all Taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property, including the Mortgaged Properties, and all other Taxes imposed on it or any of its property by any Governmental Authority and no tax Lien has been filed or registered (except for Liens for Taxes not yet due and payable), and no claim is being asserted in writing, with respect to any such Tax (other than, for purposes of this subsection 5.10 in respect of any (i) Tax or Liens with respect to which the failure to pay, or the existence thereof, in the aggregate, would not have a Material Adverse Effect or (ii) Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of Holding, the Parent Borrower or one or more of its Restricted Subsidiaries, as the case may be).

5.11                        Federal Regulations.  No part of the proceeds of any Extensions of Credit will be used for any purpose that violates the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X.

5.12                        ERISA; Canadian Pension Plans.

(a)                                 During the five-year period prior to each date as of which this representation is made or deemed made (or, with respect to (vi) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect:  (i) with respect to any Single Employer Plan, a Reportable Event; (ii) with respect to any Single Employer Plan, any failure to satisfy the minimum funding standards (within the meaning of Section 412 or 430 of the Code or Section 302 or 303 of ERISA), whether or not waived; (iii) with respect to any Plan, any noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien on the property of the Parent Borrower or its Restricted Subsidiaries in favor of the PBGC or a Single Employer Plan; (vi) any Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by the Parent Borrower or any Commonly Controlled Entity; (viii) the Reorganization or Insolvency of any Multiemployer Plan; or (ix) any transactions that resulted or could reasonably be expected to result in any liability to the Parent Borrower or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA; provided that the representation made in clauses (vii) and (viii) of this subsection 5.12(a) with respect to a Multiemployer Plan is based on knowledge of the Parent Borrower.

(b)                                 Other than as disclosed on Schedule 5.12, as of the Closing Date no Canadian Pension Plan provides benefits on a defined benefit basis.  Except as would not be reasonably expected to have a Material Adverse Effect:  (i) each Canadian Pension Plan, such Canadian Pension Plan is, and has been, established, registered, funded, administered and invested in compliance with the terms of such Canadian Pension Plan (including the terms of any documents in respect of such Canadian Pension Plan), all applicable laws and any collective agreements, as applicable; (ii) no Canadian Pension Plan is subject to an investigation, any other proceeding, or action or claim; (iii) where any Canadian Pension Plan has been partially or fully wound-up, all assets, including any surplus, attributable to such wind-up have been fully distributed in accordance with all applicable laws and any unfunded liability arising on such wind-up has been fully funded such that that no Loan Party has any outstanding liabilities with respect to such wound-up Canadian Pension Plan; (iv) no Canadian Pension Plan has an ongoing deficiency, wind-up deficiency or solvency deficiency greater than that disclosed in the most recent actuarial report prepared for such Canadian Pension Plan and provided to the

Administrative Agent; (v) no Pension Event has occurred and is continuing; and (vi) no Lien has arisen in respect of, or in connection with any Canadian Pension Plan (save for contribution amounts not yet due).

(c)                                  With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect:  (i) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities; (iii) any obligation of the Parent Borrower or its Restricted Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan; (iv) any Lien on the property of the Parent Borrower or its Restricted Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan; (v) for each Foreign Plan that is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. or non-Canadian law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities); (vi) any pending or, to the best knowledge of the Parent Borrower or any of its Restricted Subsidiaries, threatened disputes concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits); and (vii) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. or non-Canadian law.

5.13                        Collateral.

(a)                                 Upon execution and delivery thereof by the parties thereto, the U.S. Guarantee and Collateral Agreement and the Mortgages will be effective to create (to the extent described therein) in favor of the ABL Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein, except as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.  When (i) the actions specified in Schedule 3 to the U.S. Guarantee and Collateral Agreement have been duly taken, (ii) all applicable Instruments, Chattel Paper and Documents (each as described therein) a security interest in which is perfected by possession have been delivered to, and/or are in the continued possession of, the ABL Collateral Agent, (iii) all Electronic Chattel Paper and Pledged Stock (each as defined in the U.S. Guarantee and Collateral Agreement) a security interest in which is required to be or is perfected by “control” (as described in the UCC) are under the “control” of the ABL Collateral Agent or the Administrative Agent, as agent for the ABL Collateral Agent and as directed by the ABL Collateral Agent, and (iv) the Mortgages have been duly recorded, the security interests granted pursuant thereto shall constitute (to the extent described therein and with respect to Mortgages, only as relates to the real property security interests granted pursuant thereto) a perfected security interest in, all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein.  Notwithstanding any other provision of this Agreement, capitalized terms that are used in this subsection 5.13 and not defined in this Agreement are so used as defined in the applicable Security Document.

(b)                                 Upon execution and delivery thereof by the parties thereto, the Canadian Security Documents will be effective to create (to the extent described therein) in favor of the ABL Collateral Agent, for the ratable benefit of the Canadian Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein, except as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or a law) and an implied covenant of good faith and fair dealing.  When the actions specified in Schedule 3 to the Canadian Guarantee and Collateral Agreement have been duly taken, the security interests granted pursuant thereto shall constitute (to the extent described therein) a perfected security interest in, all right, title and interest of each pledgor party thereto in the Collateral described therein with respect to such pledgor.

5.14                        Investment Company Act.  None of the Borrowers is an “investment company” within the meaning of the Investment Company Act.

5.15                        Subsidiaries.  Schedule 5.15 sets forth all the Subsidiaries of the Parent Borrower at the Closing Date (after giving effect to the Transactions), the jurisdiction of their organization and the direct or indirect ownership interest of the Parent Borrower therein.

5.16                        Purpose of Loans.  The proceeds of Revolving Credit Loans and Swing Line Loans shall be used by the Borrowers on and after the Closing Date, to finance, in part, the Transactions, to refinance certain indebtedness of Unisource and to pay certain transaction fees and expenses related to the Transactions and for working capital, capital expenditures and other general corporate purposes.  The proceeds of any Incremental Facility may be used by the Parent Borrower and its Restricted Subsidiaries for working capital and other general corporate purposes, including the financing of Permitted Acquisitions, other Permitted Investments, dividends and distributions permitted under subsection 8.5 and permitted distributions on account of the Capital Stock of Holding.

5.17                        Environmental Matters.  Other than as disclosed on Schedule 5.17 or exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

(a)                                 the Parent Borrower and its Restricted Subsidiaries are in compliance with all Environmental Laws and Environmental Permits and all such permits are in full force and effect;

(b)                                 Materials of Environmental Concern are not present at, and have not been Released at, under or from any real property or facility presently or formerly owned,

leased or operated by the Parent Borrower or any of its Restricted Subsidiaries or at any other location, in a manner or amount which could reasonably be expected to result in violation of any applicable Environmental Law or give rise to liability or other Environmental Costs of the Parent Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law;

(c)                                  there is no judicial, administrative or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Parent Borrower or any of its Restricted Subsidiaries, or to the knowledge of the Parent Borrower or any of its Restricted Subsidiaries is reasonably likely to be, named as a party that is pending or, to the knowledge of the Parent Borrower or any of its Restricted Subsidiaries, threatened;

(d)                                 neither the Parent Borrower nor any of its Restricted Subsidiaries is conducting or financing any investigation, removal, remedial or other corrective action pursuant to any Environmental Law;

(e)                                  neither the Parent Borrower nor any of its Restricted Subsidiaries has treated, stored, used, handled, transported, Released, disposed or arranged for disposal or transport for disposal or treatment of Materials of Environmental Concern at, on, under or from any currently or formerly owned, operated or leased real property; and

(f)                                   neither the Parent Borrower nor any of its Restricted Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral or other forum, relating to compliance with or liability under any Environmental Law.

5.18                        No Material Misstatements. The written factual information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Parent Borrower to the Administrative Agent, the Other Representatives and the Lenders on or prior to the Closing Date in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not contain as of the Closing Date any material misstatement of fact and did not omit to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in their presentation of the Parent Borrower and its Restricted Subsidiaries taken as a whole.  It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based or concerning any information of a general economic nature or general information about the Parent Borrower’s and its Subsidiaries’ industry, contained in any such information, reports, financial statements, exhibits or schedules, except that, in the case of such forecasts, estimates, pro forma information, projections and statements, as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Parent Borrower and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

5.19                        Anti-Terrorism.  As of the Closing Date and the First Amendment Effective Date, (a) the Parent Borrower and its Restricted Subsidiaries are in compliance with the Patriot Act ~~and~~, the United States Foreign Corrupt Practices Act of 1977 and the AML Legislation, as amended, and (b) none of the Parent Borrower and its Restricted Subsidiaries is a person on the list of “Specially Designated Nationals and Blocked Persons” or any other Sanctions List, or subject to the limitations and prohibitions under any U.S. Department of Treasury’s Office of Foreign Asset Control regulation or executive order (“OFAC”).  Neither the Parent Borrower nor any of its Restricted Subsidiaries or (to the knowledge of the Parent Borrower) any director, officer, employee, agent, affiliate or representative thereof, is or is owned 50% or more or controlled by any individual or entity that is currently the subject or target of any Sanction or is located, organized or resident in a Designated Jurisdiction.

5.20                        Eligibility.  As of the date of any Borrowing Base Certificate, (a) all Accounts included in the definition of Eligible Accounts on such Borrowing Base Certificate satisfy all requirements of an “Eligible Account” hereunder, (b) all Inventory included in the definition of Eligible Inventory on such Borrowing Base Certificate satisfy all requirements of “Eligible Inventory” hereunder, (c) all In-Transit Inventory included in the definition of Eligible In-Transit Inventory on such Borrowing Base Certificate satisfy all requirements of “Eligible In-Transit Inventory” hereunder, (d) all Letter of Credit Inventory included in the definition of Eligible Letter of Credit Inventory on such Borrowing Base Certificate satisfy all requirements of “Eligible Letter of Credit Inventory” hereunder and (e) all Credit Card Receivables included in the definition of Eligible Credit Card Receivables on such Borrowing Base Certificate satisfy all requirements of “Eligible Credit Card Receivables” hereunder.

SECTION 6.                            CONDITIONS PRECEDENT.

6.1                               Conditions to Effectiveness and Initial Extension of Credit.  This Agreement, including the agreement of each Lender to make the First Draw and any additional Extension of Credit requested to be made by it on the Closing Date and each Issuing Lender to issue Letters of Credit, shall become effective on the date on which the following conditions precedent shall have been satisfied or waived:

(a)                                 Loan Documents.  The Administrative Agent shall have received the following Loan Documents, executed and delivered as required below, with, in the case of clause (i), a copy for each Lender of:

(i)                                     this Agreement, executed and delivered by a duly authorized officer of each Borrower party hereto on the Closing Date (in the case of the First Draw before giving effect to the Mergers);

(ii)                                  the U.S. Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each Borrower and each other Loan

Party signatory thereto on the Closing Date (in the case of the First Draw before giving effect to the Mergers); and

(iii)                               each Canadian Security Document, executed and delivered by a duly authorized officer of the Canadian Borrower and each other Loan Party signatory thereto on the Closing Date;

provided that clauses (a)(iii), (f) and (g) of this subsection 6.1 notwithstanding, to the extent any guarantee or collateral is not provided on the Closing Date after Holding and its Subsidiaries having used commercially reasonable efforts to do so (it being understood that at a minimum (1) security interests shall have been granted in Collateral with respect to which liens can be perfected solely by the filing of UCC-1 or PPSA financing statements, and the applicable UCC-1 and PPSA financing statements shall have been submitted to the appropriate governmental offices for filing, and (2) certificated equity securities of the Parent Borrower and its Domestic Subsidiaries and Canadian Subsidiaries, if any, shall have been delivered (in each case to the extent otherwise required by the Loan Documents)), the provisions of clauses (a)(iii), (f) and (g) shall be deemed to have been satisfied and the Loan Parties shall be required to provide such guarantees and collateral in accordance with the provisions set forth in subsection 7.11.

(b)                                 Merger Agreement.  The Mergers shall be consummated substantially concurrently with (x) the initial funding hereunder in accordance with the terms of the Merger Agreement, without giving effect to any modifications, amendments, express waivers or express consents thereto that are materially adverse to the Lenders without the consent of the Commitment Parties holding more than 50% of the aggregate commitments under that certain Commitment Letter (together with the annexes thereto, all as amended by (i) that certain Amendment to Commitment Letter, dated as of February 14, 2014, (ii) that certain Second Amendment to Commitment Letter, dated as of February 28, 2014, and (iii) as further amended from time to time), dated as of January 28, 2014, among Spinco and the Commitment Parties (such consent not to be unreasonably withheld or delayed), it being understood and agreed that neither any change to the xpedx Valuation Percentage (as defined in the Merger Agreement) or any increase or reduction in the Special Payment shall be deemed to be materially adverse to the Lenders; provided that, for the avoidance of doubt, the First Draw may be incurred prior to the consummation of the Mergers so long as it is made substantially concurrently with the consummation of the Contributions (as defined in the Merger Agreement) substantially in accordance with the Contribution Agreement, without any waiver or amendment thereof, or consent thereunder, that is materially adverse to the Lenders unless consented to by Commitment Parties holding more than 50% of the aggregate Commitments (such consent not to be unreasonably withheld), it being understood and agreed that any increase or reduction in the Special Payment shall be not deemed to be materially adverse to the Lenders.

(c)                                  Lien Searches.  The Administrative Agent shall have received the results of customary lien and judgment searches requested by it at least 30 calendar days prior to the Closing Date.

(d)                                 Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions, each in a form reasonably satisfactory to the Administrative Agent:

(i)                                     the executed legal opinions of Debevoise & Plimpton LLP, special New York counsel to each of Holding, each Borrower and the other Loan Parties;

(ii)                                  the executed legal opinions of Richards, Layton & Finger, P.A., special Delaware counsel to each of Holding and certain other Loan Parties;

(iii)                               the executed legal opinions of McMillan LLP, special Canadian counsel to the Canadian Borrower; and

(iv)                              the executed legal opinions of Kirkland & Ellis LLP, special California counsel to certain Loan Parties.

(e)                                  Officer’s Certificate.  The Administrative Agent shall have received a certificate from the Parent Borrower, dated the Closing Date, substantially in the form of Exhibit L, with appropriate insertions and attachments.

(f)                                   Perfected Liens.  Subject, in each case, to the proviso in clause (a) of this subsection 6.1, (i) the ABL Collateral Agent shall have obtained a valid security interest in the Collateral (to the extent contemplated in the applicable Security Documents) other than with respect to Mortgaged Properties; and all documents, instruments, filings and recordations reasonably necessary in connection with the perfection and, in the case of the filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, protection of such security interests shall have been executed and delivered or made, or, in the case of UCC filings, written authorization to make such UCC filings shall have been delivered to the ABL Collateral Agent, and none of such Collateral shall be subject to any other pledges, security interests or mortgages except for Permitted Liens or pledges, security interests or mortgages to be released on the Closing Date; provided that, with respect to any such Collateral, the security interest in which may not be perfected by filing of a UCC financing statement or by making a filing with the U.S. Patent and Trademark Office or the U.S. Copyright Office, if perfection of the ABL Collateral Agent’s security interest in such Collateral may not be accomplished on or before the Closing Date without undue burden or expense, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial borrowings hereunder; and (ii) the ABL Collateral Agent shall have obtained a valid security interest in the Collateral covered by the Canadian Security Documents (with the priority contemplated therein); and all documents, instruments, filings, registrations and recordations reasonably necessary in connection with the perfection and, in the case of the filings with the Canadian Intellectual Property Office, protection of such security interests shall have been executed and delivered or made, and none of such collateral shall be subject to any other pledges, security interests or mortgages except for Permitted Liens, provided that with respect to any such Collateral the security interest in which may not be perfected by such filing, if perfection of the ABL Collateral Agent’s security interest in such collateral may not be accomplished on or before the Closing Date without undue burden or expense, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial borrowings hereunder.

(g)                                  Pledged Stock; Stock Powers; Pledged Notes; Endorsements.  The ABL Collateral Agent shall have received (subject to the proviso in clause (a) of this subsection 6.1):

(i)                                     the certificates, if any, representing the Pledged Stock under (and as defined in) the U.S. Guarantee and Collateral Agreement or any Canadian Security Document, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and

(ii)                                  the promissory notes representing each of the Pledged Notes under (and as defined in) the U.S. Guarantee and Collateral Agreement, duly endorsed as required by the U.S. Guarantee and Collateral Agreement.

(h)                                 Fees.  The Agents and the Lenders shall have received all fees and expenses that are required to be paid or delivered by the Parent Borrower to them on or prior to the Closing Date (including the fees referred to in subsection 4.5) and for which invoices have been provided to the Parent Borrower at least three Business Days prior to the Closing Date, which fees and expenses may be offset against the proceeds of the Facilities.

(i)                                     Secretary’s Certificate.  The Administrative Agent shall have received from each of the Borrowers and, substantially concurrently with the satisfaction of the other conditions precedent set forth in this subsection 6.1, each other Loan Party, dated the Closing Date, substantially in the form of Exhibit M, with appropriate insertions and attachments of resolutions or other actions, evidence of incumbency and the signature of authorized signatories and organizational documents, executed by a Responsible Officer and the Secretary or any Assistant Secretary or other authorized representative of such Loan Party.

(j)                                    Merger Agreement Conditions; Specified Representations.  (i) The condition in Section 9.2(a) of the Merger Agreement (but only with respect to those representations made by Holding Parent and Holding with respect to itself and their respective Subsidiaries that are material to the interests of the Lenders, and only to the extent that Spinco has the right (without liability) to terminate its obligations, or to decline to consummate the Mergers, under the Merger Agreement as a result of a breach of such representations in the Merger Agreement) and the condition in Section 9.3(a) of the Merger Agreement (but only with respect to those representations made by Spinco and the OpCo Borrower with respect to itself and its respective Subsidiaries in the Merger Agreement that are material to the interest of the Lenders, and only to the extent Holding Parent has the right to terminate its obligations under the Merger Agreement, or to decline to consummate the Mergers, as a result of a breach of such representations in the Merger Agreement), in each case shall have been satisfied, as certified by a Responsible Officer of the Borrower Representative or of Unisource, as the case may be, in an officer’s certificate substantially in the form of Exhibit L and (ii) the Specified Representations shall be true and correct in all material respects (although any representations and warranties that expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or the respective period, as the case may be).

(k)                                 Solvency.  The Administrative Agent shall have received a certificate of the chief financial officer of the Parent Borrower (or another authorized financial officer of the Parent Borrower) certifying the Solvency of the Parent Borrower substantially in the form of Exhibit K.

(l)                                     Borrowing Base Certificate.  The Administrative Agent shall have received a Borrowing Base Certificate, prepared as of the last day of the last month ended at least 25 calendar days prior to the Closing Date, in the form contemplated by subsection 7.2(f), or such other form as may be reasonably acceptable to the Administrative Agent, setting forth, after giving effect to the Borrowings hereunder on the Closing Date, the Tranche A Canadian Borrowing Base, the Tranche A-1 Canadian Borrowing Base, the Tranche A U.S. Borrowing Base and the Tranche A-1 U.S. Borrowing Base and the Excess Availability (which, after giving effect to the Transactions contemplated herein, the First Draw and any additional borrowing on the Closing Date shall be at least $300,000,000).

(m)                             Financial Information.  The Administrative Agent shall have received (i) an unaudited combined balance sheet and the related unaudited combined statement of operations and comprehensive income for the xpedx Business and an unaudited consolidated balance sheet and the related unaudited consolidated statements of operations and comprehensive income/(loss) for UWWH as of, and for the period ended at, the end of the most recent fiscal quarter ended after December 31, 2013 and at least 60 days prior to the Closing Date and for the corresponding period of 2013 and (ii) an unaudited pro forma consolidated balance sheet and the related statement of operations of Holding after giving effect to the Transactions for the period from the beginning of the 2014 fiscal year to the end of the latest fiscal quarter referred to in clause (i) hereof.

(n)                                 No Material Adverse Effect.  Since June 30, 2013, there shall not have occurred (x) any Spinco Material Adverse Effect or (y) any UWWH Material Adverse Effect.

(o)                                 Existing Indebtedness.  Neither Holdings nor any of its Subsidiaries shall have any outstanding Indebtedness for borrowed money other than the Facility, Capitalized Lease Obligations and such other Indebtedness as the Administrative Agent and the Lead Arrangers shall agree (such agreement not to be unreasonably withheld).

(p)                                 KYC.  The Lenders shall have received, to the extent requested in writing at least ten days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the Patriot Act and AML Legislation.

The making of the initial Extensions of Credit by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this subsection 6.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

6.2                               Conditions Precedent to Each Other Extension of Credit and Letter of Credit Issuance.  The obligation of the Issuing Lender on any date (other than the Closing Date) to issue, increase, renew, amend or extend any Letter of Credit or each Lender to make any Extension of Credit (including each Swing Line Loan, but excluding the First Draw, any additional borrowing on the Closing Date hereunder and Agent Advances) requested to be made by it on any date (other than the Closing Date) is subject to the satisfaction of each of the following conditions precedent:

(a)                                 Representations and Warranties; No Defaults.  On the date of such issuance, both before and after giving effect thereto and the application of the proceeds therefrom:

(i)                                     all representations and warranties set forth in Section 5 and in the other Loan Documents shall be true and correct in all material respects on and as of the date they are made (although any representations and warranties that expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or the respective period, as the case may be); and

(ii)                                  no Default or Event of Default shall have occurred and be continuing or would result from any such Extension of Credit after giving effect thereto on the date of such Borrowing.

(b)                                 Request for Issuance of Letter of Credit.  With respect to any Letter of Credit, the Issuing Lender shall have received a Letter of Credit Request, completed to its satisfaction, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request.

(c)                                  Delivery of Borrowing Request.  With respect to any Borrowing, the Administrative Agent shall have received a Borrowing Request completed to its satisfaction.

(d)                                 Availability.  The requirements of subsection 2.1(a) or 2.1(b), as applicable, shall be satisfied.

Each Borrowing of Loans by and Letter of Credit issued on behalf of any of the Borrowers hereunder after the Closing Date shall be deemed to constitute a representation and warranty by the Parent Borrower as of the date of such Borrowing or such issuance that the conditions contained in this subsection 6.2 have been satisfied (except that no opinion need be expressed as to the Administrative Agent’s or the Required Lenders’ satisfaction with any document, instrument or other matter).

SECTION 7.                            AFFIRMATIVE COVENANTS.

The Parent Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and any other amount then due and owing to any Lender or any Agent hereunder and under any Note and termination or expiration of all Letters of Credit (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent), the Parent Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of the Material Restricted Subsidiaries to:

7.1                               Financial Statements.  Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a)                                 as soon as available, but in any event not later than the 120th day following the end of the fiscal year of Holding ending on December 31, 2014, and not later than the 90th day following the end of each subsequent fiscal year of Holding thereafter, (i) a copy of the consolidated balance sheet of Holding and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations and comprehensive income, changes in parent company equity and cash flows for such year, setting forth in each case, in comparative form the figures for and as of the end of the previous year, reported on without qualification arising out of the scope of the audit by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Administrative Agent in its reasonable judgment (which report may not contain a “going concern” or like qualification or exception unless such qualification or exception is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming Maturity Date under this Agreement that is scheduled to occur within one year from the date such report is delivered or (B) any potential inability to satisfy a financial maintenance covenant included in any Indebtedness of the Parent Borrower or its Subsidiaries on a future date or in a future period), and (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such fiscal year, as compared to amounts for the previous fiscal year (it being agreed that the furnishing of Holding’s annual report on Form 10-K for such year, as filed with the SEC, will satisfy the Parent Borrower’s obligation under this subsection 7.1(a) with respect to such year except with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception (except as expressly permitted above), or a qualification arising out of the scope of the audit);

(b)                                 as soon as available, but in any event not later than (x) in the case of the first three quarters for which quarterly statements are required to be delivered hereunder after the Closing Date, the 60th day following the end of each of the first three quarterly periods of each fiscal year of Holding ending after the Closing Date and (y) in the case of each fiscal quarter thereafter, the 45th day following the end of each of the first three quarterly periods of each fiscal year of Holding, (i) the unaudited consolidated balance sheet of Holding and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and comprehensive income and cash flows of Holding and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case, in comparative form the figures for and as of the corresponding periods of the previous year, certified by a Responsible Officer of the Parent Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments) and (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year (it being agreed that the furnishing of Holding’s quarterly report on Form 10-Q for such quarter, as filed with the SEC, will satisfy the Parent Borrower’s obligations under this subsection 7.1(b) with respect to such quarter);

(c)                                  to the extent applicable, concurrently with any delivery of consolidated financial statements under subsection 7.1(a) or 7.1(b), related unaudited consolidating financial statements reflecting the material adjustments necessary (as determined by the Parent Borrower in good faith) to eliminate the accounts of Unrestricted Subsidiaries (if any) from the accounts of the Parent Borrower and its Restricted Subsidiaries; and

(d)                                 all such financial statements delivered pursuant to subsection 7.1(a) or 7.1(b) to (and, in the case of any financial statements delivered pursuant to subsection 7.1(b), shall be certified by a Responsible Officer of the Parent Borrower to) fairly present in all material respects the financial condition of Holding and its Subsidiaries in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to subsection 7.1(b) shall be certified by a Responsible Officer of the Parent Borrower as being) in reasonable detail and prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of any financial statements delivered pursuant to subsection 7.1(b), for the absence of certain notes).

7.2                               Certificates; Other Information.  Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a)                                 concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a certificate signed by a Responsible Officer setting forth, in reasonable detail, a calculation of the Consolidated Fixed Charge Coverage Ratio as of the last day of the then applicable Test Period;

(b)                                 concurrently with the delivery of the financial statements and reports referred to in subsections 7.1(a) and 7.1(b), a certificate signed by a Responsible Officer of the Parent Borrower stating that, to the best of such Responsible Officer’s knowledge, the Parent Borrower and each of its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate;

(c)                                  as soon as available, but in any event not later than the 120th day following the end of the fiscal year of Holding ending on December 31, 2014 and no later than the 90th day following the end of each subsequent fiscal year of Holding thereafter, a copy of the annual business plan by the Parent Borrower of the projected operating budget (including an annual consolidated balance sheet, statement of operations and comprehensive income and statement of cash flows of Holding and its Subsidiaries), each such business plan to be accompanied by a certificate signed by the Parent Borrower and delivered by a Responsible Officer of the Parent Borrower to the effect that such projections have been prepared on the basis of assumptions believed by the Parent Borrower to be reasonable at the time of preparation and delivery thereof;

(d)                                 within five Business Days after the same are sent, copies of all financial statements and reports which Holding or the Parent Borrower sends to its public security holders, and within five Business Days after the same are filed, copies of all financial statements and periodic reports which Holding or the Parent Borrower may file with the SEC or any successor or analogous Governmental Authority;

(e)                                  within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which Holding or the Parent Borrower may file with the SEC or any successor or analogous Governmental Authority;

(f)                                   not later than 5:00 P.M. (New York City time) (A) on or before August 15, 2014, in the case of the Borrowing Base Certificate in respect of the fiscal month ended June 30, 2014 (provided that the Parent Borrower shall use its commercially reasonable efforts to deliver the Borrowing Base Certificate in respect of the fiscal month ended June 30, 2014 no later than July 31, 2014), and (B) on or before the 25th day of each subsequent month (or (i) more frequently as the Parent Borrower may elect, so long as the same frequency of delivery is maintained by the Parent Borrower for the immediately following 60-day period or (ii) during the continuance of a Cash Dominion Period, not later than Wednesday of each week, or if Wednesday of such week is not a Business Day, the next succeeding Business Day), a borrowing base certificate setting forth Parent Borrower’s reasonable estimate (based on the most current information reasonably available and calculated in a consistent manner with the most recently delivered monthly certificate or, in the case of the first such certificate delivered under this subsection 7.2(f), the Borrowing Base Certificate delivered pursuant to subsection 6.1(l)) of the Tranche A Canadian Borrowing Base, the Tranche A-1 Canadian Borrowing Base, the Tranche A U.S. Borrowing Base and the Tranche A-1 U.S. Borrowing Base (with supporting calculations) substantially in the form of Exhibit N (a “Borrowing Base Certificate”), which shall be prepared as of the last Business Day of the preceding fiscal month of the Parent Borrower and its Subsidiaries (or (x) such other applicable more recent date in the case of clause (i) above or (y) the previous Friday in the case of clause (ii) above); provided that a revised Borrowing Base Certificate based on the Borrowing Base Certificate most recently delivered shall be delivered promptly after the consummation not in the ordinary course of business of (1) one or more sales of ABL Priority Collateral with an aggregate value in excess of $25,000,000, (2) one or more sales or other dispositions of all of the Capital Stock of a Loan Party that owns ABL Priority Collateral with an aggregate value in excess of $25,000,000, or (3) one or more consolidations, amalgamations or mergers involving any Loan Party that owns ABL Priority Collateral with an aggregate value in excess of $25,000,000, having the effect of causing such Loan Party to cease to be a Loan Party or otherwise adversely affecting the existence, perfection or priority of the Liens of the ABL Collateral Agent in ABL Priority Collateral with an aggregate value in excess of $25,000,000, in each case giving pro forma effect to such sale, disposition, consolidation, amalgamation or merger, as applicable.  Each such Borrowing Base Certificate shall include such supporting information as may be reasonably requested from time to time by the Administrative Agent;

(g)                                  concurrently with the delivery of the Borrowing Base Certificate referred to in subsection 7.2(f), a report setting forth the Specified Unrestricted Cash of the Loan Parties as of the last Business Day of the preceding fiscal month of the Parent Borrower and its Subsidiaries (or (x) such other applicable more recent date in the case of clause (i) of subsection 7.2(f) or (y) the previous Friday in the case of clause (ii) of subsection 7.2(f)); and

(h)                                 with reasonable promptness, such additional information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

Documents required to be delivered pursuant to subsection 7.1 or 7.2 may at the Borrower Representative’s option be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (A) in the case of any such documents other than documents required to be delivered pursuant to subsection 7.2(f) (i) on which the Borrower Representative posts such documents, or provides a link thereto, on the Parent Borrower’s website on the Internet at the website address listed on Schedule 7.2 (or such other website address as the Borrower Representative may specify by written notice to the Administrative Agent from time to time), or (ii) on which such documents are posted on the Parent Borrower’s behalf on an Internet or intranet website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) and (B) in the case of any such documents required to be delivered pursuant to subsection 7.2(f), on which the Borrower Representative provides a link thereto on the Parent Borrower’s website on the Internet at the website address listed on Schedule 7.2 (or such other website address as the Parent Borrower may specify by written notice to the Administrative Agent from time to time).  Following the electronic delivery of any such documents by posting such documents to a website in accordance with the preceding sentence (other than the posting by the Borrower Representative of any such documents on any website maintained for or sponsored by the Administrative Agent) the Borrower Representative shall promptly provide the Administrative Agent notice of such delivery (which notice may be by facsimile or electronic mail) and the electronic location at which such documents may be accessed; provided that, in the absence of bad faith, the failure to provide such prompt notice shall not constitute a Default hereunder.

7.3                               Payment of Taxes.  Pay, discharge or otherwise satisfy at or before they become delinquent all its material Taxes, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of the Parent Borrower or any of its Restricted Subsidiaries, as the case may be, and except to the extent that failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.4                               Maintenance of Existence.  Preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, except as otherwise expressly permitted pursuant to subsection 8.3; provided that the Parent Borrower and its Restricted Subsidiaries shall not be required to maintain any such rights, privileges or franchises and the Parent Borrower’s Restricted Subsidiaries shall not be required to maintain such existence, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.5                               Maintenance of Property; Insurance.

(a)                                 (i) Keep all property useful and necessary in the business of the Loan Parties, taken as a whole, in good working order and condition, except where failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) maintain with financially sound and reputable insurance companies insurance on, or self-insure, all property material to the business of the Loan Parties, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are consistent with the past practices of the Loan Parties and otherwise as are usually insured against in the same general area by companies engaged in the same or a similar business; (iii) furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried; and (iv) ensure that at all times the Administrative Agent, for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies, and the ABL Collateral Agent, for the benefit of the Secured Parties, shall be named as loss payee with respect to property insurance covering Inventory that constitutes Collateral and for the Mortgaged Properties, maintained by any Borrower and any Subsidiary Guarantor that is a Loan Party; provided that, (A) except during the continuance of a Cash Dominion Period, the ABL Collateral Agent shall turn over to the Parent Borrower any amounts received by it as loss payee under any such property insurance maintained by such Loan Parties and (B) except during the continuance of a Cash Dominion Period, the ABL Collateral Agent agrees that the Parent Borrower and/or the applicable other Borrower or Subsidiary Guarantor shall have the sole right to adjust or settle any claims under such insurance.

(b)                                 With respect to each property of such Loan Parties subject to a Mortgage:

(i)                                     Such Loan Party shall provide life of loan flood zone determinations and, if any portion of any such property is located in an area identified as a Flood Zone by the Federal Emergency Management Agency or other applicable agency, such Loan Party shall maintain or cause to be maintained flood insurance policies in such total amount as is customary with companies in the same or similar business operating in the same or similar locations, and otherwise in compliance with the Flood Program, and upon written request shall furnish to the Administrative Agent evidence of such policies.

(ii)                                  The applicable Loan Party promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to such party or to such property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of such property, except for such non-compliance or non-conformity as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii)                               If any such Loan Party is in default of its obligations to insure or deliver any such prepaid policy or policies, the result of which would reasonably be expected to have a Material Adverse Effect, then the Administrative Agent, at its option upon 10 days’ written notice to the Parent Borrower, may effect such insurance from year to year at rates substantially similar to the rate at which such Loan Party had insured such property, and pay the premium or premiums therefor, and the Parent Borrower shall pay or cause to be paid to the Administrative Agent on demand such premium or premiums so paid by the Administrative Agent with interest from the time of payment at a rate per annum equal to 2.00%.

(iv)                              If such property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $25,000,000 the Parent Borrower shall give prompt notice thereof to the Administrative Agent.  All insurance proceeds paid or payable in connection with any damage or casualty to any such property shall be applied in the manner specified in subsection 7.5(a).

7.6                               Inspection of Property; Discussions.

(a)                                 Permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Parent Borrower and its Restricted Subsidiaries with officers and employees of the Parent Borrower and its Restricted Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice; provided that (a) representatives of the Parent Borrower may be present during any such visits, discussions and inspections and (b) during the continuation of an Event of Default (and only during the continuation of an Event of Default), the Administrative Agent and its representatives may do any of the foregoing at the Borrowers’ expense.

(b)                                 At reasonable times during normal business hours and upon reasonable prior notice that the Administrative Agent requests, independently of or in connection with the visits and inspections provided for in clause (a) above, the Parent Borrower and its Restricted Subsidiaries will grant access to the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to such Person’s premises, books, records, accounts and Inventory so that (i) the Administrative Agent or an appraiser retained by the Administrative Agent may conduct an Inventory appraisal and (ii) the Administrative Agent may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations as the Administrative Agent may deem reasonably necessary or appropriate.  Unless a Cash Dominion Period has commenced and is continuing, or if previously approved by the Parent Borrower, the Administrative Agent may not conduct any “Phase I” or “Phase II” environmental assessment.  The Administrative Agent may conduct one field examination and one Inventory appraisal in each calendar year in each case for all of the Loan Parties at each of the Loan Parties’ expense; provided that the Administrative Agent may conduct at the expense of the Loan Parties up to one additional field examination and one additional Inventory appraisal if Excess Availability falls below ~~25.0~~20.0% of the Maximum Borrowing Amount for three consecutive Business Days at any time in such calendar year.  Notwithstanding anything to the contrary herein, after the occurrence of and during the continuance of an Event of Default, the Administrative Agent may cause such additional field examinations and Inventory appraisals to be taken as the Administrative Agent determines in its reasonable determination are necessary or appropriate each at the expense of the Loan Parties. All amounts chargeable to the applicable Borrowers under this subsection 7.6(b) shall constitute obligations that are secured by all of the applicable Collateral and shall be payable to the Agents hereunder.

7.7                               Notices.  Promptly give notice to the Administrative Agent and each Lender of:

(a)                                 as soon as possible after a Responsible Officer of the Parent Borrower knows thereof, the occurrence of any Default or Event of Default;

(b)                                 as soon as possible after a Responsible Officer of the Parent Borrower knows thereof, any litigation or proceeding affecting the Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(c)                                  the following events, as soon as possible and in any event within 30 days (or, in the case of any Canadian Pension Plan containing a defined benefit provision within the meaning of the Income Tax Act (Canada) that is not fully funded at the time of the events listed in clause (i) or (ii) below, five days) after a Responsible Officer of the Parent Borrower or any of its Restricted Subsidiaries knows thereof:  (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan or a Pension Event with respect to a Canadian Pension Plan, a failure to make any required contribution to a Canadian Pension Plan, Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of the Parent Borrower or its Restricted Subsidiaries in favor of the PBGC or any other Governmental Authority, or a Plan or Canadian Pension Plan, any termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA) or Canadian Pension Plan or any withdrawal from, or the full or partial termination, Reorganization or Insolvency of, any Multiemployer Plan or Canadian Pension Plan or (ii) the institution of proceedings or the taking of any other formal action by the PBGC or any other Governmental Authority or the Parent Borrower or any of its Restricted Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan or Canadian Pension Plan which could reasonably be expected to result in the termination of any Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA) or Canadian Pension Plan , or any withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan, Multiemployer Plan or Canadian Pension Plan; provided, however, that no such notice will be required under clause (i) or (ii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) or (ii) above, would be reasonably expected to result in a Material Adverse Effect; and

(d)                                 as soon as possible after a Responsible Officer of the Parent Borrower knows thereof, (i) Release by the Parent Borrower or any of its Restricted Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such Release would not reasonably be expected to have a Material Adverse Effect, (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that would reasonably be expected to result in liability or expense under applicable Environmental Laws, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event would not reasonably be expected to have a Material Adverse Effect, or would not reasonably be expected to result in the imposition of any lien or other material restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect, and (iii) any proposed action to be taken by the Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to subject the Parent Borrower or any of its Restricted Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such proposed action would not reasonably be expected to have a Material Adverse Effect;

(e)                                  any loss, damage, or destruction to the Collateral in the amount of the Dollar Equivalent of $25,000,000 or more, whether or not covered by insurance; and

(f)                                   any and all default notices received under or with respect to any lease of any distribution center where Collateral with a book value in excess of the Dollar Equivalent of $25,000,000, either individually or in the aggregate, is located.

Each notice pursuant to this subsection 7.7 shall be accompanied by a statement of a Responsible Officer of the Parent Borrower (and, if applicable, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Parent Borrower (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.

7.8                               Compliance with Environmental Laws.  (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors and invitees with respect to any property leased or subleased from or operated by the Parent Borrower or its Restricted Subsidiaries with, all applicable Environmental Laws including all Environmental Permits and all orders and directions of any Governmental Authority; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Parent Borrower or its Restricted Subsidiaries.  Noncompliance shall not constitute a breach of this subsection 7.8; provided that, upon learning of any actual or suspected noncompliance, the Parent Borrower and any such affected Subsidiary shall promptly undertake reasonable efforts, if any, to achieve compliance, and provided, further, that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect.

7.9                               After-Acquired Real Property and Fixtures; Addition of Subsidiaries.

(a)                                 With respect to any owned real property or fixtures thereon, in each case with a purchase price or a Fair Market Value at the time of acquisition of at least the Dollar Equivalent of $25,000,000 in which the Parent Borrower or any of its Restricted Subsidiaries that is a Loan Party (and in any event excluding any Foreign Subsidiary (other than Canadian Subsidiaries) and any Excluded Subsidiary) acquires ownership rights at any time after the Closing Date, promptly grant to the ABL Collateral Agent for the benefit of the applicable Lenders, a Lien of record on all such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to the ABL Collateral Agent and in accordance with any applicable requirements of any Governmental Authority (including any required appraisals of such property under FIRREA); provided that (x) nothing in this subsection 7.9 shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by any Loan Party or any other Person, (y) no such Lien shall be required to be granted as contemplated by this subsection 7.9 on any owned real property or fixtures the acquisition of which is or is to be financed or refinanced in whole or in part through the incurrence of Indebtedness (other than with the proceeds of Revolving Credit Loans, Incremental ABL Term Loans or Swing Line Loans), until such Indebtedness is repaid in full (and not refinanced) or, as the case may be, the Parent Borrower determines not to proceed with such financing or refinancing and (z) any such mortgage by a Canadian Subsidiary shall not secure any U.S. Borrower’s obligations.  In connection with any such grant to the ABL Collateral Agent, for the benefit of the Lenders and the other Secured Parties, of a Lien of record on any such real property in accordance with this subsection 7.9, such Borrower or such Restricted Subsidiary shall deliver or cause to be delivered to the ABL Collateral Agent (A) any surveys, title insurance policies, environmental reports and other documents and search results in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the ABL Collateral Agent shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies, environmental reports and other documents and whether the delivery of such surveys, title insurance policies, environmental reports and other documents would be customary in connection with such grant of such Lien in similar circumstances) and (B) life of loan flood zone determinations and, if any portion of any such real property is located in an area identified as a Flood Zone by the Federal Emergency Management Agency, evidence of the flood insurance required under subsection 7.5(b)(i).

(b)                                 With respect to any Domestic Subsidiary that is a Wholly-Owned Subsidiary (other than an Excluded Subsidiary) created or acquired (including by reason of any Foreign Subsidiary Holdco ceasing to constitute same) subsequent to the Closing Date by the Parent Borrower or any of its Domestic Subsidiaries (other than an Excluded Subsidiary), promptly notify the Administrative Agent of such occurrence and, if the Administrative Agent or the Required Lenders so request, (i) promptly execute and deliver to the ABL Collateral Agent for the benefit of the Secured Parties such amendments to the U.S. Guarantee and Collateral Agreement as the ABL Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the ABL Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (as and to the extent provided in the U.S. Guarantee and Collateral Agreement) in the Capital Stock of such new Domestic Subsidiary, (ii) promptly deliver to the ABL Collateral Agent (subject to the terms of any applicable Intercreditor Agreement) the certificates (if any) representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the parent of such new Domestic Subsidiary, (iii) promptly cause such new Domestic Subsidiary (A) to become a party to the U.S. Guarantee and Collateral Agreement, (B) at the Borrower Representative’s option, become a party to this Agreement as a Borrower hereunder by executing a Joinder Agreement and (C) to take all actions reasonably deemed by the ABL Collateral Agent to be necessary or advisable to cause the Lien created by the U.S. Guarantee and Collateral Agreement in such new Domestic Subsidiary’s Collateral to be duly perfected in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the ABL Collateral Agent and (iv) prior to including such new Domestic Subsidiary’s assets in the applicable Borrowing Base, the Administrative Agent shall conduct an appraisal and field examination with respect to such Domestic Subsidiary, including, without limitation, of (x) such Domestic Subsidiary’s practices in the computation of its Borrowing Base and (y) the assets included in such Domestic Subsidiary’s Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to the Administrative Agent and at the sole expense of the Loan Parties; provided that no such appraisal or field examination shall be required as a condition to such new Domestic Subsidiary’s assets being included in the applicable Borrowing Base hereunder if such new Domestic Subsidiary’s Accounts, Inventory, In-Transit Inventory, Letter of Credit Inventory and Credit Card Receivables would constitute less than 5% in the aggregate of the aggregate Borrowing Base in effect after giving effect to the joinder of such new Domestic Subsidiary.

(c)                                  (I) With respect to any Foreign Subsidiary or any Domestic Subsidiary that is not a Wholly-Owned Subsidiary (other than an Excluded Subsidiary), created or acquired subsequent to the Closing Date by the Parent Borrower or any of its Domestic Subsidiaries that are Wholly-Owned Subsidiaries (other than an Excluded Subsidiary), the Capital Stock of which is owned directly by the Parent Borrower or any of its Domestic Subsidiaries (other than an Excluded Subsidiary) (including by reason of any indirectly owned Foreign Subsidiary becoming directly owned by the Parent Borrower or any of its Domestic Subsidiaries (other than an Excluded Subsidiary)), promptly notify the Administrative Agent of such occurrence and if the Administrative Agent or the Required Lenders so request, promptly (i) execute and deliver to the ABL Collateral Agent for the benefit of the U.S. Secured Parties a new pledge agreement or such amendments to the U.S. Guarantee and Collateral Agreement as the ABL Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the ABL

Collateral Agent, for the benefit of the U.S. Secured Parties, a perfected security interest (as and to the extent provided in the U.S. Guarantee and Collateral Agreement) in the Capital Stock of such new Foreign Subsidiary or Domestic Subsidiary that is directly owned by the Parent Borrower or any of its Domestic Subsidiaries that is a Wholly-Owned Subsidiary (other than an Excluded Subsidiary) (provided that in no event shall more than 65% of the Capital Stock of any such new Foreign Subsidiary that is so owned be required to be so pledged and, provided, further, that no such pledge or security shall be required with respect to any non-wholly owned Foreign Subsidiary or Domestic Subsidiary to the extent that the grant of such pledge or security interest would violate the terms of any agreements under which the Investment by the Parent Borrower or any of its Subsidiaries was made therein other than any agreement entered into primarily for the purposes of imposing such a restriction) and (ii) to the extent reasonably deemed advisable by the ABL Collateral Agent, deliver to the ABL Collateral Agent (subject to the terms of any applicable Intercreditor Agreement) the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the relevant parent of such new Foreign Subsidiary or Domestic Subsidiary and take such other action as may be reasonably deemed by the ABL Collateral Agent to be necessary or desirable to perfect the ABL Collateral Agent’s security interest therein.  (II) With respect to any Canadian Subsidiary that is a Wholly-Owned Subsidiary created or acquired subsequent to the Closing Date by the Canadian Borrower or any Canadian Subsidiary Guarantor, (A) promptly execute and deliver to the ABL Collateral Agent for the benefit of the Canadian Secured Parties such amendments to the Canadian Security Documents as the ABL Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the ABL Collateral Agent, for the benefit of the Canadian Secured Parties, a perfected first priority security interest (as and to the extent provided in the Canadian Guarantee and Collateral Agreement) in the Capital Stock of such new Canadian Subsidiary, (B) promptly cause such new Canadian Subsidiary (x) to become a party to the Canadian Security Documents and (y) to take all actions reasonably deemed by the ABL Collateral Agent to be necessary or advisable to cause the Liens created by the Canadian Security Documents in such new Canadian Subsidiary’s Collateral to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements or equivalents in such jurisdictions as may be reasonably requested by the ABL Collateral Agent and (C) prior to including such new Canadian Subsidiary’s assets in the applicable Borrowing Base, the Administrative Agent shall conduct an appraisal and field examination with respect to such Canadian Subsidiary, including, without limitation, of (x) such Canadian Subsidiary’s practices in the computation of its Borrowing Base and (y) the assets included in such Canadian Subsidiary’s Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to the Administrative Agent and at the sole expense of the Loan Parties; provided that no such appraisal or field examination shall be required as a condition to such new Canadian Subsidiary’s assets being included in the applicable Borrowing Base hereunder if such new Canadian Subsidiary’s Accounts, Inventory, In-Transit Inventory, Letter of Credit Inventory and Credit Card Receivables would constitute less than 5% in the aggregate of the aggregate Borrowing Base in effect after giving effect to the joinder of such new Canadian Subsidiary.

(d)                                 At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the ABL Collateral Agent to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents.

(e)                                  Notwithstanding anything to the contrary in this Agreement, (A) the foregoing requirements shall be subject to the terms of any applicable Intercreditor Agreement and, in the event of any conflict with such terms, the terms of the applicable Intercreditor Agreement shall control, (B) no security interest or Lien is or will be granted pursuant to any Loan Document or otherwise in any right, title or interest of any of Holdings, the Parent Borrower or any of its Subsidiaries in, and “Collateral” shall not include, any Excluded Asset, (C) no Loan Party or any Affiliate thereof shall be required to take any action in any non-U.S. jurisdiction (other than Canada) or required by the laws of any non-U.S. jurisdiction (other than Canada) in order to create any security interests in assets located or titled outside of the United States (other than Canada) or to perfect any security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction (other than Canada)) and (D) nothing in this subsection 7.9 shall require that any Loan Party grant a Lien with respect to any owned real property or fixtures in which such Loan Party acquires ownership rights to the extent that the Administrative Agent, in its reasonable judgment, determines that the granting of such a Lien is impracticable.

7.10                        Maintenance of New York Process Agent.  In the case of the Canadian Loan Parties, maintain in New York, New York or at such other location in the United States of America as may be reasonably satisfactory to the Administrative Agent a Person acting as agent to receive on its behalf and on behalf of its property service of process and capable of discharging the functions of the New York Process Agent set forth in subsection 11.13(f).

7.11                        Post-Closing Security Perfection.  The Parent Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be reasonably necessary to provide the perfected security interests and guarantees described in subsection 6.1(a)(ii) and 6.1(a)(iii), 6.1(f) and 6.1(g) that are not so provided on the Closing Date and to satisfy each other condition precedent that was not actually satisfied, but rather “deemed” satisfied on the Closing Date pursuant to the provisions set forth in subsection 6.1, and in any event to provide such perfected security interests and guarantees and to satisfy such other conditions within the applicable time periods set forth on Schedule 7.11, as such time periods may be extended by the Administrative Agent, in its sole discretion.

SECTION 8.                            NEGATIVE COVENANTS.

The Parent Borrower hereby agrees, and solely with respect to subsection 8.10 Holding hereby agrees, that, from and after the Closing Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and any other amount then due and owing to any Lender or any Agent hereunder and under any Note and termination or expiration of all Letters of Credit (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent):

8.1                               Limitation on Indebtedness.  The Parent Borrower will not, and will not permit any Material Restricted Subsidiary to, directly or indirectly create, incur, assume or otherwise become directly or indirectly liable with respect to any Indebtedness except for the following:

(a)                                 Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries incurred (1) pursuant to this Agreement and the other Loan Documents (including any Incremental Facility) and (2) any Refinancing Indebtedness in respect thereof;

(b)                                 Indebtedness outstanding, or incurred under facilities in existence, on the Closing Date and listed on Schedule 8.1, and any Refinancing Indebtedness in respect thereof;

(c)                                  Guarantee Obligations incurred by:

(i)                                     the Parent Borrower or any of its Restricted Subsidiaries in respect of Indebtedness of a Loan Party that is permitted hereunder; provided that such Guarantee Obligations in respect of Indebtedness permitted pursuant to clause (i) shall be permitted only to the extent that such Guarantee Obligations are incurred by Guarantors or Foreign Subsidiaries (other than Canadian Subsidiaries) that are not Guarantors;

(ii)                                  the Parent Borrower or any of its Restricted Subsidiaries in respect of lease obligations of Subsidiaries that are not Loan Parties (to the extent such lease obligations constitute Indebtedness);

(iii)                               a Non-Loan Party in respect of Indebtedness of another Non-Loan Party that is permitted hereunder;

(iv)                              the Parent Borrower or any of its Restricted Subsidiaries in respect of Indebtedness of any Person; provided that the aggregate amount at any time outstanding of such Guarantee Obligations incurred pursuant to this clause (iv), when aggregated with the amount of all Indebtedness incurred and outstanding pursuant to clause (t) of this subsection 8.1, shall not exceed the greater of (x) $100,000,000 and (y) the amount equal to 4.00% of Consolidated Total Assets at the time of such Guarantee Obligations being incurred, and any Refinancing Indebtedness in respect thereof;

(v)                                 [reserved];

(vi)                              the Parent Borrower or any of its Restricted Subsidiaries consisting of accommodation guarantees for the benefit of trade creditors of the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(vii)                           the Parent Borrower or any of its Restricted Subsidiaries in respect of Investments permitted pursuant to clause (l), (m) or (u) of the definition of “Permitted Investments”;

(viii)                        the Parent Borrower or any of its Restricted Subsidiaries in respect of (x) Management Guarantees and (y) third-party loans and advances to officers or employees of any Parent or the Parent Borrower or any of its Restricted Subsidiaries permitted pursuant to clause (l) or (m) of the definition of “Permitted Investments”;

(ix)                              the Parent Borrower or any of its Restricted Subsidiaries in respect of Reimbursement Obligations in respect of Letters of Credit or with respect to reimbursement obligations in respect of any other letters or credit permitted under this Agreement;

(x)                                 the Parent Borrower or any of its Restricted Subsidiaries in respect of performance, bid, appeal, surety, judgment, replevin and similar bonds, other suretyship arrangements, other similar obligations and letters of credit, bankers’ acceptances or similar instruments or obligations, all in, or relating to liabilities or obligations incurred in, the ordinary course of business; and

(xi)                              the Parent Borrower or any of its Restricted Subsidiaries in respect of Indebtedness or other obligations of a Person (other than Holding, the Parent Borrower or any of its Restricted Subsidiaries) in connection with a joint venture or similar arrangement in respect of which the aggregate outstanding amount of all such Indebtedness, together with the aggregate outstanding amount of Investments permitted pursuant to clauses (q), (j)(b) and (u) of the definition of “Permitted Investments”, does not exceed $75,000,000;

provided, however, that if any Indebtedness referred to in clauses (i) through (iv) above is subordinated in right of payment to the Obligations hereunder or is secured by Liens that are subordinate to any Liens securing the Collateral, then any corresponding Guarantee Obligations shall be subordinated and the Liens securing the corresponding Guarantee Obligations shall be subordinate to substantially the same extent;

(d)                                 (x) Purchase Money Obligations, Capitalized Lease Obligations and other Indebtedness incurred by the Parent Borrower or a Restricted Subsidiary of the Parent Borrower to finance the acquisition, leasing, construction or improvement of fixed assets; provided that the aggregate principal amount of any such Purchase Money Obligations, Capitalized Lease Obligations and other Indebtedness at any time outstanding pursuant to this clause (d) shall not exceed an amount equal to the greater of (1) $150,000,000 and (2) 5.50% of Consolidated Total Assets and (y) in each case under this clause (d) any Refinancing Indebtedness in respect thereof;

(e)                                  (i) factoring arrangements of any Foreign Subsidiary (other than a Canadian Subsidiary) in respect of its assets, to the extent such factoring arrangements constitute Indebtedness, and (ii) any other Indebtedness of any Foreign Subsidiary (other than a Canadian Subsidiary) in an aggregate principal amount at any time outstanding not exceeding the greater of (x) $75,000,000 and (y) 3.00% of Consolidated Total Assets plus, in the event of any refinancing of any Indebtedness incurred under this clause (e)(ii), the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing;

(f)                                   Indebtedness of the Parent Borrower or any Restricted Subsidiary to Holding or the Parent Borrower or any of its Subsidiaries to the extent the Investment in such Indebtedness is not restricted by subsection 8.5;

(g)                                  Indebtedness incurred under any agreement pursuant to which a Person provides cash management services or similar financial accommodations to the Parent Borrower or any of its Restricted Subsidiaries (including any Bank Products Agreements);

(h)                                 Indebtedness constituting indemnities, obligations in respect of earnouts or other purchase price adjustments (including pension plan adjustments and contingent payments adjustments), or similar obligations under the Contribution Agreement or the Merger Agreement or under any agreement entered into in connection with any Permitted Acquisition or disposition;

(i)                                     (x) Indebtedness incurred or assumed in connection with, or as a result of, a Permitted Acquisition so long as:  (i) with respect to any newly incurred Indebtedness, such Indebtedness is not secured by ABL Priority Collateral (except for junior Liens effected pursuant to the Base Intercreditor Agreement), (ii) the Parent Borrower would be in compliance, on a pro forma basis after giving effect to the consummation of such acquisition and the incurrence or assumption of such Indebtedness, with subsection 8.9 recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, whether or not compliance with subsection 8.9 is otherwise required at such time (it being understood that, as a condition precedent to the effectiveness of any such incurrence or assumption, the Borrower Representative shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such compliance), (iii) before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, and (iv) with respect to any newly incurred Indebtedness, such Indebtedness does not have any maturity or amortization rate greater than 2.5% per annum prior to the date that is 91 days after the Maturity Date (other than (1) mandatory prepayments with proceeds of and exchanges for refinancing Indebtedness in respect thereof permitted hereunder or (2) an earlier maturity date and/or higher amortization rate for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or an amortization rate greater than 2.5% per annum prior to the date that is 91 days after the Maturity Date and other mandatory prepayments with proceeds of and exchanges for refinancing Indebtedness in respect thereof permitted hereunder); it being understood that, in the event that any such Indebtedness incurred under this subsection 8.1(i) is incurred in good faith to finance the purchase price of any such acquisition in advance of the closing of such acquisition, and such closing shall thereafter not occur and such Indebtedness (or an equal principal amount of other Indebtedness) is redeemed, repaid or otherwise retired promptly after the Borrower Representative determines that such transaction has been abandoned, such Indebtedness shall be deemed to comply with this subsection 8.1(i) and (y) any Refinancing Indebtedness in respect thereof;

(j)                                    Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries incurred to finance insurance premiums or consisting of take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(k)                                 Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds and which is extinguished within five Business Days of its incurrence;

(l)                                     Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries in respect of Capitalized Lease Obligations which have been funded solely by Investments of the Parent Borrower and its Restricted Subsidiaries permitted under clause (r) of the definition of “Permitted Investments”;

(m)                             (x) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries arising in connection with industrial development or revenue bonds or similar obligations secured by property or assets leased to and operated by the Parent Borrower or such Restricted Subsidiary that were issued in connection with the financing or refinancing of such property or assets; provided that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $100,000,000 and (y) any Refinancing Indebtedness in respect thereof;

(n)                                 Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries in respect of obligations evidenced by bonds, debentures, notes or similar instruments issued as payment-in-kind interest payments in respect of Indebtedness otherwise permitted hereunder;

(o)                                 accretion of the principal amount of Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries otherwise permitted hereunder issued at any original issue discount;

(p)                                 Indebtedness of the Parent Borrower and its Restricted Subsidiaries under Interest Rate Agreements, Currency Agreement or Commodities Agreement and other Hedging Obligations to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired other than for purposes of speculation;

(q)                                 Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction;

(r)                                    Indebtedness in respect of any letters of credit issued in favor of any Issuing Lender or ~~the~~any Swing Line Lender to support any Defaulting Lender’s participation in Letters of Credit or Swing Line Loans as provided for in subsection 3.4, in each case to the extent not exceeding the maximum amount of such participations;

(s)                                   Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(t)                                    (x) other Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries; provided that the aggregate principal amount outstanding at any time of such Indebtedness incurred or assumed pursuant to this clause (t), when aggregated with the principal amount of all Guarantee Obligations incurred and outstanding pursuant to subsection 8.1(c)(iv), shall not exceed the greater of (i) $100,000,000 and (ii) the amount equal to 4.00% of the Consolidated Total Assets at the time of incurrence of such Indebtedness and (y) any Refinancing Indebtedness in respect thereof;

(u)                                 Indebtedness in respect of performance, bid, appeal, surety, judgment, replevin and similar bonds, other suretyship arrangements, other similar obligations, letters of credit, bankers’ acceptances or similar instruments or obligations, and take-or-pay obligations under supply arrangements, all provided in, or relating to liabilities or obligations incurred in, the ordinary course of business, including those issued to government entities in connection with self-insurance under applicable workers’ compensation statutes;

(v)                                 Indebtedness representing deferred compensation to employees of Holding, the Parent Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

(w)                               Indebtedness (A) of any Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition or (B) otherwise incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Parent Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), (2) in the event such Indebtedness shall become recourse to the Parent Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness is permitted by one or more of the other provisions of this subsection 8.1 for so long as such Indebtedness shall be so recourse and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), such Indebtedness shall be permitted under this clause (w) of subsection 8.1;

(x)                                 Indebtedness of the Parent Borrower or any of its Subsidiaries borrowed against the cash surrender value of the life insurance policies and executive split dollar life insurance policies owned by the Parent Borrower on the lives of certain present and former employees of the Parent Borrower and its Subsidiaries; provided that (i) any such Indebtedness is either unsecured or secured solely by such policies and (ii) the aggregate amount of such Indebtedness borrowed against each such policy at any time shall not exceed the cash surrender value of such policy at such time;

(y)                                 (i) unsecured subordinated Indebtedness of a Loan Party issued to the seller of assets or equity interests acquired in a Permitted Acquisition or an Investment permitted hereunder to pay all or a portion of the purchase price thereof; provided that (x) principal and interest on such Indebtedness shall not be paid or payable in cash until 91 days after the Maturity Date and (y) such Indebtedness shall have such other terms and conditions (including, without limitation, subordination provisions) that are reasonably satisfactory to the Administrative Agent and (ii) any Refinancing Indebtedness in respect thereof;

(z)                                  (1) other Indebtedness; provided that on the date of the Incurrence of such Indebtedness after giving effect to such Incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness), the Consolidated Secured Leverage Ratio shall not exceed 5.00:1.00 (it being understood that for purposes of such calculation of the Consolidated Secured Leverage Ratio, any Indebtedness incurred under this clause (z) shall be treated as if such amount is Consolidated Secured Indebtedness regardless of whether such amount is actually secured) and (2) any Refinancing Indebtedness in respect thereof;

(aa)                          other unsecured Indebtedness; provided that at the time of incurrence of such Indebtedness the Payment Condition is satisfied; and

(bb)                          Repurchase Debt; provided that the aggregate amount of principal and interest payable thereon in cash during any fiscal year or during the term of this Agreement shall not exceed those amounts which the Parent Borrower would be permitted to distribute for such payments under subsection 8.5(b)(v).

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness (including Guarantee Obligations) incurred pursuant to and in compliance with, this subsection 8.1, (i) in the event that any Indebtedness (including Guarantee Obligations) meets the criteria of more than one of the types of Indebtedness (including Guarantee Obligations) described in one or more clauses of this subsection 8.1, the Parent Borrower, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of the clauses of this subsection 8.1 (including in part under one such clause and in part under another such clause), (ii) the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness), on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (1) the principal amount of such Indebtedness being refinanced plus (2) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing, (iii) if any Indebtedness is incurred to refinance Indebtedness initially incurred in reliance on a basket measured by reference to a percentage of Consolidated Total Assets at the time of incurrence, and such refinancing would cause the percentage of Consolidated Total Assets restriction to be exceeded if calculated based on the Consolidated Total Assets on the date of such refinancing, such percentage of Consolidated Total Assets restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing, (iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP and (v) the principal amount of Indebtedness outstanding under any subclause of subsection 8.1, shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

8.2                               Limitation on Liens.  The Parent Borrower will not, and will not permit any Material Restricted Subsidiary to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of their respective Restricted Subsidiaries to assign, any right to receive income, except for the following (collectively, “Permitted Liens”):

(a)                                 Permitted Prior Liens;

(b)                                 Liens created pursuant to the Security Documents;

(c)                                  Liens existing on, or provided for under written arrangements existing on, the Closing Date, which Liens or arrangements are set forth on Schedule 8.2, or securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

(d)                                 Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) under Interest Rate Agreements, Currency Agreements or Commodities Agreements and other Hedging Obligations Incurred in compliance with subsection 8.1(p) hereof; provided that (i) (except in the case of Liens on cash and Cash Equivalents as permitted under clause (iii) below) such Liens shall only extend to ABL Priority Collateral to the extent such Interest Rate Agreements, Currency Agreements, Commodities Agreements and other Hedging Obligations constitute Secured Bank Product Obligations, (ii) upon the termination and non-replacement of such Hedging Obligations and Bank Products Obligations, such cash and Cash Equivalents are deposited in an account with respect to which a control agreement is in place between the applicable Loan Party, the applicable depositary institution and the Administrative Agent or the ABL Collateral Agent, or applied to secure other Indebtedness permitted by subsection 8.1(p) hereof and (iii) to the extent such Indebtedness does not constitute Secured Bank Product Obligations, the aggregate outstanding amount of collateral (which may include cash and Cash Equivalents but no other ABL Priority Collateral) provided in respect of Hedging Obligations or Bank Products Obligations secured by such Liens (when created), when aggregated with the amount of all other collateral provided in respect of Hedging Obligations or Bank Products Obligations secured by other Liens incurred and outstanding under this clause (d)(iii), shall not exceed the greater of (x) $10,000,000 and (y) the amount equal to 0.50% of Consolidated Total Assets at the time such obligations are incurred;

(e)                                  Liens (including Purchase Money Obligation Liens) granted by the Parent Borrower or any of its Restricted Subsidiaries (including the interest of a lessor under a capitalized lease and Liens to which any property is subject at the time, on or after the Closing Date, of the Parent Borrower’s or such Restricted Subsidiary’s acquisition thereof) securing Indebtedness permitted under subsection 8.1(d) and limited in each case to the property purchased with the proceeds of such Indebtedness or subject to such Lien or Capitalized Lease Obligation;

(f)                                   Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (i) Indebtedness Incurred in compliance with subsection 8.1(j), 8.1(q), 8.1(r) or 8.1(x), (ii) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor (limited in the case of this clause (ii), to Liens on any of the property and assets of any Restricted Subsidiary that is not a Subsidiary Guarantor), (iii) Indebtedness or other obligations of any Special Purpose Entity, (iv) [reserved], (v) Indebtedness of the Parent Borrower and its Subsidiaries permitted by subsection 8.1(m) on the property or assets described in subsection 8.1(m), or (vi) Liens on cash, Cash Equivalents and Temporary Cash Investments in respect of obligations described in subsection 8.1(u) (whether or not such obligations constitute Indebtedness);

(g)                                  Liens on assets of any Foreign Subsidiary (other than a Canadian Subsidiary) of the Parent Borrower securing Indebtedness of any Foreign Subsidiary permitted to be incurred by such Foreign Subsidiary;

(h)                                 Liens in favor of lessors securing operating leases permitted hereunder;

(i)                                     statutory or common law Liens or rights of setoff of depository banks or securities intermediaries with respect to deposit accounts, securities accounts or other funds of the Parent Borrower or any Restricted Subsidiary maintained at such banks or intermediaries, including to secure fees and charges in connection with returned items or the standard fees and charges of such banks or intermediaries in connection with the deposit accounts, securities accounts or other funds maintained by the Parent Borrower or such Restricted Subsidiary at such banks or intermediaries (excluding any Indebtedness for borrowed money owing by the Parent Borrower or such Restricted Subsidiary to such banks or intermediaries);

(j)                                    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Parent Borrower or its Restricted Subsidiaries in the ordinary course of business;

(k)                                 Liens securing Indebtedness of the Parent Borrower and its Restricted Subsidiaries permitted by subsection 8.1(l);

(l)                                     leases, subleases, licenses or sublicenses to or from third parties;

(m)                             any encumbrance or restriction (including, but not limited to, put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(n)                                 Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any Permitted Liens; provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

(o)                                 Liens on assets of the Parent Borrower or any of its Restricted Subsidiaries not otherwise permitted by the other clauses of this subsection 8.2 securing obligations or other liabilities of the Parent Borrower or any of its Restricted Subsidiaries; provided that the aggregate outstanding amount of obligations and liabilities secured by such Liens (when created), when aggregated with the amount of all other obligations and liabilities secured by other Liens incurred and outstanding under this clause (o), shall not exceed the greater of (i) $25,000,000 and (ii) the amount equal to 1.00% of Consolidated Total Assets at the time such obligations are incurred; provided that any Lien securing

Indebtedness, when aggregated with the amount of all other obligations and liabilities secured by other Liens incurred and outstanding under this proviso, exceeding $5,000,000 and created pursuant to this clause (o) on ABL Priority Collateral shall be junior to the Lien on ABL Priority Collateral securing the Obligations under this Facility and subject to the terms of the Base Intercreditor Agreement or otherwise be on terms reasonably satisfactory to the Administrative Agent;

(p)                                 Liens securing other Indebtedness consisting of Indebtedness Incurred in compliance with subsection 8.1(z); provided that any such Liens on ABL Priority Collateral securing Indebtedness pursuant to subsection 8.1(z) are junior in priority to the Liens securing the Indebtedness hereunder, which priority may be effected pursuant to the Base Intercreditor Agreement or otherwise (it being understood that any such Liens on Non-ABL Priority Collateral securing Indebtedness pursuant to subsection 8.1(z) may be senior in priority to the Liens securing the Indebtedness hereunder);

(q)                                 Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(r)                                    Liens on property or assets that do not constitute ABL Priority Collateral in favor of any Special Purpose Entity in connection with any Financing Disposition;

(s)                                   Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Parent Borrower (or at the time the Parent Borrower or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Parent Borrower or any Restricted Subsidiary) or securing Indebtedness permitted under subsection 8.1(i) assumed in connection with a Permitted Acquisition; provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (s), if a Person other than the Parent Borrower is the Successor Company with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Parent Borrower, and any property or assets of such Person or any such Subsidiary shall be deemed acquired by the Parent Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company; and

(t)                                    Liens in respect of Guarantee Obligations permitted under subsection 8.1(c) relating to Indebtedness otherwise permitted under subsection 8.1, to the extent Liens in respect of such Indebtedness are permitted under this subsection 8.2.

8.3                               Limitation on Fundamental Changes.

(a)                                 The Parent Borrower will not, and will not permit any other Borrower to, consolidate with or merge or amalgamate with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i)                                     in the case of the Parent Borrower, the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Parent Borrower) will expressly assume all the obligations of the Parent Borrower under this Agreement and the Loan Documents to which it is a party by executing and delivering to the Administrative Agent a joinder or one or more other documents or instruments in form reasonably satisfactory to the Administrative Agent;

(ii)                                  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

(iii)                               the Payment Condition is satisfied;

(iv)                              each applicable Borrower or Subsidiary Guarantor (other than (x) the Parent Borrower, (y) any Borrower that will be released from its obligations hereunder or any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee, in each case in connection with such transaction and (z) any party to any such consolidation, amalgamation or merger) shall have delivered a joinder or other document or instrument in form reasonably satisfactory to the Administrative Agent, confirming its obligations hereunder or its Subsidiary Guarantee under the Guarantee and Collateral Agreement, as applicable (other than any Borrower that will be released from its obligation hereunder or any Subsidiary Guarantee that will be discharged or terminated, in each case in connection with such transaction);

(v)                                 to the extent required to be Collateral pursuant to the terms of the Security Documents and this Agreement, the Collateral owned by the Successor Company will (x) continue to constitute Collateral under the applicable Security Documents and (y) be subject to a Lien in favor of the ABL Collateral Agent;

(vi)                              the Parent Borrower will have delivered to the Administrative Agent a certificate signed by a Responsible Officer and a legal opinion each to the effect that such consolidation, merger, amalgamation or transfer complies with the provisions described in this paragraph; provided that in giving such opinion such counsel may rely on such certificate of such Responsible Officer as to compliance with the foregoing clauses (ii) and (iii) of this subsection 8.3(a) and as to any matters of fact; and

(vii)                           in the case of the Canadian Borrower, the Successor Company is organized under the laws of Canada or any province or territory thereof.

(b)                                 The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Parent Borrower or the applicable Borrower, respectively, under the Loan Documents, and thereafter the predecessor Parent Borrower or the applicable predecessor Borrower, respectively, shall be relieved of all obligations and covenants under this Agreement, except that the predecessor Parent Borrower or the applicable predecessor Borrower, respectively, in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Loans and Reimbursement Obligations owing in connection with Letters of Credit.

(c)                                  Clauses (ii) and (iii) of subsection 8.3(a) will not apply to any transaction in which the Parent Borrower or any other Borrower consolidates, amalgamates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Parent Borrower or such other Borrower in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Subsidiary Guarantor so long as all assets of the Parent Borrower or such other Borrower, respectively, and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Subsidiary Guarantor) are owned by such Subsidiary Guarantor and its Restricted Subsidiaries that are Subsidiary Guarantors immediately after the consummation thereof.  Subsection 8.3(a) will not apply to (1) any transaction in which any Restricted Subsidiary consolidates or amalgamates with, merges into or transfers all or part of its assets to the Parent Borrower or any other Borrower or (2) the Transactions.

8.4                               [Reserved.]

8.5                               Limitation on Dividends, Acquisitions and Other Restricted Payments.

(a)                                 The Parent Borrower shall not, and shall not permit any Material Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger, amalgamation or consolidation to which the Parent Borrower is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Parent Borrower or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Parent Borrower held by Persons other than the Parent Borrower or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than Subordinated Obligations owed to a Restricted Subsidiary and other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement), or (iv) acquire by purchase or otherwise all the business or assets of, or stock or other evidences of beneficial ownership of, any Person or make any other Investment in any other Person (in each case, that is not a Permitted Investment) (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement, acquisition or Investment being herein referred to as a “Restricted Payment”), if at the time the Parent Borrower or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

(1)                                 a Default shall have occurred and be continuing (or would result therefrom);

(2)                                 the Consolidated Coverage Ratio would be less than 2.00 to 1.00; or

(3)                                 the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Parent Borrower, whose determination shall be conclusive) declared or made subsequent to the Closing Date and then outstanding would exceed, without duplication, the sum of:

(A)                               50.0% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on July 1, 2014 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Parent Borrower are available (or, in case such Consolidated Net Income shall be a negative number, 100.0% of such negative number);

(B)                               the aggregate net cash proceeds and Cash Equivalents (such aggregate amount, the “Available Equity Amount”) received (x) by the Parent Borrower as capital contributions to the Parent Borrower after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock or Designated Preferred Stock) after the Closing Date (other than any Specified Equity Contribution) or (y) by the Parent Borrower or any Restricted Subsidiary from the Incurrence by the Parent Borrower or any Restricted Subsidiary after the Closing Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Parent Borrower (other than Disqualified Stock or Designated Preferred Stock) or Capital Stock of any Parent, plus the amount of any cash received by the Parent Borrower or any Restricted Subsidiary upon such conversion or exchange; and

(C)                               (i) the aggregate amount of cash and the Fair Market Value of any property or assets received from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Parent Borrower or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to subsection 8.5(b)(x) below, plus (ii) the Fair Market Value of the Investment in an Unrestricted Subsidiary redesignated as a Restricted Subsidiary as determined in good faith by the Parent Borrower.

(b)                                 The provisions of subsection 8.5(a) above do not prohibit any of the following (each, a “Permitted Payment”):

(i)                                     (x) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Parent Borrower (“Treasury Capital Stock”) or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Capital Stock of the Parent Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) (“Refunding Capital Stock”) or a capital contribution to the Parent Borrower, in each case other than Specified Equity Contributions; provided that the net cash proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under subsection 8.5(a)(3)(B) above and (y) if immediately prior to such acquisition or retirement of such Treasury Capital Stock, dividends thereon were permitted pursuant to subsection 8.5(b)(xv), dividends on such Refunding Capital Stock in an aggregate amount per annum not exceeding the aggregate amount per annum of dividends so permitted on such Treasury Capital Stock;

(ii)                                  any purchase, redemption, repurchase, defeasance or other acquisition or retirement of any Subordinated Obligations (x) made by exchange for, or out of the proceeds of the Incurrence of Indebtedness of the Parent Borrower or Refinancing Indebtedness, Incurred in compliance with subsection 8.1, (y) following the occurrence of a Change of Control (or other similar event described therein as a “change of control”) required pursuant to the terms of such Subordinated Obligations or pursuant to requirements to purchase, redeem, repurchase or defease or otherwise acquire or retire such Indebtedness with the net proceeds of an asset disposition, or (z) constituting Acquired Indebtedness;

(iii)                               any dividend paid or redemption made within 60 days after the date of declaration thereof or of the giving of notice thereof, as applicable, if at such date of declaration or notice such dividend or redemption would have complied with subsection 8.5(a);

(iv)                              other Restricted Payments in an aggregate amount outstanding at any time not to exceed the Available Equity Amount Not Otherwise Applied; provided that at the time such Restricted Payment is made and after giving pro forma effect thereto no Event of Default shall have occurred and be continuing;

(v)                                 loans, advances, dividends or distributions by the Parent Borrower to any Parent to permit any Parent to repurchase or otherwise acquire its Capital Stock or to service Repurchase Debt incurred in connection therewith (including any options, warrants or other rights in respect thereof), or payments by the Parent Borrower to repurchase or otherwise acquire Capital Stock of any Parent or the Parent Borrower (including any options, warrants or other rights in respect thereof), in each case from Management Investors (including any repurchase or acquisition by reason of the Parent Borrower or any Parent retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (x)(1) $10,000,000, plus (2) $2,000,000 multiplied by the number of calendar years that have commenced since the Closing Date, plus (y) the Net Cash Proceeds received by the Parent Borrower since the Closing Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under subsection 8.5(a)(3)(B)(x) above, plus (z) the cash proceeds of key man life insurance policies received by the Parent Borrower or any Restricted Subsidiary (or by any Parent and contributed to the Parent Borrower) since the Closing Date to the extent such cash proceeds are not included in any calculation under subsection 8.5(a)(3)(A) above; provided that any cancellation of Indebtedness owing to the Parent Borrower or any Restricted Subsidiary by any Management Investor in connection with any repurchase or other acquisition of Capital Stock (including any options, warrants or other rights in respect thereof) from any Management Investor shall not constitute a Restricted Payment for purposes of this subsection 8.5 or any other provision of this Agreement;

(vi)                              [Reserved]

(vii)                           any Restricted Payment; provided that at the time such Restricted Payment is (A) made, the Payment Condition shall be satisfied or (B) in the case of Restricted Payments the proceeds of which shall be applied by Holding to pay dividends (so long as Holding is at such time a public company), declared, the Payment Condition shall be satisfied, so long as, in the case of this clause (vii)(B), such Restricted Payment is made within 60 days of declaration;

(viii)                        loans, advances, dividends or distributions to any Parent or other payments by the Parent Borrower or any Restricted Subsidiary (A) to satisfy or permit Holding or any Parent to satisfy obligations under the Management Agreements, the Tax Matters Agreement and the Tax Receivable Agreement, (B) to pay or permit any Parent to pay any Parent Expenses or any Related Taxes or (C) payments to the Investors or any of their respective Affiliates for any management, consulting, financial or advisory services, or in respect of financing, underwriting or placement services, or in respect of other investment banking activities (if any), pursuant to consulting or other agreements of up to $5,000,000 in any fiscal year;

(ix)                              payments by the Parent Borrower, or loans, advances, dividends or distributions by the Parent Borrower to any Parent to make payments, to holders of Capital Stock of the Parent Borrower or any Parent in lieu of issuance of fractional shares of such Capital Stock not to exceed $5,000,000 in the aggregate outstanding at any time;

(x)                                 dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

(xi)                              (1) any Restricted Payment pursuant to or in connection with the Transactions and (2) without limiting clause (1) hereof, any Restricted Payment in an amount sufficient to allow Holding and any Parent to perform their obligations under the Contribution Agreement, including to make the Special Payment (as defined in the Contribution Agreement) and other payments due and owing to International Paper thereunder;

(xii)                           dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with subsection 8.1;

(xiii)                        distributions or payments of Special Purpose Financing Fees;

(xiv)                       quarterly cash dividends not exceeding in any given fiscal year 6% per annum of the Market Capitalization of Holding or any Parent for the previous fiscal year payable every fiscal quarter; provided that on the date of declaration of such dividend, and after giving pro forma effect thereto, no Specified Default shall have occurred and be continuing; and

(xv)                          (A) dividends on any Designated Preferred Stock of the Parent Borrower issued after the Closing Date; provided that at the time of such issuance and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be at least 2.00 to 1.00, and, in the case of cash dividends on Designated Preferred Stock, such dividend shall for purposes of the determination of such Consolidated Coverage Ratio be deemed to constitute Consolidated Interest Expense, or (B) any dividend on Refunding Capital Stock that is Preferred Stock in excess of the amount of dividends thereon permitted by subsection 8.5(b)(i); provided that at the time of the declaration of such dividend and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be at least 2.00 to 1.00, and, in the case of cash dividends on Refunding Capital Stock, such dividends shall for purposes of the determination of such Consolidated Coverage Ratio be deemed to constitute Consolidated Interest Expense, or (C) loans, advances, dividends or distributions to any Parent to permit dividends on any Designated Preferred Stock of any Parent issued after the Closing Date, in an amount (net of repayments of any such loans or advances) not exceeding the aggregate cash proceeds received by the Parent Borrower from the issuance or sale of such Designated Preferred Stock of such Parent;

provided that (A) in the case of subsections 8.5(b)(i)(y), 8.5(b)(iii), 8.5(b)(ix) and 8.5(b)(xv)(B), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments and (B) in all cases other than pursuant to clause (A) immediately above the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments. The Borrower, in its sole discretion, may classify any Restricted Payment as being made in part under one of the provisions of this covenant and in part under one or more other such provisions (or, as applicable, clauses).

(c)                                  To the extent any Extension of Credit is used to effect in whole or in part the acquisition of an acquired company, such acquisition shall not be permitted if the board of directors or other governing body of such acquired company or the Person selling such acquired company shall have indicated its opposition to such acquisition.

8.6                               Limitation on Transactions with Affiliates.  Except as otherwise expressly permitted in this Agreement, the Parent Borrower will not, and will not permit any Material Restricted Subsidiary to, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate other than a portfolio company of any of the Investors or their respective Affiliates (in the ordinary course of business and consistent with past practice) involving consideration in excess of $2,500,000 unless such transaction is (A) not otherwise prohibited under this Agreement, and (B) upon terms not materially less favorable to the Parent Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person which is not an Affiliate; provided that nothing contained in this subsection 8.6 shall be deemed to prohibit:

(a)                                 (1) the Parent Borrower or any Restricted Subsidiary from entering into, modifying, maintaining or performing any consulting, management, compensation, collective bargaining, benefits or employment agreements, related trust agreement or other compensation arrangements with a current or former management member, director, officer, employee or consultant of or to the Parent Borrower or such Restricted Subsidiary or any Parent in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings, or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans in the ordinary course of business to any such management members, employees, officers, directors or consultants, (3) any issuance, grant or award of stock, options, other equity related interests or other equity securities, to any such management members, employees, officers, directors or consultants, (4) the payment of reasonable fees to directors of the Parent Borrower or any of its Subsidiaries or any Parent (as (i) approved by the Board of Directors of the Parent Borrower or any Parent (including the compensation committee thereof), (ii) in an amount not in excess of $~~1,000,000~~1,250,000 in the aggregate for all such directors in any fiscal year, or (iii) in the ordinary course of business), or (5) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term);

(b)                                 the payment of all amounts in connection with this Agreement or any of the Transactions;

(c)                                  the Parent Borrower or any of its Restricted Subsidiaries from entering into, making payments pursuant to and otherwise performing (i) the obligations under the Contribution Agreement and (ii) an indemnification and contribution agreement in favor of any Permitted Holder and each person who is or becomes a director, officer, agent, consultant or employee of the Parent Borrower or any of its Subsidiaries or any Parent, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by any Parent (provided that, if such Parent shall own any material assets other than (x) the Capital Stock of the Parent Borrower or another Parent, or (y) other assets relating to the ownership interest by such Parent in the Parent Borrower or another Parent, such liabilities shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion based on the benefit therefrom to the Parent Borrower and its Subsidiaries, of such liabilities relating or allocable to the ownership interest of such Parent in the Parent Borrower or another Parent and such other related assets) or the Parent Borrower or any of its Subsidiaries, (B) incurred to third parties for any action or failure to act of the Parent Borrower or any of its Subsidiaries or any Parent or any of their predecessors or successors, (C) arising out of the performance by any Affiliate of the Investors of management, consulting or financial advisory services provided to the Parent Borrower or any of its Subsidiaries or any Parent, (D) arising out of the fact that any indemnitee was or is a director, officer, agent, consultant or employee of the Parent Borrower or any of its Subsidiaries or any Parent, or is or was serving at the request of any such Person as a director, officer, agent, consultant or employee of another corporation, partnership, joint venture, trust, enterprise or other Person or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of the Parent Borrower or any of its Subsidiaries or any Parent;

(d)                                 any issuance or sale of Capital Stock of the Parent Borrower or any Parent or capital contribution to the Parent Borrower or any Restricted Subsidiary;

(e)                                  (1) the execution, delivery and performance of any Transaction Agreement, and (2) payments to the Investors or any of their respective Affiliates (x) for any management, consulting, financial or advisory services, or in respect of financing, underwriting or placement services, or in respect of other investment banking activities (if any), pursuant to consulting or other agreements of up to $5,000,000 in any fiscal year, (y) in connection with any acquisition, disposition, merger, amalgamation, recapitalization or similar transactions, which payments are made pursuant to the Transaction Agreements or are approved by a majority of the Board of Directors in good faith, and (z) of all out-of-pocket expenses, indemnifications and contributions incurred in connection with such services or activities;

(f)                                   the execution, delivery and performance of agreements or instruments as set forth on Schedule 8.6;

(g)                                  (i) any transaction (x) among any of the Loan Parties, (y) among any of the Non-Loan Parties, or (z) among any of the Loan Parties and the Restricted Subsidiaries, in the case of this clause (z) in the ordinary course of business and consistent with past practice, (ii) any Restricted Payment Transaction, (iii) any transaction permitted by subsection 8.1(c) or 8.1(f) and (iv) any transaction permitted by subsection 8.3;

(h)                                 the Transactions and all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions, including the fees and out-of-pocket expenses of International Paper, the Holding Parent, the Investors and their Affiliates; and

(i)                                     any transaction in the ordinary course of business and consistent with past practice between the Parent Borrower or any Restricted Subsidiary and any Affiliate of the Parent Borrower controlled by the Parent Borrower that is a joint venture or similar entity.

For purposes of this subsection 8.6, (i) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (B) of the first sentence hereof if (x) such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Parent Borrower, or (y) a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such transaction and (ii) “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction; it being understood that a member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member holding Capital Stock of the Parent Borrower or any Parent or any options, warrants or other rights in respect of such Capital Stock.

8.7                               Limitations on Changes in Nature of Business.  The Parent Borrower will not, and will not permit any Material Restricted Subsidiary to, enter into any business, either directly or through any Restricted Subsidiary, except for those businesses of the same general type as the Business, which are reasonably related thereto or which are acquired in Permitted Acquisitions, and any business reasonably related thereto.

8.8                               Limitations on Negative Pledge Clauses.  The Parent Borrower will not, and will not permit any Material Restricted Subsidiary to, enter into with any Person any agreement which prohibits or limits the ability of the Parent Borrower or any of its Restricted Subsidiaries that are Loan Parties to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than:

(a)                                 pursuant to any agreement or instrument in effect at or entered into on the Closing Date, this Agreement, the other Loan Documents and any related documents, and, on and after the execution and delivery thereof, any applicable Intercreditor Agreement;

(b)                                 pursuant to any agreement governing or relating to Indebtedness and/or other obligations and liabilities, in each case secured by a Lien permitted by subsection 8.2 (in which case any restriction shall only be effective against the assets subject to such Lien, except as may otherwise be permitted under this subsection 8.8);

(c)                                  pursuant to any agreement or instrument of a Person, or relating to Indebtedness (including any Guarantee Obligation in respect thereto) or Capital Stock of a Person, which Person is acquired by or merged or consolidated or amalgamated with or into the Parent Borrower or any Restricted Subsidiary, or which agreement or instrument is assumed by the Parent Borrower, or any Restricted Subsidiary in connection with an acquisition from such Person or any other transaction entered into in connection with any such acquisition, merger, consolidation or amalgamation, as in effect at the time of such acquisition, merger, consolidation, amalgamation or transaction (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger, consolidation, amalgamation or transaction); provided that for purposes of this subsection 8.8(c), if a Person other than a Borrower is the Successor Company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Parent Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

(d)                                 pursuant to any agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness incurred or outstanding pursuant or relating to, or that otherwise extends, renews, refunds, refinances or replaces, any agreement or instrument referred to in subsection 8.8(a) or 8.8(c) or this subsection 8.8(d) (an “Initial Agreement”) or that is, or is contained in, any amendment, supplement or other modification to an Initial Agreement or Refinancing Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Lenders than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Borrower Representative);

(e)                                  (i) pursuant to any agreement or instrument that restricts in a customary manner the assignment or transfer thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of a Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement, (iii) pursuant to mortgages, pledges or other security agreements securing Indebtedness or other obligations of the Parent Borrower or a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (iv) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Parent Borrower or any Restricted Subsidiary, (v) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (vi) pursuant to any agreement with customers or suppliers entered into in the ordinary course of business that impose restrictions with respect to cash or other deposits or net worth, (vii) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and licenses) or in joint venture and other similar agreements, or in shareholder, partnership, limited liability company and other similar agreements in respect of non-Wholly Owned Restricted Subsidiaries, (viii) restrictions that arise or are agreed to in the ordinary course of business and do not detract from the value of property or assets of the Parent Borrower or any Restricted Subsidiary in any manner material to the Parent Borrower or such Restricted Subsidiary, or (ix) pursuant to Interest Rate Agreements, Currency Agreements or Commodities Agreements or under Bank Products Agreements;

(f)                                   pursuant to any agreement or instrument (i) relating to any Indebtedness permitted to be incurred subsequent to the Closing Date pursuant to subsection 8.1, (x) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Borrower Representative), or (y) if such encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined in good faith by the Borrower Representative) and either (1) the Parent Borrower determines in good faith that such encumbrance or restriction will not materially affect the Parent Borrower’s ability to create and maintain the Liens on the ABL Priority Collateral pursuant to the Security Documents or (2) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, or (ii) relating to any sale of receivables by or Indebtedness of a Foreign Subsidiary (other than a Canadian Subsidiary);

(g)                                  pursuant to any agreement relating to intercreditor arrangements and related rights and obligations, to or by which the Lenders and/or the Administrative Agent, the ABL Collateral Agent or any other agent, trustee or representative on their behalf may be party or bound at any time or from time to time, and any agreement providing that in the event that a Lien is granted for the benefit of the Lenders another Person shall also receive a Lien, which Lien is permitted by subsection 8.2;

(h)                                 pursuant to any agreement for the direct or indirect disposition of Capital Stock of any Person, property or assets, imposing restrictions with respect to such Person, Capital Stock, property or assets pending the closing of such disposition;

(i)                                     by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Parent Borrower or any Restricted Subsidiary or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Restricted Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary) as a Captive Insurance Subsidiary; and

(j)                                    any agreement governing or relating to Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity (in which case, any restriction shall only be effective against property, assets and revenues financed or refinanced thereby, subject or relating thereto, or securing such Indebtedness, and/or any property, assets and revenues not constituting ABL Priority Collateral, except as may be otherwise permitted under this subsection 8.8), and including any Guarantee Obligation in respect thereof.

8.9                               Minimum Consolidated Fixed Charge Coverage Ratio Covenant.  The Parent Borrower will not permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.00 to 1.00; provided that such Fixed Charge Coverage Ratio will only be tested (a) on the date on which a Compliance Period begins, as of the last day of the then applicable Test Period and (b) as of the last day of each Test Period thereafter that ends while such Compliance Period is continuing.  For purposes of determining satisfaction with the foregoing Consolidated Fixed Charge Coverage Ratio under this subsection 8.9, (x) any Specified Equity Contribution made with respect to a given fiscal quarter (whether made during or after the end of such fiscal quarter) will, at the option of the Parent Borrower but in compliance with the definition of the term “Specified Equity Contribution,” be included in the calculation of Consolidated EBITDA for such fiscal quarter and for any subsequent Test Period that includes such fiscal quarter and (y) except for purposes of testing pro forma compliance with this subsection 8.9 for purposes of determining whether any Specified Payment, incurrence of Indebtedness, or other action or transaction is permitted hereunder, any Restricted Payments made pursuant to subsection 8.5(b)(vii)(A) shall be disregarded.

8.10                        Passive Holding Company Status.  Holding shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than (i) transactions contemplated by the Loan Documents or the provision of administrative, legal, accounting and management services to, or on behalf of, any of its Subsidiaries, (ii) the acquisition and ownership of the Capital Stock of any of its Subsidiaries and the exercise of rights and performance of obligations in connection therewith, (iii) the entry into, and exercise of rights and performance of obligations in respect of (A) the Transaction Agreements, this Agreement, any other Loan Documents and any other agreement listed on Schedule 8.10 to which it is a party, as any such agreements may be amended, supplemented, waived or otherwise modified from time to time, or replaced, renewed or extended from time to time in a manner not materially adverse to the Lenders, and any guarantee of Indebtedness or other obligations of any of its Subsidiaries permitted pursuant to the Loan Documents, in each case as amended, supplemented waived or otherwise modified from time to time, and any refinancings, refundings, renewals or extensions thereof, (B) contracts and agreements with officers, directors, employees and consultants of it or any Subsidiary thereof relating to their employment or directorships (including providing indemnifications to such Persons), (C) insurance policies and related contracts and agreements, (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, ~~and~~ (E) Interest Rate Agreements, Currency Agreements, Commodities Agreements and Bank Products Agreements, and (F) any Qualified Holding Company Debt; provided that neither Parent Borrower nor any Material Restricted Subsidiary shall make any Restricted Payment to fund any payment of principal, interest or other amounts in respect of Qualified Holding Company Debt unless the Payment Condition is satisfied at the time of such payment (and any Restricted Payment made for any such purpose shall be deemed made pursuant to subsection 8.5(b)(vii)(A), including for purposes of calculating Consolidated Fixed Charge Coverage Ratio), (iv) the guarantee of, and the grant of Liens to secure, Indebtedness under this Agreement and the other Loan Documents, or other Indebtedness and Liens permitted to be incurred under this Agreement by the Parent Borrower or any Restricted Subsidiary, and repayment, repurchase, redemption, defeasance, acquisition, retirement or discharge of any such Indebtedness or Liens, (v) the offering, issuance, sale and repurchase or redemption of, and dividends or distributions on its equity securities, and the incurrence of Indebtedness in connection therewith, (vi) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state, provincial or other securities laws, (vii) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, and the entry into and performance of agreements relating to obligations and activities as a publicly traded company (including in respect of its board of directors, corporate governance, financial reporting, investor relations and similar functions), (viii) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (ix) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries, (x) the incurrence and payment of its operating and business expenses, including any expenses incurred in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of Holding or any Subsidiary thereof, and any Taxes for which it may be liable and the completion and filing of required tax returns, (xi) the payment of dividends and distributions, (xii) making loans to or other Investments in, or incurrence of Indebtedness from, its Subsidiaries as and to the extent not prohibited by this Agreement, (xiii) the merger or consolidation into any Parent; provided that if Holding is not the surviving entity, such Parent undertakes the obligations of Holding under the Loan Documents pursuant to documentation (including the provision of officer’s certificates and legal opinions) reasonably satisfactory to the Administrative Agent, (xiv) transactions by and among Holding, the Parent Borrower and any of the Restricted Subsidiaries to the extent expressly permitted hereunder, (xv) the Mergers and (xvi) other activities incidental or related to the foregoing.

8.11                        Canadian Pension Plans.  Without the prior written consent of the Administrative Agent, no Loan Party shall (i) establish, or otherwise incur any obligations or liabilities under or in connection with any Canadian Pension Plan that provides benefits on a defined benefit basis, other than those in existence on the Closing Date and as disclosed on Schedule 5.12 or (ii) permit the wind-up or termination of any Canadian Pension Plan that provides benefits on a defined benefit basis.

SECTION 9.                            EVENTS OF DEFAULT.

If any of the following events shall occur and be continuing:

(a)                                 Any Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms hereof (whether at stated maturity, by mandatory prepayment or otherwise); or any of the Borrowers shall fail to pay any interest on any Loan or any Reimbursement Obligations, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)                                 Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or that is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; provided that if any such representation or warranty is capable of being cured, no Event of Default shall occur hereunder if such misrepresentation or breach of warranty is cured within 30 days after a Responsible Officer of the Parent Borrower shall have discovered or should have discovered such misrepresentation or breach of warranty; or

(c)                                  Any Loan Party shall default in the observance or performance of any agreement contained in subsections 4.16, 5.16, 7.2(f), 7.4 (with respect to maintenance of existence of the Parent Borrower) or 7.7(a) or Section 8 of this Agreement; provided that, in the case of a default in the observance or performance of its obligations under (i) subsection 4.16, such default shall have continued unremedied for a period of 15 days or a Cash Dominion Period is continuing at the time of such default; and (ii) subsection 7.2(f), such default shall have continued unremedied for five Business Days; or

(d)                                 Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date a Responsible Officer of the Parent Borrower shall have discovered or should have discovered such default and (ii) the date written notice has been given to the Borrower Representative by the Administrative Agent or the Required Lenders; or

(e)                                  (i) Any Loan Party or any of its Material Restricted Subsidiaries shall default in any payment of principal of or interest on any Indebtedness for borrowed money or any Loan Party or any of its Material Restricted Subsidiaries shall default in the payment of principal of or interest on any Indebtedness, in each case (excluding the Loans and any Indebtedness owed to any Borrower or any Loan Party) in excess of $50,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) any Loan Party or any of its Material Restricted Subsidiaries shall default in the observance or performance of any other agreement or condition relating to any Indebtedness (excluding Indebtedness hereunder) referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto (other than a failure to provide notice of a default or an event of default under such instrument or agreement or default in the observance of or compliance with any financial maintenance covenant), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity (an “Acceleration”) and such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given and (in the case of the preceding clause (i) or clause (ii)) such default, event or condition shall not have been remedied or waived by or on behalf of such holder or holders (provided that this clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder, or (y) any termination event or similar event pursuant to the terms of any Interest Rate Agreement) or (iii) there shall have been an

Acceleration of any Indebtedness (excluding Indebtedness hereunder) referred to in clause (i) above and, if the Administrative Agent has not yet commenced the exercise of remedies under the Loan Documents, such Acceleration shall not have been rescinded; or

(f)                                   If (i) any Loan Party or any of its Material Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, proposal, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, interim receiver, receivers, receiver and manager, trustee, monitor, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any of its Material Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party or any of its Material Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party or any of its Material Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party or any of its Material Restricted Subsidiaries shall take any corporate or other similar organizational action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or any of its Material Restricted Subsidiaries shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

(g)                                  (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, or (ii) any failure to satisfy minimum funding standards within the meaning of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Parent Borrower or any Commonly Controlled Entity, or (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, or (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than a standard termination pursuant to Section 4041(b) of ERISA, or (v) either of the Parent Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) a Pension Event occurs or any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan, or (vii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in a Material Adverse Effect; or

(h)                                 One or more judgments or decrees shall be entered against any Loan Party or any of its Material Restricted Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)                                     (i) Any of the Security Documents shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or the Parent Borrower or any Loan Party, in each case that is a party to any of the Security Documents shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and, in the case of the failure of a Lien solely on non-ABL Priority Collateral, such failure to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or

(j)                                    A Change of Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, the Commitments and any obligation of an Issuing Lender to issue, amend or renew Letters of Credit, if any, shall automatically immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable and the outstanding Letters of Credit shall be cash collateralized in accordance with the following paragraph, and (B) if such event is any other Event of Default either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower Representative, (x) declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate and/or (y) declare any obligation of any Issuing Lender to issue, amend or renew Letters of Credit to be terminated; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower Representative, (x) declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or (y) require the Borrowers to cash collateralize all outstanding Letters of Credit in accordance with the following paragraph.

In the case of all U.S. Facility Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the applicable U.S. Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such U.S. Facility Letters of Credit (and each U.S. Borrower hereby grants to the ABL Collateral Agent, for the ratable benefit of the applicable Secured Parties, a continuing security interest in all amounts at any time on deposit in such collateral account to secure the undrawn and unexpired amount of such U.S. Facility Letters of Credit and all other obligations under the Loan Documents of the U.S. Borrowers).  In the case of all Canadian Facility Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Canadian Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Canadian Facility Letters of Credit (and the Canadian Borrower hereby grants to the ABL Collateral Agent, for the ratable benefit of the applicable Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Canadian Facility Letters of Credit and all other obligations of the Canadian Borrower under the Loan Documents).  Each Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as such Agent may request to evidence the creation and perfection of such security interest in such cash collateral accounts.  If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the ABL Collateral Agent and the applicable Secured Parties, or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding U.S. Facility Letters of Credit or Canadian Facility Letters of Credit, as applicable, the applicable Borrowers, shall, forthwith, upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim.  Amounts held in such cash collateral account with respect to U.S. Facility Letters of Credit shall be applied by the Administrative Agent to the payment of drafts drawn under such U.S. Facility Letters of Credit, and the unused portion thereof after all such U.S. Facility Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the U.S. Borrowers hereunder and under the other Loan Documents.  Amounts held in any such cash collateral account with respect to Canadian Facility Letters of Credit shall be applied by the Administrative Agent to the payment of drafts drawn under such Canadian Facility Letters of Credit, and the unused portion thereof after all such Canadian Facility Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Canadian Borrower hereunder and under the other Loan Documents.  After all Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the applicable Borrower.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Lender in its capacity as a Secured Party or as beneficiary of any security granted pursuant to the Security Documents shall have any right to exercise remedies in respect of such security without the prior written consent of the Required Lenders.

Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

Notwithstanding anything to the contrary otherwise contained in this Section 9, in the event of any Event of Default under the covenant set forth in subsection 8.9 and upon the receipt of a Specified Equity Contribution within the time period specified, and subject to the satisfaction of the other conditions with respect to Specified Equity Contribution set forth in the definition thereof, EBITDA shall be increased with respect to such applicable fiscal quarter and any Test Period that contains such fiscal quarter by the amount of such Specified Equity Contribution (the “Cure Amount”), solely for the purpose of measuring compliance with subsection 8.9.  If, after giving effect to the foregoing pro forma adjustment (without giving effect to any repayment of any Indebtedness with any portion of the Cure Amount or any portion of the Cure Amount on the balance sheet of the Parent Borrower and its Restricted Subsidiaries), the Parent Borrower and its Restricted Subsidiaries shall then be in compliance with the requirements of subsection 8.9, they shall be deemed to have been in compliance therewith as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default hereunder that had occurred shall be deemed cured for the purposes of this Agreement.

The parties hereby acknowledge that notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to the occurrence of any Specified Equity Contribution shall be disregarded for purposes of determining any financial ratio-based conditions (other than as applicable to subsection 8.9), pricing or any available basket under Section 8.

SECTION 10.                     THE AGENTS AND THE OTHER REPRESENTATIVES.

10.1                        Appointment.

(a)                                 Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to or required of such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents and the Other Representatives shall not have any duties or responsibilities, except, in the case of the Administrative Agent, the ABL Collateral Agent and the Issuing Lender, those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent or the Other Representatives.  Each of the Agents may perform any of their respective duties under this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and the ABL Collateral Agent may perform any of their respective duties under the Security Documents by or through one or more of their respective affiliates or branches).

(b)                                 Without limiting the generality of paragraph (a) above, for the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Québec, between each Secured Party, taken individually, on the one hand, and the ABL Collateral Agent, on the other hand, each Loan Party and each such Secured Party acknowledge and agree with the ABL Collateral Agent that such Secured Party is hereby conferred the legal status of solidary creditor of each Loan Party in respect of all Obligations, present and future, owed by each Loan Party to each such Secured Party and the ABL Collateral Agent (collectively, the “Solidary Claim”).  Each Loan Party which is not a signatory of this Agreement but is or may become a signatory to any other Loan Documents shall be deemed to have accepted the provisions contained in this paragraph by its execution of such other Loan Documents.  Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Québec, the Loan Parties are irrevocably bound towards the ABL Collateral Agent and each Secured Party in respect of the entire Solidary Claim of the ABL Collateral Agent and such Secured Party.  As a result of the foregoing, the parties hereto acknowledge that the ABL Collateral Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the ABL Collateral Agent and such Secured Party and the right to give full acquittance for it.  Accordingly, without limiting the generality of the foregoing, the ABL Collateral Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of all Obligations, present and future, owed by each Loan Party to the ABL Collateral Agent and each of the applicable Secured Parties or any of them and the right to give a full acquittance for same.  The parties further agree and acknowledge that the ABL Collateral Agent’s Liens on the Collateral shall be granted to the ABL Collateral Agent, for its own benefit and for the benefit of the other applicable Secured Parties.

(c)                                  The execution by Bank of America, N.A. as ABL Collateral Agent, prior to this Agreement of any deeds of hypothec, Quebec Security Documents or other Security Documents is hereby ratified and confirmed.

10.2                        Delegation of Duties.  In performing its functions and duties under this Agreement, each Agent shall act solely as an agent for the Lenders and, as applicable, the other Secured Parties, and, except as provided under subsection 11.6(b)(v), no Agent assumes any (and shall not be deemed to have assumed any) obligation or relationship of agency or trust with or for the Parent Borrower or any of its Subsidiaries.  Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact (including the ABL Collateral Agent in the case of the Administrative Agent and the Administrative Agent in the case of the ABL Collateral Agent), and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care.

10.3                        Exculpatory Provisions.  No Agent or Other Representative, or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by such Person under or in connection with this Agreement or any other Loan Document (except for the gross negligence or willful misconduct of such Person or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates) or (b) responsible in any manner to any of the Lenders for (i) any recitals, statements, representations or warranties made by any Borrower or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or any Other Representative under or in connection with, this Agreement or any other Loan Document, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document, (iii) any failure of the Borrower or any other Loan Party to perform its obligations hereunder or under any other Loan Document, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, (v) the satisfaction of any of the conditions precedent set forth in Section 6, or (vi) the existence or possible existence of any Default or Event of Default.  No Agent or Other Representative shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any other Loan Party.  Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Lenders, the Agents and the Other Representatives shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower or any other Loan Party which may come into the possession of the Agents and the Other Representatives or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

10.4                        Reliance by the Administrative Agent.  Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by such Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with subsection 11.6 and all actions required by such subsection in connection with such transfer shall have been taken.  Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.  Each Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 11.1(a) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 11.1(a), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

10.5                        Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be directed by the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 11.1(a); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

10.6                        Acknowledgement and Representations by Lenders.  Each Lender expressly acknowledges that none of the Agents, the Other Representatives or their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent or any Other Representative hereafter taken, including any review of the affairs of any Borrowers or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent or such Other Representative to any Lender.  Each Lender represents to the Agents, the Other Representatives and each of the Loan Parties that, independently and without reliance upon any Agent, the Other Representatives or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make, its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties, it has made its own decision to make its Loans or issue Letters of Credit hereunder and enter into this Agreement and it will make its own decisions in taking or not taking any action under this Agreement and the other Loan Documents and, except as expressly provided in this Agreement, neither the Agents nor any Other Representative shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  Each Lender and each Issuing Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder.  Each Lender and each Issuing Lender acknowledges and agrees to comply with the provisions of subsection 11.6 applicable to the Lenders and Issuing Lenders hereunder.

10.7                        Indemnification.

(a)                                 The Lenders agree to indemnify each Agent (or any Affiliate or branch thereof), each Issuing Lender (or Affiliate or branch thereof) and each Other Representative (or any Affiliate or branch thereof) (to the extent not reimbursed by the Borrowers or any other Loan Party and without limiting the obligation of the Borrowers to do so), ratably according to their respective Total Credit Percentages in effect on the date on which indemnification is sought under this subsection 10.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Total Credit Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Agent (or any Affiliate or branch thereof) in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent (or any Affiliate or branch thereof) under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from (a) such Agent’s gross negligence or willful misconduct or (b) claims made or legal proceedings commenced against such Agent by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such.  The obligations to indemnify the Issuing Lender and Swing Line Lender shall be ratable among the Revolving Lenders in accordance with their respective Commitments (or, if the Commitments have been terminated, the outstanding principal amount of their respective Revolving Credit Loans and L/C Obligations and their respective participating interests in the outstanding Letters of Credit) and shall be payable only by the Revolving Lenders.  The agreements in this subsection 10.7 shall survive the payment of the Loans and all other amounts payable hereunder.

(b)                                 Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(c)                                  The provisions of this subsection 10.7 shall apply to the Issuing Lender in its capacity as such to the same extent that such provisions apply to the Administrative Agent.

(d)                                 The provisions of this subsection 10.7 shall survive the payment of all Borrower Obligations and Guarantor Obligations (each as defined in the U.S. Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement).

10.8                        The Agents and Other Representatives in Their Individual Capacity.  The Agents, the Other Representatives and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower or any other Loan Party as though the Agents and the Other Representatives were not the Administrative Agent or the Other Representatives hereunder and under the other Loan Documents.  With respect to Loans made or renewed by them and any Note issued to them and with respect to any Letter of Credit issued or participated in by them, the Agents and the Other Representatives shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though they were not an Agent or an Other Representative, and the terms “Lender” and “Lenders” shall include the Agents and the Other Representatives in their individual capacities.

10.9                        Right to Request and Act on Instructions.

(a)                                 Each Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents an Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the requesting Agent shall be absolutely entitled as between itself and the Lenders to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Lender for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of an Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of the Required Lenders (or such other applicable portion of the Lenders), an Agent shall have no obligation to any Lender to take any action if it believes, in good faith, that such action would violate applicable law or exposes an Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of subsection 10.7.

(b)                                 Each Lender authorizes and directs the Agents to enter into (w) the Security Documents, (x) any Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties, (y) any amendments, waivers of or supplements to or other modifications of the Security Documents or any Intercreditor Agreement, in each case with respect to the preceding clauses (w), (x) and (y), in connection with the incurrence by any Loan Party or any Subsidiary thereof of Incremental Indebtedness or other Indebtedness secured by a Permitted Lien (each, an “Intercreditor Agreement Supplement”) to permit such Incremental Indebtedness or other Indebtedness to be secured by a valid, perfected lien (with such priority as may be designated by the Parent Borrower or relevant Subsidiary, as and to the extent such priority is permitted by the Loan Documents) and (z) any Incremental Commitment Amendment, any Lender Joinder Agreement or Extension Amendment as provided in subsection 2.6 or 2.7, respectively, and any amendment as provided in subsection 1.3(b).  Each Lender hereby agrees, and each holder of any Note or participant in a Letter of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Administrative Agent, the ABL Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement, the Security Documents, any applicable intercreditor agreement, including any applicable Intercreditor Agreement, any Intercreditor Agreement Supplement, any Incremental Commitment Amendment, any Lender Joinder Agreement, or any Extension Amendment and the exercise by the Agents or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Administrative Agent and the ABL Collateral Agent are hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.  Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by the ABL Collateral Agent, it being understood that the ABL Collateral Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

(c)                                  The Lenders hereby authorize the ABL Collateral Agent, in each case at its option and in its discretion, (A) to release any Lien granted to or held by such Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the obligations under the Loan Documents at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby and with no Letters of Credit outstanding (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent) and no other amounts owing hereunder, (ii) constituting property being sold or otherwise disposed of to Persons other than a Loan Party (or to a U.S. Loan Party from a Canadian Loan Party or to a Canadian Loan Party from a U.S. Loan Party or in connection with a Foreign Subsidiary becoming (or ceasing to be) directly owned by a U.S. Loan Party) upon the sale or other disposition thereof to the extent permitted or not prohibited by any Loan Document, (iii) owned by any Restricted Subsidiary of the Parent Borrower that becomes an Excluded Subsidiary or ceases to be a Restricted Subsidiary of the Parent Borrower or constituting Capital Stock of an Excluded Subsidiary, (iv) if approved, authorized or ratified in writing by the Required Lenders (or such greater amount, to the extent required by subsection 11.1) or (v) constituting Non-ABL Priority Collateral or (vi) as otherwise may be expressly provided in the relevant Security Documents, (B) to enter into any intercreditor agreement on behalf of, and binding with respect to, the Lenders and their interest in designated assets, to give effect to any Special Purpose Financing, including to clarify the respective rights of all parties in and to designated assets, (C) to subordinate any Lien on any Excluded Assets or any property granted to or held by such Agent, as the case may be under any Loan Document to the holder of any Permitted Lien and (D) to release any Subsidiary Guarantor from its Obligations under any Loan Documents to which it is a party if such Person ceases to be a Restricted Subsidiary of the Parent Borrower or becomes an Excluded Subsidiary.  Upon request by the ABL Collateral Agent, at any time, the Lenders will confirm in writing the ABL Collateral Agent’s authority to release particular types or items of Collateral pursuant to this subsection 10.9.

(d)                                 The Lenders hereby authorize the Administrative Agent and the ABL Collateral Agent, as the case may be, in each case at its option and in its discretion, to enter into any amendment, amendment and restatement, restatement, waiver, supplement or modification, and to make or consent to any filings or to take any other actions, in each case as contemplated by subsection 11.17.  Upon request by any Agent, at any time, the Lenders will confirm in writing the Administrative Agent’s and the ABL Collateral Agent’s authority under this subsection 10.9(d).

(e)                                  No Agent or Issuing Lender shall have any obligation whatsoever to the Lenders to assure that the Collateral exists or is owned by the Parent Borrower or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to any Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agents in this subsection 10.9 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, each Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent’s own interest in the Collateral as a Lender and that no Agent shall have any duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

(f)                                   Notwithstanding any provision herein to the contrary, any Security Document may be amended (or amended and restated), restated, waived, supplemented or modified as contemplated by and in accordance with subsection 11.1 or 11.17 with the written consent of the Agent party thereto and the Loan Parties party thereto.

(g)                                  The ABL Collateral Agent may, and hereby does, appoint the Administrative Agent as its agent for the purposes of holding any Collateral and/or perfecting the ABL Collateral Agent’s security interest therein and for the purpose of taking such other action with respect to the Collateral as such Agents may from time to time agree.

(h)                                 In connection with the sale or other disposition of the Capital Stock of any Loan Party other than the Parent Borrower (other than to the Parent Borrower or a Restricted Subsidiary) or any other transaction pursuant to which such Loan Party shall no longer be a Restricted Subsidiary, upon written notice by the Parent Borrower to the Administrative Agent identifying such Loan Party, describing such sale, disposition or other transaction and certifying that such transaction complies with this Agreement, the Administrative Agent shall execute and deliver to such Loan Party (at its expense) all releases or other documents necessary or reasonably desirable for the release of such Loan Party from its obligations as a Loan Party hereunder, and the ABL Collateral Agent shall execute and deliver to such Loan Party (at its expense) all releases or other documents (including without limitation UCC and PPSA termination statements or similar discharges) necessary or reasonably desirable for the release of the Liens created under the Security Documents in any property or assets of such Loan Party, as such Loan Party may reasonably request.

10.10                 Successor Agent.  Subject to the appointment of a successor as set forth herein, (i) each of the Administrative Agent and the ABL Collateral Agent may be removed by the Parent Borrower or the Required Lenders if it is subject to an Agent-Related Distress Event and (ii) each of the Administrative Agent and the ABL Collateral Agent may resign as Administrative Agent or ABL Collateral Agent, in each case upon 10 days’ notice to the applicable Lenders and the Parent Borrower.  If the Administrative Agent or the ABL Collateral Agent shall be removed by the Parent Borrower or the Required Lenders pursuant to clause (i) above or resign as Administrative Agent, or ABL Collateral Agent pursuant to clause (ii) above, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to approval by the Parent Borrower in its discretion; provided that such approval by the Parent Borrower in connection with the appointment of any such successor agent shall only be required so long as no Event of Default under subsection 9(a) or 9(f) has occurred and is continuing; provided, further, that the Parent Borrower shall not unreasonably withhold its approval of any successor Administrative Agent if such successor is a commercial bank with a combined consolidated capital and surplus of at least $5,000,000,000.  Upon the successful appointment of a successor agent, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or the ABL Collateral Agent, as applicable, and the term “Administrative Agent,” or “ABL Collateral Agent,” as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent or ABL Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans or issuers of Letters of Credit.  After any retiring Agent’s resignation or removal as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.  Additionally, after any retiring Agent’s resignation as such Agent, the provisions of this subsection 10.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement and the other Loan Documents.  After the resignation or removal of the Administrative Agent pursuant to the preceding provisions of this subsection 10.10, such resigning or removed Administrative Agent (x) shall not be required to act as Issuing Lender for any Letters of Credit to be issued after the date of such resignation or removal and (y) shall not be required to act as Swing Line Lender with respect to Swing Line Loans to be made after the date of such resignation or removal (and all outstanding Swing Line Loans of such resigning or removed Administrative Agent shall be required to be repaid in full upon its resignation or removal), although the resigning or removed Administrative Agent shall retain all rights hereunder as Issuing Lender and Swing Line Lender with respect to all Letters of Credit issued by it, and all Swing Line Loans made by it, prior to the effectiveness of its resignation or removal as Administrative Agent hereunder.  After the resignation or removal of the Administrative Agent pursuant to the preceding provisions of this subsection 10.10, the resigning or removed Administrative Agent shall not be required to act as Issuing Lender for any Letters of Credit to be issued after the date of such resignation, although the resigning or removed Administrative Agent shall retain all rights hereunder as Issuing Lender with respect to all Letters of Credit issued by it prior to the effectiveness of its resignation or removal as Administrative Agent hereunder.  The fees payable by the Borrowers to any successor agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.

10.11                 Other Representatives.  None of the entities identified as joint bookrunners and/or joint lead arrangers pursuant to the definition of Other Representative contained herein shall have any duties or responsibilities hereunder or under any other Loan Document in its capacity as such.

10.12                 Swing Line Lender.  The provisions of this Section 10 shall apply to ~~the~~each Swing Line Lender in its capacity as such to the same extent that such provisions apply to the Administrative Agent.

10.13                 Withholding Tax.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service, the Canada Revenue Agency or any other authority of the United States, Canada or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered an exemption from or reduction of withholding tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Parent Borrower and without limiting the obligation of the Parent Borrower to do so), for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any interest, additions to tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses.

10.14                 Approved Electronic Communications.  Each of the Lenders and the Loan Parties agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and the Issuing Lender by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).  The Approved Electronic Communications and the Approved Electronic Platform are provided (subject to subsection 11.16) “as is” and “as available.”

Each of the Lenders and (subject to subsection 11.16) each of the Loan Parties agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

10.15                 Appointment of Borrower Representative.  Each Borrower hereby designates the Parent Borrower as its borrower representative (in such capacity, the “Borrower Representative”).  The Borrower Representative will be acting as agent on each of the Borrowers’ behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to subsection 4.2 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents.  The Borrower Representative hereby accepts such appointment.  Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

10.16                 Reports.  By signing this Agreement, each Lender:

(a)                                 is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Parent Borrower hereunder and all field examinations, audits and appraisals of the Collateral received by the Agents (collectively, the “Reports”);

(b)                                 expressly agrees and acknowledges that the Administrative Agent (i) makes no representation or warranty as to the accuracy of the Reports, and (ii) shall not be liable for any information contained in any Report;

(c)                                  expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations and that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(d)                                 agrees to keep all Reports confidential and strictly for its internal use, and not to distribute, except to its participants (or in connection with periodic regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable)), or use any Report in any other manner; and

(e)                                  without limiting the generality of any other indemnification provision contained in this Agreement, agrees (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Loans or Letters of Credit that the indemnifying Lender has made or may make to the Parent Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans of the Parent Borrower; and (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

10.17                 Application of Proceeds.  The Lenders, the Administrative Agent and the ABL Collateral Agent agree, as among such parties, as follows:  subject to the terms of any applicable intercreditor agreement, including the Base Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default,

(a)                                 all amounts collected or received by the Administrative Agent, the ABL Collateral Agent, any Lender or any Issuing Lender under any U.S. Security Documents or otherwise with respect to any U.S. Loan Party under any Loan Document, in each case on account of amounts then due and outstanding under any of the Loan Documents shall be applied as follows:  first, to pay interest on and then principal of Agent Advances made as Tranche A U.S. Facility Revolving Credit Loans then outstanding, second, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees to the extent provided in the Loan Documents) due and owing hereunder of the Administrative Agent and the ABL Collateral Agent in connection with enforcing the rights of the Agents, the Lenders and the Issuing Lenders under the Loan Documents (including all expenses with respect to the sale or other realization of or in respect of the Collateral granted under the U.S. Security Documents and any sums advanced to the ABL Collateral Agent to preserve its security interest in the Collateral granted under the U.S. Security Documents), third, to pay interest on and then principal of U.S. Swing Line

Loans then outstanding, fourth, to pay interest on and then principal of Canadian Swing Line Loans then outstanding, fifth, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees to the extent provided herein) due and owing hereunder of each of the Lenders and each of the Issuing Lenders in connection with enforcing such Lender’s or such Issuing Lender’s rights under the Loan Documents, ~~fifth~~sixth, to pay interest on and then principal of Tranche A U.S. Facility Revolving Credit Loans then outstanding and any Reimbursement Obligations in respect of Letters of Credit issued by a U.S. Facility Issuing Lender then outstanding and to cash collateralize any outstanding U.S. Facility L/C Obligations in respect of Letters of Credit issued by a U.S. Facility Issuing Lender on terms reasonably satisfactory to the Administrative Agent, as applicable, on a pro rata basis, ~~sixth~~seventh, to pay interest on and then principal of Tranche A Canadian Facility Revolving Credit Loans then outstanding and any Reimbursement Obligations in respect of Letters of Credit issued by a Canadian Facility Issuing Lender then outstanding and to cash collateralize any outstanding L/C Obligations in respect of Letters of Credit issued by a Canadian Facility Issuing Lender on terms reasonably satisfactory to the Administrative Agent, as applicable, on a pro rata basis, ~~seventh~~eighth, to pay interest on and the principal of Tranche A-1 U.S. Facility Revolving Credit Loans then outstanding and all Qualified Secured Bank Product Obligations of any U.S. Loan Party to the extent a Bank Product Reserve has been established with respect thereto up to and including the amount most recently specified to the Administrative Agent pursuant to the terms hereof, in each case on a pro rata basis, ~~eighth~~ninth, to pay interest on and the principal of Tranche A-1 Canadian Facility Revolving Credit Loans then outstanding on a pro rata basis, ~~ninth~~tenth, to pay all Obligations (as such term is defined in the U.S. Guarantee and Collateral Agreement) and all Obligations (as such term is defined in the Canadian Guarantee and Collateral Agreement) not referenced in clauses first through ~~eighth~~ninth above pro rata to the Secured Parties (as such term is defined in the U.S. Guarantee and Collateral Agreement) and the Secured Parties (as such term is defined in the Canadian Guarantee and Collateral Agreement) entitled thereto and, ~~tenth~~eleventh, to pay the surplus, if any, to whomever may be lawfully entitled to receive such surplus.  To the extent that any amounts available for distribution pursuant to clause ~~fifth or~~ sixth or seventh above are attributable to the issued but undrawn amount of outstanding Letters of Credit which are then not yet required to be reimbursed hereunder, such amounts shall be held by the ABL Collateral Agent in a cash collateral account and applied (x) first, to reimburse the applicable U.S. Facility Issuing Lender or Canadian Facility Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in such clause ~~fifth or~~ sixth or seventh.  To the extent any amounts available for distribution pursuant to clause ~~ninth~~tenth are insufficient to pay all obligations described therein in full, such moneys shall be allocated pro rata among the Revolving Lenders and Issuing Lenders based on their respective Commitment Percentages; and

(b)                                 all amounts collected or received by the Administrative Agent, the ABL Collateral Agent, any Issuing Lender or any Canadian Facility Lender under any Canadian Security Document or otherwise with respect to any Canadian Loan Party under any Loan Document, in each case on account of amounts then due and outstanding under any of the Loan Documents shall be applied as follows:  first, to pay interest on and then principal of Agent Advances made as Tranche A Canadian Facility Revolving Credit Loans to the Canadian Borrower then outstanding, second, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees to the extent provided in the Loan Documents) due and owing hereunder of the Administrative Agent and the ABL Collateral Agent in connection with enforcing the rights of the Agents, the Lenders and the Issuing Lenders under the Loan Documents (including all expenses with respect to the sale or other realization of or in respect of the Collateral granted under the Canadian Security Documents and any sums advanced to the ABL Collateral Agent to preserve its security interest in the Collateral granted under the Canadian Security Documents), third, to pay interest on and then principal of Canadian Swing Line Loans then outstanding, fourth, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees to the extent provided herein) due and owing hereunder of each of the Canadian Facility Lenders and each of the Canadian Facility Issuing Lenders in connection with enforcing such Canadian Facility Lender’s or such Canadian Facility Issuing Lender’s rights under the Loan Documents, ~~fourth~~fifth, to pay interest on and then principal of Tranche A Canadian Facility Revolving Credit Loans then outstanding and any Reimbursement Obligations in respect of Letters of Credit issued by a Canadian Facility Issuing Lender then outstanding and to cash collateralize any outstanding L/C Obligations in respect of Letters of Credit issued by a Canadian Facility Issuing Lender on terms reasonably satisfactory to the Administrative Agent, as applicable, on a pro rata basis, ~~fifth~~sixth, to pay interest on and the principal of Tranche A-1 Canadian Facility Revolving Credit Loans then as outstanding and all Qualified Secured Bank Product Obligations of any Canadian Loan Party to the extent a Bank Product Reserve has been established with respect thereto up to and including the amount most recently specified to the Administrative Agent pursuant to the terms hereof, in each case on a pro rata basis, ~~sixth~~seventh, to pay any Obligations (as such term is defined in the Canadian Guarantee and Collateral Agreement) owing to Canadian Secured Parties not referenced in clauses first through ~~fifth~~sixth above and ~~seventh~~eighth to pay the surplus, if any, to whomever may be lawfully entitled to receive such surplus.  To the extent that any amounts available for distribution pursuant to clause ~~fourth~~fifth above are attributable to the issued but undrawn amount of outstanding Letters of Credit issued by a Canadian Facility Issuing Lender which are then not yet required to be reimbursed hereunder, such amounts shall be held by the ABL Collateral Agent in a cash collateral account and applied (x) first, to reimburse the applicable Canadian Facility Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit issued by a Canadian Facility Issuing Lender, to all other obligations of the types described in such clause ~~fourth~~fifth.  To the extent any amounts available for distribution pursuant to clause ~~fourth~~fifth are insufficient to pay all obligations described therein in full, such moneys shall be allocated pro rata among the Canadian Facility Lenders and Canadian Facility Issuing Lenders based on their respective Tranche A Canadian Facility Commitment Percentages or Tranche A-1 Canadian Facility Commitment Percentages, as applicable.

10.18                 Bank Product Providers.  Each Secured Bank Product Provider that is not a Lender, by delivery of a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower Representative, or as otherwise agreed by the Administrative Agent and the Borrower Representative, shall agree to be bound by this Section 10.  Each Secured Bank Product Provider shall indemnify and hold harmless each Agent (or any Affiliate or branch thereof), to the extent not reimbursed by the Loan Parties, against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Agent (or any Affiliate or branch thereof) in connection with such provider’s Secured Bank Product Obligations (except those liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence, willful misconduct or bad faith of such Agent).

SECTION 11.                     MISCELLANEOUS.

11.1                        Amendments and Waivers.

(a)                                 Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this subsection 11.1.  The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent (and the ABL Collateral Agent, as applicable) may, from time to time, (x) enter into with the respective Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing, in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party’s request, on such terms and conditions as the Required Lenders or the Administrative Agent (or the ABL Collateral Agent, as applicable), as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that amendments pursuant to subsections 11.1(e) and 11.1(g) may be effected without the consent of the Required Lenders to the extent provided therein; provided, further, that no such waiver and no such amendment, supplement or modification shall:

(i)                                     (A) reduce or forgive the amount or extend the scheduled date of maturity of any Loan or any Reimbursement Obligation hereunder or of any scheduled installment thereof, (B) reduce the stated rate of any interest, commission or fee payable hereunder (other than as a result of any waiver of the applicability of any post-default increase in interest rates), (C) (except as provided in subsection 11.1(g)) extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, or (D) change the currency in which any Loan or Reimbursement Obligation is payable, in each case without the consent of each Lender directly and adversely affected thereby (it being understood that amendments or supplements to, or waivers or modifications of, conditions precedent, representations, warranties, covenants, Defaults or Events of Default, mandatory prepayments or the making of any Agent Advance or of a mandatory reduction in the aggregate Commitment of all Lenders shall not constitute an increase of the Commitment of any Lender or an extension of the scheduled date of maturity of any Loan or any Reimbursement Obligation hereunder, or a reduction or forgiveness thereof, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender);

(ii)                                  amend, modify or waive any provision of this subsection 11.1(a) or reduce the percentage specified in the definition of “Required Lenders” or “Supermajority Lenders,” or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than pursuant to subsection 8.3 or 11.6(a)), in each case without the written consent of all the Lenders; provided that, as further provided in subsection 11.1(g), the definition of “Required Lenders” and “Supermajority Lenders” may be amended in connection with any amendment pursuant to subsection 2.6 or 2.7 to include appropriately the Lenders participating in such incremental facility or extension in any required vote or action of the Required Lenders or the Supermajority Lenders, as applicable;

(iii)                               release in the aggregate (in a single transaction or a series of related transactions) all or substantially all of the value of the Guarantees of the Guarantors under the Security Documents, or, in the aggregate (in a single transaction or a series of related transactions), all or substantially all of the Collateral without the consent of all of the Lenders, except as expressly permitted hereby or by any Security Document (as such documents are in effect on the date hereof or, if later, the date of execution and delivery thereof in accordance with the terms hereof);

(iv)                              require any Lender to make Loans having an Interest Period of longer than six months without the consent of such Lender;

(v)                                 amend, modify or waive any provision of Section 10 without the written consent of the then Agents and of any Other Representative directly and adversely affected thereby;

(vi)                              amend the provisions of this Agreement in a manner that permits Incremental Facilities that rank pari passu in right of (x) priority with respect to the Collateral and (y) payment with respect to the Obligations in respect of Tranche A Canadian Facility Commitments, Tranche A-1 Canadian Facility Commitments, Tranche A U.S. Facility Commitments or Tranche A-1 U.S. Facility Commitments, as the case may be, not to be included in the calculation of the corresponding Aggregate Tranche A Canadian Borrower Credit Extensions, Aggregate Tranche A-1 Canadian Borrower Credit Extensions, Aggregate Tranche A U.S. Borrower Credit Extensions or Aggregate Tranche A-1 U.S. Borrower Credit Extensions, without the written consent of each Lender directly and adversely affected thereby;

(vii)                           amend, modify or waive any provision of subsection 6.2 applicable to the making of a Loan without the written consent of the Supermajority Lenders;

(viii)                        amend, modify or waive any provision of ~~the~~any Swing Line Note ~~(if any)~~ or subsection 2.4 without the written consent of ~~the~~any Swing Line Lender affected thereby and each other Lender, if any, which holds, or is required to purchase, a participation in any Swing Line Loan affected thereby pursuant to subsection 2.4(d);

(ix)                              amend, modify or waive the provisions of any Letter of Credit or any L/C Obligation without the written consent of the Issuing Lender and each directly and adversely affected L/C Participant;

(x)                                 amend, modify or waive the order of application of payments set forth in subsection 4.8(a) or 10.17 hereof, Section 4.1 of the Base Intercreditor Agreement (if applicable) or the relative priority of the ABL Priority Collateral, in each case without the consent of the Supermajority Lenders;

(xi)                              increase the advance rates set forth in the definition of “Tranche A Canadian Borrowing Base,” “Tranche A-1 Canadian Borrowing Base,” “Tranche A U.S. Borrowing Base” or “Tranche A-1 U.S. Borrowing Base” or make any change to the definition of “Tranche A Canadian Borrowing Base,” “Tranche A-1 Canadian Borrowing Base,” “Tranche A U.S. Borrowing Base” or “Tranche A-1 U.S. Borrowing Base” (by adding additional categories or components thereof), “Eligible Accounts,” “Eligible Credit Card Receivables,” “Eligible In-Transit Inventory,” “Eligible Inventory,” “Eligible Letter of Credit Inventory,” “Net Orderly Liquidation Value” or “Value” that could have the effect of increasing the amount of the Tranche A Canadian Borrowing Base, Tranche A-1 Canadian Borrowing Base, Tranche A U.S. Borrowing Base or Tranche A-1 U.S. Borrowing Base, reduce the Dollar amount set forth in the definition of “Cash Dominion Period,” or increase the maximum amount of permitted Agent Advances under subsection 2.1(d) (which, when aggregated with all other Extensions of Credit made hereunder, shall under no circumstance exceed the Commitments) in each case, without the written consent of the Supermajority Lenders; provided that if the Tranche A-1 Canadian Facility Lenders or the Tranche A-1 U.S. Facility Lenders are directly adversely affected by any such change described in this clause (xi), the written consent of the Supermajority Lenders (taking into account only Tranche A-1 Canadian Facility Lenders or

Tranche A-1 U.S. Facility Lenders, as the case may be), shall also be required and provided, further, that the Administrative Agent may increase or decrease the amount of, or otherwise modify or eliminate, any Availability Reserves that it implements in its Permitted Discretion in accordance with subsection 2.1(c) or otherwise in accordance with the terms of this Agreement, and in any such case, such change will not be deemed to require any Supermajority Lender or other Lender consent; or

(xii)                           subordinate in right of payment (or subordinate the Liens securing) any Obligations in respect of the Tranche A-1 Canadian Facility Revolving Credit Commitments or the Tranche A-1 U.S. Facility Revolving Credit Commitments, or any Facility that is (or is required to be) pari passu therewith in security or right of payment, to any Indebtedness that is subordinated in right of payment, or secured by Liens subordinate to, the Obligations with respect to the Tranche A Canadian Facility Revolving Credit Commitments, the Tranche A U.S. Facility Revolving Credit Commitments, or any other Facility that is (or is required to be) pari passu therewith in security or right of payment, without the consent of each Tranche A-1 Canadian Facility Lender, each Tranche A-1 U.S. Facility Lender, and each Lender under any other Facility so subordinated;

provided, further, that, as more fully set forth in subsection 11.1(g), these sections may be amended or modified in connection with any amendment, supplement or joinder pursuant to subsection 2.6 or 2.7 to reflect the priorities as permitted by, and contemplated by, such subsections with the consent of the Administrative Agent and the Lenders participating in such incremental facility or extension; provided, further, that notwithstanding and in addition to the foregoing, the ABL Collateral Agent may, in its discretion, release the Lien on Collateral valued in the aggregate not in excess of $10,000,000 in any fiscal year without the consent of any Lender.

(b)                                 Any waiver and any amendment, supplement or modification pursuant to this subsection 11.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans and the Commitments.  In the case of any waiver, each of the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(c)                                  [Reserved].

(d)                                 Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower Representative (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facilities and the accrued interest and fees in respect thereof (ranking pari passu (or, as permitted hereunder (subject to the class protection set forth in subsection 11.1(a)(xii)), junior) in right of (A) priority with respect to the Collateral and (B) payment with respect to the Obligations hereunder), (y) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Facility hereunder and (z) to provide class protection for any additional credit facilities in a manner consistent with those provided in the original Facilities pursuant to the provisions of subsection 11.1(a) as originally in effect.

(e)                                  Notwithstanding any provision herein to the contrary, any Security Document may be amended (or amended and restated), restated, waived, supplemented or modified as contemplated by subsection 11.17 with the written consent of the Agent party thereto and the Loan Party party thereto.

(f)                                   If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by subsection 11.1(a), the consent of each Lender, the Supermajority Lenders or each directly and adversely affected Lender, as applicable, is required and the consent of the Required Lenders at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such other Lender, a “Non-Consenting Lender”), then the Borrower Representative may, on notice to the Administrative Agent and the Non-Consenting Lender, (A) replace such Non-Consenting Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to subsection 11.6 (with the assignment fee and any other costs and expenses to be paid by the Parent Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Parent Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents; and provided, further, that all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender (or, at the Borrower Representative’s option, by a Borrower) to such Non-Consenting Lender concurrently with such Assignment and Acceptance or (B) upon notice to the Administrative Agent, prepay the relevant Loans and, at the Parent Borrower’s option, terminate the Commitments of such Non-Consenting Lender, in whole or in part, subject to subsection 4.12, without premium or penalty.  In connection with any such replacement under this subsection 11.1(f), if the Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Parent Borrower owing to the Non-Consenting Lender relating to the Loans so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and each Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Consenting Lender, and the Administrative Agent shall record such assignment in the Register.

(g)                                  Notwithstanding any provision herein to the contrary, this Agreement and the other Loan Documents may be amended (i) to cure any ambiguity, mistake, omission, defect or inconsistency, (ii) in accordance with subsection 2.6 to incorporate the terms of any Incremental ABL Term Loans, Incremental Revolving Commitments and New Revolving Commitments, (iii) in accordance with subsection 2.7 to effectuate an Extension and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Loans and any Commitments in connection therewith, and (iv) in accordance with subsection 1.3(b) in connection a change in GAAP or the application thereof, in each case with the consent of the Administrative Agent but without the consent of any Lender (except as expressly provided in subsection 2.6 or 2.7, as applicable) required, including, without limitation, as provided in subsection 4.4(f).

(h)                                 Notwithstanding any provision herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such Lender would be required under clause (i) in the proviso to the first sentence of subsection 11.1(a).

11.2                        Notices.

(a)                                 All notices, requests, and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy or electronic mail notice, when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day), or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrowers, the Administrative Agent, the ABL Collateral Agent and the Issuing Lender, and as set forth in Schedule A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Loan Parties (including Holding, the	Veritiv Operating Company (f/k/a
Parent Borrower in its capacity as	Unisource Worldwide, Inc. ~~(as successor to~~
Borrower Representative):	~~xpedx Intermediate, LLC~~)
~~6285 Tri-Ridge Blvd~~
~~Loveland, OH 45140~~1000 Abernathy Road NE,
Bldg. 400, Suite 1700
Atlanta, GA 30328
Attention: ~~General Counsel~~Treasurer
~~Facsimile: (513) 965-2849~~

~~With copies to:~~	~~Unisource Worldwide, Inc. (as successor to~~
~~xpedx Intermediate, LLC)~~
~~6285 Tri-Ridge Blvd~~
~~Loveland, OH 45140~~
~~Attention: Treasurer~~
Facsimile: (~~901~~770) ~~214~~651-~~0778~~9656

And with copies (which shall not	~~Debevoise & Plimpton~~Sidley Austin LLP
constitute notice) to:	~~919 Third~~787 Seventh Avenue
New York, NY ~~10022~~10019
Attention: ~~Pierre Maugüé, Esq.~~Ram Burshtine
Facsimile: (212) ~~909~~839-~~6836~~5599
Telephone: (212) ~~909~~839-~~6000~~5778

The Administrative Agent, the ABL	Bank of America, N.A.
Collateral Agent, ~~the~~any Swing Line	One Bryant Park
Lender, or Bank of America, N.A. (or an	32nd Floor
affiliate), as Issuing Lender:	New York, NY 10036
Attention: Veritiv Account Officer
Facsimile: (312) 453-5076
Telephone: (646) 556-0046

With copies to:	Bank of America, N.A.
City Place 1
185 Asylum St.
Hartford, CT 06103
Attention: Legal Department
Facsimile: (860) 657-7791
Telephone: (860) 952-6833

And with copies (which shall not constitute notice) to:	Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
Chicago, IL 60606
Attention: Seth Jacobson
Facsimile: (312) 407-8511
Telephone: (312) 407-0889

And, in the case of notices given by or on behalf of the	Bank of America, N.A. (acting through its Canada branch)
Canadian Borrower, or in the case of notices given to the	181 Bay Street
Canadian Swing Line Lender, with copies to:	Toronto, Ontario
M5J 2V8
Attention: Medina Sales De Andrade
Facsimile: (312) 453-4041

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 4.2, 4.4 or 4.8 shall not be effective until received.

(b)                                 Without in any way limiting the obligation of any Loan Party and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, the applicable Swing Line Lender (in the case of a Borrowing of Swing Line Loans) or the applicable Issuing Lender (in the case of the issuance of a

Letter of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, the applicable Swing Line Lender or the applicable Issuing Lender, as the case may be, in good faith to be from a Responsible Officer.

11.3                        No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Issuing Lender, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4                        Survival of Representations and Warranties.  All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

11.5                        Payment of Expenses and Taxes.  The Parent Borrower agrees (a) to pay or reimburse the Commitment Parties for (1) all their reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with (i) the syndication of the Facility and the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (ii) the consummation and administration of the transactions (including the syndication of the Commitments) contemplated hereby and thereby and (iii) efforts to monitor the Loans and verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, and (2) the reasonable and documented or invoiced fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP and Norton Rose Fulbright Canada LLP, a single local counsel in each relevant jurisdiction and such other special or local counsel, consultants, advisors, appraisers and auditors whose retention (other than during the continuance of an Event of Default) is approved by the Parent Borrower (such consent not to be unreasonably withheld, conditioned or delayed), (b) to pay or reimburse each Lender, Issuing Lender and Agent for all its reasonable and documented or invoiced costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to the Agents and the Lenders, (c) to pay, indemnify or reimburse each Lender, Issuing Lender and Agent for, and hold each Lender, Issuing Lender and Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, (d) to pay, indemnify or reimburse each Lender, Issuing Lender, Syndication Agent, Other

Representative and Agent, their respective affiliates, and their respective officers, directors, employees, shareholders, members, attorneys and other advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans, Letters of Credit or the violation of, noncompliance with or liability under, any Environmental Law attributable to the operations of the Parent Borrower or any of its Subsidiaries or any property or facility owned, leased or operated by the Parent Borrower or any of its Subsidiaries or the presence of Materials of Environmental Concern at, on or under, and Release of Materials of Environmental Concern at, on, under or from any such properties or facilities, or any litigation or other proceeding relating to any of the foregoing, regardless of whether any such Indemnitee is a party thereto and whether or not such litigation or other proceeding is brought by any Borrower, any equity holder, Affiliate or creditor of any Borrower or any other Person (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”) and (e) to pay reasonable and documented or invoiced fees for appraisals and field examinations required by subsection 7.6(b) and the preparation of Reports related thereto in each calendar year based on the fees charged by third parties retained by the Administrative Agent (notwithstanding any reference to “out-of-pocket” above in this subsection 11.5); provided that any Borrower shall not have any obligation hereunder to the Administrative Agent, any other Agent, any Issuing Lender or any Lender (or any of their respective affiliates, or any of their respective officers, directors, employees, shareholders, members, attorneys and other advisors, agents and controlling persons with respect to Indemnified Liabilities arising from (i) the gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision, or by settlement tantamount thereto) of the Administrative Agent, any such other Agent, any LC Facility Issuing Lender or any such Lender (or any of their respective affiliates, or any of their respective officers, directors, employees, shareholders, members, agents, attorneys and other advisors, successors and controlling persons), (ii) claims made or legal proceedings commenced against the Administrative Agent, any other Agent, any Issuing Lender or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) claims of any Indemnitee (or any Related Party thereof) solely against one or more Indemnitees (or any Related Party thereof or disputes between or among Indemnitees (or any Related Party thereof) in each case except to the extent such claim is determined to have been caused by an act or omission by the Parent Borrower or any of its Subsidiaries or such dispute involves any Agent in its capacity as such and (iv) a material breach of the Loan Documents by the applicable Indemnitee (or any Related Party thereof).  To the fullest extent permitted under applicable law, no Indemnitee shall be liable for any consequential or punitive damages in connection with the Facility.  All amounts due under this subsection shall be payable not later than 30 days after written demand therefor.  Statements reflecting amounts payable by the Loan Parties pursuant to this subsection 11.5 shall be submitted to the address of the Borrowers set forth in subsection 11.2, or to such other Person or address as may be hereafter designated by the Parent Borrower in a notice to the Administrative Agent.  Notwithstanding the foregoing, except as provided in clauses (b) and (c) above and in Section 4, the Borrowers shall have no obligation under this subsection 11.5 to any Indemnitee with respect to any Taxes imposed, levied, collected, withheld or assessed by any Governmental Authority.  The agreements in this subsection shall survive repayment of the Loans, the L/C Obligations and all other amounts payable hereunder.

11.6                        Successors and Assigns; Participations and Assignments.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) other than in accordance with subsection 8.3, the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with subsections 4.13(d), 4.17(c) and 11.1(f) and this subsection 11.6.  The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) may, without notice to the Borrowers, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.

(b)                                 (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender other than a Conduit Lender may, in accordance with applicable law, assign (other than to a Disqualified Lender or any natural person) to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including its Commitments and/or Loans, pursuant to an Assignment and Acceptance) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                               the Parent Borrower; provided that no consent of the Parent Borrower shall be required for an assignment to a Lender or, if an Event of Default under subsection 9(a) or 9(f) has occurred and is continuing, to any other Person; provided, further, that if any Lender assigns all or a portion of its rights and obligations under this Agreement to one of its affiliates in connection with or in contemplation of the sale or other disposition of its interest in such affiliate, the Parent Borrower’s prior written consent shall be required for such assignment; and

(B)                               the Administrative Agent, ~~the~~each Swing Line Lender and each Issuing Lender.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender, an affiliate or branch of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, as the case may be, the amount of Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $25,000,000 and in integral multiples of $1,000,000 in excess thereof unless the Parent Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Parent Borrower shall be required if an Event of Default under subsection 9(a) or 9(f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates and branches or Approved Funds, if any;

(B)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless such assignment is (1) waived by the Administrative Agent in any given case or (2) is made by a Commitment Party or any of its Affiliates or branches); provided that for concurrent assignments to two or more Approved Funds such assignment fee shall only be required to be paid once in respect of and at the time of such assignments;

(C)                               the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent (1) an administrative questionnaire and (2) an executed joinder to that certain Collateral Allocation Agreement, dated as of the date hereof, among the Administrative Agent, the ABL Collateral Agent, ~~the~~each Swing Line Lender, each Issuing Lender and each Lender (as it may be amended, amended and restated, modified or supplemented from time to time); and

(D)                               any assignment made by a Canadian Facility Lender of its Canadian Facility Commitment shall only be made to a Person or group of Persons that qualifies as a Canadian Facility Lender, unless an Event of Default under subsection 9(a) or 9(f) has occurred and is continuing.

(iii)                               For the purposes of this subsection 11.6, the term “Approved Fund” has the following meaning:  any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by

(a) a Lender, (b) an affiliate or branch of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iv)                              Subject to acceptance and recording thereof pursuant to paragraph (b)(vi) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and bound by any related obligations under) subsections 4.10, 4.11, 4.12, 4.13, 4.17 and 11.5, and bound by its continuing obligations under subsection 11.16).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this subsection 11.6.

(v)                                 The Borrowers hereby designate the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrowers’ agent, solely for purposes of this subsection 11.6, to maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and interest and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, the ABL Collateral Agent, each Issuing Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(vi)                              Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender (unless such assignment is being made in accordance with subsection 4.13(d), 4.17(c) or 11.1(g), in which case the effectiveness of such Assignment and Acceptance shall not require execution by the assigning Lender) and an Assignee, the Assignee’s satisfaction of the requirements of subsection 11.6(b)(ii)(C) (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this subsection 11.6 and any written consent to such assignment required by paragraph (b) of this subsection 11.6, the Administrative Agent shall accept such

Assignment and Acceptance, record the information contained therein in the Register and give prompt notice of such assignment and recordation to the Borrower Representative.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vii)                           On or prior to the effective date of any assignment pursuant to this subsection 11.6(b), the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned.  Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrower Representative marked “cancelled.”

Notwithstanding the foregoing provisions of this subsection 11.6(b) or any other provision of this Agreement, if the Parent Borrower shall have consented thereto in writing (such consent not to be unreasonably withheld), the Administrative Agent shall have the right, but not the obligation, to effectuate assignments of Loans and Commitments via an electronic settlement system acceptable to the Administrative Agent and the Parent Borrower as designated in writing from time to time to the Lenders by the Administrative Agent (the “Settlement Service”).  At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed Assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be subject to the prior written approval of the Parent Borrower and shall be consistent with the other provisions of this subsection 11.6(b).  Each assigning Lender and proposed Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loans and Commitments pursuant to the Settlement Service.  If so elected by each of the Administrative Agent and the Parent Borrower in writing (it being understood that the Parent Borrower shall have no obligation to make such an election), the Administrative Agent’s and the Parent Borrower’s approval of such Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service.  Assignments and assumptions of the Loans and Commitments shall be effected by the provisions otherwise set forth herein until the Administrative Agent notifies Lenders of the Settlement Service as set forth herein.  The Parent Borrower may withdraw its consent to the use of the Settlement Service at any time upon at least 10 Business Days’ (or such shorter period as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent, and thereafter assignments and assumptions of the Loans and Commitments shall be effected by the provisions otherwise set forth herein.

Furthermore, no Assignee, which as of the date of any assignment to it pursuant to this subsection 11.6(b) would be entitled to receive any greater payment under subsection 4.10, 4.11 or 11.5 than the assigning Lender would have been entitled to receive as of such date under such subsections with respect to the rights assigned, shall be entitled to receive such greater payments unless the assignment was made after an Event of Default under subsection 9(a) or 9(f) has occurred and is continuing or the Parent Borrower has expressly consented in writing to waive the benefit of this provision at the time of such assignment.

(c)                                  (i)  Any Lender other than a Conduit Lender may, in accordance with applicable law, without the consent of the Parent Borrower or the Administrative Agent, sell participations (other than to Disqualified Lenders and natural persons) to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and (D) the Borrowers, the Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to the proviso to the second sentence of subsection 11.1(a), (2) directly and adversely affects such Participant and (3) requires the consent of all Lenders.  Subject to paragraph (c)(ii) of this subsection, the Parent Borrower agrees that each Participant shall be entitled to the benefits of (and shall have the related obligations under) subsections 4.10, 4.11, 4.12, 4.13, 4.17 and 11.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection.  To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 11.7(b) as though it were a Lender; provided that such Participant shall be subject to subsection 11.7(a) as though it were a Lender.  Notwithstanding the foregoing, no Lender shall be permitted to sell participations under this Agreement to any Disqualified Lender.

(ii)                                  No Loan Party shall be obligated to make any greater payment under subsection 4.10, 4.11 or 11.5 than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made with the prior written consent of the Parent Borrower and the Parent Borrower expressly waives the benefit of this provision at the time of such participation.  No Participant shall be entitled to the benefits of subsection 4.11 to the extent such Participant fails to comply with subsection 4.11(b) or to provide the forms and certificates referenced therein to the Lender that granted such participation and such failure increases the obligation of the Borrowers under subsection 4.11.

(iii)                               Subject to paragraph (c)(ii), any Lender other than a Conduit Lender may also sell participations on terms other than the terms set forth in paragraph (c)(i) above, provided such participations are on terms and to

Participants satisfactory to the Parent Borrower and the Parent Borrower has consented to such terms and Participants in writing.

(iv)                              Each Lender that sells a participation shall, acting for itself and, solely for this purpose, as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the interest and principal amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or other applicable law.  The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in its Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)                                 Any Lender, without the consent of the Borrowers or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection 11.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or Assignee for such Lender as a party hereto.

(e)                                  No assignment or participation made or purported to be made to any Assignee or Participant shall be effective without the prior written consent of the Parent Borrower if it would require the Parent Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Parent Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee or Participant to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

(f)                                   Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Revolving Credit Loans it may have funded hereunder to its designating Lender without the consent of the Parent Borrower or the Administrative Agent and without regard to the limitations set forth in subsection 11.6(b).  Each Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any domestic or foreign bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state, federal, provincial or foreign bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.  Each such indemnifying Lender shall pay in full any claim received from the Parent Borrower pursuant to this subsection 11.6(f) within 30 Business Days of receipt of a certificate from a Responsible Officer of the Parent Borrower specifying in reasonable detail the cause and amount of the loss, cost, damage or expense in respect of which the claim is being asserted, which certificate shall be conclusive absent manifest error.  Without limiting the indemnification obligations of any indemnifying Lender pursuant to this subsection 11.6(f), in the event that the indemnifying Lender fails timely to compensate the Parent Borrower for such claim, any Loans held by the relevant Conduit Lender shall, if requested by the Parent Borrower, be assigned promptly to the Lender that administers the Conduit Lender and the designation of such Conduit Lender shall be void.

(g)                                  If the Parent Borrower wishes to replace the Loans or Commitments with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with subsection 11.1 (with such replacement, if applicable, being deemed to have been made pursuant to subsection 11.1(d)).  Pursuant to any such assignment, all Loans to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or prepaid by the Borrowers), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to subsection 4.12.  By receiving such purchase price, the Lenders, as applicable, shall automatically be deemed to have assigned the Loans or Commitments pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith.  The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

11.7                        Adjustments; Set-off; Calculations; Computations.

(a)                                 If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the U.S. Facility Revolving Credit Loans or Reimbursement Obligations in respect of Letters of Credit issued by a U.S. Facility Issuing Lender owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise) (except pursuant to subsection 2.6, 2.7, 4.4, 4.9, 4.10, 4.11, 4.12, 4.13(d), 4.17, 11.1(f) or 11.6), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s U.S.

Facility Revolving Credit Loans or the Reimbursement Obligations in respect of Letters of Credit issued by a U.S. Facility Issuing Lender, as the case may be, owing to it, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders an interest (by participation, assignment or otherwise) in such portion of each such other Lender’s U.S. Facility Revolving Credit Loans or the Reimbursement Obligations in respect of Letters of Credit issued by a U.S. Facility Issuing Lender, as the case may be, owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  If any Lender (a “Canadian Benefited Lender”) shall at any time receive any payment of all or part of the Canadian Facility Revolving Credit Loans or Reimbursement Obligations in respect of Letters of Credit issued by a Canadian Facility Issuing Lender owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise) (except pursuant to subsection 2.6, 2.7, 4.4, 4.9, 4.10, 4.11, 4.12, 4.13(d), 4.17, 11.1(f) or 11.6), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Canadian Facility Revolving Credit Loans or the Reimbursement Obligations in respect of Letters of Credit issued by a Canadian Facility Issuing Lender owing to it, as the case may be, owing to it, or interest thereon, such Canadian Benefited Lender shall purchase for cash from the Canadian Facility Lenders an interest (by participation, assignment or otherwise) in such portion of each such Canadian Facility Lender’s Canadian Facility Revolving Credit Loans or the Reimbursement Obligations in respect of Letters of Credit issued by a Canadian Facility Issuing Lender, as the case may be, owing to it, or shall provide such Canadian Facility Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Canadian Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Canadian Facility Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Canadian Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)                                 In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under subsection 9(a) to set-off and appropriate and apply against any amount then due and payable under subsection 9(a) by any Borrower any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower.  Each Lender agrees promptly to notify the Borrower

Representative and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.8                        Judgment.

(a)                                 If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this subsection 11.8 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this subsection 11.8 being hereinafter in this subsection 11.8 referred to as the “Judgment Conversion Date”).

(b)                                 If, in the case of any proceeding in the court of any jurisdiction referred to in subsection 11.8(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.  Any amount due from any Loan Party under this subsection 11.8(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c)                                  The term “rate of exchange” in this subsection 11.8 means the rate of exchange at which the Administrative Agent, on the relevant date at or about 12:00 Noon (New York City time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

11.9                        Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts (including by telecopy or other electronic transmission), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower Representative and the Administrative Agent.

11.10                 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.11                 Integration.  This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Agents, the Issuing Lender and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, the Agents, the Issuing Lender or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.12                 GOVERNING LAW.  THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

11.13                 Submission to Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable Borrowers (or, in the case of a Canadian Borrower, as specified in subsection 11.13(f)), the applicable Lender or the Administrative Agent, as the case may be, at the address specified in subsection 11.2 or at such other address of which the Administrative Agent, any such Lender and any such Borrower shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any consequential or punitive damages;

(f)                                   the Canadian Borrower hereby agrees to irrevocably and unconditionally appoint an agent for service of process located in the City of New York (the “New York Process Agent”), reasonably satisfactory to the Administrative Agent, as its agent to receive on behalf of the Canadian Borrower and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any such New York State or Federal court described in paragraph (a) of this subsection 11.13 and agrees promptly to appoint a successor New York Process Agent in the City of New York (which successor New York Process Agent shall accept such appointment in a writing reasonably satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the initial New York Process Agent.  CT Corporation, with offices currently located at 111 Eighth Avenue, New York, NY 10011, has been appointed as the initial New York Process Agent.  In any action or proceeding in New York State or Federal court, service may be made on the Canadian Borrower by delivering a copy of such process to the Canadian Borrower in care of the New York Process Agent at the New York Process Agent’s address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to the Canadian Borrower at its address specified in subsection 11.2 with (if applicable) a copy to the Parent Borrower (such service to be effective upon such receipt by the New York Process Agent and the depositing of such process in the mails as aforesaid).  The Canadian Borrower hereby irrevocably and unconditionally authorizes and directs the New York Process Agent to accept such service on its behalf.  As an alternate method of service, the Canadian Borrower irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to the Canadian Borrower by certified or registered air mail at its address specified in subsection 11.2.  The Canadian Borrower agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; and

(g)                                  to the extent that the Canadian Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Canadian Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and any Note.

11.14                 Acknowledgements.  Each Loan Party hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)                                 neither the Administrative Agent nor any other Agent, Other Representative, Issuing Lender or Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among any of the Loan Parties and the Lenders.

11.15                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.16                 Confidentiality.

(a)                                 Each Agent, each Issuing Lender, each Other Representative and each Lender agrees to keep confidential any information (x) provided to it by or on behalf of Holding or any of its Subsidiaries pursuant to or in connection with the Loan Documents or (y) obtained by such Lender based on a review of the books and records of Holding or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent, Issuing Lender, any Other Representative or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations which agrees to comply with the provisions of this subsection (or with other confidentiality provisions satisfactory to and consented to in writing by the Parent Borrower) pursuant to a written instrument (or electronically recorded agreement from any Person listed above in this clause (ii), which Person has been approved by the Parent Borrower (such approval not be unreasonably withheld), in respect to any electronic information (whether posted or otherwise distributed on IntraLinks™ or any other electronic distribution system)) for the benefit of the Borrowers (it being understood that each relevant Lender shall be solely responsible for obtaining such instrument (or such electronically recorded agreement)), (iii) to its affiliates and the employees, officers, directors, agents, attorneys, accountants and other professional advisors of it and its affiliates; provided that such Lender shall inform each such Person of the agreement under this subsection 11.16 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this subsection 11.16), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law; provided that such Lender shall, unless prohibited by any

Requirement of Law, notify the Borrower Representative of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder, under any Loan Document or under any Interest Rate Agreement related to the Loan Documents, (vii) in connection with periodic regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable), (viii) in connection with any litigation to which such Lender (or, with respect to any Interest Rate Agreement related to the Loan Documents, any affiliate of any Lender party thereto) may be a party, subject to the proviso in clause (iv), and (ix) if, prior to such information having been so provided or obtained, such information was already in an Agent’s, Issuing Lender’s, Other Representative’s or a Lender’s possession on a non-confidential basis without a duty of confidentiality to Holding or the Parent Borrower (or any of their respective Affiliates) being violated.  Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Acceptance, the provisions of this subsection 11.16 shall survive with respect to each Agent and Lender until the second anniversary of such Agent or Lender ceasing to be an Agent or Lender, respectively.

(b)                                 Each Lender acknowledges that any such information referred to in subsection 11.16(a), and any information (including requests for waivers and amendments) furnished by the Parent Borrower or the Administrative Agent pursuant to or in connection with this Agreement and the other Loan Documents, may include material non-public information concerning the Parent Borrower, the other Loan Parties and their respective Affiliates or their respective securities.  Each Lender represents and confirms that such Lender has developed compliance procedures regarding the use of material non-public information; that such Lender will handle such material non-public information in accordance with those procedures and applicable law, including United States federal and state securities laws; and that such Lender has identified to the Administrative Agent a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law.

11.17                 Incremental Indebtedness; Additional Obligations.  In connection with the incurrence by any Loan Party or any Subsidiary thereof of any Incremental Indebtedness or Additional Obligations, each of the Administrative Agent and the ABL Collateral Agent agrees to execute and deliver any intercreditor agreement, including any applicable Intercreditor Agreement and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Security Document (including, but not limited to, any Mortgages), and to make or consent to any filings or take any other actions in connection therewith, as may be reasonably deemed by the Parent Borrower to be necessary or reasonably desirable for any Lien on the assets of any Loan Party permitted to secure such Incremental Facility or Additional Obligations to become a valid, perfected lien (with such priority as may be designated by the relevant Loan Party or Subsidiary, to the extent such priority is permitted by the Loan Documents) pursuant to the Security Document being so amended, amended and restated, restated, waived, supplemented or otherwise modified or otherwise.

11.18                 USA Patriot Act Notice.  Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. Law 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each Borrower and Subsidiary Guarantor, which information includes the name of each Borrower and each Subsidiary Guarantor and other information that will allow such Lender to identify each Borrower and Subsidiary Guarantor in accordance with the Patriot Act, and each Borrower and Subsidiary Guarantor agrees to provide such information from time to time to any Lender.

11.19                 Joint and Several Liability; Postponement of Subrogation.

(a)                                 The obligations of the U.S. Borrowers hereunder and under the other Loan Documents shall be joint and several and, as such, each U.S. Borrower shall be liable for all of the obligations of the other U.S. Borrower under this Agreement and the other Loan Documents.  To the fullest extent permitted by law the liability of each U.S. Borrower for the obligations under this Agreement and the other Loan Documents of the other applicable U.S. Borrowers with whom it has joint and several liability shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any applicable Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder; provided that no U.S. Borrower hereby waives any suit for breach of a contractual provision of any of the Loan Documents) which may at any time be available to or be asserted by such other applicable U.S. Borrower or any other Person against any Secured Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of such other applicable U.S. Borrower or such U.S. Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of such other applicable U.S. Borrower for the obligations hereunder or under any other Loan Document or of such U.S. Borrower under this subsection 11.19, in bankruptcy or in any other instance.

(b)                                 Each Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Agreement, by any payments made hereunder or otherwise, until the prior payment in full in cash of all of the obligations hereunder and under any other Loan Document, the termination or expiration of all Letters of Credit and the permanent termination of all Commitments.  Any amount paid to any Borrower on account of any such subrogation rights prior to the payment in full in cash of all of the obligations hereunder and under any other Loan Document, the termination or expiration of all Letters of Credit and the permanent termination of all Commitments shall be held in trust for the benefit of the applicable Secured Parties and shall immediately be paid to the Administrative Agent for the benefit of the applicable Secured Parties and credited and applied against the obligations of the applicable

Borrowers, whether matured or unmatured, in such order as the Administrative Agent shall elect.  In furtherance of the foregoing, for so long as any obligations of the Borrowers hereunder, any Letters of Credit or any Commitments remain outstanding, each Borrower shall refrain from taking any action or commencing any proceeding against any other Borrower (or any of its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made in respect of the obligations hereunder or under any other Loan Document of such other Borrower to any Secured Party.  Notwithstanding any other provision contained in this Agreement or any other Loan Document, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then the Borrowers’ Obligations (and the obligations of their Subsidiaries), to the extent such obligations are secured, only shall be several obligations and not joint or joint and several obligations.

11.20                 Language.  The parties hereto confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only.  Les signataires confirment leur volonté que la présente convention, de même que tous les documents s’y rattachant, y compris tout avis, annexe et autorisation, soient rédigés en anglais seulement.

11.21                 Canadian Anti-Money Laundering Legislation.  If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other anti-terrorism laws and “know your client” policies, regulations, laws or rules applicable in Canada (the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and such other anti-terrorism laws, applicable policies, regulations, laws or rules in Canada, collectively, including any guidelines or orders thereunder, “AML Legislation”), then the Administrative Agent:

(a)                                 shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(b)                                 shall provide to the Lenders, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

11.22                 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured

Party) acknowledges that any liability arising under a Loan Document of any Secured Party that is an EEA Financial Institution, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority, and agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising under any Loan Documents which may be payable to it by any Secured Party that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date first written above.

HOLDING:	VERITIV CORPORATION

By:
Name:
Title:

BORROWERS:	XPEDX INTERMEDIATE, LLC

By: Veritiv Corporation, a Delaware corporation, its sole member

By:
Name:
Title:

XPEDX, LLC

By:
Name:
Title:

[Signature Page to ABL Credit Agreement]

AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent, ABL Collateral Agent,
Swing Line Lender and a U.S. Facility Lender

By:
Name:
Title:

ISSUING LENDER:	BANK OF AMERICA, N.A.,
as U.S. Facility Issuing Lender

By:
Name:
Title:

BANK OF AMERICA, N.A. (acting through its
Canada branch),
as Canadian Facility Issuing Lender and a Canadian
Facility Lender

By:
Name:
Title:

[Signature Page to ABL Credit Agreement]

LENDER:
[ ],
as U.S. Facility Lender
By:
Name:
Title:

[ ],
as Canadian Facility Lender

By:
Name:
Title:

[Signature Page to ABL Credit Agreement]

SCHEDULE A

Commitments and Addresses

Lender	Total Commitment	Tranche A US Facility Commitment	Tranche A-1 US Facility Commitment	Tranche A Canadian Facility Commitment	Tranche A-1 Canadian Facility Commitment
Bank of America, N.A. One Bryant Park New York, NY 10036	$308,580,000.00	$277,013,333.33	$31,566,666.67
Bank of America, N.A. (acting through its Canada Branch)	41,420,000.00			$37,586,666.67	$3,833,333.33
Wells Fargo Bank, National Association 301 S College St Charlotte, NC 28202	244,613,333.33	231,013,333.33	13,600,000.00
Wells Fargo Capital Finance Corporation Canada 40 King Street West, Suite 2500 Toronto, ON M5H 3Y2	40,386,666.67			37,586,666.67	2,800,000.00
SunTrust Bank 3333 Peachtree Road NE;10th Floor East Atlanta, Georgia 30326	150,000,000.00	122,500,000.00	7,000,000.00	18,900,000.00	1,600,000.00

Lender	Total Commitment	Tranche A US Facility Commitment	Tranche A-1 US Facility Commitment	Tranche A Canadian Facility Commitment	Tranche A-1 Canadian Facility Commitment
Regions Bank 1180 West Peachtree Street, NW Suite 1000 Atlanta, GA, 30309	100,000,000.00	83,500,000.00	3,500,000.00	12,000,000.00	1,000,000.00
U.S. Bank National Association 209 S. LaSalle St., Suite 300, Chicago, IL 60604	72,500,000.00	68,600,000.00	3,900,000.00
Bank of Montreal, Chicago 115 South LaSalle, 12 Floor West Chicago, IL 60603	55,000,000.00	55,000,000.00
Bank of Montreal Head Office, 129 St. Jacques Street, West Montreal P.Q. H2Y 1L6	15,000,000.00			15,000,000.00
NYCB Specialty Finance Company, LLC, a wholly owned subsidiary of New York Community Bank 16 Chestnut Street Foxboro, MA 02035	70,000,000.00	66,750,000.00	3,250,000.00

2

Lender	Total Commitment	Tranche A US Facility Commitment	Tranche A-1 US Facility Commitment	Tranche A Canadian Facility Commitment	Tranche A-1 Canadian Facility Commitment
PNC Bank, National Association 249 Fifth Avenue, Pittsburgh, PA 15222	70,000,000.00	67,550,000.00	2,450,000.00
Citizens Business Capital, a division of Citizens Asset Finance, Inc. 1215 Superior Ave. 6th Flr Mail Stop OHS685 Cleveland, OH 44114	65,000,000.00	53,600,000.00	2,100,000.00	8,700,000.00	600,000.00
TD Bank, N.A. 2005 Market Street, 2nd Floor Philadelphia, PA 19103	43,940,000.00	43,940,000.00
The Toronto-Dominion Bank TD West Tower, 29th Floor 100 Wellington Street West Toronto M5K 1A2	6,060,000.00			6,060,000.00
The Huntington National Bank 2361 Morse Rd. Columbus, OH 43229	25,000,000.00	25,000,000.00

3

Lender	Total Commitment	Tranche A US Facility Commitment	Tranche A-1 US Facility Commitment	Tranche A Canadian Facility Commitment	Tranche A-1 Canadian Facility Commitment
Branch Banking and Trust Company 271 17th Street, 7th Floor Atlanta, GA 30363	20,000,000.00	20,000,000.00
City National Bank 555 South Flower Street, 24th Floor Los Angeles, CA 90071	20,000,000.00	19,133,333.33	866,666.67
Compass Bank 2200 Post Oak 16th Houston, Texas 77056	20,000,000.00	16,800,000.00	866,666.67	2,166,666.67	166,666.67
FirstMerit Bank N.A. Two Towne Square, Southfield, MI 48076	20,000,000.00	17,100,000.00	900,000.00	2,000,000.00
Synovus Bank Terminus 100 3280 Peachtree Rd. NE, Suite 500 Atlanta, GA 30305	12,500,000.00	12,500,000.00
Total	$1,400,000,000.00	$1,180,000,000.00	$70,000,000.00	$140,000,000.00	$10,000,000.00

4

EXHIBIT A TO

ABL CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the ABL Credit Agreement, dated as of July 1, 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “ABL Credit Agreement”), among Veritiv Corporation, a Delaware corporation, Veritiv Operating Company, a Delaware corporation (formerly known as Unisource Worldwide, Inc.), as successor by merger to xpedx Intermediate, LLC, a Delaware limited liability company (as further defined in subsection 1.1 of the ABL Credit Agreement, the “Parent Borrower”), the Canadian Borrower and each Subsidiary Borrower of the Parent Borrower from time to time party thereto, the several banks and other financial institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (the “Agent”) and collateral agent for the Lenders, Bank of America, N.A., as a U.S. facility issuing lender and Bank of America, N.A. (acting through its Canada branch), as a Canadian facility issuing lender, and the other parties thereto. Unless otherwise defined herein, terms defined in the ABL Credit Agreement and used herein shall have the meanings given to them in the ABL Credit Agreement.

[               ] (the “Assignor”) and [               ] (the “Assignee”) agree as follows:

1.                                      The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), an interest (the “Assigned Interest”) as set forth in Schedule 1 in and to the Assignor’s rights and obligations under the ABL Credit Agreement and the other Loan Documents with respect to those credit facilities provided for in the ABL Credit Agreement as are set forth on Schedule 1 (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1.

2.                                      The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the ABL Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the ABL Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the Assigned Interest and that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Parent Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the ABL Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s), if any, held by it evidencing the Assigned Facilities [and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facilities) a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date)(1)].

3.                                      The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the ABL Credit Agreement, together with copies of the financial statements referred to in subsection 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the ABL Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the ABL Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; (e) hereby affirms the acknowledgements and representations of such Assignee as a Lender contained in subsection 10.6 of the ABL Credit Agreement; (f) agrees that it will be bound by the provisions of the ABL Credit Agreement and will perform in accordance with the terms of the ABL Credit Agreement all the obligations which by the terms of the ABL Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to subsection 11.16 of the ABL Credit Agreement, and, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 4.11(a)(1) of the ABL Credit Agreement; and (g) substantially contemporaneously with the effectiveness of this Assignment and Acceptance, agrees to execute a joinder to that certain Collateral Allocation Agreement, dated as of the Closing Date, among the Agent, the ABL Collateral Agent, each Swing Line Lender, each Issuing Lender and each Lender (as it may be amended, modified or supplemented from time to time).

4.                                      The Assignor hereby assign and the Assignee hereby accepts all of the Assignor’s rights and obligations as party to the Base Intercreditor Agreement and the Assignee agrees (i) that its interest in the Loans and the other Obligations being assigned hereunder is subject to the terms of the Base Intercreditor Agreement and (ii) that such Assignee shall be deemed to be a party to the Base Intercreditor Agreement as if it was a signatory thereto.

5.                                      Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to subsection 11.6 of the ABL Credit Agreement, effective as of [          ], 20[  ] (the “Transfer Effective

(1)              Should only be requested when specifically required by the Assignee and/or the Assignor, as the case may be.

Date”) (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

6.                                      Upon such acceptance and recording, from and after the Transfer Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrued subsequent to the Transfer Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

7.                                      From and after the Transfer Effective Date, (a) the Assignee shall be a party to the ABL Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the ABL Credit Agreement, but shall nevertheless continue to be entitled to the benefits (and bound by any related obligations) of subsections 4.10, 4.11, 4.12, 11.5 and 11.16 and the obligations of subsection 4.13 thereof.

8.                                      Notwithstanding any other provision hereof, if the consents of any of the Parent Borrower, each Swing Line Lender, each Issuing Lender and the Agent hereto are required under subsection 11.6 of the ABL Credit Agreement, this Assignment and Acceptance shall not be effective unless such consents shall have been obtained.

9.                                      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10.                               This Assignment and Acceptance may be executed in any number of counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tiff”)) and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached the same document.  Delivery of an executed counterpart of this Assignment and Acceptance by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

SCHEDULE 1 to the
Assignment and Acceptance

Re:  ABL Credit Agreement, dated as of July 1, 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “ABL Credit Agreement”), among Veritiv Corporation, a Delaware corporation, Veritiv Operating Company, a Delaware corporation (formerly known as Unisource Worldwide, Inc.) (as successor by merger to xpedx Intermediate, LLC, a Delaware limited liability company, and as further defined in subsection 1.1 of the ABL Credit Agreement, the “Parent Borrower”), the Canadian Borrower and each Subsidiary Borrower of the Parent Borrower from time to time party thereto, the several banks and other financial institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent and collateral agent for the Lenders, Bank of America, N.A., as a U.S. facility issuing lender and Bank of America, N.A. (acting through its Canada branch), as a Canadian facility issuing lender, and the other parties thereto.

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:

Credit Facility Assigned(1)	Aggregate Amount of Commitment/Loans under Credit Facility for all Lenders		Amount of Commitment/Loans under Credit Facility Assigned
		%	$

[NAME OF ASSIGNEE]		[NAME OF ASSIGNOR]

By:		By:
	Name:		Name:
	Title:		Title:

(1)              Please specify Tranche A U.S. Facility Commitments, Tranche A-1 U.S. Facility Commitments, Tranche A Canadian Facility Commitments and/or Tranche A-1 Canadian Facility Commitments.

A-Schedule 1-1

Accepted for recording in the Register:

BANK OF AMERICA, N.A.

By:
Name:
Title:

Consented To:

[VERITIV OPERATING COMPANY, as Parent
Borrower](2)

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative
Agent, U.S. Swing Line Lender and U.S. Facility
Issuing Lender

By:
Name:
Title:

BANK OF AMERICA, N.A. (acting through its
Canada branch), as Canadian Facility Issuing
Lender and Canadian Swing Line Lender

By:
Name:
Title:

[OTHER ISSUING LENDERS]

(2)              If required.

A-Schedule 1-2

EXHIBIT H-1 TO
ABL CREDIT AGREEMENT

FORM OF U.S. SWING LINE LOAN PARTICIPATION CERTIFICATE

[            ], 20[  ]

[Name of Lender]

Ladies and Gentlemen:

Pursuant to subsection 2.4(d)(i) of the ABL Credit Agreement, dated as of July 1, 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “ABL Credit Agreement”), among Veritiv Corporation, a Delaware corporation, Veritiv Operating Company, a Delaware corporation (formerly known as Unisource Worldwide, Inc.), as successor by merger to xpedx Intermediate, LLC, a Delaware limited liability company (as further defined in subsection 1.1 of the ABL Credit Agreement, the “Parent Borrower”), the Canadian Borrower and each Subsidiary Borrower of the Parent Borrower from time to time party thereto, the several banks and other financial institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (the “Agent”) and collateral agent for the Lenders, Bank of America, N.A., as a U.S. facility issuing lender and Bank of America, N.A. (acting through its Canada branch), as a Canadian facility issuing lender, and the other parties thereto, the undersigned hereby acknowledges receipt from you on the date hereof of [•] DOLLARS ($                           ) as payment for a participating interest in the following U.S. Swing Line Loan:

Date of U.S. Swing Line Loan:

Principal Amount of U.S. Swing Line Loan:

[Remainder of page intentionally left blank.]

H-1-1

Very truly yours,

BANK OF AMERICA, N.A., as U.S. Swing
Line Lender

By:
Name:
Title:

H-1-2

EXHIBIT H-2 TO
ABL CREDIT AGREEMENT

FORM OF CANADIAN SWING LINE LOAN PARTICIPATION CERTIFICATE

[            ], 20[  ]

[Name of Lender]

Ladies and Gentlemen:

Pursuant to subsection 2.4(d)(ii) of the ABL Credit Agreement, dated as of July 1, 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “ABL Credit Agreement”), among Veritiv Corporation, a Delaware corporation, Veritiv Operating Company, a Delaware corporation (formerly known as Unisource Worldwide, Inc.), as successor by merger to xpedx Intermediate, LLC, a Delaware limited liability company (as further defined in subsection 1.1 of the ABL Credit Agreement, the “Parent Borrower”), the Canadian Borrower and each Subsidiary Borrower of the Parent Borrower from time to time party thereto, the several banks and other financial institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (the “Agent”) and collateral agent for the Lenders, Bank of America, N.A., as a U.S. facility issuing lender and Bank of America, N.A. (acting through its Canada branch), as a Canadian facility issuing lender, and the other parties thereto, the undersigned hereby acknowledges receipt from you on the date hereof of [•] [CANADIAN DOLLARS / DOLLARS] ([Cdn$ / $]                           ) as payment for a participating interest in the following Canadian Swing Line Loan:

Date of Canadian Swing Line Loan:

Principal Amount of Canadian Swing Line Loan:

[Remainder of page intentionally left blank.]

H-2-1

Very truly yours,

BANK OF AMERICA, N.A. (acting
through its Canada branch), as Canadian
Swing Line Lender

By:
Name:
Title:

H-2-2

EXHIBIT I-2 TO
ABL CREDIT AGREEMENT

FORM OF U.S. SWING LINE NOTE

$	New York, New York
[ ], 20[ ](1)

FOR VALUE RECEIVED, the undersigned, Veritiv Operating Company, a Delaware corporation (formerly known as Unisource Worldwide, Inc.), as successor by merger to xpedx Intermediate, LLC, a Delaware limited liability company (as further defined in subsection 1.1 of the ABL Credit Agreement (as defined below), the “Parent Borrower”), and the Subsidiary Borrowers party to the ABL Credit Agreement referred to below (together with the Parent Borrower and the OpCo Borrower, the “U.S. Borrowers”) hereby unconditionally promise to pay to Bank of America, N.A. (the “U.S. Swing Line Lender”) and its registered successors and assigns, at the office of Bank of America, N.A., in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) [•] DOLLARS ($                       ) and (b) the aggregate unpaid principal amount of the U.S. Swing Line Loans made by the Lender to the U.S. Borrowers pursuant to subsection 2.4 of the ABL Credit Agreement referred to below, which sum shall be payable on the Maturity Date.

The U.S. Borrowers further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the ABL Credit Agreement referred to below until paid in full (both before and after judgment).

This U.S. Swing Line Note is the U.S. Swing Line Note referred to in, and is subject in all respects to, the ABL Credit Agreement, dated as of July 1, 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “ABL Credit Agreement”), among Veritiv Corporation, a Delaware corporation, the Parent Borrower, the OpCo Borrower, the Canadian Borrower and each Subsidiary Borrower of the Parent Borrower from time to time party thereto, the several banks and other financial institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (the “Agent”) and collateral agent for the Lenders, Bank of America, N.A., as a U.S. facility issuing lender and Bank of America, N.A. (acting through its Canada branch), as a Canadian facility issuing lender, and the other parties thereto, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and in the Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and

(1)              Each U.S. Swing Line Note should be dated the Closing Date.

I-2-1

extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this U.S. Swing Line Note in respect thereof.  The holder hereof, by its acceptance of this U.S. Swing Line Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lenders contained in, the ABL Credit Agreement.  Terms used herein which are defined in the ABL Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

Upon the occurrence of any one or more of the Events of Default specified in the ABL Credit Agreement, all amounts remaining unpaid on this U.S. Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided therein.

All parties now and hereafter liable with respect to this U.S. Swing Line Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this U.S. Swing Line Note.

THIS U.S. SWING LINE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS U.S. SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[REMAINDER OF PAGE BLANK; SIGNATURE PAGE FOLLOWS]

I-2-2

VERITIV OPERATING COMPANY,
as Parent Borrower

By:
Name:
Title:

[SUBSIDIARY BORROWER],
as a U.S. Borrower

By:
Name:
Title:

I-2-3

EXHIBIT I-3 TO
ABL CREDIT AGREEMENT

FORM OF CANADIAN SWING LINE NOTE

$	New York, New York
[ ], 20[ ](1)

FOR VALUE RECEIVED, the undersigned, Unisource Canada, Inc. (the “Canadian Borrower”) hereby unconditionally promises to pay to Bank of America, N.A. (acting through its Canada branch) (the “Canadian Swing Line Lender”) and its registered successors and assigns, at the office of Bank of America, N.A., in lawful money of Canada and in immediately available funds, the principal amount of the lesser of (a) [•] DOLLARS ($                       ) and (b) the aggregate unpaid principal amount of the Canadian Swing Line Loans made by the Lender to the Canadian Borrower pursuant to subsection 2.4 of the ABL Credit Agreement referred to below, which sum shall be payable on the Maturity Date.

The Canadian Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the ABL Credit Agreement referred to below until paid in full (both before and after judgment).

This Canadian Swing Line Note is the Canadian Swing Line Note referred to in, and is subject in all respects to, the ABL Credit Agreement, dated as of July 1, 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “ABL Credit Agreement”), among Veritiv Corporation, a Delaware corporation, Veritiv Operating Company, a Delaware corporation (formerly known as Unisource Worldwide, Inc.), as successor by merger to xpedx Intermediate, LLC, a Delaware limited liability company (as further defined in subsection 1.1 of the ABL Credit Agreement (as defined below), the “Parent Borrower”), the Canadian Borrower and each Subsidiary Borrower of the Parent Borrower from time to time party thereto, the several banks and other financial institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (the “Agent”) and collateral agent for the Lenders, Bank of America, N.A., as a U.S. facility issuing lender and Bank of America, N.A. (acting through its Canada branch), as a Canadian facility issuing lender, and the other parties thereto, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and in the Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the

(1)              Each Canadian Swing Line Note should be dated the First Amendment Effective Date.

I-3-1

security interests and each guarantee were granted and the rights of the holder of this Canadian Swing Line Note in respect thereof.  The holder hereof, by its acceptance of this Canadian Swing Line Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lenders contained in, the ABL Credit Agreement.  Terms used herein which are defined in the ABL Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

Upon the occurrence of any one or more of the Events of Default specified in the ABL Credit Agreement, all amounts remaining unpaid on this Canadian Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided therein.

All parties now and hereafter liable with respect to this Canadian Swing Line Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this Canadian Swing Line Note.

THIS CANADIAN SWING LINE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS CANADIAN SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[REMAINDER OF PAGE BLANK; SIGNATURE PAGE FOLLOWS]

I-3-2

UNISOURCE CANADA, INC.,
as Canadian Borrower

By:
Name:
Title:

I-3-3